AS FILED PURSUANT TO RULE 424B(5)
REGISTRATION STATEMENT NO.: 333-141638

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 16, 2007)

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C6
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class X

Approximate Total Principal Balance at Initial Issuance: $2,593,385,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated August 16, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will hold will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The securitization will also involve multiple interest rate swap agreements that relate to certain classes of series 2007-C6 certificates that are not offered by this prospectus supplement.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in September 2007. The table on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C6 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2007-C6 certificates.

You should fully consider the risk factors beginning on page S-46 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Securities LLC and Banc of America Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal $2,674,650,000, plus accrued interest on all the offered certificates from August 11, 2007, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and co-bookrunner, UBS Securities LLC is acting as co-lead manager and co-bookrunner and Banc of America Securities LLC is acting as co-manager.

LEHMAN BROTHERS	UBS SECURITIES LLC
Co-Lead Manager	Co-Lead Manager

BANC OF AMERICA SECURITIES LLC
Co-Manager

The date of this prospectus suppement is August 24, 2007

LB-UBS Commercial Mortgage Trust 2007-C6

Commercial Mortgage Pass-Through Certificates, Series 2007-C6

South Dakota
1 property
$2,728,287
0.1% of total
Illinois
11 properties
$50,087,653
1.7% of total
Minnesota
1 property
$14,894,000
0.5% of total
Wisconsin
3 properties
$16,117,013
0.5% of total
Indiana
3 properties
$13,066,597
0.4% of total
Michigan
28 properties
$37,884,881
1.3% of total
New York
23 properties
$423,053,448
14.2% of total
Maine
1 property
$4,500,023
0.2% of total
Massachusetts
3 properties
$16,000,000
0.5% of total
Washington
4 properties
$42,820,526
1.4% of total
Connecticut
4 properties
$35,543,033
1.2% of total
Ohio
13 properties
$41,226,147
1.4% of total
Pennsylvania
6 properties
$55,558,156
1.9% of total
Rhode Island
4 properties
$5,000,000
0.2% of total
New Jersey
7 properties
$104,592,347
3.5% of total
California
34 properties
$519,455,994
17.4% of total
Maryland
4 properties
$82,023,565
2.8% of total
Virginia
8 properties
$451,336,211
15.2% of total
Nevada
2 properties
$30,075,000
1.0% of total
North Carolina
12 properties
$66,889,000
2.2% of total
Arizona
5 properties
$71,527,245
2.4% of total
South Carolina
5 properties
$34,557,000
1.2% of total
Colorado
3 properties
$20,550,090
0.7% of total
Kansas
3 properties
$11,031,854
0.4% of total
Georgia
12 properties
$129,649,524
4.4% of total
Texas
35 properties
$300,679,274
10.1% of total
Florida
24 properties
$240,226,522
8.1% of total
Arkansas
1 property
$2,450,000
0.1% of total
Tennessee
6 properties
$52,340,270
1.8% of total
Alabama
7 properties
$63,585,782
2.1% of total
Kentucky
7 properties
$36,687,274
1.2% of total
Oklahoma
1 property
$2,800,000
0.1% of total
Distribution of Property Types (1)
Industrial/Warehouse 1.2%
Self Storage 1.3%
Mixed Use 1.0%
Assisted Living 1.3%
Multifamily(2) 14.2%
Retail 42.7%
Hotel 15.6%
Office 22.8%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(2) Multifamily Component includes Mobile Home Park properties representing 1.4% of the Initial Mortgage Pool Balance.

Innkeepers Portfolio, Various

PECO Portfolio, Various

STAPLES
The Office Superstore

H&R BLOCK
Little Asia
TAN FACTORY

Potomac Mills, Woodbridge, VA

amc

COSTCO
WHOLESALE

Och–Ziff Retail Portfolio, Various

One Sansome Street, San Francisco, CA

100 Wall Street, New York, NY

Greensboro Park, McLean, VA

Islandia Shopping Center, Islandia, NY

WAL★MART

McCandless Towers, Santa Clara, CA

Westview Shopping Center, Baltimore, MD

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-46
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	S-46
The Offered Certificates Have Uncertain Yields to Maturity	S-46
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-47
The Interests of the Series 2007-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-48
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-48
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-49
Risks Associated with Condominium Ownership	S-50
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-50
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-50
Properties Are Subject to Rollover Risk	S-51
In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained	S-51
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Retail/Office/Hotel/Multifamily	S-51
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-52
Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties	S-52
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California, Virginia, New York and Texas and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Florida	S-52
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-52
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-53
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-53
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-53
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-54
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-55
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt. Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-55
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-57
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-57
Tenancies in Common May Hinder Recovery	S-58
Operating or Master Leases May Hinder Recovery	S-59
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-60
Lending on Income-Producing Real Properties Entails Environmental Risks	S-60
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-68
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-69
With Respect to 5 Mortgage Loans (Including 3 of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-69
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-70
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-70
Investors May Want to Consider Prior Bankruptcies	S-71
Litigation May Adversely Affect Property Performance	S-71
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-71
FORWARD-LOOKING STATEMENTS	S-71
DESCRIPTION OF THE MORTGAGE POOL	S-72
General	S-72
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	S-73
Partial Releases	S-74
Terms and Conditions of the Underlying Mortgage Loans	S-75
Prepayment Provisions	S-77
Mortgage Pool Characteristics	S-81
Significant Underlying Mortgage Loans	S-81
Loan Combinations	S-135
Additional Loan and Property Information	S-142
Assessments of Property Condition	S-154
Assignment of the Underlying Mortgage Loans	S-156

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Securities LLC, Banc of America Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C6 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C6 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C6 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C6 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C6 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C6 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C6 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. ‘‘TBD’’ means ‘‘to be determined,’’ ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(4)	Approx. % Total Credit Support at Initial Issuance(5)		Pass-Through Rate Description	Initial Pass-Through Rate(11)	Weighted Average Life (Years)	Principal Window	Ratings S&P / Fitch / Moody’s
Offered Certificates
A-1	$21,000,000		0.7%	30.000	%(6)	Fixed	5.56900%	3.47	09/07-04/12	AAA/AAA/Aaa
A-2	$455,000,000		15.3%	30.000	%(6)	Fixed	5.84500%	4.78	04/12-07/12	AAA/AAA/Aaa
A-3	$169,000,000		5.7%	30.000	%(6)	Fixed	5.93300%	6.95	07/14-08/14	AAA/AAA/Aaa
A-AB	$67,000,000		2.2%	30.000	%(6)	Fixed	5.85500%	6.93	07/12-08/16	AAA/AAA/Aaa
A-4	$910,408,000		30.6%	30.000	%(6)	Fixed(8)	5.85800%	9.80	08/16-07/17	AAA/AAA/Aaa
A-1A	$422,847,000		14.2%	30.000	%(6)	Fixed(8)	5.81400%	8.17	09/07-07/17	AAA/AAA/Aaa
A-M	$227,893,000		7.7%	20.000	%(7)	Fixed(8)	6.11400%	9.88	07/17-07/17	AAA/AAA/Aaa
A-J	$156,395,000		5.3%	14.750%		WAC-0.026%(9)	6.42450%	9.88	07/17-07/17	AAA/AAA/Aaa
B	$33,513,000		1.1%	13.625%		WAC(9)	6.45050%	9.88	07/17-07/17	AA+/AA+/Aa1
C	$37,237,000		1.3%	12.375%		WAC(9)	6.45050%	9.88	07/17-07/17	AA/AA/Aa2
D	$33,513,000		1.1%	11.250%		WAC(9)	6.45050%	9.88	07/17-07/17	AA−/ AA−/Aa3
E	$29,789,000		1.0%	10.250%		WAC(9)	6.45050%	9.88	07/17-07/17	A+/A+/A1
F	$29,790,000		1.0%	9.250%		WAC(9)	6.45050%	9.90	07/17-08/17	A/A/A2
X	$2,978,936,714	(3)	N/A	N/A		Variable IO(10)	0.51616%	N/A	N/A	AAA/AAA/Aaa
Non-Offered Certificates (1)
A-2FL(2)	$40,000,000		1.3%	N/A		Floating	LIBOR + 0.57%(12)	N/A	N/A	N/A
A-MFL(2)	$70,000,000		2.3%	N/A		Floating	LIBOR + 0.71%(12)	N/A	N/A	N/A
G	$33,513,000		1.1%	N/A		WAC(9)	6.45050%	N/A	N/A	N/A
H	$37,236,000		1.2%	N/A		WAC(9)	6.45050%	N/A	N/A	N/A
J	$40,961,000		1.4%	N/A		WAC(9)	6.45050%	N/A	N/A	N/A
K	$29,789,000		1.0%	N/A		WAC(9)	6.45050%	N/A	N/A	N/A
L	$44,684,000		1.5%	N/A		Fixed	5.11400%	N/A	N/A	N/A
M	$14,895,000		0.5%	N/A		Fixed	5.11400%	N/A	N/A	N/A
N	$11,171,000		0.4%	N/A		Fixed	5.11400%	N/A	N/A	N/A
P	$3,723,000		0.1%	N/A		Fixed	5.11400%	N/A	N/A	N/A
Q	$7,448,000		0.3%	N/A		Fixed	5.11400%	N/A	N/A	N/A
S	$7,447,000		0.2%	N/A		Fixed	5.11400%	N/A	N/A	N/A
T	$44,684,714		1.5%	N/A		Fixed	5.11400%	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C6 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C6 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.
(2)	The series 2007-C6 securitization will involve multiple interest rate swap agreements that relate to the A-2FL and A-MFL classes, respectively, and are held in grantor trusts for the benefit of the applicable series 2007-C6 certificateholders. Each of those classes will represent undivided interests in, among other things: (1) a REMIC regular interest that has the same alphabetic or alphanumeric class designation as the subject class; and (2) the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that the amounts payable by the issuing entity as interest at the applicable rate per annum (as described below in this footnote) with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as if interest by the swap provider under the related swap agreement, with regularly scheduled payments for each of those classes to be made between the issuing entity and the swap counterparty on a net basis. Amounts payable as if interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of series 2007-C6 certificates outstanding from time to time. Accordingly, the class A-2FL and A-MFL certificates constitute the floating rate classes of the series 2007-C6 certificates. The total principal balance of each floating rate class of series 2007-C6 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such floating rate class. The REMIC regular interest corresponding to each floating rate class of series 2007-C6 certificates will accrue interest at: (a) in the case of the class A-2FL REMIC regular interest, 5.845% per annum; and (b) in the case of the class A-MFL REMIC regular interest, the lesser of (i) 6.114% per annum and (ii) the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. If the funds allocated to payments of interest distributions with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates are insufficient to make all required payments of interest thereon (prior to allocation of net aggregate prepayment interest shortfalls), then there will be a corresponding dollar-for-dollar reduction in the interest payments made by the swap counterparty to the issuing entity under the related swap agreement and, accordingly, in the amount of interest payable on the applicable floating rate class of series 2007-C6 certificates, thereby resulting in an interest shortfall for such class.
(3)	Notional amount.
(4)	The initial mortgage pool balance will be approximately $2,978,936,714. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.
(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes—or of REMIC regular interests corresponding to more junior classes—of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this prospectus supplement. The REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificate are of equal payment priority with, or senior to, various classes of the offered certificates. The class A-2FL REMIC regular interest has the same credit support and payment priority as the class A-2 certificates; and the class A-MFL REMIC regular interest has the same credit support and payment priority as the class A-M certificates.
(6)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the class A-2FL REMIC regular interest.
(7)	Presented on an aggregate basis for the class A-M certificates and the class A-MFL REMIC regular interest.
(8)	In general, the pass-through rates of the class A-4, A-1A and A-M certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-4, A-1A or A-M certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C3 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(9)	The pass-through rates of the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any applicable interest accrual period, be a rate per annum equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. The pass-through rate of the class A-J certificates will, for any applicable interest accrual period, be a rate per annum equal to the weighted average net interest rate described in the prior sentence of this footnote, minus 0.026%. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(10)	The pass-through rate of the class X certificates will, for any interest accrual period, equal the weighted average of the respective strip rates at which interest then accrues on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(11)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C6 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and Variable IO.
(12)	The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the series 2007-C6 certificates.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C6 certificates will be a pooling and servicing agreement to be dated as of August 13, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with the two material exceptions described below) and other assets that back the series 2007-C6 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Potomac Mills, which mortgage loan represents 8.3% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real properties the identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio, which mortgage loan represents 4.8% of the initial mortgage pool balance, are not being serviced under the series 2007-C6 pooling and servicing agreement. Each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan (a) is part of a separate loan combination that also includes one or more additional mortgage loans that will not be transferred to the issuing entity and (b) will be serviced pursuant to the servicing arrangements for the securitization of one of those related non-trust mortgage loans that are part of the subject loan combination. The Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan are sometimes referred to in this prospectus supplement as the outside serviced underlying mortgage loans.

The parties to the series 2007-C6 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A.	Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C6 certificates with principal balances and are sometimes referred to as the series 2007-C6 principal balance certificates.

The table on page S-7 of this prospectus supplement identifies for each class of series 2007-C6 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C6 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The total principal balance of each floating rate class of series 2007-C6 certificates will equal the total principal balance of the corresponding REMIC regular interest.

The class X certificates will not have principal balances and are sometimes referred to as the series 2007-C6 interest only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount.

The total notional amount of the class X certificates will equal the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The series 2007-C6 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C6 certificates, other than the series 2007-C6 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-1A and X certificates will be the most senior of the series 2007-C6 certificates;

•	after the classes referred to in the prior bullet, the class A-M and A-MFL certificates will be the next most senior classes of the series 2007-C6 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2007-C6 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X certificates, through the subordination of other classes of the series 2007-C6 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X certificates, the credit support shown in the table on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C6 principal balance certificates that are subordinate to the indicated class.

With respect to the floating rate classes of the series 2007-C6 certificates, the foregoing discussion regarding credit support and relative seniority relates to the corresponding REMIC regular interests and the payments thereon. No other class of series 2007-C6 certificates will provide credit support to a floating rate class of series 2007-C6 certificates in connection with a failure by the swap counterparty to make any payments under the related interest rate swap agreement, and no payment from the swap counterparty under the related interest rate swap agreement will be available to offset a loss or shortfall on any class of series 2007-C6 certificates other than the floating rate class of series 2007-C6 certificates related to the subject swap agreement.

The series 2007-C6 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C6 certificates.

C. Pass-Through Rate	Each class of the series 2007-C6 certificates (other than the series 2007-C6 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will bear interest. The table on page S-7 of this prospectus supplement provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C6 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C6 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, Fitch, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust 2007-C6 will be the issuing entity for the series 2007-C6 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C6 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this prospectus supplement.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc. will be the sponsors of the series 2007-C6 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Securities Inc. is an affiliate of UBS Securities LLC, one of the underwriters. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc. will be, and an affiliate of Lehman Brothers Holdings Inc. may also be, a mortgage loan seller for the series 2007-C6 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C6 certificateholders. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C6 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C6 certificateholders as described under ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants— The Servicers — The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under

‘‘—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	Five (5) underlying mortgage loans, representing 28.1% of the initial mortgage pool balance, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer	The entire Potomac Mills loan combination (including the Potomac Mills underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C6 certificates, will continue to be—serviced and administered pursuant to the series 2007-C33 pooling and servicing agreement relating to the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C6 pooling and servicing agreement. In that regard—

•	Wells Fargo Bank, N.A. is the trustee under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Potomac Mills loan combination (see ‘‘Transaction Participants— The Trustees—The Initial Outside Trustees’’ in this prospectus supplement);

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Potomac Mills loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C33 pooling and servicing agreement (see ‘‘Transaction Participants—The

Servicers—The Initial Outside Master Servicers’’ in this prospectus supplement); and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2007-C33 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Potomac Mills loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C33 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in the controlling class of series 2007-C33 certificates (see ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ in this prospectus supplement).

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C6 pooling and servicing agreement, unless the context clearly indicates otherwise.

Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Och-Ziff Retail Portfolio loan combination (including the Och-Ziff Retail Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C6 certificates, will continue to be—serviced and administered pursuant to the series 2007-C1 pooling and servicing agreement relating to the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C6 pooling and servicing agreement. In that regard—

•	U.S. Bank National Association is the trustee under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Och-Ziff Retail Portfolio loan combination (see ‘‘Transaction Participants—The Trustees—The Initial Outside Trustees’’ in this prospectus supplement);

•	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, is a master servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Och-Ziff Retail Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement (see ‘‘Transaction Participants— The Servicers—The Initial Outside Master Servicers’’ in this prospectus supplement); and

•	Centerline Servicing Inc., a Delaware corporation, is the special servicer under the series 2007-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Och-Ziff Retail Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C1 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2007-C1 certificates (see ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ in this prospectus supplement).

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C1 pooling and servicing agreement, unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C6 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C6 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C6 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C6 certificateholders will be the holders of a non-offered class of series 2007-C6 certificates.

Summary of Transaction Parties

Co-Sponsor and Seller
Lehman Brothers Holdings Inc. and/or one or more affiliates thereof
Co-Sponsor and Seller
UBS Real Estate Securities Inc.
Mortgage Loans
Underwriters
Lehman Brothers Inc.
UBS Securities LLC
Banc of America Securities LLC
Offered Certificates
Depositor
Structured Asset Securities Corporation II
Certificates
Mortgage Loans
Master Servicer
Wachovia Bank, National Association
Special Servicer
Midland Loan Services, Inc.
Issuing Entity
LB Commercial Mortgage Trust 2007-C6
Trustee
LaSalle Bank National Association
Mortgage Loan Master Servicing
Mortgage Loan Special Servicing
Master Servicer of Outside Serviced Mortgage Loans
Wachovia Bank, National Association
Potomac Mills
KeyCorp Real Estate Capital Markets, Inc.
Och-Ziff Retail Portfolio
Special Servicer of Outside Serviced Mortgage Loans
LNR Partners, Inc.
Potomac Mills
Centerline Servicing, Inc.
Och-Ziff Retail Portfolio

Relevant Dates and Periods

Cut-off Date	Thirteen (13) mortgage loans that we intend to include in the trust, representing 4.3% of the initial mortgage pool balance, were originated after August 13, 2007. Accordingly, references to ‘‘cut-off date’’ in this prospectus supplement mean, individually and collectively:

•	August 13, 2007, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after August 13, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Twelve (12) underlying mortgage loans, representing 4.0% of the initial mortgage pool balance, each has its first due date in October 2007. In each such case, at the time of initial issuance of the series 2007-C6 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the cut-off date principal balance of each of those underlying mortgage loans for the September 2007 distribution date. For purposes of calculating distributions on the series 2007-C6 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about August 30, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in September 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C6 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 11th day of the month preceding the month in which that distribution date occurs and ending on and including the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in July 2040.

See ‘‘Ratings’’ in this prospectus supplement.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X certificates, principal with respect to the following classes of series 2007-C6 certificates and the following REMIC regular interests, sequentially as follows:

1st	A-1, A-2, A-2FL(1), A-3, A-AB, A-4, A-1A and X
2nd	A-M and A-MFL(1)
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

(1)	Refers to REMIC regular interest with the indicated alphabetic or alphanumeric designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C6 certificates with the same designation.

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C6 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A and X classes and the class A-2FL REMIC regular interest is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C6 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes and the class A-2FL REMIC regular interest is described under ‘‘—Payments—Payments of Principal’’ below. The class X certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Payments with respect to the REMIC regular interest, or under the interest rate swap agreement, corresponding to each floating rate class of the series 2007-C6 certificates will be deposited in a separate sub-account of the trustee’s floating rate account, from which payments will be made to the holders of the subject floating rate class of the series 2007-C6 certificates and/or the swap counterparty.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates and certain REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park; and

•	a loan group 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily or mobile home park properties.

Loan group 1 will contain a total of 143 underlying mortgage loans that represent 85.8% of the initial mortgage pool balance, and loan group 2 will contain a total of 38 underlying mortgage loans that represent 14.2% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘— Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2007-C6 certificates (other than the series 2007-C6 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C6 certificates or the particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of any particular floating rate class certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

Interest payments with respect to the REMIC regular interest corresponding to each floating rate class of series 2007-C6 certificates will be applied to make payments due to the swap counterparty and/or, together with any payments received from the swap counterparty under the related interest rate swap agreement, to make payments on the subject floating rate class of series 2007-C6 certificates.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the class A-2FL REMIC regular interest are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates and the class A-2FL REMIC regular interest, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C6 certificates and that REMIC regular interest, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the classes of series 2007-C6 certificates and/or the REMIC regular interest mentioned above in this sentence, then payments of interest will be made on those classes of series 2007-C6 certificates and that REMIC regular interest, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C6 certificates (or, in the case of a floating rate class of series 2007-C6 certificates, payable to the applicable sub-account of the trustee’s floating rate account with respect to the corresponding REMIC regular interest), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes (or, in the case of the floating rate classes of series 2007-C6 certificates, on the corresponding REMIC regular interests) during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the various classes of series 2007-C6 principal balance certificates (in the case of the respective floating rate classes of the series 2007-C6 certificates, through the corresponding REMIC regular interests) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution, prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The trustee is required to make payments of principal to the holders of the various classes of the series 2007-C6 principal balance certificates (in the case of a floating rate class of series 2007-C6 certificates, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group 1 or underlying mortgage loans in loan group 2.

On any distribution date, following the payment of interest with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates and the class A-2FL

REMIC regular interest, subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee will apply any remaining available funds to payments of principal with respect to the following classes of series 2007-C6 principal balance certificates (in the case of a floating rate class of series 2007-C6 certificates, through the corresponding REMIC regular interest) in the following order and amounts:

•	first, with respect to the class A-1A certificates, up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of that class;

•	second, with respect to the class A-AB certificates up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the amount necessary to reduce the total principal balance of that class to the scheduled total principal balance for that class set forth on Annex E to this prospectus supplement; and

•	then, with respect to (1) the class A-1 certificates, (2) the class A-2 and A-2FL certificates, on a pro rata basis in accordance with their respective total principal balances, (3) the class A-3 certificates, (4) the class A-AB certificates, (5) the class A-4 certificates and (6) the class A-1A certificates, in that order, in the case of each of clauses (1) through (6) of this bullet up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of the subject class(es);

No payments of principal will be made with respect to the class A-M or A-MFL certificates until the class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-M and A-MFL certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

After the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-1A, A-M and A-MFL certificates have been retired, payments of remaining principal will be made with respect to the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates, in that order, in each case until the subject class is retired.

In the case of each of the floating rate classes of series 2007-C6 certificates, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of that floating rate class of series 2007-C6 certificates.

The class X certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2007-C6 certificates (in the case of the respective floating rate classes of the series 2007-C6 certificates, through the corresponding REMIC regular interests) on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X certificates;

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan; and/or

•	to the applicable sub-account of the trustee’s floating rate account in respect of any REMIC regular interest corresponding to a floating rate class of series of 2007-C6 certificates entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

For so long as the related interest rate swap agreement is in effect, prepayment premiums and/or yield maintenance charges allocable to the REMIC regular interest corresponding to a floating rate class of series 2007-C6 certificates will be paid to the swap counterparty. Otherwise, they will be paid to the holders of those series 2007-C6 certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C6 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan.(2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any serviced loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee / Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and related non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(4)	Monthly

Type / Recipient (1)	Amount	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and related non-trust mortgage loan that has been and continues to be worked out, an amount that will equal a workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan or related REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount that will equal a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by the related payment or proceeds (exclusive of default interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Outside Special Servicing Fee / Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, an interest rate strip that accrues at the related outside special servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C6 pooling and servicing agreement, except that the applicable liquidation fee rate and workout fee rate will each equal 1.0%.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the related non-trust mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed-through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time.(6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.(7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance.(8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.(7)	Time to Time

Type / Recipient (1)	Amount	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance.(8)	Time to time
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C6 pooling and servicing agreement.(9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C6 pooling and servicing agreement.(10)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C6 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee payable under the series 2007-C6 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.09% per annum.
(3)	The outside master servicing fee rate for the Potomac Mills underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Potomac Mills underlying mortgage loan will equal 0.35% per annum. The outside master servicing fee rate for the Och-Ziff Retail Portfolio underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Och-Ziff Retail Portfolio underlying mortgage loan will equal 0.25% per annum.
(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related non-trust mortgage loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000.
(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C6 pooling and servicing agreement.
(6)	The trustee fee rate will equal 0.00053% per annum.
(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C6 pooling and servicing agreement, or allocable overhead.
(10)	To the extent related to the Potomac Mills loan combination or the Och-Ziff Retail Portfolio loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C6 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

If any underlying mortgage loan is part of a loan combination that includes a more junior non-trust mortgage loan, then special servicing compensation, interest on advances and various other unanticipated expenses will be paid first out of amounts otherwise allocable to that non-trust mortgage loan. If any underlying mortgage loan is part of a loan combination that includes a pari passu non-trust mortgage loan, then shortfalls due to interest on servicing advances and various other unanticipated expenses will be shared by the holder of that underlying mortgage loan and the holder(s) of the related pari passu non-trust mortgage loans.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C6 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C6 certificates on any distribution date, the total principal balances of the following classes of series 2007-C6 principal balance certificates and REMIC regular interests will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M and A-MFL(1), pro rata by total principal balance
19th	A-1, A-2, A-2FL(1), A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

(1)	Refers to REMIC regular interest with that designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C6 certificates with the same designation.

Losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to any of the floating rate classes of series 2007-C6 certificates. However, such losses, expenses and shortfalls may be allocated to the corresponding REMIC regular interest in reduction of the total principal balance of the applicable REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates will result in a corresponding decrease in the total principal balance of the subject class of series 2007-C6 certificates, and any interest shortfalls suffered by the REMIC regular interest corresponding to any floating rate class of series 2007-C6 certificates (for whatever reason) will reduce the amount of interest distributed on the subject class of series 2007-C6 certificates.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C6 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2007-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C6 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C6 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan group 1 will consist of 143 mortgage loans, with an initial loan group 1 balance of $2,556,088,764, representing approximately 85.8% of the initial mortgage pool balance.

Loan group 2 will consist of all of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 38 mortgage loans, with an initial loan group 2 balance of $422,847,950, representing approximately 14.2% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each underlying mortgage loan that is part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated in the following manner:

1.	with respect to each of the Innkeepers Portfolio underlying mortgage loan, the Potomac Mills underlying mortgage loan and the Och-Ziff Retail Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan(s) in the subject loan combination; and

2.	with respect to each of the Bear Canyon underlying mortgage loan and the Addison Tower underlying mortgage loan, without regard to the corresponding subordinate non-trust mortgage loan(s) in the subject loan combination.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan’’, ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan,’’ and ‘‘—Loan Combinations’’ in this prospectus supplement.

•	If any of the underlying mortgage loans is secured by multiple real properties, then a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P, Fitch and/or Moody’s that two (2) of the mortgage loans that we intend to include in the trust, representing 5.4% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. One of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Loan Combinations	Five (5) underlying mortgage loans, representing 28.1% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all (a) obligations of the same borrower(s) and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be included in the trust. Any mortgage loan that is part of a loan combination, but is not included in the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
Innkeepers Portfolio	$412,701,271	13.9%	$412,701,271	N/A
Potomac Mills	$246,000,000	8.3%	$164,000,000	N/A
Och-Ziff Retail Portfolio	$144,000,000	4.8%	$140,000,000	N/A
Bear Canyon	$22,500,000	0.8%	N/A	$5,600,000
Addison Tower	$11,100,000	0.4%	N/A	$700,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Except as discussed above under ‘‘—Relevant Parties—Potomac Mills Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Relevant Parties—Och-Ziff Retail Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’, each of the loan combinations will be serviced under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing

of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement for a description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will: (a) acquire the mortgage loans from (i) Lehman Brothers Holdings Inc. and/or an affiliate thereof and (ii) UBS Real Estate Securities Inc.; and (b) transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C6 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan. None of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	156 of the mortgage loans that we intend to include in the trust, representing 68.7% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	21 of the mortgage loans that we intend to include in the trust, representing 25.4% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month;

•	one (1) of the mortgage loans that we intend to include in the trust, representing 4.8% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the sixth day of each month;

•	two (2) of the mortgage loans that we intend to include in the trust, representing 0.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, provides for scheduled payment of principal and/or interest on the first day of each month.

All of the mortgage loans that we intend to include in the trust are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Forty-five (45) of the underlying mortgage loans, representing 47.2% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 48.6% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 39.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 110 of the underlying mortgage loans, representing 48.6% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group 1, representing 47.7% of the initial loan group 1 balance, and 23 mortgage loans are in loan group 2, representing 54.0% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Delinquency / Loss Information	None of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

Any appraisal reduction amount in respect of the Potomac Mills loan combination or the Och-Ziff Retail Portfolio loan combination will be calculated based on a formula set forth in, and an appraisal conducted in accordance with, the pooling and servicing agreement that governs the servicing thereof.

See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates and UBS Real Estate Securities Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Securities Inc., in the case of a mortgage loan contributed by that mortgage loan seller, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are, or the applicable mortgage loan seller is, as the case may be, unable to cure the subject material breach or material document defect, as applicable, and we do not, or the applicable mortgage loan seller does not, as the case may be, exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Securities Inc., in the case of an underlying mortgage loan contributed by that mortgage loan seller, being notified of the subject missing document or breach and (ii) either (a) we or UBS Real Estate Securities Inc., as the case may be, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as applicable, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Aggregate Cut-off Date Principal Balance	$2,978,936,714	$2,556,088,764	$422,847,950
Number of Loans	181	143	38
Number of Properties	281	228	53

Maximum Cut-off Date Principal Balance	$412,701,271	$412,701,271	$51,214,000
Minimum Cut-off Date Principal Balance	$700,000	$700,000	$1,860,000
Average Cut-off Date Principal Balance	$16,458,214	$17,874,747	$11,127,578

Maximum Mortgage Rate	6.8900%	6.8900%	6.8500%
Minimum Mortgage Rate	5.4900%	5.4900%	5.6600%
Weighted Average Mortgage Rate	6.2635%	6.2929%	6.0858%

Maximum Original Term	180 months	180 months	121 months
Minimum Original Term	60 months	60 months	60 months
Weighted Average Original Term	106 months	107 months	102 months

Maximum Remaining Term to Maturity	179 months	179 months	121 months
Minimum Remaining Term to Maturity	48 months	48 months	55 months
Weighted Average Remaining Term Maturity	105 months	105 months	100 months

Weighted Average Underwritten DSCR (NCF)	1.20x	1.20x	1.17x
Weighted Average Cut-off Date Underwritten DSCR (NCF)	1.28x	1.28x	1.28x
Weighted Average Cut-off Date LTV Ratio	69.5%	69.1%	72.0%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date; and

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated taking into account any non-trust mortgage loan in the subject loan combination that is pari-passu with the related underlying mortgage loan in such loan combination, but without regard to any non-trust mortgage loan in the subject loan combination that is subordinate to the related underlying mortgage loan in such loan combination.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Underwritten Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
California	34	17.4%
Virginia	8	15.2%
New York	23	14.2%
Texas	35	10.1%
Florida	24	8.1%
Georgia	12	4.4%
New Jersey	7	3.5%
Maryland	4	2.8%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 24 other states. No more than 2.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Retail	141	42.7%
Anchored Retail	123	32.3
Regional Mall	1	8.3
Unanchored Retail	17	2.1
Office	18	22.8
Hotel	49	15.6
Multifamily(1)	53	14.2
Assisted Living	4	1.3
Self Storage	7	1.3
Industrial/Warehouse	6	1.2
Mixed Use	3	1.0
Total:	281	100.0%
(1) ‘‘Multifamily’’ includes mobile home park properties securing 1.4% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Loans	% of Initial Mortgage Pool Balance
Fee Simple	177	99.2%
Leasehold	4	0.8%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 58.4% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For federal income tax reporting purposes, the class D, E, F and X certificates will be issued with more than a de minimis amount of original issue discount, the class B and C certificates will be issued with a de minimis amount of original issue discount and the other classes of offered certificates will not be issued with original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and X certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X certificates, you should be aware that—

•	the yield to maturity on the class X certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of that class, with each of those components consisting of the total principal balance of a specified class of series 2007-C6 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C6 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A and X classes, and to some or all of the REMIC regular interests corresponding to the floating rate classes of the series 2007-C6 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C6 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C6 certificates (or, in the case of the floating rate classes of the series 2007-C6 certificates, of the respective corresponding REMIC regular interests),

•	the order in which the principal balances of the respective classes of the series 2007-C6 principal balance certificates (or, in the case of the floating rate classes of the series 2007-C6 certificates, of the respective corresponding REMIC regular interests) will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’, ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates will result in a reduction of the total notional amount of the class X certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Prior to investing in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September 2006 held that, under Illinois law, the subject ‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of that class, with each of those components consisting of the total principal balance of a specified class of series 2007-C6 principal balance certificates.

The Interests of the Series 2007-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C6 certificates representing a majority interest in the controlling class of series 2007-C6 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement; and (b) replace the special servicer under the series 2007-C6 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2007-C6 controlling class representative may direct the special servicer under the series 2007-C6 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2007-C6 controlling class representative may consider advisable, subject to any rights in that regard that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C6 controlling class will be a non-offered class of series 2007-C6 certificates. The series 2007-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C6 controlling class representative will exercise its rights and powers on behalf of the series 2007-C6 controlling class certificateholders, and it will not be liable to any other class of series 2007-C6 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including in the case of six (6) of the ten (10) largest mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C6 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	retail;

•	office;

•	hotel;

•	multifamily;

•	assisted living;

•	self storage;

•	industrial/warehouse; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to one (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sawgrass Landing, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower’s fee interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Greenhouse on Holcomb Bridge and Highland Parc, which mortgage loans collectively represent 1.5% of the initial mortgage pool balance and 10.4% of the initial loan group 2 balance, respectively, each related mortgage borrower is permitted to convert the related mortgaged real property into a condominium, however, the related condominium units may not be sold prior to the repayment in full of the related mortgage loan.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance — Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 134 retail, office and/or industrial/warehouse mortgaged real properties, securing 38.9% of the initial mortgage pool balance and 45.4% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 51 of those 134 properties, securing 5.3% of the initial mortgage pool balance and 6.2% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property,

of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgaged real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in, and Annex A-1 to, this prospectus supplement.

In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained

Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Retail, Office, Hotel, Multifamily

One-hundred forty-one (141) of the mortgaged real properties, securing 42.7% of the initial mortgage pool balance and 49.7% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider: 123 of the subject retail properties, securing 32.3% of the initial mortgage pool balance and 37.6% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; one (1) of the subject retail properties, securing 8.3% of the initial mortgage pool balance and 9.6% of the initial loan group 1 balance, respectively, to be a regional mall; and 17 of the subject retail properties, securing 2.1% of the initial mortgage pool balance and 2.5% of the initial loan group 1 balance, respectively, to be unanchored retail. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Eighteen (18) of the mortgaged real properties, securing 22.8% of the initial mortgage pool balance and 26.6% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Forty-nine (49) of the mortgaged real properties, collectively securing 15.6% of the initial mortgage pool balance and 18.2% of the initial loan group 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

Fifty-three (53) of the mortgaged real properties, securing 14.2% of the initial mortgage pool balance and 100.0% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ in this prospectus supplement.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of California, Virginia, New York, Texas and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Florida

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
California	34	17.4%
Virginia	8	15.2%
New York	23	14.2%
Texas	35	10.1%
Florida	24	8.1%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

All of the mortgage loans that we intend to include in the trust are balloon loans. Forty five (45) of those balloon loans, representing 47.2% of the initial mortgage pool balance, of which 37 mortgage loans are in loan group 1, representing 48.6% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 39.0% of the initial loan group 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors —The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 42.5% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 58.4% of the initial mortgage pool balance. It has been confirmed to us by S&P, Fitch and/or Moody’s, however, that the underlying mortgage loan, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 100 Wall Street, representing 3.9% of the initial mortgage pool balance, has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors— Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

With respect to five (5) of the mortgaged real properties, collectively securing 1.2% of the initial mortgage pool balance, and 1.3% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loan is secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. In particular, with respect to the PECO Portfolio – Eastridge Crossing mortgaged real property, the related ground lease expires prior to the maturity date of the PECO Portfolio – Eastridge Crossing underlying mortgage loan, which represents 0.1% of the initial mortgage pool balance. In addition, with respect to both the PECO Portfolio – University Plaza – Amherst underlying mortgage loan, which represents 0.3% of the initial mortgage pool balance, and the PECO Portfolio – Eastridge Crossing underlying mortgage loan, certain standard leasehold mortgagee protections do not exist for the related leaseholds, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases’’. ‘‘See also ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans —Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Habersham Village, representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, respectively, there exists certain zoning code violations relating to signage at such mortgaged real property. In connection with said loan, the related borrower executed an undertaking to use commercially reasonable efforts to remediate the violations within 90 days of closing of the related mortgage loan. The borrower’s failure to comply with the terms of said undertaking constitutes an event of default under the related mortgage loan. There can be no assurance that the related borrower has remedied or will remedy these issues.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Delavan Plaza, PECO Portfolio – Irving West, PECO Portfolio – Montgomery Commons and PECO Portfolio – Palmetto Crossroads, collectively representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, respectively, there exists numerous fire code violations on such mortgaged real properties, primarily related to (i) the marking, illumination, and accessibility of fire exits, (ii) the accessibility of sprinkler systems, (iii) the servicing of fire extinguishers and (iv) the servicing of fire alarms. In connection with each mortgage loan, the related borrower executed an undertaking to use commercially reasonable efforts to remediate the violations within 90 days of closing of the related mortgage loans. Such borrower’s failure to comply with the terms of said undertaking constitutes an event of default under the related mortgage loans. There can be no assurance that the related borrowers have remedied or will remedy these issues.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hampton Inn Memphis Southwind, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the related mortgaged real property does not currently comply with the applicable landscaping and access drive laws and ordinances. The related borrower is required to cure these zoning violations pursuant to a $15,000 holdback agreement with the lender. There is an indemnity from the related borrower and its sponsor in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the related borrower has remedied or will remedy these issues, or that lender will recover under such indemnity.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Homewood Suites Memphis Southwind, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the related mortgaged real property does not currently comply with the applicable landscaping and fence location laws and ordinances. The related borrower is required to cure these zoning violations pursuant to a $20,000 holdback agreement with the lender. There is an indemnity from the related borrower and its sponsor in favor of the lender to cover losses related to the foregoing issues, however, there can be no assurance that the related borrower has remedied or will remedy these issues, or that lender will recover under such indemnity.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Los Angeles Multifamily Portfolio II, representing 0.7% of the initial mortgage pool balance and 4.9% of the initial loan group 2 balance, respectively, two of the mortgaged real properties do not have certificates of occupancy. A principal of the borrower has provided a guaranty with respect to losses, costs or damages resulting from the absence of these certificates of occupancy.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South Road Square, representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, respectively, as of the closing date of such mortgage loan, certificates of occupancy were not issued for four (4) tenants at the mortgaged real property. The related borrower is required to deliver the certificates of occupancy within 90 days of the date of the closing, however, there is no assurance that the related borrower will obtain such certificates of occupancy.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 315-321 6th Avenue, representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, respectively, there exist certain housing and building department violations, environmental control board violations and fire department violations.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sun Forest Apartments, representing 0.2% of the initial pool balance and 1.4% of the initial loan group 2 balance, the related mortgaged real property does not currently comply with the applicable parking and density laws and ordinances. A survey obtained in connection with the origination of such mortgage loan indicates that there are 338 parking spaces and the municipal zoning requires 356 parking spaces to be provided at the related mortgaged real property. Also, a letter from the City of Lake Jackson, Texas indicates that the related mortgaged real property exceeds the municipal density requirement by approximately 54 apartments units.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Seventeen (17) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The ten (10) largest of these separate groups represent 14.0%, 11.5%, 1.8%, 1.5%, 1.4%, 1.0%, 1.0%, 0.7%, 0.6% and 0.4%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 28.1% of the initial mortgage pool balance, 31.8% of the initial loan group 1 balance and 5.3% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to each of nine (9) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 21.9% of the initial mortgage pool balance (five (5) of which are in loan group 1, representing 20.9% of the initial loan group 1 balance, and four (4) of which are in loan group 2, representing 27.9% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers and affiliates of the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of 76 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 57.0% of the initial mortgage pool balance, 62.1% of the initial loan group 1 balance and 25.7% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Permitted Mezzanine Financing,’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

In addition, with respect to underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – University Plaza – Amherst, representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, respectively, the prime ground lease provides that the ground lessor has the right to require that the ground lessee acquire the fee interest of the ground lessor for a price equal to $3,600,000 at any time prior to the seventh month of the 24th year of such ground lease. The obligation to acquire such fee interest may adversely affect the borrower’s available cash flow and failure to satisfy the obligation to purchase the fee interest may result in the termination of the ground lease. See discussion under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases’’ in this prospectus supplement.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000—and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000—are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur additional financing as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Barons Apartments, which mortgage loan has a cut-off date principal balance of greater than $25,000,000 and represents 1.0% of the initial mortgage pool balance and 7.1% of the initial loan group 2 balance, no opinion of counsel regarding non-consolidation was obtained. There are other underlying mortgage loans with principal balances less than $25,000,000, and there may be other underlying mortgage loans with principal balances greater than $25,000,000, as to which no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this prospectus supplement as Islandia Shopping Center, Waxahachie Towne Center, Casa Grande Palm Center, Lohman’s Crossing, Torrance Self Storage, Bristol Square Apts, Sunridge Apartments and Loop 1604 Self Storage, respectively, which mortgaged real properties secure mortgage loans that collectively represent 4.8% of the initial mortgage pool balance, 5.1% of the initial loan group 1 balance and 3.1% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged real property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westview Shopping Center, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group 1 balance, the sponsors of the related borrower have entered into four master leases totaling approximately 7.6% of the rentable area at annual base rental payments totaling $603,970, through the earliest to occur of (i) the payment in full of the underlying mortgage loan, (ii) the date the related borrower enters into a lease with a new tenant for a term of at least three (3) years at an annual rent at least equal to that of the respective master lease space, or a lesser amount of annual rent, subject to the borrower’s posting additional collateral as required by the loan documents, and (iii) June 30, 2010.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Texas SLC Portfolio, which mortgage loan represents 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group 1 balance, the affiliated entities of the sponsors of the borrowers have entered into operating leases for the entire premises which is in full force and effect.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Portsmouth Station Shopping Center, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a master lease with respect to approximately 14.2% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan in full, (ii) the annual rent pursuant to one or more acceptable leases exceeds $208,915, (iii) July 12, 2010 if the current tenant Home Family Furniture is conducting normal business operations, and is in compliance with its lease obligations, and (iv) July 11, 2012.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Waxahachie Towne Center, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a master lease with respect to approximately 23.3% of the rentable area at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan, (ii) the date the annual rent pursuant to one or more acceptable leases exceeds $237,732 and (iii) July 17, 2012.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Washington Square Apartments, which mortgage loan represents 0.7% of the initial mortgage pool balance and 4.7% of the initial loan group 2 balance, the sponsors of the related borrower have entered into a master lease for annual rental payments in the amount of $619,620 through the date at which the debt service coverage ratio equates to 1.20x, excluding rental revenues from such master lease.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bradford Plaza, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the related borrower have entered into eight master leases totaling approximately 15.3% of the rentable area at annual base rental payments totaling $455,014, through the earliest to occur of (i) the payment in full of the underlying mortgage, (ii) the date the related borrower enters into a lease with a new tenant for a term of at least two (2) years at an annual rent at least equal to that of the respective master lease space, (iii) the mortgage loan debt service coverage ratio equates to 1.30x based on the trailing twelve months and (iv) June 30, 2009.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Spring Valley Town Center, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the borrower have entered into four master leases with respect to approximately 7.9% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (x) the payment of the loan in full, (y) the annual rent pursuant to one or more acceptable leases equals or exceeds a specified amount, and (z) July, 2012.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Louisiana Purchase Center, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the sponsors of the related borrower have entered into a master lease with respect to approximately 12.0% of the rentable area at the related mortgaged real property at a specified rent commencing August 1, 2007 and expiring July 31, 2012.

There are other mortgaged real properties as to which such property or a portion thereof is subject to a master lease or operating lease and certain master leases with respect to the largest three tenants at a subject mortgaged real property are identified on Annex A-1 to this prospectus supplement.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase class X certificates, or if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

With respect to each of the mortgaged real properties, securing mortgage loans that we intend to include in the trust, a third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date, other than the environmental reports relating to the mortgaged real properties with names preceded by the words ‘‘Citizens Portfolio—’’ on Annex A-1 to this prospectus supplement, collectively securing mortgage loans representing 1.4% of the initial mortgage pool balance and 1.6% of the initial group 1 balance, which reports were prepared fourteen months preceding the cut-off date. In addition, with respect to 11 mortgaged real properties, collectively securing mortgage loans representing 3.3% of the initial mortgage pool balance and 3.7% of the initial loan group 1 balance, and 0.8% of initial loan group 2 balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Henrietta Plaza, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1971 to 1988. A portion of the mortgaged real property was occupied by a gasoline service station during the early 1970’s. According to a Phase I environmental site assessment, dated April 27, 2007, there are several properties adjacent to the mortgaged real property that are identified on data bases maintained by environmental regulatory agencies as contaminated or potentially contaminated. The Phase I environmental site assessment states that contamination from some or all of these adjacent properties has the potential to impact the mortgaged real property. The Phase I environmental site assessment recommends that a Phase II subsurface investigation be conducted to determine whether historical operations at the mortgaged real property, or environmental conditions at adjacent properties, have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $12,000 and $15,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Eastwood Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, a dry-cleaning facility has operated at the mortgaged real property since approximately 1977. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted to determine whether operations at the dry-cleaning facility have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $8,000 and $12,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – University Plaza – Amherst, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1970 to 1973 which may have used dry-cleaning chemicals. According to a Phase I environmental site assessment dated April 27, 2007, based on the relatively short period of time that this facility operated as a dry-cleaner, and based on historical tenant records, it appears that this facility may have operated as a drop-off dry-cleaning site only, and did not include a dry-cleaning plant. Additionally, the Phase I states that a gasoline filling station operated on the mortgaged real property from 1932 to 1941. Although underground storage tank removal was confirmed through review of file documents, elevated photo-ionization detector readings in the area of the former underground storage tanks were noted. The Phase I states that, without the benefit of subsurface investigation, it is not possible to determine the impacts, if any, to soil and groundwater conditions at the mortgaged real property resulting from these historic operations. The Phase I environmental site assessment recommends that a Phase II subsurface investigation be conducted to determine whether historical operations at the mortgaged real property have resulted in environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Westdale Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a gasoline service station operated at the mortgaged real property from 1980 to 1987. In 1997, a used oil underground storage tank that had been associated with the service station was discovered and removed. Environmental investigation conducted at the time of removal of the tank identified petroleum constituents in soil but not in groundwater. The Wisconsin Department of Natural Resources issued a no further action determination in 1998. However, in 2006, additional investigation conducted in connection with a property transfer identified methyl tertiary-butyl ether in groundwater at the mortgaged real property at concentrations exceeding applicable Wisconsin regulatory standards. Further investigation has been conducted under the oversight of the Wisconsin Department of Natural Resources. According to a Phase I environmental site assessment dated June 18, 2007, the Wisconsin Department of Natural Resources intends to issue a no further action determination in the near future. There can be no assurances that the Wisconsin Department of Natural Resources will issue a no further action determination or that further investigation or remediation will not be required.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Southside Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from approximately 1956 through approximately 1976. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted to determine whether these historical dry-cleaning operations have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $6,000 and $9,000. The previous owner of the mortgaged real property has entered into a reimbursement agreement with the related borrower, under which the previous owner has agreed to reimburse the related borrower for the costs of environmental investigation and remediation up to a maximum of $175,000. The related borrower has also obtained a pollution legal liability environmental insurance policy covering the mortgaged real property. There can be no assurances that reimbursements made by the previous owner under the reimbursement agreement, or proceeds from the environmental insurance policy, will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Richardson Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility has operated at the mortgaged real property since approximately 1999. A Phase II subsurface investigation conducted in 2005 identified perchloroethylene in groundwater at concentrations exceeding applicable South Carolina regulatory standards. The perchloroethylene contamination was attributed to the operations of the dry-cleaning facility located at the mortgaged real property. According to a Phase I environmental site assessment dated June 20, 2007, the mortgaged real property has been accepted into the dry-cleaning restoration trust fund administered by the South Carolina Department of Health and Environmental Control. Under this program, the trust fund pays all costs associated with investigation and remediation of contamination associated with eligible dry-cleaning facilities, subject to a deductible of $25,000. The Phase I environmental site assessment recommends no further action. There can be no assurances that the trust fund will finance any or all additional costs associated with investigation or remediation of the perchloroethylene contamination at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Pulaski Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a Phase II environmental site investigation conducted in October 2006 identified metals in soil at the mortgaged real property at concentrations exceeding applicable Virginia regulatory standards. According to a Phase I environmental site assessment dated June 18, 2007, the contamination is attributable to past operations of Allied Chemical, the former owner of an adjacent property. The Phase I environmental site assessment states that the Virginia Department of Environmental Quality considers the contamination to be minor and does not intend to require any further investigation or remediation. The Phase I environmental site assessment recommends no further action. There can be no assurances that the Virginia Department of Environmental Quality or other regulatory authorities will not require additional environmental investigation or remediation at the mortgaged real property in the future.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Concord Crossing, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility was operated at the mortgaged real property since 1999. A Phase I environmental site assessment dated April 26, 2007 recommends that a Phase II subsurface investigation be conducted of the interior and exterior of the dry-cleaning facility to determine whether operations at the dry-cleaning facility have resulted in environmental impacts to the mortgaged real property and estimates the cost of the Phase II subsurface investigation to be between $6,000 and $9,000. There can be no assurances that further environmental investigation or remediation will not be necessary, based on the results of the Phase II subsurface investigation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Irving West, which mortgage loan represents 0.1% of the initial pool balance and 0.1% of the initial loan group 1 balance, a Phase II subsurface investigation performed in January 2007 identified perchloroethylene in soil and groundwater standards at concentrations exceeding applicable Texas regulatory standards, as well as gasoline constituents in one groundwater monitoring well at concentrations exceeding applicable Texas regulatory standards. The Phase II subsurface investigation concluded that the source of the perchloroethylene contamination was a dry-cleaning facility that has operated at the mortgaged real property since 1987, and that the source of the gasoline constituent contamination was an adjacent gasoline service station. A Phase I environmental site assessment dated June 18, 2007 recommends that the related borrower report the perchloroethylene contamination to the Texas Commission on Environmental Quality and apply for acceptance into Texas’ dry cleaner remediation program. Under the dry cleaner remediation program, a fund administered by the Texas Commission on Environmental Quality pays all costs associated with investigation and remediation of contamination attributable to dry-cleaning facilities, up to a maximum of $5 million. There is a deductible of $5,000 for which the operator of the dry-cleaning facility, or the related borrower, would be responsible. The

Phase I environmental site assessment also recommended that the related borrower report the gasoline constituent contamination to the Texas Commission on Environmental Quality and apply for admission into Texas’ innocent owner/operator program. If the mortgaged real property were accepted into the innocent owner/operator program, the related borrower would receive an innocent owner/operator certificate from the Texas Commission on Environmental Quality, which would release the related borrower from liability to the State of Texas with respect to the gasoline constituent contamination. There can be no assurances that the mortgaged real property will be accepted into either or both regulatory programs, or that the related borrower will not be responsible for performing any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio, which mortgage loan represents 4.8% of the initial mortgage pool balance and 5.6% of the initial loan group 1 balance, the Phase I environmental site assessment and a subsequent Phase II environmental site assessment identified certain environmental conditions at the mortgaged real property. There can be no assurance that these matters have been adequately addressed. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loan—The Och Ziff Retail Portfolio Mortgage Loan—Environmental Matters’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westview Shopping Center, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported certain environmental conditions at the mortgaged real property. Although an environmental escrow was funded at origination, there can be no assurance that the environmental escrow will be adequate to cover all costs of remediation of environmental conditions at the mortgaged real property or that additional environmental conditions will not be discovered as a result of the historical use of the property. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westview Shopping Center Mortgage Loan—Environmental Matters’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lakeland Town Center, which mortgage loan represents 0.8% of the initial mortgage pool balance and 1.0% of the initial loan group 1 balance, the Phase I environmental site assessment reported that groundwater samples from the property, collected in 1995, revealed a perchloroethene (PCE) sample concentration in excess of State of Florida Primary Drinking Water Standards. The environmental site assessment attributes the groundwater contamination to a drycleaner that operated at the mortgaged real property from approximately 1970 to 1996. The environmental consultant noted that a Drycleaner Cleanup Program, funded by the State of Florida, is scheduled to cleanup the identified contamination and therefore recommended no further action regarding this environmental condition. There can be no assurance, however, that the environmental condition will be completely remedied or that additional environmental conditions will not be discovered as a result of the historical use of the property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dolce Norwalk, which mortgage loan represents 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, the Phase I environmental site assessment identified elevated levels of total arsenic, lead and zinc in a soil sample from the mortgaged real property. No other soil samples from the property contained elevated metals. The Phase II investigation concluded that the soil sample containing elevated metal levels was topsoil from a cultivated area of the property where pesticides likely were applied. The environmental consultant recommended remediation of this particular location of the property but concluded that groundwater remediation was not necessary. The environmental consultant did note, however, that monitoring of the area directly downgradient of the remediated zone will be required. In addition, the environmental report found petroleum contamination, in three areas of the property, requiring further investigation and/or remediation. In particular, the environmental report noted that petroleum contamination in the Pump House east of Orchard Pond was from a known spill of diesel fuel in 1983. The environmental consultant recommended groundwater monitoring and estimated the total cost of remediation for all areas of concern to be $410,000. The lender escrowed $450,000 at closing for the remediation, which is less than the standard 125% of estimated cost requirement. The borrower and guarantor provided an environmental indemnity and, following the remediation of any existing environmental conditions, borrower may deliver an environmental insurance policy in form and substance acceptable to the lender. The environmental indemnity shall be terminated upon delivery of such environmental insurance policy. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property or that any environmental insurance policy will adequately cover all costs of remediation at the property.

With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Citizens 3 Portfolio, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, securing, in the aggregate, 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged real properties, along with certain other properties not related to this securitization, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Harbor Plaza Shopping Center, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the environmental consultant reported that the Exxon station at the mortgaged real property is listed on the Florida Department of Environmental Protection (FDEP) Underground Storage Tank list and the Leaking Underground Storage Tank list. The environmental consultant did not recommend further assessment or testing at the Exxon station because the site is currently undergoing remediation and monitoring under the direction of the FDEP. According to the environmental report, the FDEP made Exxon responsible for the $17,000 of remediation costs at the gas station and the borrower has escrowed 125% of the estimated remediation costs. Soil and groundwater samples collected near the reported location of a former dry cleaner, as part of a Phase II environmental assessment, did not contain actionable contaminant levels and thus the environmental consultant recommended no further action. There can be no assurance that the environmental conditions at the property will be completely remedied or that the responsible party will be willing or able to remedy such environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Belvedere Plaza, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group 1   balance, the mortgaged real property is enrolled in the South Carolina state voluntary cleanup program for assessment and source removal associated with a former on-site dry-cleaning facility. The current estimate for completion of voluntary cleanup program requirements is $100,000. The related borrower has escrowed $150,000 for completion of this task. Upon completion of the voluntary cleanup program, the South Carolina Department of Health and Environmental Control is expected to issue a no further action determination to the owner of the mortgaged real property. There can be no assurances that the South Carolina Department of Health and Environmental Control will issue such a no further action determination, or that the escrow will be sufficient to address any further environmental investigation or remediation that may be required.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South Plaza, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from 1980 to 1993. A 1998 Phase II subsurface investigation determined that solvents from the dry-cleaning operation had impacted soil at the mortgaged real property. According to a Phase I environmental site assessment dated June 8, 2007, the owner of the dry-cleaning facility has enrolled the facility in the dry-cleaning solvent cleanup program administered by the Florida Department of Environmental Protection. Under that program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, subject to a $5,000 deductible. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund, or that a third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 403 East 91st Street, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the Phase I environmental site assessment identified an underground storage tank at the property that, according to outside environmental counsel, may have to be removed if it is determined to be larger than 1,100 gallons. Currently the size of the tank is unknown and thus the guarantor will be recourse for any losses, costs or damages incurred in connection therewith and will remediate all conditions related to the tank. Also, the environmental site assessment reported that the mortgaged real property was a factory from 1896 to 1939, but it did not identify any records of spills or discharges at the property resulting from historical manufacturing operations. According to the report, outside environmental counsel does not believe that the historical use of the property is an issue unless the property is demolished and rebuilt. In addition, the environmental consultant reported that there is the potential for offsite migration of contaminants onto the property as a result of the historic operations at spill sites adjacent. According to the environmental consultant, the remediation of contamination originating from offsite sources would not be the responsibility of the borrower. There can be no assurance, however, that additional environmental conditions will not be discovered due to the historical use of the property as a factory.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1523 Elizabeth, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, releases of petroleum product from a previously removed heating oil underground storage tank resulted in soil and groundwater contamination. The North Carolina Department of Environment and Natural Resources issued a no further action determination in November 2004, without requiring remediation of the soil and groundwater contamination, contingent upon the filing of a deed restriction. The deed restriction prohibits the mortgaged real property from being used for residential purposes, schools, day care or recreation. A Phase I environmental site assessment dated May 22, 2007 recommends no further action at the mortgaged real property. There can be no assurances that the North Carolina Department of Environment and Natural Resources will not require additional investigation or remediation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South City Center, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, an auto service center operated at the mortgaged real property until 1998, which was regulated as a small quantity generator of hazardous waste with no reported violations. According to a Phase I environmental site assessment dated April 12, 2007, a 1,000 gallon underground waste oil tank was removed from the mortgaged real property in 1993 and the Kansas Department of Health and Environment issued a closure determination for the removed tank. The Phase I also reports that historic oil production activities at a property adjacent to the mortgaged real property have resulted in groundwater contamination. A field investigation is currently underway under Kansas’s voluntary cleanup program to further assess and delineate the groundwater plume. The Phase I recommends that the owner of the mortgaged real property work with the owner of this adjacent property regarding any site access and/or monitoring activities related to the field work, and to obtain information concerning any possible impacts to the mortgaged real property. There can be no assurances that remediation of the groundwater contamination at the adjacent property will be completed under the voluntary cleanup program, or that a third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as NorthPointe, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, a dry-cleaning facility operated at the mortgaged real property from the early 1990’s until 1998. Soil sampling conducted in 1996 in the vicinity of the dry-cleaning facility’s operational equipment identified perchloroethylene at concentrations exceeding applicable Florida regulatory standards. The owner of the dry-cleaning facility enrolled the facility in the dry-cleaning solvent cleanup program administered by the Florida Department of Environmental Protection. Under that program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, subject to a $1,000 deductible. According to a Phase I environmental site assessment dated May 25, 2007, the Florida Department of Environmental Protection has stated that the dry-cleaning facility formerly located at the mortgaged real property is a low priority. Gasoline constituents at concentrations exceeding applicable federal and Florida regulatory standards were identified in two groundwater monitoring wells located on the mortgaged real property in 1995. The gasoline constituents contamination has been attributed to a gasoline service station located on an adjacent property. The operator of the service station is conducting remediation of the gasoline contamination under the oversight of the Hillsborough County Environmental Protection Commission. The related borrower has obtained an environmental insurance policy covering the mortgaged real property, with a coverage limit of $5 million per incident. The policy has been in effect since 2000 and expires in 2010. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund or the operator of the adjacent service station, or that the proceeds of the environmental insurance policy will be sufficient to address any additional environmental investigation or remediation that may be necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as CVS Rockville, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported soil contamination at the mortgaged real property attributable to a former gas station at the property that was demolished in 1991. The Phase I environmental site assessment stated that remediation efforts included the removal from the property of 2,480 tons of petroleum-contaminated soil. According the environmental consultant, the sponsor has provided an environmental indemnity and obtained an environmental insurance policy naming the lender as an insured. There can be no assurance that the environmental indemnity indemnifies against all environmental concerns at the mortgaged real property or that the environmental insurance policy will be adequate to cover all costs of remediation with respect to environmental conditions at the property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South Elm Plaza, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, a Phase II limited subsurface investigation dated March 22, 2007 identified dry-cleaning solvent in the groundwater at concentrations exceeding applicable North Carolina regulatory standards. A Phase I environmental site assessment dated February 22, 2007 concludes that the dry-cleaning solvent concentrations were likely caused by a release from an adjacent property and not from a dry-cleaning facility located on the mortgaged real property. The Phase I environmental site assessment also notes that the North Carolina Division of Water Quality has identified the adjacent property owner as the responsible party. There can be no assurances that any third party will undertake responsibility for remediating the foregoing environmental conditions.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palm City Mobile Home Park, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.8% of the initial loan group 2 balance, the Phase I environmental site assessment identified an underground storage tank spill from 1989 associated with the on-site wastewater treatment facility. According to the Phase I environmental site assessment, clean-up of this spill was completed in 1994 and subsurface sampling from 2002 complied with regulatory requirements. However, the Pennsylvania Department of Environmental Protection (PADEP) has not yet awarded no further action status to the mortgaged real property. The environmental consultant undertook additional investigation and concluded that attainment of no further action status from PADEP will likely require an additional year of monitoring at an estimated cost of $15,825. The related borrower escrowed 125% of the estimated remediation costs with the title company and lender has approval rights regarding disbursement of the environmental escrow. Furthermore, an environmental impairment liability insurance policy was obtained covering new and pre-existing environmental conditions at the mortgaged real property. The environmental consultant also reported that, in 2005, excessive nitrate levels were detected in the active drinking water well on the property. Although tests from March 2006, June 2006 and September 2006 showed nitrate levels below regulatory limits, the environmental consultant recommended the installation of a water treatment plan to protect residents from elevated nitrates in drinking water. The related borrower had 90 days from closing to install the treatment system, the cost of which was escrowed with the title company. There can be no assurance that the environmental condition will be completely remedied, that no further action status will be obtained with respect to the mortgaged real property or that the environmental insurance policy will be adequate to cover the total cost of remediation with respect to environmental conditions at the property.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Innkeepers Portfolio	$412,701,271	$44,133,016
Irish Hills Plaza	$32,000,000	$6,072,486
Greenhouse on Holcomb Bridge	$23,900,000	$1,064,406
Dolce Norwalk	$23,500,000	$1,800,000
Highland Parc	$20,200,000	$1,024,156

All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. In addition, in some cases renovation or construction on property adjoining or near a mortgaged real property may have an impact on such mortgaged real property. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Indian Hills and PECO Portfolio – Habersham Village, collectively, which mortgage loans collectively represent 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, the related mortgaged properties may be affected by certain public road widening projects in the vicinity of the related mortgaged properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the initial mortgage pool balance and 5.7% of the initial loan group 2 balance, the related borrower has planned a renovation of the related mortgaged real property with a total budget of $4,099,000, but only $1,000,000 of the related loan proceeds have been held-back in escrow for completion of the planned renovations. Pursuant to the related mezzanine loan agreement, however, the mezzanine lender has agreed to make additional advances, in an aggregate amount not to exceed $3,872,335, to the related borrower to pay or reimburse the borrower for certain capital improvements, subject to the terms and conditions set forth therein, provided that such amounts will not be available to the lender.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Five (5) Mortgage Loans (Including Three (3) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and collectively represent 28.1% of the initial mortgage pool balance (four (4) of which are in loan group 1 and represent 31.8% of the initial loan group 1 balance and one (1) of which is in loan group 2 and represents 5.3% of the initial loan group 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C6 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C6 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C6 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the following two (2) underlying mortgage loans are being serviced and administered pursuant to a servicing agreement other than 2007-C6 pooling and servicing agreement: (a) the Potomac Mills underlying mortgage loan, which represents 8.3% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the Wachovia Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33, which is the governing document for the securitization of a Potomac Mills pari passu non-trust mortgage loan; and (b) the Och-Ziff Retail Portfolio underlying mortgage loan, which represents 4.8% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, which is the governing document for the securitization of an Och-Ziff Retail Portfolio pari passu non-trust mortgage loan. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, respectively, which mortgage loans collectively represent 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See ‘‘Affiliations and Certain Relationships and Related Transactions.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

We are aware of two (2) mortgage loans that we intend to include in the trust, collectively representing 0.2% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance and 0.7% of the initial loan group 2 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. Those underlying mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Blessing Mobile Home Park and Family Dollar Portfolio. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Innkeepers Portfolio, representing 13.9% of the initial mortgage pool balance and 16.1% of the initial loan group 1 balance, there are three pending class action lawsuits filed by the shareholders of Innkeepers USA (the prior owner of the InnKeepers Portfolio mortgaged real properties) with respect to the acquisition by the ultimate sponsor of all of the outstanding shares of Innkeepers USA, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—Innkeepers Portfolio Mortgage Loan—Pending Class Action Litigation’’ in this prospectus supplement.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in the Annexes to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 181 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $2,978,936,714. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park. Loan Group 1 will consist of 143 mortgage loans, with an Initial Loan Group 1 Balance of $2,556,088,764, representing 85.8% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 38 mortgage loans, with an Initial Loan Group 2 Balance of $422,847,950, representing 14.2% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P, Fitch and/or Moody’s that two (2) of the mortgage loans that we intend to include in the trust, collectively representing 5.4% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 59 underlying mortgage loans, collectively representing 34.4% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Innkeepers Portfolio	45	13.9%
2.	Och-Ziff Retail Portfolio	11	4.8%
3.	Texas SLC Portfolio	4	1.3%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	PECO Portfolio	39	10.9%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior two tables and secure underlying mortgage loans that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	One Sansome Street, 100 Wall Street, Greensboro Park, One Fair Oaks Plaza	4	14.0%
2.	PECO Portfolio, Belvedere Plaza, Barclay Place Shopping Center	41	11.5%
3.	Portsmouth Station Shopping Center, Spring Valley Town Center, Tower Square Retail	3	1.8%
4.	Greenhouse on Holcomb Bridge, Highland Parc	2	1.5%
5.	Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29, Citizens Portfolio 8	34	1.4%
6.	Los Angeles Multifamily Portfolio II, Los Angeles Multifamily Portfolio I	13	1.0%
7.	Waxahachie Towne Center, Lohman’s Crossing	2	1.0%

The following table specifies the indicated net operating income information for the Innkeepers Portfolio Mortgaged Properties and the respective individual mortgaged real properties that are identified in the preceding table as being part of a group of commonly owned and/or controlled mortgaged real properties securing underlying mortgage loans that represent at least 10.0% of the Initial Mortgage Pool Balance.

Mortgaged Property Name		% of Initial Mortgage Pool Balance	Net Operating Income for Fiscal Year 2006		Net Operating Income for Indicated Period
1.	Innkeepers Portfolio	13.9%	$66,674,764	(1)	$69,641,304	(2)
2.	PECO Portfolio	10.9%	$27,536,422	(3)(7)	$9,059,361	(4)(7)
3.	One Sansome Street	4.7%	$12,401,557		$4,170,449	(5)
4.	100 Wall Street	3.9%	$8,098,489		$2,849,494	(5)
5.	Greensboro Park	3.7%	$7,897,701		$3,142,218	(5)
6.	One Fair Oaks Plaza	1.8%	$4,291,098		$1,496,548	(5)
7.	Belvedere Plaza	0.4%	$1,001,024		$430,191	(6)
8.	Barclay Place Shopping Center	0.2%	$372,895		$772,426	(6)

(1)	Adjusted to reflect deductions for FF&E replacement reserves.

(2)	Reflects the trailing twelve months ending June 30, 2007, adjusted to reflect deductions for FF&E replacement reserves.

(3)	Reflects the full fiscal year net operating income for 24 of the PECO Portfolio Mortgaged Properties and trailing twelve month net operating income annualized for 15 of the PECO Portfolio Mortgaged Properties.

(4)	Reflects the period January 2007-April 2007 for 15 of the PECO Portfolio Mortgaged Properties and March 2007 - June 2007 for 24 of the PECO Portfolio Mortgaged Properties.

(5)	Reflects the period from January 2007 through May 15, 2007.

(6)	Reflects the period from January 2007 through August 16, 2007.

(7)	Any information regarding net operating income for fiscal year 2006 or net operating income for the applicable period of 2007 that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio—Residence Inn Cherry Hill, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the related borrower is permitted to obtain the release of a specified unimproved outparcel portion of such mortgaged real property from the lien of the related mortgage upon payment of a release price equal to $1,300,000 plus a yield maintenance prepayment consideration if such release occurs prior to the second anniversary of the closing date of the related mortgage, as further described under ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage—Outparcel Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio, representing 4.8% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain certain releases of individual properties or parcels which are a portion of the related portfolio of mortgaged real property upon the satisfaction of certain conditions set forth under ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—Partial Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Texas SLC Portfolio, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.5% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of any individual property which is a portion of the related mortgaged real property from the lien of the related mortgage, upon payment of (i) a release amount equal to 110% of the allocated loan amount of the release parcel, and (ii) if such payment occurs prior to the open prepayment period (which is the last 13 months of the loan term), a yield maintenance prepayment consideration, provided that certain conditions under the loan documents are satisfied including the achievement of specified DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Waxahachie Towne Center, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, the related mortgage borrower is permitted to obtain the release of specified individual improved parcels which are a portion of the related mortgaged real property from the lien of the related mortgage, (a) upon payment of a specified ‘‘Release Price’’ (as defined below) allocated to the release parcel pursuant to the security instrument, and (b) provided that certain conditions under the loan documents are satisfied including the payment of a yield maintenance prepayment consideration, and achievement of specified DSCR and LTV tests. For the purposes herein, the term ‘‘Release Price’’ is defined as follows: (i) for the release parcel known as Tract 1 and Tract 4 (Retail Strip Centers) the Release Price is $7,035,581; (ii) for the release parcel known as Tract 2 (Long John Silver’s) the Release Price is $371,645; (iii) for the release parcel known as Tract 3 (Lowe’s) the Release Price is $2,736,697; and (iv) for the release parcel known as Tract 5 (Belk and Retail Strip Center), the Release Price is $8,281,077.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Citizens Portfolio 3, Citizens Michigan Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, which mortgage loans represent, in the aggregate, 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance, the related mortgage borrower is permitted to obtain the release of any individual property which is a portion of the related portfolio of mortgaged real property from the lien of the related mortgage, upon payment of (i) a release amount equal to 100% of the allocated loan amount of the release parcel, and (ii) if such payment occurs prior to the open prepayment period (which is the last three months of the loan term) a yield maintenance prepayment consideration.

Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement. See, for example, ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Partial Release’’ below.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	156 of the mortgage loans that we intend to include in the trust, representing 68.7% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	21 of the mortgage loans that we intend to include in the trust, representing 25.4% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month.

•	one (1) of the mortgage loans that we intend to include in the trust, representing 4.8% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the sixth day of each month.

•	two (2) of the mortgage loans that we intend to include in the trust, representing 0.9% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month (or such earlier due date as is provided under the loan documents) or, if that day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.4900% per annum to 6.8900% per annum, and the weighted average of those mortgage interest rates was 6.2635% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans.    All of the mortgage loans that we intend to include in the trust are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Forty-five (45) of the Balloon Loans identified in the prior paragraph, representing 47.2% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 48.6% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 39.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 110 of the Balloon Loans identified in the prior paragraph, representing 48.6% of the Initial Mortgage Pool Balance, of which 87 mortgage loans are in Loan Group 1, representing 47.7% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 54.0% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	121
Minimum	60	60	60
Weighted Average	106	107	102
Remaining Term to Maturity (Mos.)
Maximum	179	179	121
Minimum	48	48	55
Weighted Average	105	105	100
Original Amortization Term (Mos.)
Maximum	360	360	360
Minimum	300	300	324
Weighted Average	359	359	359
Remaining Amortization Term (Mos.)
Maximum	360	360	360
Minimum	293	293	324
Weighted Average	359	359	359

The calculation of original and remaining amortization terms in the foregoing table does not take into account 45 mortgage loans that we intend to include in the trust, collectively representing 47.2% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group 1, representing 48.6% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 39.0% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 110 other mortgage loans that we intend to include in the trust, representing 48.6% of the Initial Mortgage Pool Balance, of which 87 mortgage loans are in Loan Group 1, representing 47.7% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 54.0% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Highland Parc, representing 0.7% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 2 Balance, respectively, the related loan documents provide that the borrower has the right on July 11, 2010 and July 11, 2011 to exercise an option to allow the debt service payments (which would otherwise include amortization after July 11, 2010) due under such loan to remain interest-only payments in accordance with the terms and conditions set forth in the related loan documents. It is assumed for purposes of this prospectus supplement, that the borrower exercises that option on both such dates, and, accordingly, such mortgage loan is treated as an interest-only loan in this prospectus supplement for the term of the loan.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and

Conditions of the Underlying Mortgage Loans — Prepayment Provisions — Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	104	84	20	75.4%	78.3%	57.9%
L, D	46	35	11	9.7	7.1	25.4
L, YM0.5%, O	1	1	–	4.8	5.6	—
L, YM1%, O	11	9	2	4.7	5.2	1.3
YM1%, O	3	1	2	2.0	0.7	10.4
YM, D or YM, O	7	7	–	1.4	1.6	—
L, YM1%	4	2	2	0.7	0.3	3.1
L, YM+25bps, O	1	1	–	0.6	0.7	0.0
L, %Penalty, O	1	–	1	0.3	—	1.9
YM1%, D or YM1%, O	3	3	–	0.3	0.3	—
Total:	181	143	38	100.0%	100.0%	100.0%

(1)	Any prepayment restriction period identified as ‘‘D or YM’’ is, for the purposes of this prospectus supplement, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YMx%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount;

•	‘‘YM+25 bps’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge at the applicable, U.S. treasury security rate plus twenty-five basis points;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 168 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 121 months with respect to the entire mortgage pool, 121 months with respect to Loan Group 1 and 120 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 9 months with respect to the entire mortgage pool, 9 months with respect to Loan Group 1 and 23 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 94.2 months with respect to the entire mortgage pool, 93.4 months with respect to Loan Group 1 and 99.6 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C6 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors — Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable — Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans — Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open periods generally begin no more than 12-13 months prior to stated maturity.

Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Further, with respect to  certain underlying mortgage loans , the  related borrower is required to make prepayments to the lender upon the release of certain portions of the related  mortgaged  real property or  properties, as described under ‘‘—Partial Releases’’, ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release’’, ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—Partial Releases’’ and ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Partial Release.’’

Defeasance Loans.    One hundred fifty (150) of the mortgage loans that we intend to include in the trust, representing 85.1% of the Initial Mortgage Pool Balance, of which 119 mortgage loans are in Loan Group 1, representing 85.4% of the Initial Loan Group 1 Balance, and 31 mortgage loans are in Loan Group 2, representing 83.3% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan, multi-parcel mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan or multi-parcel mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The Innkeepers Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$412,701,271(1)
Loan per Room:	$145,241(2)
% of Initial Mortgage Pool Balance:	13.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.7125% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 9, 2017
Maturity Balance:	$389,593,207(1)
Borrowers:	Various
Sponsor:	Apollo Investment Corporation
Prepayment/Defeasance:	Defeasance permitted, in whole or in part with releases, beginning two years after latest Issue Date. Prepayment in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(5)
Required Capital Improvements Reserve(6)
Mountain View ADA Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8)
FF&E Reserve(9)
Ground Rent Reserve(10)
Marriott Termination Payments Reserve(11)
Germantown Property Improvements Reserve(12)
Lockbox:	Hard /Hotel(13)
Other Secured Debt:	Permitted Mezzanine Financing(14)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(15)
Property Type:	Hotel
Location:	16 states(15)
Year Built:	1981-2002
Year Renovated:	2001-2007
Number of Rooms:	5,683(15)
Occupancy:	76.1%(16)
Occupancy Date:	June 30, 2007(16)
Ownership Interest:	Fee(17)
Property Management:	Island Hospitality Management, Inc., a third party management company
ADR:	$116.66(18)
RevPAR:	$88.72 (19)
U/W NCF:	$70,607,106(20)
U/W NCF DSCR:	1.10x(21)
Cut-Off Date U/W NCF DSCR:	1.26x(22)
Appraised Value:	$1,173,900,000(23)
Appraisal As of Date:	April 23 - May 4, 2007
Cut-off Date LTV Ratio:	70.3%(24)
Maturity LTV Ratio:	66.4%(24)

(1)	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.
(2)	Based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.
(3)	NAP means not applicable.
(4)	Payments of interest-only are required through and including the payment date in July 2012.
(5)	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.
(6)	At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date. Also see ‘‘—Required Capital Improvements Guaranty’’ below.
(7)	At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.
(8)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. A cash management period occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.
(9)	The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of a cash management period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.
(10)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.
(11)	During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.
(12)	Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.
(13)	See ‘‘—Lockbox’’ below.
(14)	See ‘‘—Permitted Mezzanine Financing’’ below.
(15)	Portfolio of 45 hotels comprised of 35 upscale extended stay hotels, nine mid-scale hotels and one full service hotel with an aggregate of 5,683 rooms located in 16 states. See ‘‘—The Mortgaged Properties’’ below.
(16)	Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(17)	One of the Innkeepers Mortgaged Properties known as Courtyard Fort Lauderdale is a leasehold interest pursuant to a ground lease expiring July 31, 2034. See ‘‘—Ground Lease’’ below.
(18)	ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(19)	RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.
(20)	Reflects aggregate in-place U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $83,265,131 based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.
(21)	Based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 (described in footnote (19) above) is 1.30x.
(22)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 (described in footnote (20) above) is 1.48x.
(23)	Aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.
(24)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the entire Innkeepers Portfolio Loan Combination.

The Borrower and Sponsor.    The 45 Innkeepers Portfolio Borrowers are Grand Prix Belmont LLC, Grand Prix Campbell/San Jose LLC, Grand Prix El Segundo LLC, Grand Prix Fremont LLC, Grand Prix Mountain View LLC, Grand Prix San Jose LLC, Grand Prix San Mateo LLC, Grand Prix Sili I LLC, Grand Prix Sili II LLC, Grand Prix Denver LLC, Grand Prix Englewood/Denver South LLC, Grand Prix Shelton LLC, Grand Prix Windsor LLC, Grand Prix Altamonte LLC, Grand Prix Ft. Lauderdale LLC, Grand Prix Naples LLC, Grand Prix Atlanta LLC, Grand Prix Atlanta (Peachtree Corners) LLC, Grand Prix Lombard LLC, Grand Prix Chicago LLC, Grand Prix Schaumburg LLC, Grand Prix Westchester LLC, Grand Prix Lexington LLC, Grand Prix Louisville (RI) LLC, Grand Prix Columbia LLC, Grand Prix Gaithersburg LLC, Grand Prix Germantown LLC, Grand Prix Portland LLC, Grand Prix Livonia LLC, Grand Prix Cherry Hill LLC, Grand Prix Mt. Laurel LLC, Grand Prix Saddle River LLC, Grand Prix Islandia LLC, Grand Prix Binghamton LLC, Grand Prix Horsham LLC, Grand Prix Willow Grove LLC, Grand Prix Addison (RI) LLC, Grand Prix Arlington LLC, Grand Prix Las Colinas LLC, Grand Prix Richmond LLC, Grand Prix Richmond (Northwest) LLC, Grand Prix Bellevue LLC, Grand Prix Bothell LLC, Grand Prix Lynnwood LLC, Grand Prix Tukwila LLC, each a Delaware limited liability company. The 45 Innkeepers Portfolio Borrowers are indirect subsidiaries of Grand Prix Acquisition Trust, a real estate investment trust (REIT) subsidiary of the ultimate sponsor, Apollo Investment Corporation. Apollo Investment Corporation is a leading provider of subordinated debt and equity capital to middle-market companies and is traded on the NASDAQ exchange under the symbol AINV. Through its subsidiaries, Apollo Investment Corporation acquired the Innkeepers Portfolio Mortgaged Properties as part of its acquisition in June 2007 of all the outstanding shares of Innkeepers USA, which included a total of 76 hotels (including the 45 subject properties).

The Mortgage Loan.    The Innkeepers Portfolio Mortgage Loan was originated on June 29, 2007 and has a cut-off date principal balance of $412,701,271. The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination in the aggregate principal amount of $825,402,542 that also includes the Innkeepers Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The Innkeepers Portfolio Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

The Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan are ten-year loans with a stated maturity date of July 9, 2017, each of which accrues interest in an Actual/360 Basis at an interest rate, in the absence of default, of 6.7125% per annum. On the ninth day of each month through and including the payment date in July 2012, the Innkeepers Portfolio Borrowers are required to make payments of interest only on the Innkeepers Portfolio Loan Combination. On the ninth day of each month from and including August 9, 2012, up to but excluding the stated maturity date, the Innkeepers Portfolio Borrowers are required to make constant monthly debt service payments aggregating $5,332,986.51 on the Innkeepers Portfolio Loan Combination (based on a 30-year amortization schedule). The outstanding principal balance of the Innkeepers Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Innkeepers Portfolio Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in April 2017 or thereafter, whereupon the Innkeepers Portfolio Mortgage Loan may be paid in whole, but not in part, without payment of yield maintenance premium. Notwithstanding the foregoing, the Innkeepers Portfolio Mortgage Loan may be prepaid in the amount of $1,300,000 prior to the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

Following the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers may obtain the release of all of the Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing all of the Innkeepers Portfolio Mortgage Loans. A defeasance will be effected by the Innkeepers Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Act of 1940, as amended, that produce payments which replicate the payment obligations of the Innkeepers Portfolio Borrowers under the Innkeepers Portfolio Mortgage Loan and are sufficient to pay off the Innkeepers Portfolio Mortgage Loan in its entirety either on the monthly payment date occurring in April 2017, on the stated maturity date, or on any date between these two aforementioned dates. The Innkeepers Portfolio Borrowers’ right to defease the entire Innkeepers Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C6 certificates.

In addition, following the second anniversary of the Issue Date, each of the Innkeepers Portfolio Borrowers may obtain the release of individual Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing 115% of the Innkeepers Portfolio Mortgage Loan allocated to the property being defeased and by complying with the requirements set forth above. Further, the Innkeepers Portfolio Mortgage Loan may be defeased in the amount of $1,300,000 after the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

The Mortgaged Properties.    The Innkeepers Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interests of the Innkeepers Portfolio Borrowers in 44 of the Innkeepers Portfolio Mortgaged Properties and the leasehold interest in one of the Innkeepers Portfolio Mortgaged Properties known as Courtyard Fort Lauderdale, as described under ‘‘—Ground Lease’’ below. The Innkeepers Portfolio Mortgaged Properties are comprised of 45 hotels with an aggregate of 5,683 rooms comprised of 35 upscale extended stay hotels containing approximately 4,446 rooms, nine mid-scale hotels containing 1,101 rooms and one full-service hotel containing 136 rooms, located in 16 states across the country. The hotels range in size from 72 rooms to 247 rooms and are affiliated with Marriott International, Inc. (Residence Inn by Marriott, Courtyard by Marriott and TownePlace Suites by Marriott), Hilton Hotels Corporation (Hampton Inn) and Global Hyatt Corporation (Summerfield Suites). The hotels were built between 1981 and 2002 with most of the properties renovated in recent years. The Innkeepers Portfolio Borrowers have plans to undertake a renovation program of the Innkeepers Portfolio Mortgaged Properties during the next several years at a total cost of approximately $65,000,000. Planned improvements include softcase goods replacement, guest bath upgrades and building exterior refurbishments.

Certain characteristics of the Innkeepers Portfolio Mortgaged Properties, organized by location of the subject Innkeepers Portfolio Mortgaged Properties, are identified in the table below:

The Innkeepers Portfolio Mortgaged Properties(1)
Location	# of Properties	# of Rooms	Year Built (2)	Occupancy(3)	ADR(4)	RevPAR(5)	Appraised Value(6)	Allocated Loan Amount(7)
California	9	1,314	1983-1998	79.9%	$129.80	$103.67	$350,800,000	$246,657,476
Washington	4	504	1984-1991	78.3	132.33	103.59	121,800,000	85,641,051
New Jersey	3	386	1989-2002	83.5	121.11	101.17	91,000,000	63,984,695
Illinois	4	560	1986-1998	69.9	105.13	73.53	89,100,000	62,648,748
Texas	3	412	1995-1996	80.5	100.84	81.13	83,100,000	58,429,979
Maryland	3	393	1998-2001	66.2	125.95	83.33	72,600,000	51,047,129
Florida	3	371	1985-1990	69.8	107.28	74.88	68,600,000	48,234,614
Colorado	2	284	1981-1982	74.6	107.16	79.96	51,200,000	36,000,179
Georgia	2	280	1996-1998	72.7	110.29	80.17	46,200,000	32,484,537
Pennsylvania	2	245	1991-1999	72.2	107.58	77.66	44,200,000	31,078,279
Virginia	2	184	1985-1998	81.1	105.29	85.35	36,100,000	25,382,938
New York	2	192	1987-1998	76.7	117.64	90.26	33,300,000	23,414,179
Kentucky	2	176	1984-1985	78.7	95.40	75.09	31,500,000	22,148,548
Connecticut	2	192	1986-1988	76.4	113.88	87.05	27,100,000	19,054,782
Michigan	1	112	1998	72.7	98.54	71.64	14,500,000	10,195,363
Maine	1	78	1996	74.4	111.31	82.84	12,800,000	9,000,045
Total / Average	45	5,683		76.1%	$116.66	$88.72	$1,173,900,000	$825,402,542
(1)	Ranked by the aggregate allocated loan amount per state.
(2)	Based on a range of year built per property per specified state.
(3)	Occupancy is the average occupancy for each state based on average occupancy per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(4)	ADR (‘‘average daily rate’’) is the average ADR for each state based on average ADR per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(5)	RevPAR (‘‘ revenue per available room’’) is the average RevPAR for each state based on average RevPAR per property in the specified state for the trailing 12 months ending June 30, 2007, and weighted by available rooms.
(6)	Reflects as-is appraised market values. As-is appraised market values assume completion of planned renovations.
(7)	Allocated Loan Amount is based on the entire Innkeepers Portfolio Loan Combination.

Based on historical financial information provided by the Innkeepers Portfolio Borrowers, the aggregate net operating income, as adjusted to reflect deductions for FF&E replacement reserves, for the Innkeepers Portfolio Mortgaged Properties was $66,674,764 for fiscal year 2006 and $69,641,304 for the trailing 12 months ending June 30, 2007.

The following charts reflect historical occupancy and historical average daily rates for the Innkeepers Portfolio Mortgaged Properties, as reported by the Innkeepers Portfolio Borrowers.

Historical Occupancy Information
Year	Occupancy
2006	76.6%
2005	76.2%
2004(1)	75.1%
2003(1)	71.0%
2002(1)	72.4%
(1)	The years 2004, 2003 and 2002 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical occupancy that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Historical Average Daily Rate Information(1)
2004(2)	2005	2006
$96.97	$103.33	$112.12
(1)	Average Daily Rate is the overall average ADR for the Innkeepers Portfolio Mortgaged Properties based on information provided by the Innkeepers Portfolio Borrowers.
(2)	The year 2004 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical average daily rate that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Operating Leases.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to an operating lease between the respective Innkeepers Portfolio Borrower owning such mortgaged property and Grand Prix Fixed Lessee LLC, a Delaware limited liability company (the ‘‘Innkeepers Portfolio Operating Lessee’’). The Innkeepers Portfolio Operating Lessee is a special purpose entity formed for the sole purpose of acting as operator of the Innkeepers Portfolio Mortgaged Properties, and is an affiliate of the Innkeepers Portfolio Borrowers. As additional security for the Innkeepers Portfolio Mortgage Loan, the Innkeepers Portfolio Operating Lessee has granted a mortgage lien in favor of the lender of the Innkeepers Portfolio Mortgage Loan on its leasehold interest in each of the Innkeepers Portfolio Mortgaged Properties.

Outparcel Release.    In addition to the release of the Innkeepers Portfolio Mortgaged Properties by defeasance, an unimproved and vacant outparcel portion of the Innkeepers Portfolio Mortgaged Property located in Cherry Hill, New Jersey may be released at any time subject to satisfaction of various conditions, including (a) demonstrating that the outparcel is not income-producing and that the remaining portion of the property complies with all applicable legal requirements, (b) in the event the outparcel is conveyed to a third-party purchaser, such conveyance shall be subject to a restrictive covenant which prohibits operation of a competing hotel on the outparcel, (c) delivery of rating agency confirmation and (d) (i) in the event the outparcel release occurs prior to the second anniversary of the Issue Date, payment of a release price for the outparcel in the amount of $1,300,000 plus applicable yield maintenance premium, and (ii) in the event the outparcel release occurs after the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers simultaneously defease the Innkeepers Portfolio Mortgage Loan in the amount of $1,300,000.

Lockbox.    Gross revenues from the Innkeepers Portfolio Mortgaged Properties are to be deposited by the Innkeepers Portfolio Borrowers, the Innkeepers Portfolio Operating Lessee and the Innkeepers Portfolio Manager into segregated eligible accounts (‘‘Lockbox Accounts’’) established for the benefit of the Innkeepers Portfolio Mortgage Loan lender. So long as no cash management period is continuing, on each monthly payment date the Innkeepers Portfolio Borrowers shall pay to the Innkeepers Portfolio Mortgage Loan lender all debt service and reserve deposits payable under the Innkeepers Portfolio Mortgage Loan documents. During the continuance of a cash management period, on each business day all amounts on deposit in the Lockbox Accounts shall be transferred to the Innkeepers Portfolio Mortgage Loan lender’s cash management account and applied by the Innkeepers Portfolio Mortgage Loan lender to payment of all debt service and reserve deposits payable on the next monthly payment date. A cash management period is a period that commences (i) on the maturity date, (ii) upon the occurrence of an event of default or (iii) as of any calendar quarter if the net operating income of the Innkeepers Portfolio Mortgaged Properties as of such calendar quarter (determined on a trailing 12-month basis) is less than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date, and terminates when the Innkeepers Portfolio Mortgage Loan has been paid in full or (a) with respect to the event referred to in the foregoing clause (ii), when the event of default has been cured (so long as no other event of default is then continuing) and (b) with respect to the event referred to in the foregoing clause (iii), at such time as when the net operating income of the Innkeepers Portfolio Mortgaged Properties (determined on a trailing 12-month basis) is equal to or greater than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date for two consecutive calendar quarters.

Terrorism Insurance.    In each fiscal year, the Innkeepers Portfolio Borrowers will be required to maintain the maximum amount of insurance against terrorism, terrorist acts or similar acts of sabotage that may be purchased for a premium cap equal to (i) for the period from the loan origination date through the first anniversary thereof, $525,000 and (ii) thereafter, an amount determined by the Innkeepers Portfolio Mortgage Loan lender as of each anniversary of the loan origination date equal to the product of (a) $525,000 times (b) a fraction representing the change in the Consumer Price Index-U.S. City Averages for all Urban Consumers – All Items (1982-84=100), of the United States Bureau of Labor Statistics (or a comparable index if the Consumer Price Index is no longer available) since January 1, 2007, but which fraction shall not equal less than 1. Notwithstanding the foregoing, in the event that terrorism insurance is customarily maintained by owners of hotel properties in the United States as part of the all risk coverage otherwise required to be maintained under the loan documents, the Innkeepers Portfolio Borrowers are required to maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premiums.

Required Capital Improvements Guaranty.    The sponsor, Apollo Investment Corporation, has provided a guaranty of payment and performance of the Innkeepers Portfolio Borrowers’ obligations to complete certain required capital improvements at the Innkeepers Portfolio Mortgaged Properties, other than capital improvements required to be performed within two years following the loan origination date under property improvement plans applicable to the Innkeepers Portfolio Mortgaged Properties. The aggregate estimated cost of the capital improvements covered by the Apollo Investment Corporation guaranty is $22,342,998. The foregoing amount includes an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as

Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Ground Lease.    The Innkeepers Portfolio Mortgaged Property located in Fort Lauderdale, Florida is subject to a ground lease from The City of Fort Lauderdale. The ground lease expires July 31, 2034. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 15 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 60 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease without the ground lessor’s consent; (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to ground lessee pursuant to its insurance policies shall be deposited in a commercial national bank as trustee, located in Fort Lauderdale, Florida, selected by the ground lessor, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Permitted Mezzanine Financing.    Future mezzanine indebtedness to certain institutional lenders is permitted subject to satisfaction of specified conditions, which include (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 80% and (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.08x as of the loan origination date.

Management Agreement.    The Innkeepers Portfolio Mortgaged Properties are subject to a single management agreement between the Innkeepers Operating Lessee and Island Hospitality Management, Inc., a Florida corporation (the ‘‘Innkeepers Portfolio Manager’’). The Innkeepers Portfolio Manager is not an affiliate of the Innkeepers Mortgage Borrowers. The term of the management agreement is 24 months for two of the Innkeepers Portfolio Mortgaged Properties known as the Residence Inn Denver Downtown and the Residence Inn Denver South, and 12 months for the rest of the Innkeepers Portfolio Mortgaged Properties, in each case commencing on June 29, 2007. The management fees are comprised of a base management fee and an incentive management fee, which are capped, in the aggregate, at an amount equal to 4% of gross revenues of the Innkeepers Portfolio Mortgaged Properties. Pursuant to the terms of the management agreement, the Innkeepers Operating Lessee may terminate the management agreement in connection with condemnation, casualty, default of the manager (subject to a notice and cure period), or on a discretionary basis at any time upon 30 days’ prior written notice. The management agreement is subordinate to the mortgages securing the Innkeepers Portfolio Mortgage Loan, and the Innkeepers Portfolio Mortgage Loan lender may terminate and replace the Innkeepers Portfolio Manager in the event that (i) the Innkeepers Portfolio Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there exists an event of default under the Innkeepers Portfolio Mortgage Loan, or (iii) there exists a default by the Innkeepers Portfolio Manager under the management agreement beyond any applicable notice and cure periods thereunder.

The Innkeepers Portfolio Mortgaged Properties by Franchise
Franchisor	% of Portfolio(1)	Flags(2)	# of Properties	# of Rooms
Marriott International, Inc.	77.6%	Residence Inn by Marriott, Courtyard by Marriott, TownePlace Suites by Marriott	33	4,159
Hilton Hotels Corporation	12.5%	Hampton Inn	8	1,006
Global Hyatt Corporation	9.9%	Summerfield Suites	4	518
Total	100.0%		45	5,683
(1)	Based on allocated loan amount.
(2)	Franchise flags for the Innkeepers Portfolio Mortgaged Properties.

Franchise Agreements.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to a franchise agreement, license agreement or other similar agreement with a national hotel franchise. The term of each such agreement extends beyond the term of the initial maturity date, except with respect to the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Germantown, Maryland, Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois (as discussed below). Each franchise agreement provides for the payment to the franchisor of certain recurring fees. The originating lender received a so-called comfort letter from the relevant franchisor in connection with each franchise agreement. The comfort letters provide certain protections relative to the cure of franchisee defaults under the franchise agreements and to the assumption of the franchise agreements in certain instances in connection with mortgage foreclosure.

The franchise agreement for the Innkeepers Portfolio Mortgaged Property known as Hampton Inn, Germantown, Maryland expires in January 2016. Under the Innkeepers Portfolio Mortgage Loan documents, commencing on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the Germantown property as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

The franchise agreements for the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois expire in December 2010 and May 2012, respectively. The Innkeepers Portfolio Mortgage Loan documents make it an event of default for the Innkeepers Portfolio Borrowers to allow any franchise agreement to expire, unless the applicable Innkeepers Portfolio Borrower enters into a replacement franchise agreement, acceptable to the lender in its reasonable discretion, with a hotel chain or system acceptable to the lender in its reasonable discretion, and commences operation of such Innkeepers Portfolio Mortgaged Property under the name of such hotel chain or system. In addition, the required capital improvements guaranty from Apollo Investment Corporation that is discussed above is intended to cover, among other things, an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Pending Class Action Litigation.    Three pending class action lawsuits were filed by shareholders of Innkeepers USA in Palm Beach County, Florida Circuit Court with respect to the acquisition by Apollo Investment Corporation of all of the outstanding shares of Innkeepers USA (the prior owner of the Innkeepers Portfolio Mortgaged Properties). The parties to each of these actions reached a settlement through the execution of a Memorandum of Understanding dated May 25, 2007, which contemplates a class-wide settlement with class-wide releases subject to court approval. The originating lender has been informed that implementation and final court approval of the settlement is expected to occur by mid-November 2007, subject to the availability of the court and scheduling issues, however, there can be no assurance of the outcome or timing of these matters.

The Market.    According to information in the third party appraisals performed in connection with the origination of the Innkeepers Portfolio Mortgage Loan, the 45 Innkeepers Portfolio Mortgaged Properties are located in 16 states across the country. Within the 16 states, there are numerous markets or submarkets in which the various hotels are located, as identified under the heading ‘‘Location’’ in the table below.

The chart below is a summary of market information provided in the Smith Travel Research reports for the Innkeepers Portfolio Mortgaged Properties and for its competitive sets.

Innkeepers Portfolio vs. Market Information(1)
Property	Location	Property # Rooms	Property Occupancy(2)	Competitive Set Occupancy(1)	Occupancy Index(1)	Property ADR(2)	Competitive Set ADR(1)	ADR Index(1)	Property RevPAR(2)	Competitive Set RevPAR(1)	RevPAR Index(1)
Residence Inn Silicon Valley II	Sunnyvale,CA	247	80.8%	71.3%	113.2%	$130.79	$120.97	108.1%	$105.63	$86.27	122.4%
Residence Inn Silicon Valley I	Sunnyvale,CA	231	74.7%	71.3%	104.8%	$135.72	$120.97	112.2%	$101.39	$86.27	117.5%
Residence Inn Saddle River	Saddle River,NJ	174	78.9%	68.9%	114.6%	$141.27	$135.63	104.2%	$111.50	$93.40	119.4%
Residence Inn Ohare Rosemont	Rosemont,IL	192	75.7%	74.8%	101.2%	$116.41	$106.62	109.2%	$88.09	$79.72	110.5%
Residence Inn San Mateo	San Mateo,CA	160	82.1%	77.9%	105.3%	$123.67	$115.27	107.3%	$101.50	$89.80	113.0%
Residence Inn Gaithersburg	Gaithersburg,MD	132	71.6%	59.6%	120.0%	$149.81	$108.83	137.7%	$107.20	$64.89	165.2%
Summerfield Suites El Segundo	El Segundo,CA	122	86.9%	85.1%	102.1%	$129.20	$118.43	109.1%	$112.27	$100.83	111.3%
Residence Inn San Jose South	San Jose,CA	150	74.3%	60.6%	122.6%	$119.53	$84.45	141.5%	$88.79	$51.18	173.5%
Residence Inn Mountain View	Mountain View,CA	112	82.1%	75.2%	109.1%	$152.69	$111.51	136.9%	$125.31	$83.90	149.4%
Residence Inn Bellevue	Bellevue,WA	120	75.2%	70.2%	107.1%	$155.64	$148.68	104.7%	$117.03	$104.39	112.1%
Summerfield Suites Belmont	Belmont,CA	132	83.1%	77.9%	106.7%	$124.08	$115.49	107.4%	$103.14	$89.94	114.7%
Residence Inn Tukwila	Tukwila,WA	144	77.9%	77.5%	100.6%	$123.35	$114.31	107.9%	$96.12	$88.57	108.5%
Hampton Inn Willow Grove	Willow Grove,PA	150	68.2%	67.7%	100.7%	$119.59	$111.55	107.2%	$81.57	$75.56	107.9%
Residence Inn Addison	Dallas,TX	150	82.6%	65.5%	126.1%	$99.13	$99.08	100.1%	$81.87	$64.88	126.2%
Residence Inn Lynnwood	Lynnwood,WA	120	84.9%	71.8%	118.3%	$121.85	$108.23	112.6%	$103.43	$77.67	133.2%
Courtyard Fort Lauderdale	Ft. Lauderdale,FL	136	71.6%	75.1%	95.3%	$114.99	$100.98	113.9%	$82.30	$75.87	108.5%
Residence Inn Denver Downtown	Denver,CO	156	73.1%	66.2%	110.4%	$113.95	$104.51	109.0%	$83.30	$69.22	120.3%
Residence Inn Atlanta Downtown	Atlanta,GA	160	72.5%	64.1%	113.1%	$125.78	$109.14	115.3%	$91.20	$69.97	130.3%
Summerfield Suites Las Colinas	Irving,TX	148	79.0%	66.3%	119.0%	$102.85	$106.38	96.7%	$81.22	$70.57	115.1%
Residence Inn Altamonte Springs	Altamonte Springs,FL	128	71.9%	72.3%	99.5%	$102.32	$96.38	106.2%	$73.53	$69.64	105.6%
Residence Inn Bothell	Bothell,WA	120	74.8%	70.5%	106.1%	$127.59	$106.05	120.3%	$95.44	$74.78	127.6%
Residence Inn Arlington	Arlington,TX	114	79.2%	66.5%	119.2%	$100.12	$91.57	109.3%	$79.34	$60.86	130.4%
Hampton Inn Germantown	Germantown,MD	178	61.0%	62.9%	96.9%	$104.78	$102.45	102.3%	$63.92	$64.47	99.1%
Residence Inn Denver South	Englewood,CO	128	76.0%	62.4%	121.8%	$96.63	$87.94	109.9%	$73.43	$54.86	133.8%
Summerfield Suites Mount Laurel	Mt Laurel,NJ	116	86.6%	77.3%	112.1%	$100.15	$89.53	111.9%	$86.74	$69.18	125.4%
Residence Inn Richmond NW	Richmond,VA	104	82.3%	70.6%	116.5%	$101.44	$93.17	108.9%	$83.50	$65.81	126.9%
Hampton Inn Islandia	Islandia,NY	120	70.8%	68.0%	104.2%	$115.47	$104.23	110.8%	$81.78	$70.86	115.4%
Residence Inn Cherry Hill	Cherry Hill,NJ	96	88.4%	70.5%	125.5%	$113.02	$96.62	117.0%	$99.92	$68.08	146.8%
Residence Inn Peachtree Corners	Norcross,GA	120	73.4%	51.3%	143.2%	$89.71	$75.45	118.9%	$65.87	$38.69	170.2%
Hampton Inn Lombard	Lombard,IL	128	63.6%	61.9%	102.8%	$96.02	$88.47	108.5%	$61.11	$54.77	111.6%
Residence Inn Richmond	Richmond,VA	80	79.7%	72.9%	109.2%	$110.39	$110.30	100.1%	$87.93	$80.43	109.3%
Hampton Inn Westchester	Westchester,IL	112	71.5%	62.2%	114.9%	$101.26	$92.36	109.6%	$72.35	$57.42	126.0%
Residence Inn San Jose	Campbell,CA	80	80.4%	77.1%	104.2%	$126.82	$113.88	111.4%	$101.93	$87.84	116.0%
Residence Inn Louisville	Louisville,KY	96	71.8%	61.2%	117.3%	$91.04	$80.96	112.5%	$65.37	$49.56	131.9%
Residence Inn Lexington North	Lexington,KY	80	86.7%	66.9%	129.6%	$99.27	$93.01	106.7%	$86.06	$62.22	138.3%
Hampton Inn Schaumburg	Schaumburg,IL	128	65.8%	67.7%	97.3%	$97.09	$78.54	123.6%	$63.94	$53.15	120.3%
Residence Inn Livonia	Livonia,MI	112	72.1%	62.2%	116.0%	$98.80	$104.50	94.5%	$71.27	$64.96	109.7%
Residence Inn Shelton	Shelton,CT	96	75.3%	66.9%	112.6%	$116.99	$118.24	98.9%	$88.08	$79.06	111.4%
Residence Inn Binghamton	Vestal,NY	72	84.3%	63.3%	133.1%	$119.69	$102.17	117.2%	$100.86	$64.69	155.9%
TownePlace Suites Horsham	Horsham,PA	95	78.7%	64.2%	122.6%	$90.47	$64.71	139.8%	$71.17	$41.52	171.4%
Hampton Inn Naples	Naples,FL	107	63.5%	64.0%	99.2%	$102.27	$99.21	103.1%	$64.96	$63.50	102.3%
Residence Inn Windsor	Windsor,CT	96	76.0%	66.4%	114.5%	$112.24	$97.63	115.0%	$85.30	$64.81	131.6%
Residence Inn Portland	Scarborough,ME	78	74.2%	68.1%	108.8%	$110.77	$102.34	108.2%	$82.16	$69.73	117.8%
Hampton Inn Columbia	Columbia,MD	83	68.8%	64.2%	107.2%	$126.38	$117.54	107.5%	$86.98	$75.47	115.3%
Residence Inn Fremont	Fremont,CA	80	76.8%	71.5%	107.4%	$100.76	$82.23	122.5%	$77.37	$58.77	131.7%
Total/Average(3)		5,683	75.9%	68.6%	111.1%	$115.88	$104.40	111.6%	$88.17	$72.07	124.2%
(1)	Competitive set market information is based upon Smith Travel Research (‘‘STR’’) reports as of trailing 12 months ending May 31, 2007, and weighted by available rooms.
(2)	Reflects the average occupancy, ADR and RevPAR, respectively, for each of the Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending May 31, 2007.
(3)	Weighted average by available rooms of the Innkeepers Portfolio Mortgaged Properties.

II. The PECO Portfolio Mortgage Loans

Mortgage Loan Information
Aggregate Cut-off Date Balance:	$323,860,000(1)
Aggregate Loan per Square Foot:	$76
Aggregate % of Initial Mortgage Pool Balance:	10.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition / Refinance
Mortgage Interest Rate:	6.450% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2007 and October 11, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	July 11, 2017
Maturity Balance:	$304,833,778
Borrowers:	Various(5)
Sponsor:	Phillips Edison Shopping Center Fund III, L.P.
Prepayment/Defeasance:	Defeasance in whole or in part with releases, permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(6) Replacement Reserve(7) TI/LC Reserve(8)
Lockbox:	Springing Soft (9)
Other Secured Debt:	Permitted Mezzanine Financing(10)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(11)
Property Type:	Retail(11)
Location:	Various(11)
Year Built:	1960-2004
Year Renovated:	1991-2006
Aggregate Square Feet:	4,250,370
Occupancy:	96.7%(12)
Occupancy Date:	June 21, 2007 – July 25, 2007
Ownership Interest:	Fee / Leasehold(13)
Property Management:	Phillips Edison & Company LTD., an affiliate of the borrowers
U/W NCF:	$26,344,807(14)
U/W NCF DSCR:	1.08x(15)
Cut-off Date U/W NCF DSCR:	1.24x(16)
Aggregate Appraised Value:	$419,000,000(17)
Appraisal As of Date:	May 1, 2007 – June 15, 2007
Aggregate Cut-off Date LTV Ratio:	77.3%
Aggregate Maturity LTV Ratio:	72.8%

(1)	The PECO Portfolio Mortgage Loans are comprised of 39 cross-collateralized and cross-defaulted loans, each, except as otherwise noted herein, with substantially the same terms, including interest calculation with interest rates ranging from 6.380% to 6.710%, first payment dates of August 11, 2007 or October 11, 2007, and maturity date of July 11, 2017.
(2)	NAP means not applicable.
(3)	Based on the weighted average of the aggregate Mortgage Interest Rates for the PECO Portfolio Mortgage Loans. The Mortgage Interest Rate is 6.430% per annum, with respect to 15 loans, 6.380% per annum, with respect to 18 loans, and 6.710% with respect to six acquisition loans.
(4)	Payments of interest only are required with respect to 33 of the PECO Portfolio Mortgage Loans through and including the payment date in July 2012 and with respect to six of the PECO Portfolio Mortgage Loans through the payment date in September 2012.
(5)	See ‘‘—The Borrowers and Sponsor’’ below.
(6)	The PECO Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, if any PECO Portfolio Borrowers maintain an approved blanket insurance policy and have deposited into the tax and insurance reserve an amount equal to one-quarter of the annual insurance premiums allocable to the related PECO Portfolio Mortgaged Property, then the related PECO Portfolio Borrowers shall not be required to make monthly deposits to the tax and insurance reserve for the payment of insurance premiums.
(7)	The PECO Portfolio Borrowers are required to make monthly escrow deposits into replacement reserve accounts in the initial aggregate amount of $43,577. Notwithstanding the foregoing, the monthly escrow payment will not be required during such time as the balance in the replacement reserve accounts exceeds a capped amount that initially equals $1,568,779. The capped amount will be reduced as releases of individual PECO Portfolio Mortgaged Properties occur.
(8)	The PECO Portfolio Borrowers are required to (i) make monthly escrow deposits into tenant improvements and leasing commissions reserve accounts in the initial aggregate amount of $135,933 and (ii) deposit all lease termination payments, if any, into the reserve account for the payment of tenant improvements and leasing commissions. Notwithstanding the foregoing, the monthly escrow payment will not be required during such times as the aggregate balance in the tenant improvements and leasing commissions reserve accounts (exclusive of lease termination and similar payments) exceeds a capped amount that initially equals $4,672,908. The capped amount will be reduced as releases of individual PECO Portfolio Mortgaged Properties occur.
(9)	See ‘‘—Lockbox’’ below.
(10)	See ‘‘—Permitted Mezzanine Financing’’ below.

(11)	The PECO Portfolio is comprised of 39 properties consisting of 36 primarily grocery-anchored retail properties and three non-anchored retail properties located in 13 states.
(12)	Overall occupancy for the 39 PECO Portfolio Mortgaged Properties.
(13)	Two (2) of the PECO Portfolio Mortgaged Properties known as PECO Portfolio – Eastridge Crossing and PECO Portfolio – University Plaza – Amherst are secured by leasehold interests. See ‘‘—Ground Leases’’ below.
(14)	U/W NCF is the aggregate for the 39 PECO Portfolio Mortgaged Properties.
(15)	Calculated based on the annualized aggregate constant monthly debt service payments commencing with the payment date in August 2012 and October 2012.
(16)	Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments at the weighted average mortgage interest rate of 6.450% calculated on an Actual/360 Basis.
(17)	Aggregate of appraised values based on a combined portfolio value for the 39 PECO Portfolio Mortgaged Properties.

The PECO Portfolio Mortgage Loans
Property(1)(2)(3)	Location	Year Built/ Renovated	Approximate Square Footage	Occupancy(4)	Cut-Off Date Loan Amount	Appraised Value(5)
Henrietta Plaza	Rochester, NY	1966/NAP(6)	245,426	94.1%	$21,792,000	$27,200,000
Thompson Square Mall	Thompson, NY	1975/2003	240,135	99.1	18,400,000	26,700,000
Tops Plaza – Cortland Staples	Cortland, NY	1994/NAP	134,223	100.0	17,424,000	23,500,000
Tops Plaza – Depew	Depew, NY	1980/1996	148,245	90.0	16,424,000	21,200,000
Tops Plaza – Erie	Erie, PA	1996/2006	106,331	97.5	15,225,000	18,000,000
Shoppes at Citiside	Charlotte, NC	2002/NAP	75,485	97.3	10,696,000	10,600,000
Turfway Plaza	Florence, KY	1985/NAP	133,985	94.8	10,626,000	14,100,000
Eastwood Shopping Center	Frankfort, KY	1966/1991	155,104	95.9	9,987,000	11,200,000
University Plaza – Amherst	Amherst, NY	1965/2002	162,879	97.0	9,975,000	15,200,000
Montgomery Commons	Montgomery, AL	1999/NAP	95,300	96.6	9,890,000	12,650,000
Lake Olympia Square	Ocoee, FL	1995/NAP	87,456	98.6	9,837,000	16,300,000
Cedar Springs Crossing	Spartanburg, SC	2001/NAP	86,102	95.1	9,437,000	11,300,000
Indian Hills	Calhoun, GA	1988/NAP	133,130	97.3	9,200,000	11,500,000
D&F Plaza	Dunkirk, NY	1960/2004	194,457	96.3	9,150,000	11,900,000
Columbia Promenade	Kissimmee, FL	2000/NAP	65,883	98.8	9,037,000	12,300,000
Holly Springs Plaza	Franklin, NC	1988/NAP	155,559	98.5	8,870,000	11,900,000
Redbud Commons	Gastonia, NC	2004/NAP	63,937	96.9	8,700,000	10,400,000
Bi-Lo Center – Asheville	Asheville, NC	2002/NAP	54,319	97.4	6,925,000	7,500,000
Habersham Village	Cornelia, GA	1985/NAP	147,182	93.3	6,920,000	8,650,000
Cox Creek	Florence, AL	1984/NAP	100,501	100.0	6,720,000	8,400,000
Bridgewater Marketplace	Orlando, FL	1998/NAP	57,960	100.0	6,688,000	8,800,000
Kensington Place	Murfreesboro, TN	1999/NAP	70,607	85.0	6,418,000	9,175,000
Crestview Corners	Crestview, FL	1986/2006	116,983	94.4	6,380,000	8,200,000
Delavan Plaza	Delavan, WI	1989/NAP	140,382	95.2	6,280,000	7,850,000
Westdale Plaza	Baraboo, WI	1988/NAP	173,529	100.0	6,260,000	7,830,000
Southside Plaza	Jamestown, NY	1980/1997	63,140	97.7	6,088,000	9,720,000
Richardson Plaza	Columbia, SC	1980-1981/NAP	107,827	100.0	6,080,000	7,600,000
North Aiken Bi-Lo Center	Aiken, SC	2002/NAP	59,204	98.0	5,750,000	6,200,000
Tellico Plaza	Lenoir City, TN	1989/NAP	114,195	94.5	5,500,000	6,900,000
Pulaski Plaza	Pulaski, VA	1983/1992	112,340	97.3	5,120,000	6,400,000
Concord Crossing	Concord, NC	1994/NAP	55,930	97.9	5,098,000	5,000,000
Lakeview Plaza	Kissimmee, FL	1997/NAP	54,788	95.3	4,968,000	8,100,000
Houston Square	Warner Robins, GA	1992/NAP	60,799	98.0	4,718,000	6,300,000
Squirewood Village	Dandridge, TN	2002/NAP	46,122	100.0	4,438,000	4,925,000
Eastridge Crossing	Hendersonville, NC	1989/2005	159,429	100.0	4,250,000	4,500,000
Silver Hill	Orlando, FL	1964,1971, 1980/1995	109,001	100.0	4,240,000	5,700,000
South Main Street Plaza	Bellefountaine, OH	2000/NAP	52,399	100.0	4,099,000	5,100,000
Irving West	Irving, TX	1986/2004	69,186	92.3	3,410,000	6,000,000
Palmetto Crossroads	Hilton Head Island, SC	1990/NAP	40,910	96.0	2,840,000	4,200,000
Total/Weighted Average(7)			4,250,370	96.7%	$323,860,000	$419,000,000
(1)	Ranked by Loan Amount as of the Cut-off Date.
(2)	Thirty-six (36) of the properties are anchored retail, and three are unanchored retail.
(3)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this prospectus supplement.
(4)	Reflects occupancy for each property as of June 21, 2007 – July 25, 2007.
(5)	The Cut-off Date LTV for the aggregate PECO Portfolio Mortgage Loans is 77.3%.
(6)	NAP means not applicable.
(7)	Total occupancy reflects overall occupancy for the 39 PECO Portfolio Mortgaged Properties.

Major Tenant Information
Tenant(1)	Principal Business	Property(2)	Approximate Square Feet	% Total Square Feet(3)	%Total Base Revenue(4)	Rent PSF(5)	Ratings(6)	Lease Expiration Date
Tops Markets	Supermarket	Henrietta Plaza, Tops Plaza – Depew, Tops Plaza – Cortland Staples, Tops Plaza – Erie, University Plaza – Amherst	362,506	8.5%	11.0%	$9.89	BB+/BB+/Baa3	3/31/2009(7)
Bi-Lo, Inc.	Supermarket	Shoppes at Citiside, Cedar Springs Crossing, Bi-Lo Center Ashville, North Aiken Bi-Lo Center, Concord Crossing, Redbud Commons	268,445	6.3	8.3	$10.04	B/NR/B1	11/1/2014(8)
Publix Supermarket	Supermarket	Columbia Promenade, Lakeview Plaza, Houston Square, Kensington Place	184,781	4.3	4.9	$8.65	NR/BB/NR	2/1/2014(9)
K-Mart	Mass Merchandiser	Habersham Village, Westdale Plaza	169,311	4.0	1.7	$3.35	NR	11/30/2010(10)
Winn Dixie Stores	Supermarket	Bridgewater Marketplace, Lake Olympia Square, Silver Hill	132,595	3.1	2.4	$5.99	NR	6/26/2010(11)
Total			1,117,638	26.2%	28.4%
(1)	Ranked by approximate square feet of tenants in 39 properties of the PECO Portfolio Mortgaged Properties.
(2)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this prospectus supplement.
(3)	The percentages of total square feet are based on the aggregate square footage of the 39 PECO Portfolio Mortgaged Properties.
(4)	The percentages of total base revenues are based on the aggregate underwritten base rental revenues of the 39 PECO Portfolio Mortgaged Properties, excluding any vacant lease-up revenue assumptions.
(5)	Reflects in-place base rent.
(6)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent may have no obligations under the related lease) if tenant is not rated.
(7)	Tops Markets’ lease expiration includes 55,000 square feet expiring on March 31, 2009 at University Plaza – Amherst, 76,006 square feet expiring on October 31, 2013 at Henrietta Plaza, 77,000 square feet expiring on April 30, 2016 at Tops Plaza – Cortland, 77,500 square feet expiring on September 30, 2016 at Tops Plaza – Depew and 77,000 square feet expiring on December 31, 2016 at Tops Plaza – Erie.
(8)	Bi-Lo, Inc.’s lease expiration includes 42,680 square feet expiring on November 1, 2014 at Concord Crossing, 42,104 square feet expiring June 1, 2021 at Bi-Lo Center – Asheville, 46,673 square feet expiring on September 1, 2021 at Cedar Springs Crossing, 42,104 square feet expiring on July 1, 2022 at North Aiken Bi-Lo Center, 46,904 square feet expiring on October 1, 2022 at Shoppes at Citiside and 47,980 square feet expiring on March 1, 2024 at Redbud Commons.
(9)	Publix Supermarket’s lease expiration includes 55,999 square feet expiring on February 1, 2014 at Houston Square, 37,888 square feet expiring on December 1, 2017 at Lakeview Plaza, 46,624 square feet expiring on February 1, 2019 at Kensington Place and 44,270 square feet expiring on October 1, 2020 at Columbia Promenade.
(10)	K-Mart’s lease expiration includes 82,832 square feet expiring on November 30, 2010 at Habersham Village and 86,479 square feet expiring on October 31, 2013 at Westdale Plaza.
(11)	Winn Dixie Stores’ lease expiration includes 44,595 square feet expiring on June 26, 2010 at Silver Hill, 44,000 square feet expiring on June 1, 2015 at Lake Olympia Square and 44,000 square feet expiring on December 1, 2018 at Bridgewater Marketplace.

Historical Annual Rent Per Square Foot Information(1)
2005	2006	2007
$8.84(2)	$7.86(3)	$8.08(4)
(1)	Any information regarding historical annual rent that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.
(2)	Based on average base rent of 29 of the PECO Portfolio Mortgaged Properties.
(3)	Based on average base rent of 39 of the PECO Portfolio Mortgaged Properties with 6 base rents based on annualized calculations.
(4)	Based on average base rent of 39 of the PECO Portfolio Mortgaged Properties and for the interim periods of January-April 2007 for 15 of the PECO Portfolio Mortgaged Properties and March-June 2007 for 24 of the PECO Portfolio Mortgaged Properties.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007(3)	52	119,134	2.8%	2.8%	$1,306,023	4.0%	4.0%
2008	81	417,534	9.8	12.6%	3,489,787	10.7	14.8%
2009	92	636,113	15.0	27.6%	4,492,307	13.8	28.6%
2010	70	517,736	12.2	39.8%	3,875,417	11.9	40.5%
2011	70	502,889	11.8	51.6%	3,583,336	11.0	51.5%
2012	31	175,631	4.1	55.7%	1,462,752	4.5	56.0%
2013	12	276,112	6.5	62.2%	1,611,125	5.0	61.0%
2014	10	188,810	4.4	66.7%	1,600,162	4.9	65.9%
2015	3	75,075	1.8	68.4%	455,600	1.4	67.3%
2016	10	338,403	8.0	76.4%	3,542,777	10.9	78.2%
2017 and beyond	27	864,725	20.3	96.7%	7,094,423	21.8	100.0%
Vacant	—	138,208	3.3	100.0%	0	—
Total	458	4,250,370	100.0%		$32,513,709	100.0%
(1)	Based on aggregate total square feet of the 39 properties of the PECO Portfolio Mortgaged Properties.
(2)	Based on aggregate underwritten base rental of the 39 PECO Portfolio Mortgaged Properties excluding any vacant lease-up revenue assumptions.
(3)	Includes any month-to-month tenants.

The Borrowers and Sponsor.    There are 39 separate PECO Portfolio Borrowers. The PECO Portfolio Borrowers are Cox Creek Station Inc., Crestview Corners Station Inc., D & F Station Inc., Delevan Plaza Station LLC, Habersham Station Inc., Holly Springs Station Inc., Indian Hills Station Inc., Irving West Station Inc., Montgomery Commons Station Inc., Bow Circle Station Inc., Pulaski Station Inc., Richardson Station Inc., Silver Hills Station Inc., Tellico Station Inc., Westdayl Plaza Station LLC, Bridgewater Station LLC, Cedar Springs Station LLC, Columbia Promenade Station LLC, Concord Crossing Station LP, D & L Station Inc., Frankfort Station Inc., Henrietta Station Inc., Houston Station Inc., Kensington Station LLC, Olympia Station LLC, Lakeview Station LLC, Citiside Station LP, South Main Station LLC, Southside Station Inc., Squirewood Station LLC, Cortland Station Inc., Erie Station Inc., Turfway Station Inc., Asheville Station II LP, Eastridge Station II LP, North Aiken Station II LLC, Redbud Station II LP, Thompson Station Inc. and 3500 Main Street Station Inc. The sponsor of the PECO Portfolio Borrowers is Phillips Edison Shopping Center Fund III, L.P., formed in 2005 by Phillips Edison & Company, a fully-integrated retail real estate company, to purchase value-added anchored community shopping centers. Phillips Edison specializes in the acquisition and redevelopment of under-performing grocery store anchored shopping centers. Its portfolio includes over 120 properties containing over 14.5 million square feet of space in 28 states. Its holdings were bolstered by the purchase of publicly traded real estate investment trust (REIT) Aegis Realty in 2003. Phillips Edison’s properties are concentrated in the Midwest, as well as the southeastern and western United States. Major tenants include Albertsons, Safeway, Publix, Wal-Mart, and Kroger.

The Mortgage Loans.    The PECO Portfolio Mortgage Loans were originated on June 22, 2007, June 28, 2007 and August 15, 2007, and have an aggregate cut-off date principal balance of $323,860,000. The PECO Portfolio Mortgage Loans are comprised of 39 separate, cross-defaulted and cross-collateralized loans. Each of the PECO Portfolio Borrowers has given a mortgage, deed of trust or deed to secure debt, as applicable, to secure the promissory note given by such PECO Portfolio Borrower, as well as a guaranty of each other PECO Portfolio Borrower’s mortgage loan. Each of the PECO Portfolio Mortgage Loans is approximately a ten-year balloon loan with a stated maturity date of July 11, 2017. The PECO Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, which results in the PECO Portfolio Mortgage Loans having a weighted average interest rate of 6.450% per annum. On the eleventh day of each month through and including payment dates in July 2012, with respect to 33 of the PECO Portfolio Mortgage Loans, and in September 2012, with respect to six of the PECO Portfolio Mortgage Loans, the PECO Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the PECO Portfolio Mortgage Loans. On the eleventh day of August and September, 2012, the PECO Portfolio Borrowers, with respect to 33 of the PECO Portfolio Mortgage Loans, are required to make constant monthly debt service payments aggregating $1,687,630, based on a 30-year amortization schedule. On the eleventh day of each month from and including October 11, 2012, through and including June 11, 2017, the PECO Portfolio Borrowers, with respect to all 39 of the PECO Portfolio Mortgage Loans are required to make constant monthly debt service payments aggregating $2,036,438 on the PECO Portfolio Mortgage Loans, based on a 30-year amortization. The aggregate principal balance of the PECO Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on July 11, 2017.

The PECO Portfolio Borrowers are prohibited from voluntarily prepaying the PECO Portfolio Mortgage Loans, in whole or in part, prior to January 11, 2017. From and after January 11, 2017 (the ‘‘Open Period’’), the PECO Portfolio Borrowers may prepay the PECO Portfolio Mortgage Loans, in whole only, without payment of any prepayment consideration, provided that the related PECO Portfolio Borrower satisfies certain requirements under the related PECO Portfolio Mortgage Loan agreement.

Commencing on the second anniversary of the Issue Date, any of the PECO Portfolio Borrowers may obtain the separate release of each of the PECO Portfolio Mortgaged Properties by defeasing 110% of the payment obligations under its respective PECO Portfolio Mortgage Loan. A defeasance will be effected by the related PECO Portfolio Borrower pledging fixed rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or direct, non-callable, fixed rate obligations of the United States of America that produce payments which replicate the payment obligations of the related PECO Portfolio Borrower and are sufficient to pay off the respective PECO Portfolio Mortgage Loan on the stated maturity date (which shall be accelerated to any monthly payment date during the Open Period designated by the related PECO Portfolio Borrower). The right of the PECO Portfolio Borrowers to defease the PECO Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the PECO Portfolio Mortgage Loan documents, including but not limited to, (i) in the case of each such separate release, the defeasance collateral must be sufficient to purchase government securities that produce payments equal to at least 110% of the remaining payments due under the related PECO Portfolio Mortgage Loan, including the balloon payment due at maturity, with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining PECO Portfolio Mortgage Loans and (ii) the remaining PECO Portfolio Mortgage Loans, as reduced, must satisfy a debt service coverage ratio test of at least 1.15x. If any mezzanine financing is outstanding as of the date that a PECO Portfolio Borrower obtains a release of a PECO Portfolio Mortgaged Property, it shall be an additional condition to the release that (i) such mezzanine financing will be secured solely by equity interests in the remaining PECO Portfolio Borrowers immediately following such release, (ii) the combined debt service coverage ratio for the remaining PECO Portfolio Mortgage Loans and the mezzanine financing shall be not less than 1.05x following such release and (iii) in connection any such release, the mezzanine financing must be prepaid or defeased in the same proportionate amount that has been defeased in connection with the release of the related PECO Portfolio Mortgaged Property from the PECO Portfolio Mortgage Loan documents. In addition, the PECO Portfolio Borrower that owns the PECO Portfolio Mortgaged Property known as the Thompson Square Mall located in Thompson, New York has the right, in connection with the exercise of a purchase option by a related ground tenant, to obtain a release of the property through partial defeasance, as more fully described in ‘‘—Partial Release’’ below.

If any mezzanine financing is outstanding as of the date that a PECO Portfolio Borrower obtains a release of a PECO Portfolio Mortgaged Property, it shall be an additional condition to release that (i) such mezzanine financing will be secured solely by equity interests in the remaining PECO Portfolio Borrowers immediately following such release, (ii) the combined debt service coverage ratio for the remaining PECO Portfolio Mortgage Loans and the mezzanine financing shall be not less than 1.05x following such release and (iii) in connection any such release, the mezzanine financing must be prepaid or defeased in the same proportionate amount that the PECO Portfolio Mortgage Loans have been defeased in connection with the related release.

The Mortgaged Properties.    The PECO Portfolio Mortgage Loans are 39 cross-collateralized and cross-defaulted loans secured by a first priority lien on the respective fee simple interests of the PECO Portfolio Borrowers in 37 of the PECO Portfolio Mortgaged Properties and the respective leasehold interests in two (2) of the PECO Portfolio Mortgaged Properties known as Eastridge Crossing and University Plaza – Amherst, as described under ‘‘—Ground Leases’’ below. The PECO Portfolio Mortgaged Properties are comprised of shopping centers comprised of 36 grocery-anchored centers and three (3) unanchored retail properties located in 13 states and containing an aggregate of 4,250,370 square feet. The PECO Portfolio Mortgaged Properties were built between 1960 and 2004 and were renovated between 1991 and 2006 and range in size from 40,910 square feet to 245,426 square feet. As of June 21, 2007 – July 25, 2007, the overall occupancy of the PECO Portfolio Mortgaged Properties was 96.7%. Based on historical financial information provided by the PECO Portfolio Borrowers, the aggregate net operating income for the 39 PECO Portfolio Mortgaged Properties was $27,536,422 (comprised of $18,995,785 for full fiscal year net operating income for 24 of the PECO Portfolio Mortgaged Properties and $8,540,637 for trailing twelve month net operating income annualized for 15 of the PECO Portfolio Mortgaged Properties) for the fiscal year 2006 and $9,059,361 for the interim period January 2007 through April 2007 for 15 of the PECO Portfolio Mortgaged Properties and March 2007 through June 2007 for 24 of the PECO Portfolio Mortgaged Properties.

Leases at the PECO Portfolio Mortgaged Properties covering the lesser of (i) 25,000 square feet of the total rentable square footage of space at the related PECO Portfolio Mortgaged Property and (ii) 10% of the aggregate total rentable square footage of space at the related PECO Portfolio Mortgaged Property and the other PECO Portfolio Mortgaged Properties (‘‘Minor Leases’’) may be terminated by the related PECO Portfolio Borrower if the combined debt service coverage ratio on all of the PECO Portfolio Mortgage Loans is above 1.10x. Leases other than Minor Leases (‘‘Anchor Leases’’) may be terminated by the related PECO Portfolio Borrower if the combined debt service coverage ratio on all of the PECO Portfolio Mortgage Loans is above 1.20x, so long as the tenants under three or more Anchor Leases of the PECO Portfolio Mortgaged Properties have not terminated their leases, are not in default in the payment of rent or other charges, and have not ceased normal business operations.

The following is a historical occupancy chart for the PECO Portfolio Mortgaged Properties, based on available information provided by the PECO Portfolio Borrowers and prior owners of the PECO Portfolio Mortgaged Properties.

Historical Occupancy Information(1)
Year	Occupancy
2007(2)	96.9	%(3)
2006	96.8	%(3)
2005	95.8	%(4)
2004	95.7	%(5)
(1)	Any information regarding historical occupancy that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.
(2)	Reflects the 2007 average of the individual property occupancies as of June 21-July 25, 2007 for the 39 PECO Portfolio Mortgaged Properties.
(3)	Reflects the average of the individual property occupancies for the 39 PECO Portfolio Mortgaged Properties.
(4)	Reflect the average of the individual property occupancies for 32 of the PECO Portfolio Mortgaged Properties.
(5)	Reflects the average of the individual property occupancies for 26 of the PECO Portfolio Mortgaged Properties.

Lockbox. During the continuance of an event of default involving a related PECO Portfolio Borrowers’ failure to pay any sum required to be paid by the terms of the PECO Portfolio Mortgage Loan documents whether due to the PECO Portfolio Mortgage Loan lender or to a third party, the PECO Portfolio Mortgage Loan lender, upon notice to the related PECO Portfolio Borrower, may require all rents from the related PECO Portfolio Mortgaged Property to be paid directly to the property manager and deposited daily into a lockbox account under the exclusive control of the PECO Portfolio Mortgage Loan lender. If, in the PECO Portfolio Mortgage Loan lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the PECO Portfolio Mortgage Loan lender may require the related PECO Portfolio Borrower to irrevocably instruct all of the tenants at the related PECO Portfolio Mortgaged Property to deposit rent payments directly into such lockbox account. All funds on deposit in such lockbox account on any monthly payment date with respect to the applicable PECO Portfolio Mortgage Loan shall be applied to the following items, in such order of priority as the PECO Portfolio Mortgage Loan Lender shall determine, in its sole discretion: (i) first, to pay taxes, charges or insurance premiums on the related PECO Portfolio Mortgaged Property; (ii) second, to payment of the monthly debt service due on the related PECO Portfolio Mortgage Loan; (iii) third, to replenish all reserves and escrow funds required to be paid by the related PECO Portfolio Borrower; and (iv) lastly, to pay normal and customary operating expenses of the related PECO Portfolio Mortgaged Property which have been approved by the PECO Portfolio Mortgage Loan lender.

Terrorism Coverage.    The PECO Portfolio Mortgage Loan lender may require that insurance required to be obtained by the PECO Portfolio Borrowers pursuant to the PECO Portfolio Mortgage Loan documents not contain an exclusion for acts of terrorism or the PECO Portfolio Mortgage Loan lender may require the PECO Portfolio Borrowers to obtain separate policies with respect to insurance against acts of terrorism. The PECO Portfolio Borrowers, however, are not required to expend for such terrorism insurance coverage an amount, which when combined with the amount required to be expended for other required insurance coverage (‘‘Base Coverage’’), exceeds 1.5 times the cost of the the Base Coverage, and the PECO Portfolio Borrowers shall only be required to purchase such terrorism insurance coverage which, together with the Base Coverage, may be purchased for 1.5 times the cost of the Base Coverage.

Ground Leases.    The PECO Portfolio – University Plaza – Amherst Mortgage Loan is secured by a leasehold mortgage encumbering (i) the tenant’s interest in a ground lease (the ‘‘University Plaza – Amherst Ground Lease’’) from the fee owner of the PECO Portfolio – University Plaza – Amherst Mortgaged Property to the Town of Amherst Industrial Development Agency and (ii) the PECO Portfolio – University Plaza – Amherst Loan Borrower’s subleasehold interest in the University Plaza – Amherst Ground Lease. The University Plaza – Amherst Ground Lease terminates on February 2, 2021 and calls for ground rent of $357,000 per year that increases in 2017 to $363,140 per year. There are four five-year renewal options and one four-year renewal option with annual rent for each extension term of $50,000 per year. While the University Plaza –

Amherst Ground Lease contains provisions for notices of default to the leasehold mortgagee, and opportunity for the cure of defaults, if the University Plaza – Amherst Ground Lease is terminated, the leasehold mortgagee is entitled to a new replacement lease only if the termination was occasioned by a non-monetary default or in a bankruptcy proceeding and not by reason of a monetary default which had not been cured by the tenant or the leasehold mortgagee. The University Plaza – Amherst Ground Lease provides that the tenant is required to subordinate its leasehold estate to fee mortgages placed upon the PECO Portfolio – University Plaza – Amherst Mortgaged Property provided that the aggregate amount of such fee mortgages shall not exceed $3,600,000, and further provided that the tenant under the University Plaza – Amherst Ground Lease receives a non-disturbance agreement from the holder of such fee mortgage in form reasonably acceptable to such tenant (as of the date hereof, a non-disturbance agreement had not been delivered by the holder of an existing fee mortgage of approximately $1,600,000). The lessor under the University Plaza – Amherst Ground Lease also has the right to require the tenant to purchase the fee title to the PECO Portfolio – University Plaza – Amherst Mortgaged Property for $3,600,000 any time prior to August 2020. Pursuant to the terms of the PECO Portfolio Mortgage Loan securing the PECO Portfolio – University Plaza – Amherst Mortgaged Property, the PECO Portfolio – University Plaza – Amherst Borrower is required to comply with such obligations under the University Plaza – Amherst Ground Lease and to cause the lien of the mortgage securing the PECO Portfolio Mortgage Loan to be spread to encumber such fee interest. If the PECO Portfolio – University Plaza – Amherst Borrower fails to comply with such obligations, the lender of the PECO Portfolio Mortgage Loan may fund such additional sums as may be required in order to acquire such fee interest in the PECO Portfolio – University Plaza – Amherst Mortgaged Property.

The PECO Portfolio – Eastridge Crossing Mortgage Loan is secured by a mortgage encumbering two leaseholds held by the PECO Portfolio – Eastridge Crossing Loan Borrower, one of an approximately 13.97 acre tract improved with a shopping center and the second of an approximately 1.97 acre parking lot parcel. There are two small, primarily unimproved, parcels in the center that are owned in fee by the PECO Portfolio – Eastridge Crossing Loan Borrower. The larger tract ground lease terminates on October 31, 2013 and calls for ground rent of $125,000 per year plus 30% of ‘‘overage rentals’’ (subtenant rentals based on percentage rent paid by space tenants) with $10,000 guaranteed annually through October 31, 2013. There are ten renewal options remaining of five years each that renew automatically unless the tenant notifies the landlord of intent not to renew. The leasehold mortgagee may not be able to nullify the tenant’s notice of intention not to renew a ground lease extension. While the ground lease contains provisions for notices of default to the leasehold mortgagee, and opportunity for the cure of defaults, there may not be adequate provisions for the leasehold mortgagee to obtain a new lease in the event of a ground lease termination for any reason, including the release of the ground lease in bankruptcy. The parking lot ground lease provides for annual rent of $53,156 per year and terminates on April 30, 2009 with six renewal options of five years each. Rent under the parking lot ground lease escalates 12.5% for each extension period.

Permitted Future Mezzanine Financing.    The PECO Portfolio Mortgage Loan documents permit each of the related PECO Portfolio Borrowers’ equity holders to incur mezzanine financing in favor of certain qualified mezzanine lenders, provided that (i) the combined debt service coverage ratio for all of the PECO Portfolio Mortgage Loans and such mezzanine financing is not less than 1.05x and (ii) if such combined debt service ratio is less than 1.10x, the combined loan–to–value percentage based on the aggregate principal amount of the PECO Portfolio Mortgage Loans and such mezzanine financing is not greater than 85% of the appraised value of all of the PECO Portfolio Mortgaged Properties.

Partial Release.    With respect to the PECO Portfolio Mortgaged Properties preceded by ‘‘PECO Portfolio –’’ on Annex A-1 and that are further identified as ‘‘Cedar Springs Crossings,’’ ‘‘Henrietta Plaza,’’ ‘‘Lake Olympia Square,’’ and ‘‘Tops Plaza – Cortland Staples’’, the related PECO Portfolio Borrower may obtain a partial release with respect to certain out-parcels (each being a ‘‘Release Parcel’’) at such properties without principal repayment or defeasance and upon satisfaction of certain conditions set forth in the related PECO Portfolio Mortgage Loan documents (including, but not limited to, the remaining PECO Portfolio Mortgaged Properties constituting a lawfully subdivided parcel, and consisting of one or more separate and distinct tax lot(s)).

Home Depot ground leases its store premises from the PECO Portfolio Borrower (the ‘‘Thompson Square Borrower’’) that owns the PECO Portfolio Mortgaged Property known as the Thompson Square Mall located in Thompson, New York (the ‘‘PECO Portfolio – Thompson Square Mortgaged Property’’). The tenant under the related ground lease has an option to purchase the Thompson Square Borrower’s fee interest in the store premises from February 1, 2013 to May 1, 2013 for a purchase price of $4.5 million (the ‘‘Home Depot Purchase Option’’). The Home Depot Purchase Option requires the Thompson Square Borrower to pay all transfer taxes and other reasonable closing costs associated with the sale of the optioned property. The Home Depot Purchase Option is a prior encumbrance to the mortgage lien on the PECO Portfolio – Thompson Square Mortgaged Property. If the Home Depot Option is exercised, the Thompson Square Borrower has the right to obtain a release of the optioned property from the mortgage lien securing the PECO Portfolio Mortgage Loans by partially defeasing the payments due under its particular PECO Portfolio Mortgage Loan in the same proportionate amount that the purchase price under the Home Depot Purchase Option bears to the then outstanding principal amount of such mortgage loan. At the time of such partial defeasance, the Thompson Square Borrower has the right to accelerate the maturity date of the partially defeased portion of its mortgage loan to any monthly payment date during the Open Period.

The Market.    According to information in the appraisals performed in connection with the origination of the PECO Portfolio Mortgage Loans, the PECO Portfolio Mortgaged Properties are located in and around the markets or submarkets identified under the heading ‘‘Market/Submarket’’ in the chart below.

The chart below indicates, by PECO Portfolio Mortgaged Property name, the applicable market or submarket and, with respect to retail inventory in each such market or submarket, the approximate total rentable square feet, the approximate overall weighted average per square foot asking rent and the approximate average vacancy rate.

Market Information(1)
Property(2)	Market/Submarket	Approximate Total Rentable Square Feet(2)(3)	Approximate Overall Average per. Square Foot Asking Rent(3)(4)	Approximate Average Vacancy Rate for Submarket(3)(4)
Henrietta Plaza	Rochester, NY	10,385,000	$13.51	7.0%
Thompson Square Mall	Thompson, NY	424,552	$8.00 - $17.42	4.0%
Tops Plaza – Cortland Staples	Syracuse, NY	6,207,000	$12.30	15.7%
Tops Plaza – Depew, University Plaza – Amherst	Buffalo, NY	13,014,000	$11.69	12.8%
Tops Plaza – Erie	Erie, PA	3,523,123	NAV	6.0%
Shoppes at Citiside, Redbud Commons, Concord Crossing	Charlotte, NC	21,815,000	$17.35	7.6%
Turfway Plaza	Cincinnati, OH	21,190,000	$14.36	12.1%
Eastwood Shopping Center	Frankfort, KY	962,253	$10.80 - $17.80	5.0%
Montgomery Commons	Montgomery, AL	NAV	NAV	7.8%
Lake Olympia Square, Colombia Promenade, Bridgewater Marketplace, Lakeview Plaza	Orlando, FL	30,087,000	$18.30	5.0%
Cedar Springs Crossing	Greenville, SC	12,319,000	$11.58	10.8%
Indian Hills	Calhoun, GA	NAV	NAV	10.0%
D&F Plaza	Dunkirk, NY	NAV	NAV	NAV
Holly Springs Plaza	Franklin, NC	NAV	NAV	6.0%
Bi-Lo Center – Asheville, Eastridge Crossing	Asheville, NC	383,731	$11.17 - $14.00	12.0%
Habersham Village	Habersham, GA	529,297	$5.00 - $15.00	5.0%
Cox Creek	Florence, AL	2,400,000	NAV	5.0% - 10.0%
Bridgewater Marketplace	Orlando, FL	30,087,000	$18.30	5.0%
Kensington Place	Nashville, TN	18,994,000	$14.95	6.3%
Crestview Corners	Crestview, FL	NAV	NAV	5.0%
Delavan Plaza	Delavan, WI	NAV	NAV	15.7%
Westdale Plaza	Madison, WI	5,702,548	NAV	4.7%
Southside Plaza	Jamestown, NY	484,140	$6.83 - $18.00	4.0%
Richardson Plaza	Columbia, SC	8,752,000	$11.36	9.3%
North Aiken Bi-Lo Center	Aiken, SC	590,370	$8.25 - $12.95	3.0%
Tellico Plaza	Knoxville, TN	6,618,000	$8.31	11.2%
Pulaski Plaza	Pulaski, VA	NAV	NAV	12.0%
Houston Square	Warner Robins, GA	1,061,488	$12.81 - $16.67	10.0%
Squirewood Village	Dandridge, TN	413,254	$11.75 - $16.25	5.0%
South Main Street Plaza	Bellefountaine, OH	661,777	$5.80 - $10.80	5.0%
Irving West	Irving, TX	4,947,150	$11.95	13.0%
Palmetto Crossroads	Hilton Head Island, SC	5,300,000	$12.00 - $22.00	8.0%
(1)	All information based upon appraisals performed in connection with the origination of the PECO Portfolio Mortgage Loans.
(2)	All property names listed are preceded by the words ‘‘PECO Portfolio –’’ on Annex A-1 to this prospectus supplement.
(3)	Relates to retail inventory in applicable market or submarket as of the most recent available quarter.
(4)	NAV means not available because the information was not reported in the related appraisal performed in connection with the origination of the subject PECO Portfolio Mortgage Loan.

III. The Potomac Mills Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$246,000,000(1)
Loan per Square Foot:	$274(2)
% of Initial Mortgage Pool Balance:	8.3%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.8295% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 11, 2017
Maturity Balance:	$246,000,000
Borrower:	Mall at Potomac Mills, LLC
Sponsor:	The Mills Limited Partnership
Defeasance/Prepayment:	Defeasance is permitted two years from the last securitization involving any portion of the Potomac Mall Loan Combination. Prepayment without penalty is permitted on or after October 11, 2016.
Up-Front Reserves:	NAP(3)
Ongoing Reserves:	NAP(3)
Lockbox:	Springing Hard(4)
Additional Debt:	$164,000,000 Potomac Mall Non-Trust Loan(1) and Permitted Mezzanine Financing(5)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Woodbridge, Virginia
Year Built:	1985
Year Renovated:	2006
Gross Square Feet:	$1,578,570(6)
Collateral Square Feet:	1,498,570(7)
Overall Occupancy:	97.8%(8)
In-Line Occupancy:	96.6%
Occupancy Date:	May 1, 2007
Ownership Interest:	Fee
Property Management:	Simon Management Associates II, LLC, an affiliate of the borrower
In-Line Sales PSF:	$375(9)
In-Line Cost of Occupancy:	14.6%(9)
U/W NCF:	$28,100,000
U/W NCF DSCR:	1.16x(10)
Cut-off Date U/W NCF DSCR:	1.16x(10)
Appraised Value:	$520,000,000
Appraisal As of Date:	May 5, 2007
Cut-off Date LTV Ratio:	78.8%(11)
Maturity LTV Ratio:	78.8%(11)

(1)	The Potomac Mills Mortgage Loan is one of multiple mortgage loans comprising the Potomac Mills Loan Combination that includes: (a) the Potomac Mills Mortgage Loan, (b) the Potomac Mills Non-Trust Loan, with an aggregate cut-off date principal balance of $164,000,000. The Potomac Mills Non-Trust Loan is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan. The Cut-off Date Principal Balance in the table above is based on the Potomac Mills Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Potomac Mills Loan Combination is $410,000,000.
(2)	Based on the entire Potomac Mills Loan Combination of $410,000,000 and total collateral square feet of the mortgaged property, including Costco Wholesale Corporation, which owns its improvements and leases its pad from the related borrower.
(3)	NAP means ‘‘not applicable.’’
(4)	See ‘‘—Lockbox’’ below.
(5)	See ‘‘—Permitted Mezzanine Financing’’ below.
(6)	Reflects gross leasable area of the entire mall including 148,663 square feet of space occupied by Costco Wholesale Corporation, which owns its improvements and ground leases its pad from the related borrower. The pad is part of the collateral, but the improvements are not. Gross Square Feet also includes the 80,000 square foot space occupied by Burlington Coat Factory, which owns its own pad and improvements and, is therefore, not part of the collateral.
(7)	Collateral Square Feet comprising the mortgaged property consists of 517,111 square feet of anchor space and 981,459 square feet of in-line mall space.
(8)	Overall occupancy does not include anchors which are not part of the collateral, but does include Costco Wholesale Corporation, which owns its store and ground leases its pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending December 31, 2006.
(10)	Calculated based on aggregate annual interest-only payments of the Potomac Mills Loan Combination of $410,000,000, based on an interest rate of 5.8295% calculated on an Actual/360 basis.
(11)	Calculated based on the Cut-Off Date and Maturity Date balances of the Potomac Mills Loan Combination and the appraisal dated May 5, 2007.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF	Ratings(1)	Anchor Lease Expiration
Anchor-Owned
Burlington Coat Factory(2)	80,000	NAP	NAP	NAP	NAP	NAP
Anchors
Costco Wholesale Corporation(3)	148,663	9.9%	2.1%	$3.59	A/AA−/A2	6/19/2031(4)
J.C. Penney Company, Inc.	107,021	7.1	2.6	$6.19	BBB−/BBB/Ba1	3/31/2008(5)
American Multi-Cinema, Inc.	75,274	5.0	5.9	$20.00	NR/NR/NR	2/24/2019(6)
Marshalls, Inc.	61,763	4.1	2.1	$8.75	NR/NR/A3	1/31/2009(7)
The Sports Authority, Inc.	42,212	2.8	2.2	$13.00	NR/NR/NR	2/28/2010(8)
Nordstrom, Inc.	41,321	2.8	1.3	$8.25	Baa1/NR/A−	9/30/2010(9)
The TJX Companies, Inc.	40,857	2.7	1.5	$9.50	NR/NR/A3	5/31/2009(10)
Total Anchor Space	517,111	34.5%	17.7%
In-Line Mall Space	981,459	65.5%	82.3%
Total GLA	1,498,570	100.0%	100.0%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(2)	Burlington Coat Factory owns its store and pad; therefore, neither the pad nor the store is part of the collateral.
(3)	Costco Wholesale Corporation owns its stores and leases the pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(4)	The Costco Wholesale Corporation lease provides for five, five-year extension options.
(5)	The J.C. Penney Company, Inc. lease provides for four, five-year extension options.
(6)	The American Multi-Cinema, Inc. lease provides for four, five-year renewal options.
(7)	The Marshalls, Inc. lease provides for three, five-year extension options.
(8)	The Sports Authority, Inc. lease provides for one, five-year extension option.
(9)	The Nordstrom, Inc. lease provides for four, five-year extension options.
(10)	The TJX Companies, Inc. lease provides for three, five-year extension options.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Lease Expiration Date
Saks & Company	38,210	2.5	1.5	$9.83	10/31/2007
G Street Remnant Shop, Ltd.	36,522	2.4	1.2	$8.25	7/31/2017
Steve & Barry’s Virginia, Inc.	35,222	2.4	1.4	$9.17	1/31/2011
Dale City L.T., Inc. (‘‘Linens N Things’’)	33,743	2.3	1.5	$11.36	9/11/2010
Sears, Roebuck and Co.	33,103	2.2	1.2	$9.47	6/14/2009
Total	176,800	11.8%	6.8%
(1)	The five major in-line tenants are ranked by approximate square feet.
(2)	The percentages of total square feet are based on the entire Potomac Mills Mortgaged Property aggregating 1,498,570 square feet, including 148,663 square feet leased to Costco Wholesale Corporation. Costco Wholesale Corporation owns its store and ground leases the pad from the Potomac Mills Borrower. The pad, but not the store, is part of the collateral.
(3)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the Potomac Mills Mortgaged Property, including the ground lease payments associated with the Costco Wholesale Corporation space.
(4)	Reflects in-place base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	62,884	4.2%	4.2%	$806,938	3.2%	3.2%
2008	229,580	15.3	19.5%	3,038,072	11.9	15.1%
2009	212,283	14.2	33.7%	3,088,963	12.2	27.3%
2010	163,962	10.9	44.6%	2,622,440	10.4	37.5%
2011	148,416	9.9	54.5%	3,155,355	12.4	49.8%
2012	44,852	3.0	57.5%	1,333,158	5.2	55.1%
2013	83,281	5.6	63.1%	2,343,560	9.2	64.2%
2014	56,045	3.7	66.8%	1,348,407	5.3	69.5%
2015	76,567	5.1	71.9%	2,059,166	8.1	77.6%
2016	73,233	4.9	76.8%	2,004,343	7.9	85.5%
2017 and beyond	314,043	21.0	97.8%	3,711,877	14.5	100.0%
Vacant	33,424	2.2	100.0%	0	0.0	100.0%
Total	1,498,570	100.0%		$25,512,279	100.0%
(1)	Based on in-place underwritten base rental revenues and excludes the 148,663 square feet of space occupied by Costco Wholesale Corporation. Costco Wholesale Corporation owns its improvements and ground leases the pad from the related borrower.

The Borrower and Sponsor.    The Potomac Mills Borrower is Mall at Potomac Mills, LLC, a Delaware limited liability company. The sponsor of the Potomac Mills Borrower is The Mills Limited Partnership which is a joint venture of Simon Property Group, Inc. and Farallon Capital Management, L.L.C., Simon Property Group, Inc. is a self-administered and self-managed Real Estate Investment Trust which, together with its affiliated management company, currently owns or has an interest in 285 properties in the United States, which consist of 171 regional malls, 68 community/lifestyle centers and 46 other shopping centers or outlet centers in 38 states and Puerto Rico. Farallon Capital Management, L.L.C. is a global investment management company based in San Francisco that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations and pension plans.

The Mortgage Loan.    The Potomac Mills Mortgage Loan was originated on June 15, 2007, and has a cut-off date principal balance of $246,000,000. The Potomac Mills Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘Potomac Mills Loan Combination,’’ that are both secured by the Potomac Mills Mortgaged Property. The Potomac Mills Loan Combination is comprised of (a) the Potomac Mills Mortgage Loan; and (b) the Potomac Mills Non-Trust Loan in the principal amount of $164,000,000, which will not be included in the trust and which is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan. The respective rights of the holders of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan will be governed by the Potomac Mills Co-Lender Agreement. See ‘‘—Loan Combinations—The Potomac Mills Loan Combination.’’

The Potomac Mills Mortgage Loan (as well as the Potomac Mills Non-Trust Loan) is a ten-year loan with a stated maturity date of July 11, 2017, which accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.8295% per annum. On the eleventh day of each month to but excluding the stated maturity date, the Potomac Mills Borrower is required to make interest-only payments on the Potomac Mills Mortgage Loan (as well as the Potomac Mills Non-Trust Loan). The principal balance of the Potomac Mills Loan Combination, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Potomac Mills Borrower is permitted to voluntarily prepay the Potomac Mills Mortgage Loan, in whole or in part, at any time on or after October 11, 2016, without penalty.

The Potomac Mills Borrower may defease the Potomac Mills Mortgage Loan, in whole only, at any time after the expiration of two years following the latest securitization of any mortgage loan comprising the Potomac Mills Loan Combination, and by doing so obtain the release of the Potomac Mills Mortgaged Property. A defeasance will be effected by the Potomac Mills Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Potomac Mills Borrower under the Potomac Mills Loan Combination and are sufficient to pay off the Potomac Mills Loan Combination in its entirety on the day prior to any scheduled payment date from and including October 11, 2016 chosen by the Potomac Mills Borrower. The Potomac Mills Borrower’s right to defease the entire Potomac Mills Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Potomac Mills Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Potomac Mills Borrower in the Potomac Mills Mortgaged Property, which is comprised of the Mall at Potomac Mills, a retail anchored regional mall, the collateral portion of which comprises approximately 1,498,570 square feet, situated on approximately 133.0 acres, located in Prince William County, Virginia. The Potomac Mills Mortgaged Property was built in 1985 and expanded in 2006. The Mall at Potomac Mills is anchored by eight stores, seven of which, Costco, J.C. Penney Company, Inc., American Multi-Cinema, Inc. Marshalls, Inc., The Sports Authority, Inc., Nordstrom, Inc. and The TJX Companies, Inc., with an aggregate of 517,111 square feet are part of the collateral for the Potomac Mills Mortgage Loan. The remaining anchor store, Burlington Coat Factory, with 80,000 square feet, is anchor owned and not part of the collateral. The major in-line tenants include OFF 5th Saks Fifth Avenue Outlet, Steve & Barry’s Virginia, Inc., Linens ‘N Things and Sears, Roebuck and Co. As of May 1, 2007, based on square footage leased, in-line occupancy at the Potomac Mills Mortgaged Property was 96.6% and overall mall occupancy including temporary tenants and Costco, but excluding the anchor-owned parcel was 97.8%.

Lockbox.    The Potomac Mills Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Potomac Mills Mortgaged Property directly into a lockbox account under the control of lender. Prior to the occurrence of an event of default pursuant to the loan documents, the Potomac Mills Borrower shall have access to such funds.

Terrorism Insurance.    The Potomac Mills Borrower is required to maintain insurance on the Potomac Mills Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Permitted Mezzanine Financing.    The mortgage loan documents permit the pledge of direct or indirect interests in the Potomac Mills Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall have occurred and be continuing with respect to the Potomac Mills Loan Combination, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.05x, (c) the term of the mezzanine financing (including any extension terms) shall be co-terminus with or mature subsequent to the term of the Potomac Mills Loan Combination, (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance customarily accepted by institutional lenders in connection with similar loans or in the form agreed upon at the closing, and (e) if Simon Property Group, Inc. is no longer in control of the Potomac Mills Borrower or the loan-to-value test is not satisfied, the rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-6 certificates or the certificates with respect to the securitization of the Potomac Mills Non-Trust Loan.

In addition, The Mills Limited Partnership, has the right to pledge its direct or indirect interest in the Potomac Mills Borrower in connection with the incurrence of corporate debt, provided that at least 51% of the holders of such corporate debt are institutional lenders and SPG-FCM Ventures, LLC has the right to pledge its indirect interest in the Potomac Mills Borrower to Simon Property Group LP or an affiliate and one or more institutional lenders, provided that not less than 51% of such interest is held by Simon Property Group LP.

Guaranty.    The Mills Limited Partnership has provided a payment guaranty of $60,000,000 with respect to the Potomac Mills Loan Combination, which may be reduced on a quarterly basis during the term of the Potomac Mills Mortgage Loan under the conditions set forth in the related loan documents. The guaranty terminates upon the earlier of (i) payment in full of the mortgage loan, (ii) defeasance pursuant to the terms of the loan agreement or (iii) the adjusted guaranty amount being reduced to $0.

IV. The Och-Ziff Retail Portfolio Mortgage Loan

Loan Information
Cut-off Date Principal Balance:	$144,000,000(1)
Loan per Square Foot:	$123(2)
% of Initial Mortgage Pool Balance:	4.8%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.3120% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 6, 2007
Amortization Term:	Interest only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	August 6, 2014
Maturity Balance:	$144,000,000
Borrowers:	Various(4)
Sponsors:	Various(5)
Prepayment:	Beginning on August 6, 2010 through May 6, 2014, the Och-Ziff Retail Portfolio Loan may be prepaid in whole or in part subject to a prepayment premium equal to the greater of yield maintenance and .50% of the unpaid principal balance. On or after May 6, 2014 the Och-Ziff Retail Portfolio Loan may be prepaid without penalty or payment of any yield maintenance premium.
Up-Front Reserves:	NAP(3)
Ongoing Reserves:	Tax and Insurance Reserves(6)
Lockbox:	Hard(7)
Additional Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(8)
Property Type:	Anchored Retail
Location:	Orlando, FL; Jacksonville, FL; Tampa, FL; Punta Gorda, FL; Houston, TX; Trussville, AL (3 Properties); Alabaster, AL; Shenandoah, TX; Athens, GA(8)
Year Built:	1948 - 2006
Year Renovated:	1995 - 2005
Gross Square Feet:	2,535,761(9)
Collateral Square Feet:	2,311,252(8)
Occupancy:	90.1%(10)
Occupancy Date:	5/16/2007
Ownership Interest:	Fee
Property Management:	Colonial Property Services, Inc., an affiliate of the Borrower
U/W NCF:	$23,132,153 (11) (12)
U/W NCF DSCR:	1.27x(12)
Appraised Value:	$428,100,000(13)
Appraisal As of Date:	Various(14)
Cut-off Date LTV Ratio:	66.3%(15)
Maturity LTV Ratio:	66.3%(15)

(1)	The Och-Ziff Retail Portfolio Mortgage Loan is one of multiple mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination that includes: (a) the Och-Ziff Retail Portfolio Mortgage Loan, (b) the Och-Ziff Retail Portfolio Non-Trust Loan, with an aggregate cut-off date principal balance of $140,000,000 . The Och-Ziff Retail Portfolio Non-Trust Loan is, at all times, pari passu in right of payment with the Och-Ziff Retail Portfolio Mortgage Loan. The Cut-off Date Principal Balance in the table above is based on the Och-Ziff Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Och-Ziff Retail Portfolio Loan Combination is $284,000,000.
(2)	Loan per square foot is based on the Och-Ziff Retail Portfolio Loan Combination of $284,000,000.
(3)	NAP means not applicable.
(4)	The Borrowers include OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP Kingwood Commons LP.
(5)	The Sponsors include Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund L.P., Och-Ziff Real Estate TE Fund L.P., Och-Ziff Real Estate Fund L.P., Och-Ziff Real Estate Sponsor Co-Investment Fund L.P. and Global Eiendom Utbetaling Norge 2007 AS.
(6)	The Och-Ziff Retail Portfolio Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(7)	See ‘‘—Lockbox’’ below.
(8)	The Och-Ziff Retail Portfolio Mortgaged Properties consist of eleven anchored retail centers located in Florida, Texas, Georgia and Alabama with an aggregate of 2,311,252 square feet of space.
(9)	Gross Square Footage includes 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which owns their own pads and improvements and, are therefore, not part of the collateral.
(10)	Calculated as a weighted average physical occupancy based on collateral square footage as of the rent roll dated 5/16/2007. Occupancy percentage excludes 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich (‘‘America’s Custom Design Center’’) through 9/30/2011. Colonial Retail Limited Partnership guarantees all Rental Payments due under such lease through 9/30/2011. Including the 107,806 square feet of dark space, the Och-Ziff Retail Portfolio is 94.8% leased on a weighted average basis.
(11)	U/W NCF is the aggregate of the eleven Och-Ziff Retail Portfolio Mortgaged Properties.

(12)	U/W NCF DSCR is calculated based on the aggregate annual interest-only payments of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000, based on an interest rate of 6.312% calculated on an Actual/360 day basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which tenant is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011.
(13)	Based on the aggregate of the as-is appraised values for the eleven Och-Ziff Retail Portfolio Mortgaged Properties.
(14)	Based on the appraisals as of May 2007.
(15)	Calculated based on loan amount comprised of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Wal-Mart Stores, Inc.	203,742	8.8%	AA/AA/Aa2	1/31/2020
Publix Super Markets, Inc.	142,952	6.2%	NR	11/18/2012
Total Anchor Space	346,694	15.0%
In-Line Mall Space	1,964,558	85.0%
Total GLA	2,311,252	100%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
The TJX Companies, Inc.	84,775	3.7%	2.7%	$8.41	NR/NR/A3	10/31/2015
Bealls Outlet Stores, Inc.	84,050	3.6	2.4	7.51	NR	4/30/2011
Steinmart, Inc.	74,422	3.2	1.7	5.93	NR	5/14/2012
Randall’s Food & Drugs, Inc.	63,990	2.8	2.9	11.75	NR	11/15/2020
Regal Cinemas, Inc.	63,260	2.7	3.5	14.35	NR	5/31/2020
Total	370,497	16.0%	13.2%
(1)	The percentages of total square feet are based on the entire Och-Ziff Retail Portfolio aggregating 2,311,252 square feet, comprising of 346,694 square feet of anchor space and 1,964,558 square feet of in-line retail space at the Och-Ziff Retail Portfolio Mortgaged Property.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire Och-Ziff retail Portfolio Mortgaged Property.
(3)	Reflects in-line base rent.
(4)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

Lease Expiration for Tenants
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007(1)	61,985	2.7%	2.7%	$1,115,463	4.3%	4.3%
2008	120,530	5.2	7.9%	$1,640,914	6.3	10.6%
2009	113,913	4.9	12.8%	$1,897,379	7.3	17.8%
2010	303,336	13.1	25.9%	$3,670,112	14.1	31.9%
2011	320,146	13.9	39.8%	$4,592,503	17.6	49.5%
2012	213,589	9.2	49.0%	$2,013,756	7.7	57.2%
2013	41,000	1.8	50.8%	$818,798	3.1	60.3%
2014	70,889	3.1	53.9%	$1,453,785	5.6	65.9%
2015	203,162	8.8	62.7%	$2,249,894	8.6	74.5%
2016	157,967	6.8	69.5%	$1,823,819	7.0	81.5%
2017 and beyond	476,434	20.6	90.1%	$4,840,053	18.5	100.0%
Vacant	228,301	9.9	100.0%
Total	2,311,252	100.0%	100.0%	$26,116,475	100.0%
(1)	Includes month-to-month tenants.
(2)	Based on in-place underwritten base rental revenues, which excludes rents associated with 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which own their own pads and improvements and, are therefore, not part of the collateral, but includes rents associated with 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich pursuant to a lease that expires on 9/30/2011. Colonial Retail Limited Partnership guarantees all rental payments due under such lease through 9/30/2011.

The Och-Ziff Retail Portfolio Mortgaged Properties
Property	Location	Borrower Interest	Total Collateral GLA(1)	Overall Collateral Physical Occupancy(2)		Appraised Value
Kingwood Commons	Houston, TX	Fee Simple	164,356	86.9%		$46,300,000
CP Trussville II	Trussville, AL	Fee Simple	58,182	97.9		13,100,000
CP Beechwood	Athens, GA	Fee Simple	350,091	97.4		54,500,000
CP Burnt Store	Punta Gorda, FL	Fee Simple	95,023	96.4		17,200,000
CP Hunter’s Creek	Orlando, FL	Fee Simple	227,536	52.6		36,000,000
CP Lakewood	Jacksonville, FL	Fee Simple	194,487	91.9		35,000,000
CP Trussville	Trussville, AL	Fee Simple	388,302	99.6		51,500,000
CP Alabaster	Alabaster, AL	Fee Simple	218,681	92.7		48,700,000
CP at Portofino	Shenandoah, TX	Fee Simple	372,502	89.0		85,000,000
CP Northdale	Tampa, FL	Fee Simple	175,917	95.2		29,000,000
CS Clay	Trussville, AL	Fee Simple	66,175	95.8		11,800,000
Total/Weighted Average			2,311,252	90.1	%(2)	$428,100,000
(1)	Total Collateral GLA of the Och-Ziff Retail Portfolio Mortgaged Properties excludes 136,103 square feet of space occupied by Sam’s Club and 88,406 square feet of space occupied by Kohl’s, which owns their own pads and improvements and, are therefore, not part of the collateral.
(2)	Occupancy percentage for the Och-Ziff Retail Portfolio Mortgaged Loan is calculated based on the weighted average physical occupancies of the Och-Ziff Retail Portfolio Mortgaged Properties based on square footage.

The Borrower and Sponsor.    The Och-Ziff Portfolio Borrower collectively consists of OZ/CLP Hunter’s Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC, OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP Kingwood Commons LP, each a Delaware limited liability company or limited partnership, each of which is a single purpose entity, and is sponsored and controlled by Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund, L.P., Och-Ziff Real Estate TE Fund, L.P., Och-Ziff Real Estate Fund, L.P., Och-Ziff Real Estate Sponsor Co-Investment Fund, L.P., Global Eiendom Utbetaling Norge 2007 AS.

The Mortgage Loan.    The Och-Ziff Retail Portfolio Mortgage Loan was originated on June 15, 2007 and has a cut-off date whole loan principal balance of $284,000,000. The Och-Ziff Retail Portfolio Mortgage Loan is one of multiple mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination that includes: (a) the Och-Ziff Retail Portfolio Mortgage Loan, (b) the Och-Ziff Retail Portfolio Non-Trust Loan, with an aggregate cut-off date principal balance of $140,000,000, which was assigned to LaSalle. The Och-Ziff Retail Portfolio Non-Trust Loan is, at all times, pari passu in right of payment with Och-Ziff Retail Portfolio Mortgage Loan. The Och-Ziff Retail Portfolio Mortgage Loan is a seven-year loan with a maturity date of August 6, 2014. The Och-Ziff Retail Portfolio Mortgage Loan accrues interest on a Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Och-Ziff Portfolio Loan will accrue interest at a fixed rate of 6.312% per annum. On the sixth day of each month during the term of the Och-Ziff Retail Portfolio Mortgage Loan, the Och-Ziff Retail Portfolio Borrower is required to make payments of interest only calculated on the outstanding balance of the Och-Ziff Retail Portfolio Mortgage Loan. The principal balance of the Och-Ziff Retail Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

Except in connection with a partial release, as described under ‘‘-Partial Release’’, the Och-Ziff Portfolio Borrower is prohibited from voluntarily prepaying the Och-Ziff Retail Portfolio Mortgage Loan, in whole or in part, prior to August 6, 2010 (the ‘‘Release Date’’). From and after the Release Date, the Och-Ziff Retail Portfolio Borrower may prepay the Och-Ziff Retail Portfolio Mortgage Loan in whole or in part, with payment of a yield maintenance premium equal to the greater of yield maintenance and .50% of the unpaid principal balance.

The Mortgaged Properties.    The Och-Ziff Retail Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Och-Ziff Portfolio Mortgaged Properties. The Och-Ziff Retail Portfolio Mortgaged Properties are comprised of the Och-Ziff Retail Portfolio Borrower’s fee interest in the following properties: (i) CP Hunter’s Creek, Orlando, Florida; (ii) CP Lakewood, Jacksonville, Florida; (iii) CP Northdale, Tampa, Florida; (iv) CP Burnt Store, Punta Gorda, Florida; (v) Colonial Pinnacle at Portofino, Shenandoah, Texas; (vi) Kingwood Commons, Houston, Texas; (vii) CP Alabaster, Alabaster, Alabama; (viii) CS Clay, Trussville, Alabama; (ix) CP at Trussville, Trussville, Alabama; (x) CP Trussville II, Trussville, Alabama; and (xi) CP Beechwood, Athens, Georgia (collectively, the ‘‘Och-Ziff Retail Portfolio Mortgaged Properties’’). The Och-Ziff Retail Portfolio Mortgaged Properties have an aggregate of 2,311,252 square feet of gross collateral leasable area. In addition, 224,509 square feet of space is located at the CP Trussville II property, occupied by Sam’s Club (136,103 square feet) and Kohl’s (88,406 square feet), which own their own pads and improvements and are therefore, not part of the collateral. As of May 16, 2007, based on collateral square footage, the weighted average occupancy of the Och-Ziff Retail Portfolio Mortgaged Properties was 90.1%.

Lockbox.    The Och-Ziff Retail Portfolio Borrower is required to cause the tenants to deposit all rents derived from each Och-Ziff Retail Portfolio Mortgaged Property directly into a segregated lockbox account under the control of the mortgagee; provided that prior to the occurrence of and following the cessation or cure of an event of an event of default under the Och-Ziff Retail Portfolio Mortgage Loan, the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Och-Ziff Retail Portfolio Borrower. Following the occurrence and during the continuance of an event of default, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Och-Ziff Retail Portfolio Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee, until the subject event of default is cured or ceases to exist. During the existence of an event of default, funds in the cash collateral account will be applied as follows, at the related mortgagee’s option: first, to the payment of the Och-Ziff Retail Portfolio Borrower’s monthly real estate tax and insurance premium reserve obligation; second, to the payment of the fees of the Agent under the cash management agreement; third, to the payment of debt service; fourth, to the payment of the Och-Ziff Portfolio Borrower’s monthly operating expenses; fifth, payments for extraordinary expenses for the applicable period approved by the collateral agent; and lastly, all remaining amounts to be deposited into the excess cash flow subaccount, as additional cash collateral for the Och-Ziff Retail Portfolio Loan.

Terrorism Coverage.    The Och-Ziff Retail Portfolio Borrower is required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism. If perils of terrorism are hereafter excluded from such insurance coverage, the Och-Ziff Retail Portfolio Borrower is required to obtain an endorsement to such insurance policy, or a separate stand-alone policy from an insurance provider which meets the requirements set forth in the Loan documents (or is otherwise satisfactory to the lender), insuring against all such excluded acts or events in the amounts required for such coverage under the Loan documents (100% of the ‘‘Full Replacement Cost), or such lesser amount as may be approved by the lender in its reasonable discretion.

Partial Release.    In connection with a partial prepayment after the Release Date, the Och-Ziff Portfolio Borrower may obtain the release of a Och-Ziff Portfolio Mortgaged Property and terminate the cross-collateralization provisions with respect to such Och-Ziff Retail Portfolio Mortgaged Property, provided that (i) the debt service coverage ratio for the Och-Ziff Retail Portfolio Mortgaged Properties remaining after the release of such Och-Ziff Retail Portfolio Mortgaged Property is at least equal to the greater of (a) 1.20x and (b) the lesser of (1) the debt service coverage ratio immediately proceeding such release or (2) 1.30x, and (ii) the Och-Ziff Retail Portfolio Borrower makes a prepayment in an amount not less than 110% of the allocated loan amount for the Och-Ziff Retail Portfolio Mortgaged Property to be released, together with any applicable yield maintenance premium. In addition, from and after May 6, 2014, the Och-Ziff Retail Portfolio Borrower may prepay the Och-Ziff Retail Portfolio Mortgage Loan, in whole, but not in part, without payment of any prepayment consideration.

In addition to the releases described above, the Och-Ziff Retail Portfolio Borrower has a one-time right to obtain the release of any one (but not more than one) individual Och-Ziff Retail Portfolio Mortgaged Property (‘‘the Early Release Property’’) prior to August 6, 2010, but not sooner than August 6, 2008, subject to the conditions set forth above, except that (i) the release amount for the Early Release Property is 100% of the allocated loan amount for the subject Early Release Property (or 110% to the extent that the allocated loan amount for such Early Release Property together with the allocated loan amount of that certain parcel located on the CP Beechwood property and defined as the ‘‘Chick-Fil-A Parcel’’ in the related loan agreement is more than $42,600,000); and (ii) any prepayment made in connection with this Early Release shall be without any yield maintenance premium, provided that, if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (if the same has been released as described below) is more than $42,600,000, then the Och-Ziff Retail Portfolio Borrower is required to pay a yield maintenance premium on the amount in excess thereof. The allocated loan amount for the Chick-Fil-A Parcel is $719,577.

Additionally, the Och-Ziff Retail Portfolio Borrower has the right at any time to obtain the release of the Chick-Fil-A Parcel upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the Chick-Fil-A Parcel to the tenant under the lease thereof; (ii) the Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, a yield maintenance payment equal to the amount of interest that would be payable on such amount through August 6, 2008. If a release of the Chick-Fil-A Parcel occurs after August 6, 2008, then no yield maintenance premium is required, provided that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000, then the Och-Ziff Retail Portfolio Borrower shall pay a yield maintenance premium on the excess thereof.

Environmental Matters.    The Phase I environmental site assessment with respect to the Och-Ziff Retail Portfolio Mortgaged Properties identified dry cleaners at the following properties: CP Beechwood, CP Burnt Store, CS Clay, CP Hunter’s Creek, CP Lakewood and CP Northdale. A Phase II environmental site assessment was performed for the CP Beechwood and CP Hunter’s Creek properties, resulting in a no further action recommendation with respect to each property. In addition, according to the environmental consultant, the dry cleaning facilities at the CP Burnt Store and CP Northdale properties are currently enrolled in dry clean solvent cleaning programs.

V. The One Sansome Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$139,569,073
Loan per Square Foot:	$248
% of Initial Mortgage Pool Balance:	4.7%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.170% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$139,569,073
Borrower:	One Sansome Street Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(2) Rollover/Replacement Reserve(3) Unfunded TI/LC Reserve(4) Debt Service Shortfall Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6) Rollover/Replacement Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$107,612,663 Senior Mezzanine Debt(9) Bridge Mezzanine Debt(10) Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	San Francisco, California
Year Built:	1983
Year Renovated:	NAP(1)
Square Feet:	562,010
Occupancy:	87.1%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$10,227,455(12)
U/W NCF DSCR:	1.17x(13)
Cut-off Date U/W NCF DSCR:	1.17x(13)
Appraised Value:	$333,300,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	41.9%
Maturity LTV Ratio:	41.9%

(1)	NAP means not applicable.
(2)	At closing, the One Sansome Street Borrower deposited $1,349,798 into a tax and insurance escrow account to pay for real estate taxes on the One Sansome Street Mortgaged Property.
(3)	At closing, the One Sansome Street Borrower deposited $9,550,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the One Sansome Street Mortgage Loan, required repairs, and replacements at the One Sansome Street Mortgaged Property.
(4)	At closing, the One Sansome Street Borrower deposited $1,663,800 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the One Sansome Street Mortgage Loan.
(5)	At closing, the One Sansome Street Borrower deposited $4,245,243 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the One Sansome Street Mortgage Loan and the One Sansome Street Senior Mezzanine Loan (defined below).
(6)	The One Sansome Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the One Sansome Street Borrower provides evidence of a blanket or umbrella insurance policy covering the One Sansome Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the One Sansome Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Bridge Mezzanine Loan (defined below) is not outstanding, if the One Sansome Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.
(7)	The One Sansome Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for replacements and repairs required to be made to the One Sansome Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the One Sansome Street Borrower. Notwithstanding the foregoing, if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.
(9)	Represents one or more senior mezzanine loans in the principal amount of $107,612,663 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(10)	As of the cut-off date, there is an aggregate bridge mezzanine loan facility in favor of the owners of indirect interests in the One Sansome Street Borrower and certain affiliated borrowers in the aggregate amount of $459,612,592. See ‘‘—Mezzanine Financing’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $16,233,764 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 (described in footnote (12) above) are each 1.86x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Citigroup North America	156,236	27.8%	36.4%	$35.32	AA/AA+/Aa1	12/31/2011(5)
Bear Stearns	65,932	11.7	11.7	$27.28	A+/A+/A1	9/30/2009
Smith Barney	46,843	8.3	18.3	$59.17	AA/AA+/Aa1	4/30/2015(6)
Lewis Brisbois, Bisgaar	45,036	8.0	6.0	$19.43	NR	10/31/2012
Lumetra	44,550	7.9	5.7	$18.82	NR	12/31/2009(7)
Total	358,597	63.8%	78.0%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.
(5)	Citigroup North America’s lease expiration includes 109,478 square feet expiring 12/31/2011 and 46,758 square feet expiring 6/30/2013.
(6)	Smith Barney’s lease expiration includes 31,148 square feet expiring 4/30/2015 and 15,695 square feet expiring 9/30/2010.
(7)	Lumetra’s lease expiration includes 29,758 square feet expiring 12/31/2009 and 14,792 square feet expiring 11/30/2009.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	5,112	0.9%	0.9%	$122,060	0.8%	0.8%
2008	3,825	0.7	1.6%	79,986	0.5	1.3%
2009	120,616	21.5	23.1%	2,863,398	18.7	20.0%
2010	56,951	10.1	33.2%	2,195,270	14.3	34.3%
2011	109,478	19.5	52.7%	3,916,576	25.5	59.9%
2012	73,876	13.1	65.8%	1,837,590	12.0	71.9%
2013	74,933	13.3	79.1%	2,374,860	15.5	87.3%
2014	10,818	1.9	81.1%	183,257	1.2	88.5%
2015	31,148	5.5	86.6%	1,751,452	11.4	100.0%
2016	0	0.0	86.6%	0	0.0	100.0%
2017 and beyond	2,510	0.4	87.1%	4,800	0.0	100.0%
Vacant	72,743	12.9	100.0%	0	—
Total	562,010	100.0%		$15,329,249	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the One Sansome Street Mortgage Loan is One Sansome Street Property LLC, a Delaware limited liability company (the ‘‘One Sansome Street Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The One Sansome Street Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $139,569,073. The One Sansome Street Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The One Sansome Street Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.170% per annum. On the eleventh day of each month to, but not including the stated maturity date, the One Sansome Street Borrower is required to make interest-only payments on the One Sansome Street Mortgage Loan. The principal balance of the One Sansome Street Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The One Sansome Street Borrower is prohibited from voluntarily prepaying the One Sansome Street Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the One Sansome Street Borrower may prepay the One Sansome Street Mortgage Loan, in whole only, without payment of any prepayment consideration.

The One Sansome Street Borrower may defease the One Sansome Street Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the One Sansome Street Mortgaged Property. A defeasance will be effected by the One Sansome Street Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are

‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the One Sansome Street Borrower under the One Sansome Street Mortgage Loan and (b) are sufficient to pay off the One Sansome Street Mortgage Loan in its entirety, at the One Sansome Street Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The One Sansome Street Borrower’s right to defease the entire One Sansome Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The One Sansome Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the One Sansome Street Mortgaged Property, a 41-story class A office building located in San Francisco, California. Built in 1983, the One Sansome Street Mortgaged Property is a landmark tower on the San Francisco skyline and is one of the larger buildings in the market with 562,010 square feet of net rentable area. The One Sansome Street Mortgaged Property is leased by multiple tenants. The major tenants at the property are Citigroup North America (which is rated AA/AA+/Aa1 by S&P, Fitch and Moody’s, respectively), with 156,236 square feet (27.8% of the total space), Bear Stearns (which is rated A+/A+/A1 by S&P, Fitch and Moody’s, respectively), with 65,932 square feet (11.7% of the total space), Smith Barney (which is rated AA/AA+/Aa1 by S&P, Fitch and Moody’s, respectively), with 46,843 square feet (8.3% of the total space), Lewis Brisbois, Bisgaar with 45,036 square feet (8.0% of the total space) and Lumetra with 44,550 square feet (7.9% of the total space). As of April 1, 2007, occupancy at the One Sansome Street Mortgaged Property, based on square footage leased, was 87.1%. Based on historical information provided by the One Sansome Street Borrower, the net operating income for the One Sansome Street Mortgaged Property was $12,401,557 for fiscal year 2006 and $4,170,449 for the interim period January 2007 through May 15, 2007.

Lockbox.    The One Sansome Street Borrower is required to cause all income from the One Sansome Street Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the One Sansome Street Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay monthly debt service due on the One Sansome Street Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the One Sansome Street Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the One Sansome Street Mortgage Loan documents; (vii) seventh, to the One Sansome Street Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the One Sansome Street Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the One Sansome Street Senior Mezzanine Loan to be disbursed in accordance with the One Sansome Street Senior Mezzanine Loan.

Terrorism Coverage.    The One Sansome Street Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the One Sansome Street Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the One Sansome Street Borrower shall not be obligated to spend an amount in excess of $500,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests of the One Sansome Street Borrower (collectively, the ‘‘One Sansome Street Mezzanine Borrowers’’) and, in the case of (b) and (c) below, together with the holders of indirect interests in the borrowers under the 100 Wall Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Fair Oaks Plaza and certain other mortgage loans not included in the trust (such Mortgage Loans and other mortgage loans, collectively, the ‘‘Bridge Related Mortgage Loans’’), have incurred the following mezzanine loans: (a) one or more mezzanine loans secured by the direct or indirect interests in the One Sansome Street Borrower in the aggregate principal amount of $107,612,663 (the ‘‘One Sansome Street Senior Mezzanine Loan’’), (b) one or more mezzanine loans secured by the indirect interests in the One Sansome Street Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $321,984,921 (the ‘‘Bridge Mezzanine Loan’’), and (c) one or more mezzanine loans secured by the indirect interests in the One Sansome Street Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $137,627,670 (the ‘‘Subordinate Bridge Mezzanine Loan’’ and, collectively with the Bridge Mezzanine Loan, the ‘‘Aggregate Bridge Mezzanine Loans’’; and the Aggregate Bridge Mezzanine Loans collectively with the One Sansome Street Senior Mezzanine Loan, the ‘‘One Sansome Street Mezzanine Loans’’). The loan documents which evidence the One Sansome Street Mezzanine Loans permit the holder thereof to sever the individual One Sansome Street Mezzanine Loans into one or more additional mezzanine loans or consolidate the One Sansome Street Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on, such One Sansome Street Mezzanine Loans not increase.

The One Sansome Street Senior Mezzanine Loan is coterminous with the One Sansome Street Mortgage Loan. The Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term. The One Sansome Street Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the One Sansome Street Senior Mezzanine Loan and (b) floating rate per annum with respect to the Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the One Sansome Street Mezzanine Borrowers under the One Sansome Street Senior Mezzanine Loan and the Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such One Sansome Street Mezzanine Loans. Interest on the Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the One Sansome Street Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The One Sansome Street Senior Mezzanine Loan may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premium. The Subordinated Bridge Mezzanine Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The One Sansome Street Mezzanine Loans require that upon a sale of the One Sansome Street Mortgaged Property, the conditions contained in the loan documents which evidence and secure the One Sansome Street Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the One Sansome Street Mortgage Loan documents are met, (b) the holders of the Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $73,375,155, and (c) no event of default has occurred and is continuing.

The One Sansome Street Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the One Sansome Street Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Permitted Mezzanine Financing.    An indirect owner of the One Sansome Street Borrower, other than the One Sansome Street Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine Loan’’) secured by its indirect ownership interests in the One Sansome Street Borrower provided that certain conditions are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the One Sansome Street Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the One Sansome Street Mortgage Loan, the One Sansome Street Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided, however, if the debt service coverage ratio for the One Sansome Street Mortgage Loan, the One Sansome Street Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the One Sansome Street Borrower may deliver to the One Sansome Street Mortgage Loan lender a letter of credit in an amount that, if applied to the One Sansome Street Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the One Sansome Street Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the One Sansome Street Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the One Sansome Street Mortgage Loan lender; and (e) the One Sansome Street Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

VI. The 100 Wall Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$117,399,060
Loan per Square Foot:	$243
% of Initial Mortgage Pool Balance:	3.9%
Shadow Rating (S&P/Fitch/Moody’s):	BBB−/NR/NR(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.250% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 11, 2012
Maturity Balance:	$117,399,060
Borrower:	100 Wall Street Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(3) Rollover/Replacement Reserve(4) Unfunded TI/LC Reserve(5) Debt Service Shortfall Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7) Rollover/Replacement Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$62,491,102 Senior Mezzanine Debt(10) Bridge Mezzanine Debt(11) Permitted Mezzanine Financing(12)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1969
Year Renovated:	2004
Square Feet:	482,404
Occupancy:	95.1%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$8,675,300(13)
U/W NCF DSCR:	1.17x(14)
Cut-off Date U/W NCF DSCR:	1.17x(14)
Appraised Value:	$250,000,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	47.0%
Maturity LTV Ratio:	47.0%

(1)	NR means not rated.
(2)	NAP means not applicable.
(3)	At closing, the 100 Wall Street Borrower deposited $1,851,952 into a tax and insurance escrow account to pay for real estate taxes on the 100 Wall Street Mortgaged Property.
(4)	At closing, the 100 Wall Street Borrower deposited $4,280,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 100 Wall Street Mortgage Loan, required repairs, and replacements at the 100 Wall Street Mortgaged Property.
(5)	At closing, the 100 Wall Street Borrower deposited $3,491,002 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 100 Wall Street Mortgage Loan.
(6)	At closing, the 100 Wall Street Borrower deposited $4,004,167 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the 100 Wall Street Mortgage Loan and the 100 Wall Street Senior Mezzanine Loan (defined below).
(7)	The 100 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 100 Wall Street Borrower provides evidence of a blanket or umbrella insurance policy covering the 100 Wall Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 100 Wall Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Bridge Mezzanine Loan (defined below) is not outstanding, if the 100 Wall Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

(8)	The 100 Wall Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for replacements and repairs required to be made to the 100 Wall Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 100 Wall Street Borrower. Notwithstanding the foregoing, if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(9)	See ‘‘—Lockbox’’ below.
(10)	Represents one or more senior mezzanine loans in the principal amount of $62,491,102 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(11)	As of the cut-off date, there is an aggregate bridge mezzanine loan facility in favor of the owners of indirect interests in the 100 Wall Street Borrower and certain affiliated borrowers in the aggregate amount of $459,612,592. See ‘‘—Mezzanine Financing’’ below.
(12)	See ‘‘—Permitted Mezzanine Financing’’ below.
(13)	Reflects in-place U/W NCF. U/W NCF is projected to be $11,651,972 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.
(14)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 (described in footnote (13) above) are each 1.57x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
GFI Group Inc.	86,775	18.0%	17.7%	$33.93	NR	9/30/2013
NY Fix, Inc.	47,399	9.8	8.4	$29.71	NR	9/30/2014
Harris Beech	46,171	9.6	10.0	$35.98	NR	3/31/2017
Dresdner Bank AG	35,320	7.3	9.5	$45.01	A+/A+/Aa2	7/31/2011
DST Output	34,850	7.2	8.6	$41.00	NR	5/31/2010
Total	250,515	51.9%	54.2%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	2,508	0.5%	0.5%	$176,144	1.1%	1.1%
2008	2,340	0.5	1.0%	82,280	0.5	1.5%
2009	19,672	4.1	5.1%	631,072	3.8	5.3%
2010	65,816	13.6	18.7%	2,587,274	15.5	20.8%
2011	51,233	10.6	29.3%	2,135,251	12.8	33.6%
2012	56,345	11.7	41.0%	2,389,534	14.3	48.0%
2013	90,854	18.8	59.9%	3,091,332	18.5	66.5%
2014	65,377	13.6	73.4%	2,008,040	12.0	78.5%
2015	7,608	1.6	75.0%	243,442	1.5	80.0%
2016	0	0.0	75.0%	0	0.0	80.0%
2017 and beyond	96,810	20.1	95.1%	3,336,369	20.0	100.0%
Vacant	23,841	4.9	100.0%	0	—
Total	482,404	100.0%		$16,680,738	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the 100 Wall Street Mortgage Loan is 100 Wall Street Property LLC, a Delaware limited liability company (the ‘‘100 Wall Street Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The 100 Wall Street Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $117,399,060. The 100 Wall Street Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The 100 Wall Street Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.250% per annum. On the eleventh day of each month to, but not including the stated maturity date, the 100 Wall Street Borrower is required to make interest-only payments on the 100 Wall Street Mortgage Loan. The principal balance of the 100 Wall Street Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The 100 Wall Street Borrower is prohibited from voluntarily prepaying the 100 Wall Street Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the 100 Wall Street Borrower may prepay the 100 Wall Street Mortgage Loan, in whole only, without payment of any prepayment consideration.

The 100 Wall Street Borrower may defease the 100 Wall Street Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 100 Wall Street Mortgaged Property. A defeasance will be effected by the 100 Wall Street Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the 100 Wall Street Borrower under the 100 Wall Street Mortgage Loan and (b) are sufficient to pay off the 100 Wall Street Mortgage Loan in its entirety, at the 100 Wall Street Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The 100 Wall Street Borrower’s right to defease the entire 100 Wall Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The 100 Wall Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 100 Wall Street Mortgaged Property, a 29-story class A office building located in New York, New York. Built in 1969 and renovated in 2004, the 100 Wall Street Mortgaged Property is located in the heart of Manhattan’s Financial District at the corner of Wall Street and Water Street and contains 482,404 square feet of net rentable area. The 100 Wall Street Mortgaged Property is leased by multiple tenants. The major tenants at the property are GFI Group Inc. with 86,775 square feet (18.0% of the total space), NY Fix, Inc. with 47,399 square feet (9.8% of the total space), Harris Beech with 46,171 square feet (9.6% of the total space), Dresdner Bank AG (which is rated A+/A+/Aa2 by S&P, Fitch and Moody’s, respectively) with 35,320 square feet (7.3% of the total space) and DST Output with 34,850 square feet (7.2% of the total space). As of April 1, 2007, occupancy at the 100 Wall Street Mortgaged Property, based on square footage leased, was 95.1%. Based on historical information provided by the 100 Wall Street Borrower, the net operating income for the 100 Wall Street Mortgaged Property was $8,098,489 for fiscal year 2006 and $2,849,494 for the interim period January 2007 through May 15, 2007.

Lockbox.    The 100 Wall Street Borrower is required to cause all income from the 100 Wall Street Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the 100 Wall Street Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay the monthly debt service due on the 100 Wall Street Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the 100 Wall Street Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the 100 Wall Street Mortgage Loan documents; (vii) seventh, to the 100 Wall Street Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the 100 Wall Street Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the 100 Wall Street Senior Mezzanine Loan to be disbursed in accordance with the 100 Wall Street Senior Mezzanine Loan.

Terrorism Coverage.    The 100 Wall Street Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the 100 Wall Street Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the 100 Wall Street Borrower shall not be obligated to spend an amount in excess of $600,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests of the 100 Wall Street Borrower (collectively, the 100 Wall Street Mezzanine Borrowers’’) and, in the case of (b) and (c) below, together with the holders of indirect interests in the borrowers under the One Sansome Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Fair Oaks Plaza and certain other mortgage loans not included in the trust (such Mortgage Loans and other mortgage loans, collectively, the ‘‘Bridge Related Mortgage Loans’’), have incurred the following mezzanine loans: (a) one or more mezzanine loans secured by the direct or indirect interests in the 100 Wall Street Borrower in the aggregate principal amount of $62,491,102 (the ‘‘100 Wall Street Senior Mezzanine Loan’’), (b) one or more mezzanine loans secured by the indirect interests in the 100 Wall Street Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $321,984,921 (the ‘‘Bridge Mezzanine Loan’’), and (c) one or more mezzanine loans secured by the indirect interests in the 100 Wall Street Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $137,627,670 (the ‘‘Subordinate Bridge Mezzanine Loan’’ and, collectively with the Bridge Mezzanine Loan, the ‘‘Aggregate Bridge Mezzanine Loans; and the Aggregate Bridge Mezzanine Loans collectively with the 100 Wall Street Senior Mezzanine Loan, the ‘‘100 Wall Street Mezzanine Loans’’). The loan documents which evidence the 100 Wall Street Mezzanine Loans permit the holder(s) thereof to sever the individual 100 Wall Street Mezzanine Loans into one or more additional mezzanine loans or consolidate the 100 Wall Street Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on, such 100 Wall Street Mezzanine Loans not increase.

The 100 Wall Street Senior Mezzanine Loan is coterminous with the 100 Wall Street Mortgage Loan. The Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term.

The 100 Wall Street Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the 100 Wall Street Senior Mezzanine Loan and (b) floating rate per annum with respect to the Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the 100 Wall Street Mezzanine Borrowers under the 100 Wall Street Senior Mezzanine Loan and the Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such 100 Wall Street Mezzanine Loans. Interest on the Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the 100 Wall Street Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The 100 Wall Street Senior Mezzanine Loan may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premiums. The Subordinate Bridge Mezzanine Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The 100 Wall Street Mezzanine Loans require that upon a sale of the 100 Wall Street Mortgaged Property, the conditions contained in the loan documents which evidence and secure the 100 Wall Street Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the 100 Wall Street Mortgage Loan documents are met, (b) the holders of the Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $50,513,622, and (c) no event of default has occurred and is continuing.

The 100 Wall Street Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the 100 Wall Street Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Permitted Mezzanine Financing.    An indirect owner of the 100 Wall Street Borrower, other than the 100 Wall Street Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine

Loan’’) secured by its indirect ownership interests in the 100 Wall Street Borrower provided that certain conditions are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the 100 Wall Street Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the 100 Wall Street Mortgage Loan, the 100 Wall Street Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the 100 Wall Street Mortgage Loan, the 100 Wall Street Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the 100 Wall Street Borrower may deliver to the 100 Wall Street Mortgage Loan lender a letter of credit in an amount that, if applied to the 100 Wall Street Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the 100 Wall Street Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the 100 Wall Street Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the 100 Wall Street Mortgage Loan lender; and (e) the 100 Wall Street Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

VII. The McCandless Towers Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$116,426,461
Loan per Square Foot:	$279
% of Initial Mortgage Pool Balance:	3.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.530% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2017
Maturity Balance:	$109,656,656
Borrowers:	Santa Clara Towers, L.P. and Santa Clara Towers II, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VII, L.P.
Defeasance/Prepayment:	Defeasance, in whole or in part with partial release, permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Leasing Reserve(3)
Required Repairs Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5)
Replacement Reserve(6)
Rollover Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$51,073,539 Mezzanine Debt(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset(10)
Property Type:	Class A Office
Location:	Santa Clara, California
Year Built:	1986 and 1998
Year Renovated:	NAP(1)
Square Feet:	418,003(10)
Occupancy:	95.5%
Occupancy Date:	May 1, 2007
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
UW NCF:	$8,858,316 (11)
U/W NCF DSCR:	1.00x(12)
Cut-off Date U/W NCF DSCR:	1.15x(13)
Appraised Value:	$223,000,000(14)
Appraisal As of Date:	May 23, 2007
Cut-off Date LTV Ratio:	52.2%
Maturity LTV Ratio:	49.2%

(1)	NAP means not applicable.
(2)	Payments of interest only are required through and including the payment date in June 2012.
(3)	At closing, the McCandless Towers Borrower deposited $7,500,000 into a leasing reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions, legal expenses and capital improvements at the McCandless Towers Mortgaged Property. In addition, the McCandless Towers Borrower is required to deposit into the leasing reserve account all lease termination payments in excess of $500,000. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit in lieu of making required deposits to the leasing reserve account.
(4)	At closing, the McCandless Towers Borrower deposited $76,950 into a required repairs reserve account to pay for costs related required repairs at the McCandless Towers Mortgaged Property.
(5)	The McCandless Towers Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the amount of taxes that lender reasonably estimates will be payable during the next ensuing 12 months and, if the McCandless Towers Mortgaged Property is not covered by an approved blanket or umbrella insurance policy, an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of insurance policies.
(6)	The McCandless Towers Borrower is required to make monthly deposits in the amount of $5,224 into a replacement reserve account to pay for the costs of replacements and repairs at the McCandless Towers Mortgaged Property.
(7)	Commencing with the payment date occurring on July 11, 2009 through and including July 11, 2012, all excess cash flow shall be deposited into a rollover reserve account until such time as the amount on deposit equals $7,500,000 to pay for costs related to the releasing of the McAfee, Inc. space. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit or a rollover reserve guaranty from the sponsor in lieu of depositing excess cash flow into the rollover reserve account. See ‘‘— Rollover Reserve Guaranty’’ below.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Mezzanine Financing’’ below
(10)	The McCandless Towers Mortgaged Property consists of two, 11-story office buildings known as McCandless Tower I, built in 1986 with 203,923 square feet of net rentable area, and McCandless Tower II, built in 1998 with 214,080 square feet of net rentable area.
(11)	Reflects in-place U/W NCF. U/W NCF is projected to be $10,440,573 based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

(12)	Based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 (described in footnote (11) above) and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 (described in footnote (11) above) and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.
(14)	Reflects aggregate as-is market value comprised of $100,000,000 for McCandless Towers I and $123,000,000 for McCandless Towers II.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet		% Total Square Feet		% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
McAfee, Inc.	McCandless Tower II	208,368	(5)	49.8	%(6)	53.2%	$28.33	NR	3/31/2013
Amkor Technology, Inc.	McCandless Tower I	27,149		6.5		8.7	$35.58	NR	8/31/2008
Wayne Mascia Associates	McCandless Tower I	10,653		2.5		2.4	$23.40	NR	8/31/2012	(7)
Marubeni America Corporation	McCandless Tower I	9,634		2.3		2.5	$28.80	BBB-/BBB-/Baa2	4/30/2008	(8)
A.T. Kearney, Inc.	McCandless Tower I	9,094		2.2		1.4	$10.80	NR	10/31/2009	(9)
Total		264,898		63.4%		68.2%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(5)	McAfee, Inc. subleases 113,344 square feet of its space to various sub-tenants and continues to occupy 95,024 square feet of its space. McAfee, Inc. remains fully responsible for all of its obligations and terms and conditions under its lease.
(6)	The percent of total square feet for McAfee, Inc. is based on total square feet of the entire McCandless Towers Mortgaged Property. McAfee, Inc.’s approximate square feet represents 97.3% of the McCandless Tower II building.
(7)	The Wayne Mascia Associates lease provides for one, five year renewal option at market rent but no less than prior base rent.
(8)	The Marubeni America Corporation lease provides for one, four year renewal option at 95% of market rent but no less than prior base rent.
(9)	The A.T. Kearney, Inc. lease provides for one, 30 day extension at same rent as at time of extension or a five year renewal option at 95% of market rent but no less than prior base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	22,530	5.4%	5.4%	$490,807	4.4%	4.4%
2008	64,249	15.4	20.8%	1,994,952	18.0	22.4%
2009	47,324	11.3	32.1%	1,078,681	9.7	32.1%
2010	17,389	4.2	36.2%	542,319	4.9	37.0%
2011	4,761	1.1	37.4%	148,431	1.3	38.4%
2012	22,378	5.4	42.7%	493,309	4.4	42.8%
2013	214,080	51.2	93.9%	6,043,581	54.5	97.3%
2014	0	0.0	93.9%	0	0.0	97.3%
2015	0	0.0	93.9%	0	0.0	97.3%
2016	6,400	1.5	95.5%	300,000	2.7	100.0%
2017 & beyond	0	0.0	95.5%	0	0.0	100.0%
Vacant	18,892	4.5	100.0%	0	—
Totals	418,003	100.0%		$11,092,080	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrowers and Sponsor.    The borrowers under the McCandless Towers Mortgage Loan are Santa Clara Towers, L.P. and Santa Clara Towers II, L.P., each a Delaware limited partnership (collectively, the ‘‘McCandless Towers Borrower’’), and are ultimately sponsored by Tishman Speyer Real Estate Venture VII, L.P., an investment fund of Tishman Speyer Properties (‘‘Tishman Speyer’’). Tishman Speyer is a major owner, developer and operator of first class real estate. Since its formation in 1978, Tishman Speyer has developed or acquired a portfolio of over 100 million square feet and approximately 14,000 residential units, valued at approximately $48 billion and located in major metropolitan areas across the United States, Europe, Latin America and Asia, including premier properties such as Rockefeller Center in New York and the Sony Center in Berlin.

The Mortgage Loan.    The McCandless Towers Mortgage Loan was originated on June 5, 2007 and has a cut-off date principal balance of $116,426,461. The McCandless Towers Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2017. The McCandless Towers Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.530% per annum. On the eleventh day of each month through and including the payment date in June 2012, the McCandless Towers Borrower is required to make payments of interest only on the McCandless Towers Mortgage Loan. On the eleventh day of each month from and including July 2012, up to but not including the stated maturity date, the McCandless Towers Borrower is required to make a constant monthly debt service payment of $738,192.97 on the McCandless Towers Mortgage Loan (based on a 30-year amortization schedule). The outstanding principal balance of the McCandless Towers Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on such stated maturity date.

The McCandless Towers Borrower is prohibited from voluntarily prepaying the McCandless Towers Mortgage Loan, in whole or in part, prior to December 11, 2016. From and after December 11, 2016, the entire McCandless Towers Borrower may prepay the McCandless Towers Mortgage Loan, in whole only, without payment of any prepayment fee or penalty.

The McCandless Towers Borrower may defease the McCandless Towers Mortgage Loan in whole only on any date following the second anniversary of the Issue Date, and by doing so obtain the release of the McCandless Towers Mortgaged Property. A defeasance will be effected by the McCandless Towers Borrower pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide payments on or prior (but as close as possible) to the scheduled payment dates under the McCandless Towers Mortgage Loan and are sufficient to pay off the McCandless Towers Mortgage Loan in its entirety on December 11, 2016 (or, at the option of the McCandless Towers Borrower, on the stated maturity date). The McCandless Towers Borrowers’ right to defease the entire McCandless Towers Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency. If the McCandless Towers Mezzanine Loan is outstanding at the time of the defeasance of the McCandless Towers Mortgage Loan, the borrower under the McCandless Towers Mezzanine Loan must simultaneously prepay the McCandless Towers Mezzanine Loan.

At any time following two years after the Issue Date and further provided that no event of default has occurred and is continuing under the McCandless Towers Mortgage Loan, if the McCandless Towers Borrower receives an offer from a prospective tenant to purchase all or substantially all of either the Tower I Parcel or the Tower II Parcel (hereinafter defined), in lieu of entering into a lease for all or substantially all of the rentable space in one of the Tower Parcels (hereinafter defined), the McCandless Towers Borrower may obtain the release of the applicable parcel, but only upon satisfaction of each of the conditions contained in the related loan documents. The foregoing conditions include, without limitation, partial defeasance of the McCandless Towers Mortgage Loan in an amount equal to the release price of 125% of the allocated loan amount applicable to the parcel being released as set forth in the McCandless Towers Mortgage Loan documents, and after giving effect to such release, the McCandless Towers Mortgage Loan lender shall have determined that (i) the debt service coverage ratio, taking into account the McCandless Towers Mortgage Loan and the McCandless Towers Mezzanine Loan, is greater than (a) the debt service coverage ratio at closing or (b) the debt service coverage ratio at the end of the calendar quarter occurring immediately prior to the release, provided, however, that if such debt service coverage ratio is less than 1.05x, the McCandless Towers Borrower not being released is further required to deliver evidence that the McCandless Towers Mezzanine Borrower has deposited into the Debt Service Shortfall Account established under the McCandless Towers Mezzanine Loan an amount (the ‘‘DSCR Release Amount’’), which, when added to the McCandless Towers Borrower’s net cash flow for the remaining term of the McCandless Towers Mortgage Loan would be sufficient to maintain a debt service coverage ratio of equal to or greater than1.05x, (ii) the loan to value ratio shall be at least equal to the lesser of (x) such loan to value ratio at closing and (y) such loan to value ratio immediately prior to the release, (iii) the projected physical occupancy for the remaining McCandless Towers Mortgaged Property through and including the end of the calendar year 2020 is no less than 95%, and (iv) the McCandless Towers Mezzanine Borrower has simultaneously prepaid the McCandless Towers Mezzanine Loan in accordance with the terms of the McCandless Towers Mezzanine Loan documents. In addition, the McCandless Towers Mezzanine Borrower has the right to substitute any combination of cash, letters or credit or guaranties in connection with its obligation to deposit the DSCR Release Amount.

The Mortgaged Property.    The McCandless Towers Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the McCandless Towers Borrower in the McCandless Towers Mortgaged Property. The McCandless Towers Mortgaged Property is a Class A office complex comprised of two, 11-story office buildings with an aggregate of 418,003 square feet located in Santa Clara, California. The two office buildings are known as McCandless Tower I (the ‘‘Tower I Parcel’’, with 203,923 square feet of net rentable area built in 1986 and McCandless Tower II (the ‘‘Tower II Parcel’’ and, together with the Tower I Parcel, the ‘‘Tower Parcels’’) with 214,080 square feet of net rentable area built in 1998. Amenities at the McCandless Towers Mortgaged Property include a fitness center with an indoor swimming pool, a 6,400 square foot restaurant and an underground garage and surface parking with a total of 1,408 parking spaces. The McCandless Towers Mortgaged Property is leased to a range of companies including those in the information technology, electronics and trading industries. The major tenant in the complex is McAfee, Inc. with 208,368 square feet (49.8% of total square feet and 97.3% of the Tower II Parcel). Other lead tenants are Amkor Technology, Inc, with 27,149 square feet (6.5% of total space), Wayne Mascia Associates with 10,653 square feet (2.5% of total space), Marubeni American Corporation with 9,634 square feet (2.3% of total space) and A.T. Kearney, Inc. with 9,094 square feet (2.2% of total space). As of May 1, 2007, based on square footage leased, occupancy at the McCandless Towers Mortgaged Property was 95.5%.

Lockbox.    The McCandless Towers Borrower is required to deposit (or cause to be deposited) all rents and other income from the McCandless Towers Mortgaged Property into a segregated hard lockbox account controlled by, and pledged to, the McCandless Towers Mortgage Loan lender. All funds on deposit in such lockbox account are required to be allocated on each Business Day as follows: (i) first, to the tax account in the amount of the monthly deposit for taxes; (ii) second, to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (iii) third, to the debt service account in the amount of monthly payment of the debt service; (iv) fourth, to the replacement reserve account in the amount of the monthly replacement reserve deposit; (v) fifth, to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (vi) sixth, to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (vii) seventh, provided no event of default exists, to the holder of the McCandless Towers Mezzanine Loan in an amount equal to the monthly debt service due under the McCandless Towers Mezzanine Loan; (viii) eighth, provided no event of default exists, upon the occurrence of an event of default under the McCandless Towers Mezzanine Loan or the failure of a debt service coverage ratio test under the McCandless Towers Mezzanine Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by the lender for disbursement to the McCandless Towers Borrower; and (ix) ninth, provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (i) through (ix) above shall be disbursed (a) to the holder of the McCandless Towers Mezzanine Loan if the lender has received notice that an event of default exists under the McCandless Towers Mezzanine Loan or (b) to the McCandless Towers Borrower if the lender has not received notice that an event of default exists under the McCandless Towers Mezzanine Loan.

Terrorism Coverage.    The McCandless Towers Borrower is required to obtain insurance against acts of terrorism with coverage amounts of not less than the full insurable value of the McCandless Towers Mortgaged Property (the ‘‘Terrorism Insurance Cost’’). Notwithstanding the foregoing sentence, the McCandless Towers Borrower shall not be obligated to expend more than (i) $75,000, if one or more certain Tishman Speyer persons control the McCandless Towers Borrower and the McCandless Towers Borrower maintains the insurance otherwise required under a blanket policy maintained by Tishman Speyer Properties, L.P. or an entity controlled by one or more Tishman Speyer persons or (ii) $150,000, if either (a) one or more Tishman Speyer control persons does not control the McCandless Towers Borrower or (b) the insurance required hereunder is maintained under a stand-alone policy for the McCandless Towers Mortgaged Property. Each of the foregoing dollar amounts shall be adjusted to reflect any increase during the preceding year in the Consumer Price Index (the ‘‘Terrorism Insurance Cap’’). If the Terrorism Insurance Cost exceeds the Terrorism Insurance Cap, the McCandless Towers Borrower shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap. For so long as the terrorism insurance required is part of the all risk insurance required under the McCandless Towers Mortgage Loan agreement hereof, the terrorism insurance required pursuant the McCandless Towers Mortgage Loan agreement shall be part of the $500,000,000 limit set forth for such all risk insurance.

Rollover Reserve Guarantee.    At closing, the sponsor delivered a present guaranty of rollover reserve obligations (the ‘‘Present Guaranty’’) covering the McCandless Towers Borrower’s obligation to deposit (or deliver) into a rollover reserve account any combination of excess cash flow, letters of credit and/or subsequent sponsor rollover reserve guaranties (the ‘‘Replacement Guaranties’’) totaling $7,500,000 during the period from July 11, 2009 through and including July 11, 2012. The sponsor’s Present Guaranty is limited, however, to an amount equal to the lesser of (i) the difference between the aggregate amount, if any, on July 11, 2012, of cash in the rollover reserve account together with any letters of credit and rollover reserve guaranties, and $7,500,000, and (ii) $1,550,000.

Mezzanine Financing.    The McCandless Towers Mezzanine Loan in the principal amount of $51,073,539 was made simultaneously with the McCandless Towers Mortgage Loan by an affiliate of the related mortgage loan seller to Santa Clara Towers Mezz, L.P. and Santa Clara Towers II Mezz, L.P. (collectively, the ‘‘McCandless Towers Mezzanine Borrower’’). The McCandless Towers Mezzanine Loan accrues interest at a fixed rate per annum and matures on June 11, 2017. The McCandless Towers Mezzanine Loan is secured by (a) the pledge by the McCandless Towers Mezzanine Borrower of 100% of the equity interests in the McCandless Towers Borrower and (b) the pledge by the McCandless Towers Mezzanine Borrower of 100% of the equity interests in the general partner of the McCandless Towers Borrower.

The McCandless Towers Mezzanine Borrower is prohibited from voluntarily prepaying the McCandless Towers Mezzanine Loan, in whole or in part, prior to the expiration of two years following the Issue Date (the McCandless Towers Mortgage Loan Prepayment Date’’). From and after the McCandless Towers Mortgage Loan Prepayment Date, the McCandless Towers Mezzanine Borrower may prepay the McCandless Towers Mezzanine Loan in whole, provided that the McCandless Towers Borrower simultaneously prepays the McCandless Towers Tower Mortgage Loan, and, if such prepayment occurs prior to December 11, 2016, the McCandless Towers Mezzanine Borrower must pay a prepayment premium in an amount equal to the yield maintenance treasury make whole premium based on the corresponding Treasury yield for the remaining scheduled interest payments required under the McCandless Towers Mezzanine Loan (the ‘‘McCandless Towers Mezzanine Loan Prepayment Consideration’’). In addition, the McCandless Towers Mezzanine Borrower may, after the McCandless Towers Mortgage Loan Prepayment Date, prepay the McCandless Towers Mezzanine Loan in part, in connection with and subject to the conditions to a release of either the Tower I Parcel or the Tower II Parcel (which conditions are consistent with those required under the McCandless Towers Mortgage Loan, including without limitation, the requirement, if necessary, that the McCandless Towers Mezzanine Borrower deposit an amount equal to the DSCR Release Amount be deposited into the Debt Service Shortfall Account), provided that if such prepayment occurs prior to December 11, 2016, the McCandless Towers Borrower simultaneously defeases the McCandless Towers Mortgage Loan in part and pays the McCandless Towers Mezzanine Loan Prepayment Consideration. From and after December 11, 2016, the McCandless Towers Mezzanine Borrower may prepay the McCandless Towers Mezzanine Loan in whole only without payment of any prepayment consideration, provided the McCandless Towers Borrower simultaneously prepays the McCandless Towers Mortgage Loan.

Mezzanine Debt Service Reserve.    Upon the closing of the McCandless Towers Mezzanine Loan, $3,700,000 was deposited into a Debt Service Shortfall Account. In addition, funds may be deposited therein in connection with a release of the Tower I Parcel or the Tower II Parcel. Disbursements from the Debt Service Shortfall Account are to be applied as follows: (i) first, to the extent of any shortfall with respect to the monthly mortgage debt service payment amount, if any, an amount equal to such shortfall shall be disbursed to the McCandless Towers Mortgage Loan lender, and such disbursement shall be deemed a capital contribution by the McCandless Towers Mezzanine Borrower to the McCandless Towers Mortgage Borrower for the purpose of paying debt service due under the McCandless Towers Mortgage Loan, and (ii) second, to the payment of the shortfall in the debt service due under the McCandless Towers Mezzanine Loan. Any funds remaining in the Debt Service Shortfall Account after July 11, 2009, shall be returned to the McCandless Towers Mezzanine Borrower provided no event of default is continuing and the debt service coverage ratio for the McCandless Towers Mortgage Loan and the McCandless Towers Mezzanine Loan is less than 1.10x.

VIII. The Greensboro Park Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$108,926,767
Loan per Square Foot:	$225
% of Initial Mortgage Pool Balance:	3.7%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.300% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$108,926,767
Borrower:	Greensboro Drive Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(2)
Rollover/Replacement Reserve(3)
Unfunded TI/LC Reserve(4)
Debt Service Shortfall Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Rollover/Replacement Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$18,380,629 Senior Mezzanine Debt(9)
Bridge Mezzanine Debt(10)
Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	McLean, Virginia
Year Built:	1980; 1987
Year Renovated:	NAP(1)
Square Feet:	485,047
Occupancy:	87.4%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$8,217,367(12)
U/W NCF DSCR:	1.18x(13)
Cut-off Date U/W NCF DSCR:	1.18x(13)
Appraised Value:	$169,000,000(14)
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	64.5%(14)
Maturity LTV Ratio:	64.5%(14)

(1)	NAP means not applicable.
(2)	At closing, the Greensboro Park Borrower deposited $957,044 into a tax and insurance escrow account to pay for real estate taxes on the Greensboro Park Mortgaged Property.
(3)	At closing, the Greensboro Park Borrower deposited $7,975,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Greensboro Park Mortgage Loan, required repairs, and replacements at the Greensboro Park Mortgaged Property.
(4)	At closing, the Greensboro Park Borrower deposited $682,687 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the Greensboro Park Mortgage Loan.
(5)	At closing, the Greensboro Park Borrower deposited $24,616 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses, including but not limited to debt service payments for the Greensboro Park Mortgage Loan and the Greensboro Park Senior Mezzanine Loan (defined below).
(6)	The Greensboro Park Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Greensboro Park Borrower provides evidence of a blanket or umbrella insurance policy covering the Greensboro Park Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Greensboro Park Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Bridge Mezzanine Loan (defined below) is not outstanding, the Greensboro Park Borrower may deliver a guaranty by an acceptable guarantor guaranteeing the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.
(7)	The Greensboro Park Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for replacements and repairs required to be made to the Greensboro Park Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the

Greensboro Park Borrower. Notwithstanding the foregoing, if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.
(9)	Represents one or more senior mezzanine loan(s) in the principal amount of $18,380,629 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(10)	As of the cut-off date, there is an aggregate bridge mezzanine loan facility in favor of the owners of indirect interests in the Greensboro Park Borrower and certain affiliated borrowers in the aggregate amount of $459,612,592 See ‘‘—Mezzanine Financing’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $9,292,422 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions and the Cut-off Date U/W NCF DSCR.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $9,292,422 (described in footnote (12) above) are each 1.34x.
(14)	Reflects the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are both 63.0%, respectively.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Innovative Concepts	37,732	7.8%	9.3%	$30.20	NR	10/31/2011
Bechtel National	32,655	6.7	10.7	$39.99	NR	8/31/2008
Nixon Peabody	25,118	5.2	6.7	$32.52	NR	10/31/2008
MA Federal, Inc.	22,811	4.7	4.7	$25.32	NR	11/30/2010
Branch Banking & Trust	20,200	4.2	5.1	$30.92	AA−/AA−/Aa2	7/31/2012
Total	138,516	28.6%	36.6%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	25,068	5.2%	5.2%	$711,227	5.7%	5.7%
2008	61,045	12.6	17.8%	2,274,865	18.1	23.8%
2009	57,202	11.8	29.5%	1,678,307	13.4	37.2%
2010	104,882	21.6	51.2%	2,824,320	22.5	59.7%
2011	76,638	15.8	67.0%	2,274,615	18.1	77.9%
2012	34,438	7.1	74.1%	1,106,154	8.8	86.7%
2013	12,509	2.6	76.6%	332,590	2.7	89.4%
2014	9,770	2.0	78.7%	315,163	2.5	91.9%
2015	17,014	3.5	82.2%	421,437	3.4	95.2%
2016	22,273	4.6	86.8%	596,164	4.8	100.0%
2017 and beyond	3,052	0.6	87.4%	0	0.0	100.0%
Vacant	61,156	12.6	100.0%	0	—
Total	485,047	100.0%		$12,534,842	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the Greensboro Park Mortgage Loan is Greensboro Drive Property LLC, a Delaware limited liability company (the ‘‘Greensboro Park Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has significant real estate transactional, operating and investing experience and its equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The Greensboro Park Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $108,926,767. The Greensboro Park Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The Greensboro Park Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.300% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Greensboro Park Borrower is required to make interest-only payments on the Greensboro Park Mortgage Loan. The principal balance of the Greensboro Park Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Greensboro Park Borrower is prohibited from voluntarily prepaying the Greensboro Park Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the Greensboro Park Borrower may prepay the Greensboro Park Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Greensboro Park Borrower may defease the Greensboro Park Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Greensboro Park Mortgaged Property. A defeasance will be effected by the Greensboro Park Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Internal Revenue Code, which (a) produce payments that replicate the payment obligations of the Greensboro Park Borrower under the Greensboro Park Mortgage Loan and (b) are sufficient to pay off the Greensboro Park Mortgage Loan in its entirety, at the Greensboro Park Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The Greensboro Park Borrower’s right to defease the entire Greensboro Park Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Greensboro Park Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Greensboro Park Mortgaged Property, two class A office buildings with an aggregate of 485,047 square feet located in McLean, Virginia. The two buildings that make up the Greensboro Park Mortgaged Property were built in 1980 and 1987 and contain 11 and 14 stories, respectively. The Greensboro Park Mortgaged Property is leased by multiple tenants. The major tenants at the property are Innovative Concepts, with 37,732 square feet (7.8% of the total space) through October 2011, Bechtel National, with 32,655 square feet (6.7% of the total space) through August 2008 and Nixon Peabody with 25,118 square feet (5.2% of the total space) through October 2008. As of April 1, 2007, occupancy at the Greensboro Park Mortgaged Property, based on square footage leased, was 87.4%. Based on historical information provided by the Greensboro Park Borrower, the net operating income for the Greensboro Park Mortgaged Property was $7,897,701 for fiscal year 2006 and $3,142,218 for the interim period January 2007 through May 15, 2007.

Lockbox.    The Greensboro Park Borrower is required to cause all income from the Greensboro Park Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the Greensboro Park Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay the monthly debt service due on the Greensboro Park Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the Greensboro Park Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account and any other accounts established pursuant to the Greensboro Park Mortgage Loan documents; (vii) seventh, to the Greensboro Park Borrower to pay operating, leasing and capital expenses for the next calendar month and reimbursement for prior months to the extent not previously reimbursed to the Greensboro Park Borrower; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the Greensboro Park Senior Mezzanine Loan to be disbursed in accordance with the Greensboro Park Senior Mezzanine Loan.

Terrorism Coverage.    The Greensboro Park Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value (exclusive of costs of excavation, foundation, underground utilities and footings) of the Greensboro Park Mortgaged Property, provided that such terrorism insurance is commercially available and provided that the Greensboro Park Borrower shall not be obligated to spend an amount in excess of $200,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests of the Greensboro Park Borrower (collectively, the Greensboro Park Mezzanine Borrowers’’) and, in the case of (b) and (c) below, together with the holders of indirect interests in the borrowers under the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Fair Oaks Plaza and certain other mortgage loans not included in the trust (such Mortgage Loans and other mortgage loans, collectively, the ‘‘Bridge Related Mortgage Loans’’), have incurred the following mezzanine loans: (a) one or more mezzanine loans secured by the direct or indirect interests in the Greensboro Park Borrower in the aggregate principal amount of $18,380,629 (the ‘‘Greensboro Park Senior Mezzanine Loan’’), (b) one or more mezzanine loans secured by the indirect interests in the Greensboro Park Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $321,984,921 (the ‘‘Bridge Mezzanine Loan’’), and (c) one or more mezzanine loans secured by the indirect interests in the Greensboro Park Borrower and the borrowers under the Bridge Related Mortgage Loans in the aggregate principal amount of $137,627,670 (the ‘‘Subordinate Bridge Mezzanine Loan’’ and, collectively with the Bridge Mezzanine Loan, the ‘‘Aggregate Bridge Mezzanine Loans’’; and the Aggregate Bridge Mezzanine Loans collectively with the Greensboro Park Senior Mezzanine Loan, the ‘‘Greensboro Park Mezzanine Loans’’). The loan documents which evidence the Greensboro Park Mezzanine Loans permit the holder thereof to sever the individual Greensboro Park Mezzanine Loans into one or more additional mezzanine loans or consolidate the Greensboro Park Mezzanine Loans provided that certain conditions set forth therein are satisfied, including that the aggregate principal of, and debt service payable on, such Greensboro Park Mezzanine Loans not increase.

The Greensboro Park Senior Mezzanine Loan is coterminous with the Greensboro Park Mortgage Loan. The Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term.

The Greensboro Park Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the Greensboro Park Senior Mezzanine Loan and (b) floating rate per annum with respect to the Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the Greensboro Park Mezzanine Borrowers under the Greensboro Park Senior Mezzanine Loan and the Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such Greensboro Park Mezzanine Loans. Interest on the Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the Greensboro Park Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The Senior Mezzanine Loans may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012, such prepayment must be accompanied by a yield maintenance premium. The Greensboro Park Bridge Mezzanine Loan may be prepaid in whole or in part at any time provided that in connection with any prepayment prior to February 11, 2008 such prepayment is accompanied by the applicable spread maintenance premium. The Subordinated Bridge Mezzanine Loan may be repaid in whole or in part at any time without prepayment fee or penalty.

The Greensboro Park Mezzanine Loans require that upon a sale of the Greensboro Park Mortgaged Property, the conditions contained in the loan documents which evidence and secure the Greensboro Park Mezzanine Loans be satisfied, including, but not limited to (a) the conditions for such transfer contained in the Greensboro Park Mortgage Loan document are met, (b) the holders of the Aggregate Bridge Mezzanine Loans receive payment of an amount not less than $37,014,331 and (c) no event of default has occurred and is continuing.

The Greensboro Park Mezzanine Loans are subject to an intercreditor agreement between the holder of such mezzanine loans and the lender under the Greensboro Park Mortgage Loan, as described under ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Permitted Mezzanine Financing.    An indirect owner of the Greensboro Park Borrower, other than the Greensboro Park Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine

Loan’’) secured by its indirect ownership interests in the Greensboro Park Borrower provided that certain conditions contained in the Greensboro Park Mortgage Loan documents are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the Greensboro Park Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the Greensboro Park Mortgage Loan, the Greensboro Park Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the Greensboro Park Mortgage Loan, the Greensboro Park Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the Greensboro Park Borrower may deliver to the Greensboro Park Mortgage Loan lender a letter of credit in an amount that, if applied to the Greensboro Park Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (c) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the rating agencies and otherwise reasonably acceptable to the Greensboro Park Mortgage Loan lender in all respects; (d) the Permitted Mezzanine Lender executes and delivers to the Greensboro Park Mortgage Loan lender an intercreditor agreement in the form then-approved by the rating agencies or otherwise reasonably acceptable to the Greensboro Park Mortgage Loan lender; and (e) the Greensboro Park Mortgage Loan lender receives confirmation from each applicable rating agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2007-C6 certificates.

IX. The Islandia Shopping Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$73,600,000
Loan per Square Foot:	$195(1)
% of Initial Mortgage Pool Balance:	2.5%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.6790% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	July 9, 2017
Maturity Balance:	$73,600,000
Borrower:	Islandia SC I, LLC and Islandia SC II, LLC, as tenants-in-common
Sponsor:	Richard Scharf and Martin Scharf
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty is permitted on or after April 9, 2017.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Lockbox:	Springing Hard(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Islandia, New York
Year Built:	1991
Year Renovated:	NAP(2)
Gross Square Feet:	376,774(5)
Collateral Square Feet:	376,774(5)
Overall Occupancy:	99.2%(5)
In-Line Occupancy:	98.4%
Occupancy Date:	5/1/2007
Ownership Interest:	Fee
Property Management:	Skyline Management Corp., an affiliate of the borrower
U/W NCF:	$5,115,338(6)
U/W NCF DSCR:	1.21x(6)
Cut-off Date U/W NCF DSCR:	1.21x(6)
Appraised Value:	$92,000,000
Appraisal As of Date:	April 19, 2007
Cut-off Date LTV Ratio:	80.0%
Maturity LTV Ratio:	80.0%

(1)	Based on collateral square feet of the Islandia Shopping Center Mortgaged Property.
(2)	NAP means not applicable.
(3)	The Islandia Shopping Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Islandia Shopping Center Borrower provides evidence of a blanket insurance policy covering the Islandia Shopping Center Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(4)	See ‘‘—Lockbox’’ below.
(5)	Collateral Square Feet and Gross Square Feet comprising the Islandia Shopping Center Mortgaged Property consists of 197,451 square feet of anchor space and 179,323 square feet of in-line retail space and includes 128,755 square feet occupied by Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.
(6)	U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Wal-Mart Real Estate Business Trust calculated by averaging actual rental payments over the term of the lease. U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated based on the U/W NCF and interest-only payments based on an interest rate of 5.6790% calculated on an actual/360 day basis.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Wal-Mart Real Estate Business Trust(2)	128,755	34.2%	AA/AA/Aa2	11/30/2027(3)
The Stop & Shop Supermarket Company LLC	68,696	18.2		5/20/2011(4)
Total Anchor Space	197,451	52.4%
In-Line Mall Space	179,323	45.8
Total GLA	376,774	100.0%
(1)	Credit ratings are by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	Wal-Mart Real Estate Business Trust owns its own improvements and ground leases its pad from the Islandia Shopping Center Borrower. The pad, but not the store, is part of the collateral.
(3)	The Wal-Mart Real Estate Business Trust lease provides for 14, 5-year extension options.
(4)	The Stop & Shop Supermarket Company LLC lease provides for 1, 10-year extension option.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Dave & Buster’s, Inc.	47,500	12.6%	7.1%	$8.00	NR/NR/B3	8/31/2022
The TJX Companies Inc.	29,475	7.8	6.8	$12.50	NR/NR/B3	1/31/2012
Famous Footwear/Brown Grp	10,000	2.7	3.4	$18.50	NR	8/31/2012
Fashion Bug of Islandia	10,000	2.7	3.7	$20.00	NR	1/31/2017
New Grand Buffet, Inc.	9,449	2.5	4.0	$22.95	NR	1/31/2013
Total	106,424	28.3%	25.0%
(1)	The percentages of total square feet are based on the entire Islandia Shopping Center aggregating 376,744 square feet, comprising of 197,451 square feet of anchor space and 179,323 square feet of in-line retail space at the Islandia Shopping Center Mortgaged Property.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues for the entire Islandia Shopping Center Mortgaged Property.
(3)	Reflects in-line base rent.
(4)	Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	6,351	1.7	1.7%	243,806	4.6	4.6%
2009	12,410	3.3	5.0%	318,726	6.0	10.6%
2010	14,156	3.8	8.7%	324,286	6.1	16.7%
2011	72,216	19.2	27.9%	938,313	17.7	34.4%
2012	42,639	11.3	39.2%	670,019	12.6	47.1%
2013	21,403	5.7	44.9%	468,835	8.8	55.9%
2014	4,160	1.1	46.0%	104,518	2.0	57.9%
2015	9,580	2.5	48.5%	244,577	4.6	62.5%
2016	3,190	0.8	49.4%	93,610	1.8	64.3%
2017 and beyond	187,803	49.8	99.2%	1,893,940	35.7	100.0%
Vacant	2,866	0.8	100.0%			100.0%
Total	376,774	100.0%		$5,300,630	100.0%
(1)	Based on collateral square footage, which includes 128,755 square feet occupied by Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.
(2)	Based on in-place base rental revenues, which include ground rents associated with Wal-Mart Real Estate Business Trust, which owns its own improvements and ground leases its pad from the related borrower.

The Borrower and Sponsor.    The borrowers under the Islandia Shopping Center Mortgage Loan (collectively, the ‘‘Islandia Shopping Center Borrower’’) are Islandia SC I, LLC and Islandia SC II, LLC, as tenants-in-common, each a Delaware limited liability company, whose principals are Richard Scharf and Martin Scharf. The Scharf family has been in the real estate business for over 20 years and currently owns 75 multifamily and commercial properties in New York, with an estimated value in excess of $1 billion.

The Mortgage Loan.    The Islandia Shopping Center Mortgage Loan was originated on June 11, 2007, and has a cut-off date principal balance of $73,600,000. The Islandia Shopping Center Mortgage Loan is a 10-year loan with a stated maturity date of July 9, 2017. The Islandia Shopping Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.6790% per annum. On the ninth day of each month to but excluding the stated maturity date, the Islandia Shopping Center Borrower is required to make interest-only payments on the Islandia Shopping Center Mortgage Loan. The principal balance of the Islandia Shopping Center Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Islandia Shopping Center Borrower is permitted to voluntarily prepay the Islandia Shopping Center Mortgage Loan, in whole, but not in part, at any time on or after April 9, 2017, without penalty.

The Islandia Shopping Center Borrower may defease the Islandia Shopping Center Mortgage Loan, in whole only, at any time after the date that is two years following the Issue Date, and by doing so obtain the release of the Islandia Shopping Center Mortgaged Property. A defeasance will be effected by the Islandia Shopping Center Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Islandia Shopping Center Borrower under the Islandia Shopping Center Mortgage Loan and are sufficient to pay off the Islandia Shopping Center Mortgage Loan in its entirety on the stated maturity date. The Islandia Shopping Center Borrower’s right to defease the entire Islandia Shopping Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Islandia Shopping Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Islandia Shopping Center Borrower in the Islandia Shopping Center Mortgaged Property, which is comprised of the Islandia Shopping Center, a anchored shopping center located in Islandia, NY. The Islandia Shopping Center was built in 1991. The Islandia Shopping Center is anchored by two stores with an aggregate of 197,451 square feet comprised of Wal-Mart and Super Stop & Shop. The Islandia Shopping Center Mortgaged Property totals 376,774 square feet consisting of 128,755 square feet of Wal-Mart anchor space, 68,696 square feet of Super Stop & Shop anchor space and 179,323 square feet of in-line mall space. The in-line tenants reflect a diverse range of national retailers including TJX Companies, Inc. and Dave & Buster’s, Inc. As of May 1, 2007, based on square footage leased, in-line occupancy at the Islandia Shopping Center Mortgaged Property was 98.4% and overall mall occupancy including anchors was 99.2%.

Lockbox.    The Islandia Shopping Center Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Islandia Shopping Center Mortgaged Property directly into a clearing account under the control of lender. Upon the occurrence and during the continuance of an event of default or if the debt service coverage ratio falls below (x) 1.05x for six consecutive months (until the debt service coverage ratio shall equal or exceed 1.15x for six consecutive months), the clearing bank is required to transfer daily all amounts constituting available funds on deposit in the clearing account into a lockbox account under the control of the lender. The bank holding the lockbox account is required to disburse all funds in such account in the following order of priority: (i) first, to make required deposits into the tax and insurance reserve accounts; (ii) second, to fees and expenses of the deposit bank,; (iii) third, to make the monthly debt service payment due under the Islandia Shopping Center Mortgage Loan; (iv) fourth, to make required deposits into the rollover and replacement reserve accounts; (v) fifth, to pay lender any other amounts then due and payable under the Islandia Shopping Center Mortgage Loan; and (vi) lastly, the balance, to be held by the lender as additional cash collateral for the Islandia Shopping Center Mortgage Loan.

Terrorism Insurance.    The Islandia Shopping Center Borrower is required to maintain insurance on the Islandia Shopping Center Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Tenant-in-Common Structure.    Islandia SC I LLC and Islandia SC II LLC, as tenants-in-common, each owns an undivided share in Islandia Shopping Center Mortgaged Property. As tenants-in-common, each tenant-in-common is vested with fee simple title, and if such tenant-in-common desires to sell its interest in the Islandia Shopping Center Mortgaged Property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). Islandia SC I LLC and Islandia SC II LLC have waived their partition rights.

X. The Westview Shopping Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$56,500,000
Loan per Square Foot:	$93(1)
% of Initial Mortgage Pool Balance:	1.9%
Shadow Rating (S&P/Fitch/Moody’s):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.9475% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 9, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 9, 2017
Maturity Balance:	$56,500,000
Borrower:	Westview Center Subsidiary, LLC
Sponsor:	Daniel Massry
Defeasance/Prepayment:	Defeasance permitted two years after the Issue Date. Prepayment without penalty is permitted on or after May 9, 2017.
Up-Front Reserves:	Required Repair Reserve(3) Leasing Reserve Deposit(4) Rent Reserve(5) Theater Reserve(6)
Environmental Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) Replacement Reserve(9)
Lockbox:	Springing Hard(10)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Baltimore, Maryland
Year Built:	1958
Year Renovated:	2003
Gross Square Feet:	610,103(11)
Collateral Square Feet:	610,103(12)
Overall Occupancy:	92.4%(13)
Occupancy Date:	April 24, 2007
Ownership Interest:	Fee
Property Management:	Wharton Realty Group, Inc., an affiliate of the Borrower
U/W NCF:	$4,177,356(14)
U/W NCF DSCR:	1.23x(14)
Cut-off Date U/W NCF DSCR:	1.23x(14)
Appraised Value:	$71,700,000(15)
Appraisal As of Date:	December 1, 2008(15)
Cut-off Date LTV Ratio:	78.8%(15)
Maturity LTV Ratio:	78.8%(15)

(1)	Based on collateral square feet of the Westview Shopping Center Mortgaged Property.
(2)	NAP means not applicable.
(3)	At closing, the borrower deposited $197,094 into a required repair reserve account to pay for certain deferred maintenance items identified by lender.
(4)	At closing, borrower delivered a $600,000 letter of credit to lender to pay for certain tenant improvements and leasing commission costs.
(5)	At closing, the borrower delivered a $2,246,883 letter of credit to lender as additional security for the Westview Shopping Center Mortgaged Loan. The rent reserve relates to (i) the approximately 46,176 square feet of space (including certain vacant theater space) at the property that is master leased for a three (3) year term to an affiliate of the borrower and (ii) the approximately 3,947 square feet of space at the property that is leased for a ten (10) year term to an affiliate of the borrower.
(6)	At closing, the borrower delivered a $1,749,850 letter of credit to lender to pay for certain tenant improvements and leasing commissions at certain vacant theater space (consisting of approximately 34,997 square feet at the property).
(7)	At closing, the borrower delivered a $277,500 letter of credit to lender for remediation of certain sub-surface contamination at a former dry-cleaning facilities at the property.
(8)	The borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following twelve (12) months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(9)	The borrower is required to make monthly escrow deposits in the amount of $4,307 into a replacement reserve account for the payment of certain costs of replacements and required repairs properly classified as capital expenditures. Notwithstanding the foregoing, monthly replacement reserve deposits will not be required during such times that the balance of funds in the replacement reserve account exceeds $258,421.
(10)	See ‘‘—Lockbox’’ below.
(11)	Reflects gross leasable area of the entire anchored shopping center, including any anchors or outparcels which may not be part of the collateral.
(12)	Collateral square feet comprising the Westview Shopping Center Mortgaged Property consists of 483,516 square feet of anchor space and 126,587 square feet of in-line space, which includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(13)	Overall occupancy reflects the actual physical occupancy based on the rent roll dated April 24, 2007, and excludes 46,176 square feet of space under master leases. Overall occupancy, includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their own improvements and ground lease their pads from the related borrower.

(14)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master lease. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year of rent for space leased as a management office).
(15)	Appraised Value, Cut-Off Date LTV and Maturity LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. Additionally, the related borrower executed a master lease for the 46,176 square foot space and also posted a letter of credit ($2,246,883) that includes, among other things, three years of rent and reimbursements for such space.

Gross Leasable Area (GLA) Overview
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(1)	Rent PSF(7)	Anchor Lease Expiration
Anchors
Value City Department Stores, Inc.	187,974	30.8%	8.0%	$1.86	9/28/2023(3)
Lowe’s Home Centers, Inc.(2)	135,197	22.2	14.8	$4.81	1/7/2020(4)
Sam’s Real Estate Business Trust(2)	130,345	21.4	16.4	$5.52	3/31/2026(5)
Ross Stores, Inc.	30,000	4.9	8.2	$12.00	1/31/2014(6)
Total Anchor Space	483,516	79.3%	47.3
In-Line Mall Space	126,587	20.7	52.7
Total GLA	610,103	100.0%	100.0%
(1)	Based on in-place underwritten base rental revenues including space under master leases.
(2)	Lowe’s Home Centers, Inc. and Sam’s Real Estate Business Trust own their improvements and lease their pads from the related Borrower. The pads, but not the improvements, are part of the collateral.
(3)	The Value City Department Stores, Inc. lease provides for one (1), 20-year extension option.
(4)	The Lowe’s Home Centers, Inc. lease provides for four (4), 10-year extension options.
(5)	The Sam’s Real Estate Business Trust lease provides for one, 10-year and 12, five-year renewal options.
(6)	The Ross Stores, Inc. lease provides for four (4), five-year extension options.
(7)	Reflects in-place base rent.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet(1)	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
CEC Entertainment, Inc.	9,000	1.5%	4.9%	$24.00	12/31/2010
Dollar Buys	8,530	1.4	2.8	$14.50	10/25/2013
Bank of America, N.A.	5,200	0.9	3.0	$25.43	11/30/2010
Dots	5,054	0.8	1.8	$16.00	8/31/2008
Lane Bryant	4,898	0.8	2.5	$22.00	7/31/2008
Total	32,682	5.4%	15.0%
(1)	Based on collateral square footage, which includes 265,542 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(2)	Based on in-place underwritten base rental revenues including space under master leases.
(3)	Reflects in-place base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	—	0.0%	0.0%	$0	0.0%	0.0%
2008	24,864	4.1	4.1%	519,285	11.8	11.8%
2009	1,108	0.2	4.3%	38,329	0.9	12.7%
2010	18,821	3.1	7.3%	444,797	10.1	22.8%
2011	2,276	0.4	7.7%	37,336	0.8	23.6%
2012	3,947	0.6	8.4%	31,576	0.7	24.4%
2013	21,706	3.6	11.9%	363,051	8.3	32.6%
2014	34,589	5.7	17.6%	523,597	11.9	44.5%
2015	—	0.0	17.6%	0	0.0	44.5%
2016	—	0.0	17.6%	0	0.0	44.5%
2017 and beyond	456,616	74.8	92.4%	1,835,000	41.7	86.3%
Vacant(2)	46,176	7.6	100.0%	603,970	13.7	100.0%
Total	610,103	100.0%		$4,396,942	100.0%
(1)	Based on collateral square footage, which includes 265,242 square feet occupied by Lowe’s Home Centers, Inc. (135,197 square feet) and Sam’s Real Estate Business Trust (130,345 square feet), which own their improvements and ground lease their pads from the related borrower.
(2)	Based on in-place underwritten base rental revenues including 46,176 square feet of space under master leases.

The Borrower and Sponsor.    The Westview Shopping Center Loan is structured as a Maryland IDOT, wherein the nominal borrower is Westview Center Subsidiary, LLC, a Delaware limited liability company, the loan guarantor and property owner is Westview Center Associates, L.C., a Maryland limited liability company (Westview Center Subsidiary, LLC and/or Westview Center Associates, L.C., as applicable, the ‘‘Westview Shopping Center Borrower’’), and the sponsor is Daniel Massry.  Daniel Massry is the president of Wharton Realty Group, Inc. an acquisition/property management real estate company. Wharton Realty Group, Inc. has been in business for over 15 years and currently owns more than 4.0 million square feet of office and retail centers. In the last five years, the company has purchased more than 25 shopping centers.

The Mortgage Loan.    The Westview Shopping Center Mortgage Loan was originated on June 6, 2007, and has a cut-off date principal balance of $56,500,000. The Westview Shopping Center Mortgage Loan is a ten-year loan with a stated maturity date of June 9, 2017. The Westview Shopping Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.9475% per annum. On the ninth (9th) day of each month to but excluding the stated maturity date, the Westview Shopping Center Borrower is required to make interest-only payments on the Westview Shopping Center Mortgage Loan. The principal balance of the Westview Shopping Center Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Westview Shopping Center Borrower is prohibited from voluntarily prepaying the Westview Shopping Center Mortgage Loan, in whole or in part, prior to May 9, 2017. From and after May 9, 2017, the Westview Shopping Center Borrower may prepay the Westview Shopping Center Mortgage Loan without the payment of any prepayment penalty.

The Westview Shopping Center Borrower may defease the Westview Shopping Center Mortgage Loan, in whole only, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of the Westview Shopping Center Mortgaged Property. A defeasance will be effected by the Westview Shopping Center Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Westview Shopping Center Borrower under the Westview Shopping Center Mortgage Loan and are sufficient to pay off the Westview Shopping Center Mortgage Loan in its entirety on the stated maturity date. The Westview Shopping Center Borrower’s right to defease the entire Westview Shopping Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C6 certificates by such rating agency.

The Mortgaged Property.    The Westview Shopping Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Westview Shopping Center Borrower in the Westview Shopping Center Mortgaged Property, which is comprised of an anchored retail center located in Baltimore, Maryland. The Westview Shopping Center Mortgaged Property was built in 1958 and renovated in 2003. The Westview Shopping Center Mortgaged Property is anchored by four stores with an aggregate of 483,516 square feet comprised of Sam’s Real Estate Business Trust, Lowe’s Home Improvements, Inc., Value City Department Stores, Inc. and Ross Stores, Inc. Sam’s Real Estate Business Trust and Lowe’s Home Centers, Inc. own their improvements and lease their pads from the related borrower, therefore the pads, but not the stores, are part of the collateral which makes up the Westview Shopping Center Mortgaged Property. The Westview Shopping Center Mortgaged Property totals 610,103 square feet consisting of 130,345 square feet of Sam’s Real Estate Business Trust anchor space, 135,197 square feet of Lowe’s Home Centers, Inc. anchor space, 187,974 square feet of Value City Department Stores, Inc. anchor space, 30,000 square feet of Ross Stores, Inc. anchor space and 126,587 square feet of in-line space. The in-line is occupied by 22 tenants, with the five largest including CEC Entertainment, Inc., Dollar Buys, Bank of America, N.A., Dots and Lane Bryant. As of April 24, 2007, based on square footage leased, overall occupancy at the Westview Shopping Center Mortgaged Property was 100.0% and overall mall occupancy excluding space under master leases was 92.4%.

Lockbox.    Upon the occurrence of a cash management trigger, the Westview Shopping Center Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Westview Shopping Center Mortgaged Property directly into a lockbox account under the control of lender. On each monthly payment date during a cash management period, the bank holding the lockbox account shall disburse all funds in such account to a deposit account held by lender. The funds in the deposit account will be applied, in the following order of priority: (i) first, to make required deposits into the tax and insurance reserve accounts; (ii) second, to pay the fees and expenses of lockbox bank then due and payable; (iii) third, to make the monthly debt service payment due under the Westview Shopping Center Mortgage Loan and to pay lender any other amounts then due and payable under the Westview Shopping Center Mortgage Loan; (iv) fourth, to pay the monthly deposit required under the replacement reserve Agreement; (v) fifth, to pay the monthly leasing reserve deposit into the leasing reserve subaccount; (vi) sixth, to pay interest accruing at the default rate, late payment charges and any other amounts due under the other security documents to be deposited into the debt service subaccount; (vii) seventh, payments for monthly operating expenses in accordance with the related Approved Annual Budget to be deposited into the operating expense account; (viii) eighth, payments for extraordinary expenses to be deposited into the extraordinary expense account; and (ix) lastly, the balance, if any, to the lender for deposit in an excess cash reserve as additional security for the Westview Shopping Center Loan.

Terrorism Insurance.    The Westview Shopping Center Borrower is required to use commercially reasonable efforts, consistent with those of (i) prudent owners of commercial real estate and (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners, to maintain insurance on the Westview Shopping Center Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts; provided, however, if such terrorism insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance will result in a downgrade by any rating agency issuing any statistical rating in any secondary market transaction to the then current ratings assigned, or to be assigned, to the securities or any class thereof in the applicable securitization, the Westview Shopping Center Borrower is required to obtain such insurance.

Environmental Matters.    The Phase I environmental site assessment reported the detection in 1988 of ground water contamination attributable to a former drycleaner at the Westview Shopping Center Mortgaged Property. The Phase I environmental site assessment reported that the space previously occupied by the on-site drycleaner has been razed and redeveloped, and noted that a ground water remediation system was installed and operated through December 2004, when it was shut down with the approval of the Maryland Department of the Environment (MDE). The environmental consultant noted that additional testing and reporting are being conducted to satisfy the permit requirements of the remediation system. The environmental consultant recommended that the borrower continue to monitor for groundwater contamination for two additional quarters and, if required by the MDE, reactive the remediation system for an additional two-year period. The environmental consultant estimated the cost of reactivating the remediation system at $185,000, and the borrower was required to deliver a letter of credit at closing to cover the estimated expense of any future remediation. The environmental consultant also recommended the removal of three (3) 55-gallon drums adjacent to the groundwater treatment shed, the estimated cost of which was escrowed at closing. The Phase I environmental site assessment also identified mold on the seat cushions (but no other surfaces) inside the vacant theater at the mortgaged real property. The environmental consultant recommended seat cleaning or removal, as well as indoor air testing at the movie theater. The estimated cost of the recommended movie theater remediation was also escrowed at closing.

Loan Combinations

General.    The mortgage pool will include five (5) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. For example, as more specifically described below in this ‘‘—Loan Combinations’’ section and under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s) or representative(s), being herein referred to as the ‘‘Loan Combination Controlling Party’’ for the subject Loan Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loan(s)(1)	Related Subordinate Non-Trust Loan(s)(2)	U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Original Principal Balance	U/W NCF DSCR		Original LTV Ratio
Innkeepers Portfolio(3)	$412,701,271	13.9%	$412,701,271	N/A	1.10	x	70.3%
Potomac Mills(4)	$246,000,000	8.3%	$164,000,000	N/A	1.16	x	78.8%
Och-Ziff Retail Portfolio(5)	$144,000,000	4.8%	$140,000,000	N/A	1.27	x	66.3%
Bear Canyon(6)	$22,500,000	0.8%	N/A	$5,600,000	0.73	x	84.4%
Addison Tower(6)	$11,100,000	0.4%	N/A	$700,000	0.97	x	81.1%
(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan in the subject Loan Combination.
(3)	The related Pari Passu Non-Trust Loan is currently held by one of our affiliates, however, such Pari Passu Non-Trust Loan is anticipated to be included in a separate commercial mortgage loan securitization.
(4)	The related Pari Passu Non-Trust Loan is included in the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33 commercial mortgage securitization.
(5)	The related Pari Passu Non-Trust Loan is included in the Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 commercial mortgage securitization.

(6)	The subject Loan Combination is an A/B Loan Combination. An ‘‘A/B Loan Combination’’ is a Loan Combination consisting of the underlying mortgage loan and one or more Non-Trust Loan(s) and, following the occurrence of an uncured event of default, payments are allocated to the underlying mortgage loan and the related Non-Trust Loan on a senior/subordinated basis. The Non-Trust Loan Noteholder for each Non-Trust Loan in an A/B Loan Combination is one of our affiliates, however, each such Non-Trust Loan may be transferred to a third party institutional noteholder or included in a commercial mortgage securitization.

The Non-Trust Loan Noteholder for each Non-Trust Loan listed in the foregoing table is one of our affiliates. Each Non-Trust Loan may be transferred to a third party institutional noteholder or included in a commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2007-C6 securitization transaction.

The Innkeepers Portfolio Loan Combination.

General.    The Innkeepers Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Innkeepers Portfolio Mortgaged Properties. See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ above for a more detailed description of the Innkeepers Portfolio Mortgage Loan. The Innkeepers Portfolio Mortgage Loan will be serviced, along with the Innkeepers Portfolio Non-Trust Loan, under the series 2007-C6 pooling and servicing agreement, which is the governing document for the securitization of the Innkeepers Portfolio Non-Trust Loan and for the servicing of the entire Innkeepers Portfolio Loan Combination.

Co-Lender Agreement.    The Innkeepers Portfolio Co-Lender Agreement, dated as of a date in August 2007, between the two holders of the mortgage loans comprising the Innkeepers Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2007-C6 master servicer and/or the 2007-C6 special servicer with respect to certain specified servicing actions regarding the Innkeepers Portfolio Loan Combination, including those involving foreclosure or material modification of the Innkeepers Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Innkeepers Portfolio Loan Combination will be the holder of the Innkeepers Portfolio Mortgage Loan and the holder of the Innkeepers Portfolio Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Innkeepers Portfolio Mortgage Loan will be, in accordance with the series 2007-C6 pooling and servicing agreement, the series 2007-C6 controlling class representative). However, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, then the series 2007-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2007-C6 pooling and servicing agreement, and the decision of such series 2007-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

•	Replacement of Special Servicer. The Innkeepers Portfolio Non-Trust Loan Noteholder may replace the Special Servicer with respect to the Innkeepers Portfolio Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

Priority of Payments.    Pursuant to the Innkeepers Portfolio Co-Lender Agreement, all amounts received with respect to the Innkeepers Portfolio Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Innkeepers Portfolio Loan Combination on a pro rata and pari passu basis.

The Potomac Mills Loan Combination.

General.    The Potomac Mills Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Potomac Mills Mortgaged Property, identified in this prospectus supplement as the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan’’ above for a more detailed description of the Potomac Mills Mortgage Loan. See also ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ in this prospectus supplement for a more detailed description of certain rights of the Potomac Mills Non-Trust Loan Noteholder. The Potomac Mills Loan Combination will be serviced under the Wachovia series 2007-C33 pooling and servicing agreement.

Co-Lender Agreement.    The Potomac Mills Co-Lender Agreement, dated as of June 15, 2007, between the two holders of the mortgage loans comprising the Potomac Mills Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the Wachovia series 2007-C33 master servicer and/or the Wachovia series 2007-C33 special servicer with respect to certain specified servicing actions regarding the Potomac Mills Loan Combination, including those involving foreclosure or material modification of the Potomac Mills Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Potomac Mills Loan Combination will be the series 2006-C6 controlling class representative.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may, at any time, for cause, replace the Wachovia series 2007-C33 special servicer with respect to the Potomac Mills Loan Combination only, subject to the satisfaction of the conditions set forth in the Wachovia series 2007-C33 pooling and servicing agreement, and any such appointment shall be subject to receipt by the trustee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

Priority of Payments.    Pursuant to the Potomac Mills Co-Lender Agreement, all amounts received with respect to the Potomac Mills Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Potomac Mills Loan Combination on a pro rata and pari passu basis.

The Och-Ziff Retail Portfolio Loan Combination.

General.    The Och-Ziff Retail Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Och-Ziff Retail Portfolio Mortgaged Property. See ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan’’ above for a more detailed description of the Och-Ziff Retail Portfolio Mortgage Loan. See also ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’, and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement for a more detailed description of certain rights of the Och-Ziff Retail Portfolio Non-Trust Loan Noteholder. The Och-Ziff Retail Portfolio Non-Trust Loan will be serviced under the Merrill Lynch series 2007-C1 pooling and servicing agreement.

Co-Lender Agreement.    The Och-Ziff Retail Portfolio Co-Lender Agreement, dated as of a date in July 2007, between the two holders of the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the Merrill Lynch series 2007-C1 master servicer and/or the Merrill Lynch series 2007-C1 special servicer with respect to certain specified servicing actions regarding the Och-Ziff Retail Portfolio Loan Combination, including those involving foreclosure or material modification of the Och-Ziff Retail Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Och-Ziff Retail Portfolio Loan Combination will be the series 2007-C6 controlling class representative.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may, after consultation with the controlling class representative for the Merrill Lynch series 2007-C1 certificates, at any time, without cause, replace the Special Servicer with respect to the Och-Ziff Retail Portfolio Loan Combination only, subject to the satisfaction of the conditions set forth in the series Merrill Lynch series 2007-C1 pooling and servicing agreement, and any such appointment shall be subject to receipt by the trustee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

Priority of Payments.    Pursuant to the Och-Ziff Retail Portfolio Co-Lender Agreement, all amounts received with respect to the related Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination on a pro rata and pari passu basis.

The Bear Canyon Loan Combination.

General.    The Bear Canyon Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by a mortgage lien on the Bear Canyon Mortgaged Property. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the holders of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan that comprise the Bear Canyon Loan Combination. The Bear Canyon Non-Trust Loan in will be serviced, along with the Bear Canyon Mortgage Loan, under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Bear Canyon Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall be required to make P&I advances with respect to such Non-Trust Loan).

Co-Lender Agreement.    The holders of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan are bound by the terms and provisions of the Bear Canyon Co-Lender Agreement. The Bear Canyon Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Bear Canyon Loan Combination will have the ability to advise and direct the series 2007-C6 master servicer and/or special servicer with respect to certain specified servicing actions regarding such Loan Combination, including those involving foreclosure or material modification of the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement), subject to certain conditions described in the Bear Canyon Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Bear Canyon Loan Combination will be: (a) the Bear Canyon Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Bear Canyon Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Bear Canyon Loan Combination that is allocable to the Bear Canyon Non-Trust Loan, is equal to or greater than 25.0% of an amount equal to the original principal balance of the Bear Canyon Non-Trust Loan less any principal payments made by the related Borrower and received on and allocated to the Bear Canyon Non-Trust Loan; and (b) otherwise, the holder of the Bear Canyon Mortgage Loan or its designee (which designee, in accordance with the series 2007-C6 pooling and servicing agreement, will be the series 2007-C6 controlling class representative).

•	Purchase Option. If and for so long as the Bear Canyon Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination, as applicable, becomes at least 60 days delinquent, the Bear Canyon Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Bear Canyon Mortgage Loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The Bear Canyon Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, in each case within 10 business days of the later of (a) receipt by such Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (x) eight such cure events are permitted during the term of the Bear Canyon Loan Combination, (y) three consecutive such cure events are permitted and (z) four such cure events are permitted in any 12-month period.

•	Replacement of Special Servicer. The Bear Canyon Non-Trust Loan Noteholder (for so long as it is the Bear Canyon Loan Combination Controlling Party) may replace the Special Servicer with respect to the Bear Canyon Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

Priority of Payments.    With respect to the Bear Canyon Loan Combination, pursuant to the Bear Canyon Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Bear Canyon Loan Combination in accordance with the loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the Bear Canyon Non-Trust Loan Noteholder (or its designee) or (b) certain non-monetary events of default with respect to the Bear Canyon Mortgage Loan at a time when such underlying mortgage loan is being specially serviced, collections on the Bear Canyon Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan generally in the following manner:

•	first, to the Bear Canyon Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Bear Canyon Mortgage Loan, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the Bear Canyon Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bear Canyon Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the Bear Canyon Loan Combination, in each case, principal to be attributable to the Bear Canyon Mortgage Loan on a pro rata basis in accordance with the outstanding principal balance of such underlying mortgage loan relative to the outstanding principal balance of the Bear Canyon Loan Combination;

•	third, to the Bear Canyon Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Bear Canyon Non-Trust Loan, until the unpaid principal balance of the Bear Canyon Non-Trust Loan has been reduced to zero, in an amount equal to (a) a pro rata share of all voluntary principal prepayments received with respect to the Bear Canyon Loan Combination, (b) a pro rata share of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the Bear Canyon Loan Combination and (c) on the related maturity date, a pro rata share of all principal payments made on such maturity date with respect to the Bear Canyon Loan Combination, in each case, principal to be attributable to the Bear Canyon Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such Non-Trust Loan relative to the outstanding principal balance of the related Loan Combination;

•	fifth, to the Bear Canyon Non-Trust Loan, up to the amount of any cure payments made by the Bear Canyon Non-Trust Loan Noteholder with respect to the Bear Canyon Loan Combination;

•	sixth, to the Bear Canyon Mortgage Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	seventh, to the Bear Canyon Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	eighth, to the Bear Canyon Mortgage Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the Bear Canyon Non-Trust Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid; and

•	tenth, for such remaining purposes as are provided in the Bear Canyon Co-Lender Agreement.

With respect to the Bear Canyon Loan Combination, pursuant to the Bear Canyon Co-Lender Agreement, during the existence of (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the Bear Canyon Non-Trust Loan Noteholder or (b) certain non-monetary events of default as to the Bear Canyon Mortgage Loan at a time when the Bear Canyon Mortgage Loan is being specially serviced, collections on the Bear Canyon Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to such underlying mortgage loan and the Bear Canyon Non-Trust Loan generally in the following manner:

•	first, to the Bear Canyon Mortgage Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Bear Canyon Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Bear Canyon Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Bear Canyon Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Bear Canyon Non-Trust Loan Noteholder, up to the amount of any cure payments made by the Bear Canyon Non-Trust Loan with respect to the Bear Canyon Loan Combination;

•	sixth, to the Bear Canyon Mortgage Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	seventh, to the Bear Canyon Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the Bear Canyon Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the Bear Canyon Loan Combination), to the extent actually paid;

•	eighth, to the Bear Canyon Mortgage Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the Bear Canyon Non-Trust Loan, any late payment charges and Default Interest due in respect of the Bear Canyon Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	tenth, to the Bear Canyon Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Bear Canyon Mortgage Loan;

•	eleventh, to the Bear Canyon Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan; and

•	twelfth, for such remaining purposes as are provided in the Bear Canyon Co-Lender Agreement.

The Addison Tower Loan Combination.

General.    The Addison Tower Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Addison Tower Mortgaged Property. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loan and the Non-Trust Loan that comprise the Addison Tower Loan Combination. The Addison Tower Non-Trust Loan will be serviced, along with the Addison Tower Mortgage Loan, under the series 2007-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Addison Tower Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to the Addison Tower Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising the Addison Tower Loan Combination are bound by the terms and provisions of the Addison Tower Co-Lender Agreement. The Addison Tower Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Addison Tower Loan Combinations will have the ability to advise and direct the series 2007-C6 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Addison Tower Loan Combination, including those involving foreclosure or material modification of the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement), subject to certain conditions described in the Addison Tower Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Addison Tower Loan Combination will be (a) the Addison Tower Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Addison Tower Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Addison Tower Mortgage Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Addison Tower Non-Trust Loan, and (b) otherwise, the holder of the Addison Tower Mortgage Loan or its designee (which designee, in accordance with the series 2007-C6 pooling and servicing agreement, will be the series 2007-C6 controlling class representative).

•	Purchase Option. If and for so long as the Addison Tower Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the Addison Tower Loan Combination becomes at least 60 days delinquent, the Addison Tower Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Addison Tower Mortgage Loan at a price generally equal to the unpaid principal balance of the Addison Tower Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C6 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Priority of Payments.    Pursuant to the Addison Tower Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Addison Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Addison Tower Mortgage Loan or (b) certain non-monetary events of default with respect to the Addison Tower Mortgage Loan at a time when the Addison Tower Mortgage Loan is being specially serviced, collections on the Addison Tower Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan generally in the following manner:

•	first, to the Addison Tower Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Addison Tower Mortgage Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Addison Tower Mortgage Loan under the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Addison Tower Loan Combination;

•	third, to the Addison Tower Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Addison Tower Non-Trust Loan, in an amount equal to (a) all voluntary principal prepayments attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable and (c) on the maturity date, all principal payments attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Addison Tower Non-Trust Loan under the related loan documents or the Addison Tower Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Addison Tower Loan Combination;

•	fifth, to the Addison Tower Mortgage Loan, any prepayment consideration attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	sixth, to the Addison Tower Non-Trust Loan, any prepayment consideration attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	seventh, to the Addison Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Addison Tower Non-Trust Loan, any late payment charges and Default Interest due in respect of the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Addison Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Addison Tower Non-Trust Loan Noteholder with respect to the Addison Tower Loan Combination pursuant to the Addison Tower Co-Lender Agreement or the applicable servicing agreement; and

•	tenth, for such remaining purposes as are provided in the Addison Tower Co-Lender Agreement.

Pursuant to the Addison Tower Co-Lender Agreement, during the existence of (a) certain monetary events of default with respect to the Addison Tower Mortgage Loan or (b) certain non-monetary events of default with respect to the Addison Tower Mortgage Loan at a time when the Addison Tower Mortgage Loan is being specially serviced, collections on the Addison Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan generally in the following manner:

•	first, to the Addison Tower Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Addison Tower Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Addison Tower Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the Addison Tower Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Addison Tower Mortgage Loan, any prepayment consideration attributable to the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	sixth, to the Addison Tower Non-Trust Loan, any prepayment consideration attributable to the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable;

•	seventh, to the Addison Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Addison Tower Mortgage Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the Addison Tower Non-Trust Loan, any late payment charges and Default Interest due in respect of the Addison Tower Non-Trust Loan in accordance with the related loan documents or the Addison Tower Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Addison Tower Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Addison Tower Mortgage Loan;

•	tenth, to the Addison Tower Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Addison Tower Non-Trust Loan;

•	eleventh, to the Addison Tower Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Addison Tower Non-Trust Loan Noteholder with respect to the Addison Tower Loan Combination pursuant to the Addison Tower Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the Addison Tower Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Texas SLC Portfolio, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.5% of the Initial Loan Group 1 Balance, the related mortgage loan is secured by four separate parcels which are used exclusively for assisted and independent living facility purposes, pursuant to an operating lease for the entire property which is in full force and effect.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Place Apartments, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 2 Balance, the related mortgaged real property is subject to an Affordable Housing Agreement which requires, pursuant to HUD guidelines with respect to the County of Riverside, California, that of the 48 units (i) 12 must be occupied by tenants whose incomes are no greater than 50% of the median gross income, (ii) 18 must be occupied by tenants whose incomes are no greater than 80% of the median gross income, and (iii) 18 must be occupied by tenants whose incomes are no greater than 100% of the median gross income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.7% of the Initial Loan Group 2 Balance, the related mortgaged real property is subject to a Land Use Restriction Agreement which requires that 20% of the units must be occupied by low to moderate income tenants, whose incomes are no greater than 80% of the median gross income as determined by HUD.

•	With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Los Angeles Multifamily Portfolio II, 170-178 Thompson Street, Los Angeles Multifamily Portfolio I – 1570 N Edgemont, 128 West 13th Street, 363 Ocean Parkway, and Whitsett Apartments, which mortgaged real properties collectively secure 2.0% of the Initial Mortgage Pool Balance and 13.7% of the Initial Loan Group 2 Balance, 100%, 50.4%, 67.7%, 38.1%, 100% and 100%, respectively, of the related units are subject to tenant income and market rent restructuring promulgated by their respective city regulations.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Paradise Vista Apartments, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 2.7% of the Initial Loan Group 2 Balance, 3.1% of the tenants at the related mortgaged real property receive rent subsidies from the US Department of Housing and Urban Development under its Section 8 program.

•	One hundred thirty-four (134) of the mortgaged real properties, securing 38.9% of the Initial Mortgage Pool Balance and 45.3% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Fifty-one (51) of the mortgaged real properties, securing 5.3% of the Initial Mortgage Pool Balance and 6.2% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Six (6) of the mortgaged real properties, securing 1.7% of the related mortgage loan is Initial Mortgage Pool Balance and 11.8% of the Initial Loan Group 2 Balance, respectively, each is a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

Leasehold Mortgages.    With respect to five (5) of the mortgaged real properties, collectively securing 1.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 1 Balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loans are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real properties. Except as provided in the following sentence, in each of those cases, the related ground lease or, with respect to one such mortgaged real property identified on Annex A-1 to this prospectus supplement as Torrance Self Storage, the related space lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. With respect to the PECO Portfolio – Eastridge Crossing mortgaged real property, the related ground lease expires prior to the maturity date on the PECO Portfolio – Eastridge Crossing underlying mortgage loan, which represents 0.1% of the Initial Mortgage Pool Balance. In addition, with respect to both the PECO Portfolio – University Plaza – Amherst underlying mortgage loan, which represents 0.3% of the Initial Mortgage Pool Balance, and the PECO Portfolio – Eastridge Crossing underlying mortgage loan, certain standard leasehold mortgagee protections do not exist for the related leaseholds, as further described under ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Ground Leases.’’

Purchase Options.    With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Thompson Square Mall, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, tenant Home Depot has an option to purchase a portion of the Mortgaged Property, being the land on which its improvements are situated, from February 1, 2013 to May 1, 2013, for a price equal to $4.5 million, which right is not subordinate to the mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Kensington Place, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, Bi-Lo, L.P. I (‘‘Bi-Lo’’), a tenant at the related mortgaged real property, has a right to purchase the mortgaged real property at fair market value pursuant to the terms of its lease, but only in the event of a casualty occurring in the last two years of the lease term, and provided (i) the casualty causes damage to the extent of 50% or more of the replacement cost of the leased premises or the related mortgaged real property, (ii) Bi-Lo elects not to terminate the lease and (iii) lender elects not to rebuild the related mortgaged real property; which right is not subordinate to the mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Belvedere Plaza, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s tenant, McDonald’s Corporation, has the right to purchase its leased portion of the mortgaged real property for a purchase price equal to the then market value of the leased premises exclusive of the improvements thereon, but in no event shall the purchase price be less than $450,000. The McDonald’s lease, including the purchase option, is subject and subordinate to the terms and provisions of the related mortgage loan.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Thompson Square Mall, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, Home Depot, a tenant at the mortgaged real property (in addition to the purchase option set forth above) has a right of first refusal to purchase the portion of the mortgaged real property demised by tenant’s lease. The right of first refusal does not apply to the acquisition of the entire underlying mortgaged property, whether through an arm’s length third-party transaction or a foreclosure or deed in lieu of foreclosure.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Tops Plaza – Cortland Staples, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, the related borrower has only obtained legal title with respect to a six (6) acre tract of unimproved land comprising a portion of the related mortgaged real property (‘‘Unimproved Parcel’’), which Unimproved Parcel is used as a retention pond area for the mortgaged real property. Equitable title to the Unimproved Parcel was expressly reserved by the seller in the purchase and sale agreement, pursuant to which the related borrower acquired the related mortgaged real property. The related borrower is required to re-convey legal title to the prior owner of the Unimproved Parcel at such time as a subdivision of land, delineating the Unimproved Parcel as a separate parcel from the remainder of the mortgaged property, has been approved by the applicable municipality. The related mortgaged real property is benefited by a recorded declaration that creates easements for use of such Unimproved Area as a retention pond along with necessary drainage lines.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Delavan Plaza, which mortgage loans collectively represent 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, Jondex Corp. d/b/a Pick N’ Save, a tenant at the related mortgaged real property, has a right of first refusal to purchase an out parcel portion at the mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Redbud Commons, PECO Portfolio – Bi-Lo Center Asheville and PECO Portfolio – North Aiken Bi-Lo Center which mortgage loans collectively represent 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, Bi-Lo, LLC, a tenant at the related mortgaged real properties has a right of first refusal to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Westdale Plaza and PECO Portfolio – Irving West, respectively, which mortgage loans represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, K-Mart, a tenant at the related mortgaged real properties has a right of first offer to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Palmetto Crossroads, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, pursuant to a recorded declaration, Sea Pines Plantation Company has a right of first offer to purchase the related mortgaged real property, which right may apply to a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Waxahachie Towne Center, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, pursuant to that certain ground lease agreement, Lowe’s Home Centers, Inc., a tenant at the related mortgaged real property has a right of first offer during its tenancy, to purchase its leased portion of the mortgaged real property upon terms equal to offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure. By the terms of the ground lease, foreclosures and deeds in lieu of foreclosure are not expressly exempt from the right of first offer.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hickory Grove, which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, pursuant to that certain ground lease agreement, Lowe’s Home Centers, Inc., a tenant at the related mortgaged real property has the right of first refusal to purchase its leased portion of the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The Lowe’s lease, including the purchase option, is subject and subordinate to the terms and provisions of the related mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens & Schnucks Anchored Shopping Center, which mortgage loan represents 0.4% of the

Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, Bond Drug Company of Illinois (d/b/a Walgreens), a tenant at the related mortgaged real property has the right of first refusal to purchase its leased portion of the mortgaged real property upon terms equal to any bona fide third party offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Citizens Portfolio 3, Citizens Portfolio 2, Citizens Portfolio 1, Citizens Portfolio 6, Citizens Portfolio 16, Citizens Portfolio 29 and Citizens Portfolio 8, which mortgage loans represent, in the aggregate, 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance, pursuant to certain lease agreements and organizational documents, the related borrower’s tenant and/or certain of its affiliates have the right of first refusal to purchase the mortgaged real property or certain interests therein.

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens-Little Egg Harbor, Walgreens-Barnegat, Walgreens Wichita and Walgreens San Antonio, which mortgage loans represent, in the aggregate, 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, pursuant to the related lease agreement, the related borrower’s tenant has the right of first refusal to purchase the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement 221 Progress Parkway, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s sole tenant, Money Mailer, LLC, a tenant at the related mortgaged real property has the right of first refusal to purchase the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The right of first refusal does not apply to the acquisition of the property through foreclosure or deed in lieu of foreclosure.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement The Ice House Office Building, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, the related borrower’s tenant, James, Bates, Pope & Spivey, LLP, a tenant at the related mortgaged real property has the right of first refusal to purchase its leased portion of the mortgaged real property upon equal terms to any bona fide offer the landlord intends to accept. The lease by its terms is subordinate to the related mortgage. The tenant has further agreed that its right of first refusal shall terminate upon foreclosure of the related mortgage.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Champion Forest Self Storage, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, a reciprocal easement exists wherein, if the related borrower converts the mortgaged real property (which is currently a self storage facility) for use (i) as a convenience store, (ii) for the sale of gasoline products, or (iii) as an unattended car wash, the related borrower must give the adjacent property owner a right of first refusal to either (a) purchase or lease the mortgaged real property or any portion thereof, or (b) lease a portion of the mortgaged real property on such terms as the related borrower would lease to a third party bona fide purchaser or tenant.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 3M Bentonville Office/Warehouse, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, pursuant to that certain lease agreement, 3M ESPE OMNI Preventative Care, Inc., the sole tenant at the related mortgaged property, has a right of first refusal during its tenancy to purchase its leased portion of the mortgaged real property upon a transfer of its leased premises to any new landlord. The right of first refusal does not apply to foreclosure, but shall continue with respect to the purchaser following foreclosure.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the McCandless Towers Mortgage Loan and the Greensboro Park Mortgage Loan, collectively representing 16.2% of the Initial Mortgage Pool Balance and 19.0% of the Initial Loan Group 1 Balance, there is existing mezzanine financing in place in the principal amounts of $107,612,663, $62,491,102, $51,073,539 and $18,380,629, respectively, as described under ‘‘—Significant Underlying Mortgage Loans—‘‘The One Sansome Street—Mezzanine Financing.’’ ‘‘—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘—The McCandless Towers Mortgage Loan—Mezzanine Financing,’’ respectively, in this prospectus supplement. In addition, with respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Fair Oaks Plaza, collectively representing 14.0% of the Initial Mortgage Pool Balance and 16.4% of the Initial Loan Group 1 Balance, respectively, one or more indirect parents of the related borrowers (together with other affiliated borrowers) has two or more bridge mezzanine loans in place in the maximum aggregate principal amount of $459,612,592, secured by the direct and/or indirect interests in the borrowers under those underlying mortgage loans, along with borrowers under seven (7) other mortgage loans that are not included in the trust, as further described under ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing,’’ respectively, in this prospectus supplement. There is an intercreditor agreement in place with respect to each of the One Sansome Street Mortgage Loan, the 100 Wall Street Mortgage Loan, the Greensboro Park Mortgage Loan and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Fair Oaks Plaza, in each case between the mortgage loan lender and all of the related mezzanine lenders (including the bridge mezzanine loan lenders) that sets forth the relative priorities between the subject underlying mortgage loan and the related mezzanine loans. Each such intercreditor agreement provides, among other things, that (a) all payments due under the related mezzanine loans are subordinate to any and all payments required under the mortgage loan documents, (b) the related mezzanine lenders will have certain rights to receive notice of and cure defaults under the subject mortgage loan, (c) upon the occurrence of an event of default under the subject underlying mortgage loan, no payments will be retained by the related mezzanine lenders on the applicable mezzanine loans until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (d) the mezzanine lenders may amend or modify their related mezzanine loans in certain respects without the consent of the related mortgagee, (e) the mezzanine lenders are not permitted to transfer more than 49% of their beneficial interest in the related mezzanine loans unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (f) upon the occurrence of an event of default under the mezzanine loans documents, the related mezzanine lenders may foreclose upon the membership interests in any related borrower, which could result in a change of control with respect to the related borrower and a change in the management of the related mortgaged real property, (g) if the subject mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the related mezzanine lenders have the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, (2) any advances made by the mortgage lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the underlying mortgage loan, and (h) an event of default under the related mortgage loan will trigger an event of default under the applicable mezzanine loans and an event of default under certain other related mortgage loans and certain other related mezzanine loans will trigger an event of default under the bridge mezzanine loans.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Riverchase Apartments, which mortgage loan represents 1.7% of the Initial Mortgage Pool Balance and 12.1% of the Initial Loan Group 2 Balance, the direct equity interests in the related borrower has been pledged to secure a mezzanine loan in the amount of $5,800,000. The related intercreditor agreement provides, among other things, that: (a) the mezzanine lender has certain rights to cure defaults under the subject mortgage loan, (b) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgage lender, (c) the mezzanine lender may not transfer more than 49% of its beneficial interest in the related mezzanine loan unless each rating agency has confirmed that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates or unless such transfer is to a qualified transferee, and (d) if the underlying mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgage lender exercises any right or remedy under the related mortgage loan documents with respect to the related mortgagor or the mortgaged real property, the mezzanine lender has the right to purchase the underlying mortgage loan, in whole but not in part, for a price equal to (i) the outstanding principal balance of the mortgage loan, together with any accrued and unpaid interest thereon, (ii) any advances made by the mortgage lender or its servicer and any interest thereon, and (iii) under certain circumstances, any liquidation fees payable to a special servicer of the underlying mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greenhouse on Holcomb Bridge, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.7% of the Initial Loan Group 2 Balance, respectively, there is an existing mezzanine loan, which matures on June 11, 2012, secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the amount of $9,075,000 (of which $5,521,663 has been funded as of the cut-off date). There is a future advance obligation on the part of the mezzanine lender in the maximum principal amount of $3,553,337 (which represents the unfunded portion of the mezzanine loan) to be utilized to reimburse the borrower or pay for the cost of certain capital improvements. The related intercreditor agreement provides, among other things, that (i) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (ii) the mezzanine lender has the right under certain circumstances to cause the termination of the property manager and to select a replacement manager for the premises, (iii) the mortgage lender may amend or modify the mortgage loan in certain respects without the consent of the mezzanine lender, (iv) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (v) the mezzanine lender may foreclose the mezzanine loan without the consent of the mortgage lender, (vi) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (vii) provided that no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents, (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan documents, (ix) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, and (x) if a related mortgage loan is accelerated or any enforcement action has been commenced and is continuing, or if the mortgage loan becomes a specially serviced mortgage loan, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon, and, under certain circumstances, any fees and expenses payable to the special servicer of the subject mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bear Canyon, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 5.3% of the Initial Loan Group 2 Balance, an affiliate of the lender has provided a junior bridge equity loan in the aggregate maximum principal amount of $2,000,000, which matures on March 14, 2008, and is secured by a pledge of indirect equity interests in the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Highland Parc, which mortgage loan represents 0.7% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 2 Balance, an affiliate of the lender has provided a mezzanine loan in the aggregate maximum principal amount of $10,100,000 (of which $7,222,124 has been funded as of the cut-off date) which matures on July 11, 2012. At origination of the mezzanine loan, (i) $1,550,000 of the funded amount of the mezzanine note was deposited into an interest reserve account and (ii) the mezzanine lender has a future advance obligation in the maximum principal amount of $1,327,876 (which represents the unfunded portion of the mezzanine loan) to be utilized to reimburse the borrower or pay for the cost of certain capital improvements. The related intercreditor agreement provides, among other things, that: (i) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C6 certificates has been received, (ii) the mezzanine lender has the right under certain circumstances to cause the termination of the property manager and to select a replacement manager for the premises, (iii) the mortgage lender may amend or modify the mortgage loan in certain respects without the consent of the mezzanine lender, (iv) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (v) the mezzanine lender may foreclose the mezzanine loan without the consent of the mortgage lender, (vi) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (vii) provided that no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents, (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan documents, (ix) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, and (x) if a related mortgage loan is accelerated or any enforcement action has been commenced and is continuing, or if the mortgage loan becomes a specially serviced mortgage loan, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon, and, under certain circumstances, any fees and expenses payable to the special servicer of the subject mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing 57.0% of the Initial Mortgage Pool Balance, 62.1% of the Initial Loan Group 1 Balance and 25.7% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-Off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Innkeepers Portfolio(1)	$412,701,271	80.0%	1.08	x
PECO Portfolio(2)	$323,860,000	85.0%	1.05	x
Potomac Mills(3)	$246,000,000	85.0%	1.05	x
One Sansome Street(4)	$139,569,073	80.0%	1.15	x
100 Wall Street(5)	$117,399,060	80.0%	1.15	x
Greensboro Park(6)	$108,926,767	80.0%	1.15	x
One Fair Oaks Plaza	$52,399,975	80.0%	1.15	x
Barons Apartments	$30,200,000	85.0%	1.05	x
Portsmouth Station Shopping Center	$20,838,000	80.0%	1.15	x
Camelot at Northlake	$20,375,000	90.0%	1.10	x
Spring Valley Town Center	$17,575,000	80.0%	1.15	x
Waxahachie Towne Center	$16,750,000	85.0%	1.05	x
Forest Ridge	$16,240,000	85.0%	1.15	x
Tower Square Retail	$14,894,000	80.0%	1.15	x
Casa Grande Palm Center	$14,337,245	85.0%	1.15	x
Fox and Hounds Apartments	$14,250,000	80.0%	1.10	x
Lohman’s Crossing	$11,600,000	85.0%	1.05	x
Paradise Vista Apartments	$11,250,000	85.0%	1.15	x
Citizens Portfolio 3	$10,781,058	95.0%	1.00	x
Belvedere Plaza	$10,450,000	85.0%	1.15	x
Citizens Portfolio 2	$9,613,114	95.0%	1.00	x
Citizens Portfolio 1	$9,430,675	95.0%	1.00	x
South Plaza	$7,500,000	85.0%	1.15	x
Willowind Apartments	$7,100,000	85.0%	1.10	x
Barclay Place Shopping Center	$7,000,000	85.0%	1.15	x
Kessler Hills Shopping Center	$5,960,794	85.0%	1.10	x
NorthPointe	$5,300,000	85.0%	1.15	x
Sunridge Apartments	$5,050,000	85.0%	1.15	x
Dogwood Creek Apartments	$4,175,000	85.0%	1.05	x
Citizens Portfolio 6	$3,746,984	95.0%	1.00	x
South Elm Plaza	$3,700,000	85.0%	1.15	x
Our Town Shopping Center	$3,425,000	85.0%	1.15	x
Southwood Village	$3,400,000	85.0%	1.15	x
Citizens Portfolio 16	$2,962,352	95.0%	1.00	x
Citizens Portfolio 29	$2,785,256	95.0%	1.00	x
Citizens Portfolio 8	$2,193,306	95.0%	1.00	x
Armenia Professional	$1,950,000	85.0%	1.15	x
Shoppes of Moyock	$1,450,000	85.0%	1.15	x

(1)	See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(3)	See ‘‘—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(4)	See ‘‘—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(5)	See ‘‘—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(6)	See ‘‘—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this prospectus supplement.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, there exist various fire code violations, zoning violations, housing and building code violations and/or environmental control board violations on such mortgaged real properties, as further described under ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ and ‘‘—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local

Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    162 mortgage loans that we intend to include in the trust, representing approximately 93.3% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Springing Soft	116	30.4%
Hard	17	26.6%
Springing Hard	25	18.9%
Hard/Hotel	1	13.9%
Soft	3	3.5%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts may be deposited into the lockbox account by a property manager (which may be affiliated with the borrower) or, in certain cases, by the borrower, while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio;

3.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

However, not all mortgage loans require all such insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Fifty-nine (59) of the mortgaged real properties, securing 18.2% of the Initial Mortgage Pool Balance, 15.8% of the Initial Loan Group 1 Balance and 32.6% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Such windstorm insurance usually requires higher than customary deductibles.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C6 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months (or in the case of 35 mortgaged real properties, collectively securing 1.5% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance and 0.4% of the Initial Loan Group 2 Balance, 18 months) of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of such loans, a third-party consultant conducted a Phase I environmental site assessment, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

Environmental Insurance.    Certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire pursuant to one or more mortgage loan purchase agreements—

•	123 mortgage loans, with an aggregate cut-off date principal balance of $1,910,386,178, from the Lehman Mortgage Loan Seller, and

•	58 mortgage loans, with an aggregate cut-off date principal balance of $1,068,550,536, from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2007-C6 certificateholders, all of the mortgage loans that we so acquire.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

provided that, in the case of the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C6 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Potomac Mills Mortgage Loan (with the exception of the original mortgage note evidencing the Potomac Mills Mortgage Loan) have been delivered to Wells Fargo Bank, N.A., as trustee under the series 2007-C33 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Potomac Mills Non-Trust Loan.

The above loan documents, among others, with respect to the Och-Ziff Retail Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Och-Ziff Retail Portfolio Mortgage Loan) have been delivered to U.S. Bank National Association, as trustee under the series 2007-C1 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Och-Ziff Retail Portfolio Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C6 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C6 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C6 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C6 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C6 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C6 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C6 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan) and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), each within a specified period of time following the Issue Date, the documents required to be included in the related Servicing File pursuant to the series 2007-C6 pooling and servicing agreement for the subject underlying mortgage loan, but only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C6 pooling and servicing agreement, and (c) are in the possession or under the control of us or the UBS Mortgage Loan Seller, as applicable; provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make, with respect to each Lehman Mortgage Loan, and the UBS Mortgage Loan Seller will make, with respect to each UBS Mortgage Loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C6 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Potomac Mills Mortgage Loan, the trustee under the series 2007-C33 pooling and servicing agreement or, in the case of the Och-Ziff Retail Portfolio Mortgage Loan, the trustee under the series 2007-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C6 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this prospectus supplement.

If, as provided in the series 2007-C6 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C6 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or any UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C6 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C6 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C6 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if we or the UBS Mortgage Loan Seller, as applicable, are diligently attempting to correct the problem, then, with limited exception, we or it, as the case may be, will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C6 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2007-C6 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against us or the UBS Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C6 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the series 2007-C6 pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, the UBS Mortgage Loan Seller and the other parties to the series 2007-C6 pooling and servicing agreement have waived the right to resolve any claim related to the enforcement of any of our cure/payment/repurchase obligations against us or the UBS Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2007-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C6 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C6, a common law trust created under the laws of the State of New York pursuant to the series 2007-C6 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C6 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C6 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2007-C6 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C6 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C6 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006 and (e) over $10.5 billion of multifamily and commercial mortgage loans during fiscal year 2007 through the cut-off date.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Securities Inc.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the Mortgage Loan Sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized $3,212,764,587 of commercial mortgage loans in 2007 to date.

UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’, ‘‘—Representations and Warranties’’ and ‘‘Cures and Repurchases’’ in this prospectus supplement.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

Underwriting Guidelines and Processes.    Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which UBSRESI acquires mortgage loans.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

A.    Loan Analysis.    Generally both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.    Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates, as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio and LTV Ratio.    The underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI or its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

D.    Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

E.    Assessments of Property Condition.    As part of the underwriting process, the property assessments and reports described below will be obtained:

(1)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or its affiliates, as applicable, or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

F.    Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, it will generally be examined whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

G.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates. Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSRESI for inclusion in the trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI and/or an affiliate thereof and UBSRESI will be the mortgage loan sellers for the series 2007-C6 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBSRESI is an affiliate of UBS Securities LLC, one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C6 pooling and servicing agreement, and are described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C6 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the initial master servicer under the series 2007-C6 pooling and servicing agreement and the initial master servicer of the Potomac Mills Loan Combination under the series 2007-C33 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 6/30/2007
By Approximate Number	15,531	17,641	20,725	22,736
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$309.4

Within this portfolio, as of June 30, 2007, are approximately 19,060 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $242.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2007 were located in, all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)(1)	Approximate Outstanding Advances (P&I and SA)(1)	Approximate Outstanding Advances as % of UPB (1)
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%
(1)	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C6 pooling and servicing agreement or, with respect to the Potomac Mills Mortgage Loan, under the 2006-C33 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the series 2007-C6 pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2007-C6 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ regarding Wachovia has been provided by it.

The Initial Outside Master Servicers.

Potomac Mills Loan Combination.    Wachovia will be the initial master servicer of the Potomac Mills Loan Combination under the series 2006-C33 pooling and servicing agreement.

Och-Ziff Retail Portfolio Loan Combination.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be the initial master servicer of the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/31/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the series 2007-C1 master servicer and the provisions of the series 2007-C1 pooling and servicing agreement are described in this prospectus supplement under ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’. KRECM’s ability to waive or modify any terms, fees, penalties or payments on the Och-Ziff Retail Portfolio Mortgage Loan are similar, but not identical, to those of the series 2007-C6 master servicer described in this prospectus supplement under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘—Modifications, Waivers, Amendments and Consents.’’

The series 2007-C1 master servicer’s obligations to make servicing advances, and the interest or other fees charged for those advances and the terms of the series 2007-C1 master servicer’s recovery of those advances, are similar, but not identical, to those of the series 2007-C6 master servicer described in this prospectus supplement under ‘‘Description of the Offered Certificates—Fees and Expenses’’ and ‘‘The Series 2007-C6 Pooling and Servicing Agreement,’’ ‘‘—Servicing Compensation and Payment of Expenses’’, ‘‘—Advances’’ and ‘‘—Required Appraisals’’ KRECM will not have primary responsibility for the custody of original documents evidencing the Och-Ziff Retail Portfolio Mortgage Loan. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving the Och-Ziff Retail Portfolio Mortgage Loan or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the series 2007-C1 servicing standard.

The terms of the series 2007-C1 pooling and servicing agreement regarding the series 2007-C1 master servicer’s removal, replacement, resignation or transfer are similar, but not identical, to those of the series 2007-C6 pooling and servicing agreement described in this prospectus supplement under ‘‘The Series 2007-C6 Pooling and Servicing Agreement— Events of Default’’ and ‘‘—Rights Upon Event of Default.’’ Pursuant to the terms of the series 2007-C1 pooling and servicing agreement, KRECM will be under no liability to the series 2007-C1 trust, the other parties to the series 2007-C1 pooling and servicing agreement or the series 2007-C6 certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C1 pooling and servicing agreement or for errors in judgment; but KRECM will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, its obligations or duties under the series 2007-C1 pooling and servicing agreement. In addition, KRECM (and, among others, its affiliates, shareholders, directors, officers, employees and agents) will be entitled to indemnification by the series 2007-C1 trust and, to the extent that it relates to the Och-Ziff Retail Portfolio Loan Combination, the series 2007-C6 issuing entity, against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2007-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates.

Generally, all amounts received by KRECM on the Och-Ziff Retail Portfolio Loan Combination are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account under the series 2007-C1 pooling and servicing agreement within the time required by the series 2007-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C6 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2007-C1 pooling and servicing agreement for assets of the same type included in the series 2007-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage loans it is obligated to service under the series 2007-C1 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C1 pooling and servicing agreement.

In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicers’’ regarding KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C1 pooling and servicing agreement, the series 2007-C1 or series 2007-C6 certificates, the underlying mortgage loans or this prospectus supplement.

The Initial Special Servicer.    Midland Loan Services, Inc. (‘‘Midland’’) will be the initial special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2007-C6 pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C6 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2007, Midland was servicing approximately 24,550 commercial and multifamily mortgage loans with a principal balance of approximately $222 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,250 of such loans, with a total principal balance of approximately $149 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2007, Midland was named the special servicer in approximately 141 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $107 billion. With respect to such transactions as of such date, Midland was administering approximately 98 assets with an outstanding principal balance of approximately $351 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

Midland may enter into one or more arrangements with the holders or beneficial owners of a majority interest in the controlling class of series 2007-C6 certificates to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s continued appointment as special servicer under the series 2007-C6 pooling and servicing agreement.

The Initial Outside Special Servicers.

Potomac Mills Loan Combination.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will be the initial special servicer of the Potomac Mills Loan Combination pursuant to the Wachovia Commercial Mortgage Securities, Inc. series 2007-C33 pooling and servicing agreement (the ‘‘Wachovia C33 PSA’’). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated CMBS.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Wachovia C33 PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 209 as of June 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of June 30, 2007 with a then current face value in excess of $241 billion. Additionally, LNR Partners has resolved over $17.8 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.3 billion for the six months ended June 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of June 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 30,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $314 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C6 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Wachovia C33 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Potomac Mills Loan Combination. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the Potomac Mills Loan Combination and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C6 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Potomac Mills Loan Combination. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Potomac Mills Loan Combination. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard described in the Wachovia C33 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Potomac Mills Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C6 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will be the initial controlling class representative with respect to the Wachovia C33 PSA. Otherwise, except for LNR Partners acting as special servicer for the Potomac Mills Loan Combination, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding LNR Partners has been provided by it.

Och-Ziff Retail Portfolio Loan Combination.    Centerline Servicing Inc. (‘‘CSI’’) (f/k/a ARCap Servicing, Inc.) will be the initial special servicer of the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (f/k/a Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding Company (f/k/a CharterMac), a publicly traded company. Centerline REIT Inc. (f/k/a ARCap REIT, Inc.), an affiliate of CSI, is the controlling class representative with respect to the series 2007-C1 securitization. The principal offices of CSI are located at 5221 N. O’Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

CSI will specially service the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination in accordance with the procedures set forth in the series 2007-C1 pooling and servicing agreement and in accordance with the related loan documents and applicable laws.

CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans, with an aggregate stated principal balance of approximately $90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, the U.S. Virgin Islands and Puerto Rico. With respect to such transactions as of such date, CSI was administering approximately 41 assets with a stated principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-C1 pooling and servicing agreement, applicable law and the applicable servicing standard under the series 2007-C1 pooling and servicing agreement.

CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated principal balance of $1.308 billion as of June 30, 2007.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding CSI has been provided by it.

The Trustees

The Initial Trustee.    LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C6 pooling and servicing agreement, on behalf of the series 2007-C6 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C6 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of June 30, 2007, LaSalle serves as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C6 pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Lehman to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and UBSRESI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSRESI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by UBSRESI to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C6 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C6 certificateholders and prepare a monthly statement to series 2007-C6 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C6 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C6 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C6 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C6 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C6 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

The Initial Outside Trustees.

U.S. Bank National Association, a national banking association, is the trustee for the Potomac Mills Loan Combination under the 2007-C1 pooling and servicing agreement.

Wells Fargo Bank, N.A., a national banking association, is the trustee for the Och-Ziff Retail Portfolio Loan Combination under the 2007-C33 pooling and servicing agreement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of LBHI, the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of LBHI is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBSRESI, the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by UBSRESI or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties—Underwriters’’ in this prospectus supplement.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBSRESI and Lehman Brothers Bank, FSB, an affiliate of LBHI (Lehman Brothers Bank, FSB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBSRESI and Lehman for certain commercial mortgage loans originated or purchased by UBSRESI or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for all of the mortgage loans to be sold by each of UBSRESI and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C6 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2007-C6 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C6 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C6 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C6 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C6 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2007-C6 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the Innkeepers Portfolio Loan Combination, the Bear Canyon Loan Combination and the Addison Tower Loan Combination are to be serviced and administered under the series 2007-C6 pooling and servicing agreement, while the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2007-C6 pooling and servicing agreement. The Innkeepers Portfolio Loan Combination, the Bear Canyon Loan Combination and the Addison Tower Loan Combination are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of a Serviced Loan Combination. The Innkeepers Portfolio Non-Trust Loan, the Bear Canyon Non-Trust Loan and the Addison Tower Non-Trust Loan are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of the promissory note evidencing a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C6 pooling and servicing agreement. The Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan are Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C6 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C6 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C6 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C6 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C6 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C6 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2007-C6 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C6 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the applicable Potomac Mills Non-Trust Loan is part of the Series 2007-C33 Securitization, the Potomac Mills Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C33 Securitization (subject to replacement of each such party), in accordance with the series 2007-C33 pooling and servicing agreement (or any permitted successor servicing agreement), and

•	for so long as the applicable Och-Ziff Retail Portfolio Non-Trust Loan is part of the Series 2007-C1 Securitization, the Och-Ziff Retail Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C1 Securitization (subject to replacement of each such party), in accordance with the series 2007-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C6 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C6 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C6 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C6 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C6 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C6 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C6 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C6 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C6 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C6 pooling and servicing agreement, and under this ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C6 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C6 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C6 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C6 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C6 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2007-C6 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C6 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2007-C6 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2007-C6 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, to each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C6 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C6 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us or the UBS Mortgage Loan Seller due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C6 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C6 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C6 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C6 certificateholders.

Outside Serviced Loan Combinations.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2007-C6 pooling and servicing agreement and may reduce amounts payable to the series 2007-C6 certificates.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C6 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C6 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C6 certificates (or, in the case of the Floating Rate Classes, to the respective corresponding REMIC regular interests), in reduction of the interest payable thereon, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C6 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C6 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C6 pooling and servicing agreement. In addition, the series 2007-C6 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C6 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00053% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C6 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C6 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C6 pooling and servicing agreement. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C6 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C6 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C6 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C6 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds, with a corresponding reduction in the Total Principal Distribution Amount, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C6 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C6 certificateholders to the detriment of other classes of series 2007-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C6 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C6 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C6 certificates.

The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders

Series 2007-C6 Controlling Class.    As of any date of determination, the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C6 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C6 certificateholders will be the holders of the most subordinate class of series 2007-C6 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C6 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates will be treated as one class, and the class A-M and A-MFL certificates will be treated as one class, in each case for purposes of determining, and exercising the rights of, the controlling class of series 2007-C6 certificates. For clarification, the controlling class of series 2007-C6 certificateholders will in no event be the holders of the class X certificates or the holders of the series 2007-C6 REMIC residual certificates.

Selection of the Series 2007-C6 Controlling Class Representative.    The series 2007-C6 pooling and servicing agreement permits the holder or holders of series 2007-C6 certificates representing a majority of the voting rights allocated to the series 2007-C6 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this prospectus supplement. In addition, if the series 2007-C6 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C6 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C6 certificates representing a majority of the voting rights allocated to the series 2007-C6 controlling class that a series

2007-C6 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C6 controlling class certificates will be the series 2007-C6 controlling class representative.

If the series 2007-C6 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C6 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified or determined as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C6 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C6 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C6 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C6 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C6 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C6 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C6 controlling class representative’s response.

In addition, the series 2007-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C6 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C6 pooling and servicing agreement.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2007-C6 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C6 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may generally direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C6 controlling class representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may (1) require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C6 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject the master servicer or special servicer, as applicable, to liability or materially expand the scope of its obligations under the series 2007-C6 pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2007-C6 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Potomac Mills Loan Combination, the provisions of the series 2007-C33 pooling and servicing agreement and the Potomac Mills Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Potomac Mills Loan Combination’’ and ‘‘Servicing of the Potomac Mills Loan Combination’’ in this prospectus supplement.

With respect to the Och-Ziff Retail Portfolio Loan Combination, the provisions of the series 2007-C1 pooling and servicing agreement and the Och-Ziff Retail Portfolio Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. See ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement.

Limitation on Liability of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    The series 2007-C6 controlling class representative will not be liable to the trust or the series 2007-C6 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C6 controlling class representative will not be protected against any liability to a series 2007-C6 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C6 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C6 certificates, that:

•	the series 2007-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C6 certificates;

•	the series 2007-C6 controlling class representative may act solely in the interests of the holders of the series 2007-C6 controlling class;

•	the series 2007-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C6 certificates other than the series 2007-C6 controlling class;

•	the series 2007-C6 controlling class representative may take actions that favor the interests of the holders of the series 2007-C6 controlling class over the interests of the holders of one or more other classes of series 2007-C6 certificates;

•	the series 2007-C6 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C6 controlling class; and

•	the series 2007-C6 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C6 controlling class, and no series 2007-C6 certificateholder may take any action whatsoever against the series 2007-C6 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2007-C6 controlling class representative is entitled.

        Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the Bear Canyon and Addison Tower Loan Combinations, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the holder of a related Subordinate Non-Trust Loan have the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bear Canyon Loan Combination—Co-Lender Agreement—Purchase Option’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Addison Tower Loan Combination—Co-Lender Agreement—Purchase Option’’, respectively, in this prospectus supplement.

Right to Cure Defaults.    With respect to the Bear Canyon Loan Combination, the holder of a Subordinate Non-Trust Loan will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Bear Canyon Loan Combination—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P, Fitch and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C6 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C6 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2007-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class to replace the special servicer, those series 2007-C6 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination prior to appointing a replacement special servicer; provided that those series 2007-C6 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2007-C6 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C6 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C6 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C6 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2007-C6 controlling class representative will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination. If and for so long as the holder of the Potomac Mills Mortgage Loan is the related Loan Combination Controlling Party, the series 2007-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2007-C33 special servicer under the series 2007-C33 pooling and servicing agreement with respect to, but solely with respect to, the Potomac Mills Loan Combination, with cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Potomac Mills Loan Combination that has resigned or been terminated, subject to the satisfaction of the conditions set forth in the series 2007-C33 pooling and servicing agreement and receipt by the series 2007-C33 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section. If and for so long as the holder of the Och-Ziff Retail Portfolio Mortgage Loan is the related Loan Combination Controlling Party, the series 2007-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2007-C1 special servicer under the series 2007-C1 pooling and servicing agreement with respect to, but solely with respect to, the Och-Ziff Retail Portfolio Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Och-Ziff Retail Portfolio Loan Combination that has resigned or been terminated, subject to the satisfaction of the conditions set forth in the series 2007-C1 pooling and servicing agreement and receipt by the series 2007-C1 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section.

With respect to each of the Serviced Loan Combinations (other than the Addison Tower Loan Combination), the related Serviced Non-Trust Loan Noteholder may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Bear Canyon Non-Trust Loan Noteholder will cease to be able to replace the special servicer with respect to the Bear Canyon Loan Combination if it is no longer the related Loan Combination Controlling Party.

If the special servicer for any Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer or the master servicer, in accordance with the series 2007-C6 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P, Fitch and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C6 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C6 pooling and servicing agreement. Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due on encumbrance or due on sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2007-C6 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C6 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C6 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause or to certain other actions specified under the series 2007-C6 pooling and servicing agreement;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code. Any modification, waiver or amendment performed by the master servicer with the approval of the special servicer may be subject to certain procedural requirements (including certain time periods after which the special servicer’s approval will be deemed granted) as set forth in the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P, Fitch and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C6 certificates.

The series 2007-C6 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C6 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination must be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement prior to the subject modification, extension, waiver or amendment.

Further, to the extent consistent with the Servicing Standard, if a Serviced Loan Combination includes a Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2007-C33 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Potomac Mills Loan Combination and (b) the master servicer and special servicer for the Series 2007-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Och-Ziff Retail Portfolio Loan Combination, in each case under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section and under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Loan Combination’’ and ‘‘—Loan Combinations—The Potomac Mills Loan Combination’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement

Certain Matters Relating to Claims and Litigation

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C6 pooling and servicing agreement will generally be handled by the master servicer and/or the special servicer, as more specifically provided for in the series 2007-C6 pooling and servicing agreement. In connection with handling such matters, the master servicer and/or the special servicer may be required to seek the consent of the series 2007-C6 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and/or the special servicer may be entitled to reimbursement of expenses and reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C6 pooling and servicing agreement.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Senior/Subordinate Loan Combination, the determination of the identity of the related Loan Combination Controlling Party. See ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2007-C6 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2007-C6 controlling class representative or a related Non-Trust Loan Noteholder, as applicable, under the series 2007-C6 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C6 controlling class representative or that related Non-Trust Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2007-C33 pooling and servicing agreement and the series 2007-C1 pooling and servicing agreement, respectively, on terms similar to those described above, and any such determination will affect the amount of any advances of delinquent interest required to be made on the Potomac Mills Mortgage Loan or the Och-Ziff Retail Portfolio Mortgage Loan, as applicable.

Maintenance of Insurance

The series 2007-C6 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2007-C6 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C6 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than a REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C6 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C6 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of Potomac Mills Loan Combination, the master servicer and/or the special servicer under the series 2007-C33 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of Och-Ziff Retail Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then (subject to the discussion in the next paragraph) each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

Notwithstanding the foregoing, any single certificateholder or group of certificateholders with a majority interest in the series 2007-C6 controlling class shall have an exclusive right to exercise such fair value purchase option at the purchase price set forth in the preceding paragraph of this ‘‘—Fair Value Option’’ section for a period of 30 days following the determination of the fair value price, and prior to any exercise of the purchase option by any other holder thereof.

Upon expiration of the 30-day period described in the prior paragraph, if the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C6 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C6 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to withdraw from the collection account any out-of-pocket expenses associated with making a fair value determination.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C6 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C6 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C6 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C6 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C6 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C6 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C6 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C6 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C6 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2007-C6 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C6 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C6 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C6 pooling and servicing agreement. Such information will be made available to the series 2007-C6 certificateholders by the trustee as provided in this prospectus supplement.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB but only in years in which the trust is required to file an annual report on Form 10-K under the Securities Exchange Act of 1934) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C6 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C6 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C6 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C6 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Serviced Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts are comparable to the custodial account;

•	the trustee’s collection account;

•	the trustee’s floating rate account;

•	the special servicer’s REO account; and

•	the trustee’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C6 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C6 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

        Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Deposits.    Under the series 2007-C6 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2007-C33 pooling and servicing agreement and/or the Potomac Mills Co-Lender Agreement with respect to Potomac Mills Mortgage Loan;

•	all remittances to the trust under the series 2007-C1 pooling and servicing agreement and/or the Och-Ziff Retail Portfolio Co-Lender Agreement with respect to the Och-Ziff Retail Portfolio Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C6 certificateholders in accordance with any of clauses 3. through 21. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C6 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C6 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C6 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C6 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Certain Matters Relating to Claims and Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C6 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C6 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C6 certificateholders without cause, all as set forth in the series 2007-C6 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

22.	to withdraw amounts deposited in the custodial account in error;

23.	to invest amounts held in the custodial account in Permitted Investments; and

24.	to clear and terminate the custodial account upon the termination of the series 2007-C6 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 20. and 22. through 24. of the prior paragraph.

The series 2007-C6 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C6 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C6 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C6 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C6 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2007-C6 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

        Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C6 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C6 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C6 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. For any distribution date, the funds available to make payments on the series 2007-C6 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the Potomac Mills Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C33 pooling and servicing agreement accrues with respect to the Potomac Mills Mortgage Loan on a 30/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we make, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller makes, with respect to a UBS Mortgage Loan, a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement, then a party to the series 2007-C6 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Floating Rate Account.    The trustee of the grantor trusts must maintain an account—the floating rate account—in which it will hold payments allocable to the REMIC regular interest corresponding to each Floating Rate Class and payments from the swap counterparty under the related interest rate swap agreement corresponding to each Floating Rate Class, and from which it will make payments on each Floating Rate Class and regularly scheduled payments due to the swap counterparty under the related interest rate swap agreement for each Floating Rate Class. Only the trustee will have access to funds in the floating rate account. That floating rate account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the Floating Rate Certificates.

The funds held in the trustee’s floating rate account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s floating rate account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C6 pooling and servicing agreement.

Flow of Funds

Payments and Collections on the Loan Combinations
Payments and Collections on the Underlying Mortgage Loans that Are Not Part of Loan Combinations
Income from Serviced Loan Combination REO Property
Income from REO Property that Does Not Relate to a Loan Combination
Master Servicer
Escrow Accounts
Reserve Accounts
Servicing Accounts
Special Servicer
Serviced Loan Combination-Specific REO Accounts
Special Servicer
Pool REO Account
Trustee
Loss of Value Reserve Fund
Master Servicer
Pool Custodial Account
Master Servicer
Serviced Loan Combination-Specific Custodial Accounts
Mortgage Loan Sellers
Loss of Value Payments
Serviced Non-Trust Loan Noteholders
Trustee
Interest Reserve Account
Trustee
Collection Account
Master Servicer
P&I Advances
Payments to cover prepayment interest shortfalls
Outside Master Servicer
Payments and Collections on Outside Serviced Trust Mortgage Loans and Related REO Properties
Series 2007-C6 Certificateholders (other than holders of Floating Rate Certificates)
Trustee
Floating Rate Account
Floating Rate Certificateholders

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C6 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C6 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C6 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C6 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C6 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C6 pooling and servicing agreement, by series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C6 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C6 pooling and servicing agreement, by series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C6 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity;

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2007-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2007-C6 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans and/or securities backed thereby.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within ten (10) days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C6 certificateholders, S&P, Fitch and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C6 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C6 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C6 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C6 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C6 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C6 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C6 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement.

The holders of series 2007-C6 certificates entitled to a majority of the voting rights for the series 2007-C6 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P, Fitch and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C6 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C6 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C6 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C6 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2007-C6 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C6 certificateholders entitled to waive a comparable event of default under the series 2007-C6 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C6 controlling class representative or the holders of series 2007-C6 certificates entitled to 25% of the series 2007-C6 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Potomac Mills Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C33 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement. The trustee, as holder of the Och-Ziff Retail Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C1 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2007-C6 pooling and servicing agreement, the trustee will be required to exercise those rights, together with any similar rights in that regard under the series 2007-C33 pooling and servicing agreement or the series 2007-C1 pooling and servicing agreement, as applicable at the direction of the series 2007-C6 controlling class representative or the holders of series 2007-C6 certificates entitled to at least 25% of the series 2007-C6 voting rights.

No series 2007-C6 certificateholder will have the right under the series 2007-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C6 certificateholders entitled to not less than 25% of the series 2007-C6 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Non-Trust Loan Securities

If any Serviced Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related Non-Trust Loan Securities in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C6 controlling class representative.

Third-Party Beneficiaries

The mortgage loan sellers and the Serviced Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2007-C6 pooling and servicing agreement. Accordingly, the series 2007-C6 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

SERVICING OF THE POTOMAC MILLS LOAN COMBINATION

The servicing and administration of the Potomac Mills Loan Combination and any related REO Property will initially be governed by the pooling and servicing agreement with respect to the Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C33 entered into by Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee. The master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the master servicer or special servicer with respect to the Potomac Mills Loan Combination or to make servicing advances with respect to the Potomac Mills Loan Combination. The pooling and servicing agreement with respect to the Potomac Mills Loan Combinations provides, among other things, that—

•	one or more parties to the 2007-C33 pooling and servicing agreement will be responsible for making servicing advances with respect to the Potomac Mills Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Potomac Mills Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the Potomac Mills Mortgage Loan from general collections with respect to the series 2007-C6 mortgage pool for the Potomac Mills Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the Potomac Mills Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Potomac Mills Mortgage Loan;

•	the mortgage loans that form the Potomac Mills Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans with similar borrowers for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or held in its own portfolio, whichever is higher, and with a view to the maximization of recovery on the Potomac Mills Loan Combination on a net present value basis of the Potomac Mills Loan Combination to the benefit of the holders thereof (as a collective whole) and (ii) without regard to, among other things, (a) any relationship that it or any affiliate may have with the borrower, the mortgage loan seller or any parties to the 2007-C33 pooling and servicing agreement or any affiliate thereof; (b) the ownership of any certificate created with respect to the 2007-C33 transaction or any note comprising part of the Potomac Mills Loan Combination by it or any affiliate; (c) its obligation to make advances with respect to the Potomac Mills Loan Combination; (d) the right of the master servicer, special servicer or any affiliate thereof to receive compensation or other fees for its services under the 2007-C33 pooling and servicing agreement; or (e) the ownership, servicing or management for others, by the servicer or special servicer, as applicable, and any affiliate thereof, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the Potomac Mills Loan Combination will become specially serviced mortgage loans if: (a) the borrower has (i) failed to make any balloon payment or (ii) failed to make when due any periodic payment (other than a balloon payment), and such failure has continued unremedied for 60 days; (b) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, based on communications with the related mortgagor, that a default in making a periodic payment (including a balloon payment) or any other default under the loan documents that would materially impair the value of the mortgaged property as security for the Potomac Mills Loan Combination or otherwise would materially adversely affect the interest of holders of the Potomac Mills Loan Combination and is likely to continue unremedied beyond the applicable grace period under the terms of the mortgage loan (or if no grace period is specified, 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the loan documents to be insured against pursuant to the terms of the 2007-C33 pooling and servicing agreement) that the master servicer or the special servicer shall have determined, in its good faith and reasonable judgment and in accordance with the applicable servicing standard, materially impairs the value of the mortgaged property as security for the Potomac Mills Loan Combination or otherwise materially adversely affects the interests of the holder of the Potomac Mills Loan Combination and that continues unremedied beyond the applicable grace period under the terms of the Potomac Mills Loan Combination (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the master servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days or (2) the master servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the master servicer has been reimbursed for any servicing advances made in connection with the forced placement of such insurance coverage); or (h) the master servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property;

•	at any time when the mortgage loans that comprise the Potomac Mills Loan Combination are specially serviced loans, the special servicer under the Potomac Mills servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.35% per annum with a minimum monthly fee of $4,000, a workout fee equal to 1.00% with respect to each workout of the Potomac Mills Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 1.00%;

•	in the case of the Potomac Mills Loan Combination, the servicer and special servicer under the Potomac Mills servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the Potomac Mills Loan Combination under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the

Serviced Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Potomac Mills Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this prospectus supplement, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Potomac Mills Loan Combination has consent rights may be different in some respects;

•	in the case of the Potomac Mills Loan Combination, the series 2007-C6 controlling class representative (as designee of the trust as the holder of the Potomac Mills Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the Potomac Mills Mortgage Loan in connection with the exercise of any consent rights it may have as the related Loan Combination Controlling Party or any rights it may have as the related Loan Combination Controlling Party to replace the special servicer with respect to the Potomac Mills Loan Combination under the 2007-C33 pooling and servicing agreement;

•	in the case of the Potomac Mills Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the Potomac Mills Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the 2007-C33 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties; and

•	in general, the respective parties to the 2007-C33 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement.

SERVICING OF THE OCH-ZIFF RETAIL PORTFOLIO LOAN COMBINATION

The servicing and administration of the Och-Ziff Retail Portfolio Loan Combination and any related REO Property will initially be governed by the pooling and servicing agreement with respect to the Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C1 entered into by Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers, Centerline Servicing Inc., as special servicer, U.S. Bank National Association., as trustee, and LaSalle Bank National Association, as custodian. KeyCorp Real Estate Capital Markets, Inc. will be the master servicer of the Och-Ziff Retail Portfolio Loan Combination pursuant to the series 2007-C1 pooling and servicing agreement. The master servicer, special servicer and trustee under the series 2007-C6 pooling and servicing agreement will not have any obligation or authority to supervise the master servicer or special servicer with respect to the Och-Ziff Retail Portfolio Loan Combination or to make servicing advances with respect to the Och-Ziff Retail Portfolio Loan Combination. The pooling and servicing agreement with respect to the Och-Ziff Retail Portfolio Loan Combinations provides, among other things, that—

•	one or more parties to the 2007-C1 pooling and servicing agreement will be responsible for making servicing advances with respect to the Och-Ziff Retail Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Och-Ziff Retail Portfolio Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the Och-Ziff Retail Portfolio Mortgage Loan from general collections with respect to the series 2007-C6 mortgage pool for the Och-Ziff Retail Portfolio Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the Och-Ziff Retail Portfolio Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Och-Ziff Retail Portfolio Mortgage Loan;

•	the mortgage loans that form the Och-Ziff Retail Portfolio Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under the 2007-C1 pooling and servicing agreement (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever is higher; (ii) with a view to (a) the timely recovery of all scheduled payments of principal and interest under the mortgage loan, (b) in the case of the special servicer, if the mortgage loan comes into and continues in default, the maximization of the recovery on the Och-Ziff Retail Portfolio Loan Combination on a net present value basis and (c) the best interests (as determined by the master servicer or special servicer, in its reasonable judgment) of the holders of the Och-Ziff Retail Portfolio Loan Combination; (iii) without regard to, among other things, (a) any relationship that it or any affiliate may have with the borrower (or any affiliate thereof), the depositor, any mortgage loan seller or any other party to the series 2007-C1 transaction; (b) the ownership of any certificate created with respect to the series 2007-C1 transaction or any mezzanine loan or note comprising part of the Och-Ziff Retail Portfolio Loan Combination by it or any affiliate; (c) its obligation to make advances with respect to the Och-Ziff Retail Portfolio Loan Combination; (d) the right of the master servicer or special servicer to receive compensation or other fees for its services under the series 2007-C1 pooling and servicing agreement; or (e) the ownership, servicing or management for others, by the servicer or special servicer, as applicable, and any affiliate thereof, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the Och-Ziff Retail Portfolio Loan Combination will become specially serviced mortgage loans if: (a) the borrower has failed to make when due any monthly debt service payment, including a balloon payment, and such failure continues unremedied (i) except in the case of a balloon payment, for 60 days, or (ii) solely in the case of a balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur; (b) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, that a default in making a monthly debt service payment (including a balloon payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) the master servicer or special servicer has determined in its good faith reasonable judgment and in accordance with the servicing standard, that a non-payment default (other than certain acceptable insurance defaults) has occurred under the mortgage loan that may materially impair the value of the mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero; (d) various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or (e) the master servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property;

•	at any time when the mortgage loans that comprise the Och-Ziff Retail Portfolio Loan Combination are being specially serviced, the special servicer under the Och-Ziff Retail Portfolio servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.25% per annum, a workout fee based on a workout fee rate of 1.00% with respect to each workout of the Och-Ziff Retail Portfolio Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 1.00%;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, the servicer and special servicer under the Och-Ziff Retail Portfolio servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the Och-Ziff Retail Portfolio Loan Combination under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see ‘‘The Series 2007-C6 Pooling and Servicing Agreement—The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C6 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Och-Ziff Retail Portfolio Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this prospectus supplement, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Och-Ziff Retail Portfolio Loan Combination has consent rights may be different in some respects;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, the series 2007-C6 controlling class representative (as designee of the trust as the holder of the Och-Ziff Retail Portfolio Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the holder of the Och-Ziff Retail Portfolio Mortgage Loan in connection with the exercise of any consent rights it may have as the related Loan Combination Controlling Party or any rights it may have as the related Loan Combination Controlling Party to replace the special servicer with respect to the Och-Ziff Retail Portfolio Loan Combination under the series 2007-C1 pooling and servicing agreement;

•	in the case of the Och-Ziff Retail Portfolio Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the Och-Ziff Retail Portfolio Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the series 2007-C1 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties; and

•	in general, the respective parties to the series 2007-C1 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C6 pooling and servicing agreement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2007-C6 certificates will be issued, on or about August 30, 2007, under the series 2007-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement.

The securitization transaction will also include swap agreements relating to the Floating Rate Certificates.

The series 2007-C6 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and X classes, which are the classes of series 2007-C6 certificates that are offered by this prospectus supplement, and

•	the A-2FL, A-MFL, G, H, J, K, L, M, N, P, Q, S and T and the series 2007-C6 REMIC residual certificates, which are the classes of series 2007-C6 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this prospectus supplement.

Each Floating Rate Class will represent undivided interests in a grantor trust, the assets of which will include, among other things, a REMIC regular interest, the rights and obligations under an interest rate swap agreement and a sub-account of the trustee’s floating rate account. For so long as it is in effect, the interest rate swap agreement in respect of any particular Floating Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the REMIC regular interest corresponding to that Floating Rate Class will be exchanged for amounts payable as interest by the swap counterparty under the related interest rate swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. Each interest rate swap agreement will provide for amounts payable to the issuing entity to be calculated on the basis of a LIBOR-based interest rate accruing on a notional amount equal to the total principal balance of the applicable Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the corresponding REMIC regular interest.

The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C6 certificates that will have principal balances and are sometimes referred to as the series 2007-C6 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C6 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C6 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Notwithstanding the foregoing, in the case of each of the Floating Rate Classes, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class before actually being distributed to the certificateholders of that Floating Rate Class. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses will be made in response to a corresponding reduction made in the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased in connection with a reinstatement of any portion of the related total principal balance previously reduced as described in the prior sentence. The total principal balance of any Floating Rate Class will at any time equal the total principal balance of the corresponding REMIC regular interest.

The class X certificates will not have principal balances and are sometimes referred to as the series 2007-C6 interest only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will equal the total principal balance of the series 2007-C6 principal balance certificates outstanding from time to time.

The series 2007-C6 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of

DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C6 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C6 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

All payments with respect to the REMIC regular interest corresponding to each Floating Rate Class will be made to the applicable sub-account of the trustee’s floating rate account.

Payments of Interest.    All of the classes of the series 2007-C6 certificates (except for the series 2007-C6 REMIC residual certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

With respect to each interest-bearing class of the series 2007-C6 certificates and each REMIC regular interest corresponding to a Floating Rate Class, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C6 certificates or that particular REMIC regular interest for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C6 certificates or that particular REMIC regular interest outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of each of the Floating Rate Classes, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

In addition, in the case of each Floating Rate Class, if funds allocated to payments of interest distributions with respect to the corresponding REMIC regular interest on any distribution date are less than the applicable net amount payable to the swap counterparty for that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related interest rate swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate Class on the subject distribution date.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) and each REMIC regular interest corresponding to a Floating Rate Class will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C6 certificates or that REMIC regular interest as the case may be, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C6 certificates or that REMIC regular interest, as the case may be.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) or with respect to the REMIC regular interest corresponding to any Floating Rate Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C6 certificates or that REMIC regular interest, as the case may be, on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments —Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C6 certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C6 certificates and REMIC regular interest for the related interest accrual period. Although Net Aggregate Prepayment Interest Shortfalls will not be directly allocated to any of the Floating Rate Classes, any such shortfalls allocated to the REMIC regular interest corresponding to a Floating Rate Class will result in a dollar- for- dollar reduction in the interest distributable on that Floating Rate Class.

Any distributions of interest allocated to the REMIC regular interest corresponding to any Floating Rate Class will be deposited in the applicable sub-account of the trustee’s floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate Certificates and/or the swap counterparty, as applicable.

Calculation of Pass-Through Rates.    The table on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2007-C6 certificates (except the Floating Rate Classes), provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C6 certificates.

The pass-through rates for the class A-1, A-2, A-3, A-AB, L, M, N, P, Q, S, and T certificates will be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-4, A-1A and A-M certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-4, A-1A or A-M certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C6 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-J certificates will, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus 0.026%.

The pass-through rate for the class B, C, D, E, F, G, H, J and K certificates will, with respect to any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate applicable to the class A-2FL REMIC regular interest will be fixed at 5.845% per annum.

The pass-through rate applicable to the class A-MFL REMIC regular interest for each applicable interest accrual period will equal the lesser of—

•	6.114% per annum, and

•	the Weighted Average Pool Pass-Through Rate for that interest accrual period.

For so long as the related swap agreement is in effect and there is no continuing event of default thereunder, the pass-through rate applicable to a Floating Rate Class for any applicable interest accrual period will equal LIBOR plus the applicable class margin set forth in the following table.

Class	Margin
A-2FL	0.57%
A-MFL	0.71%

However, the pass-through rate with respect to any Floating Rate Class may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing event of default under the related interest rate swap agreement, or if the related interest rate swap agreement is terminated and a replacement interest rate swap agreement is not obtained, then the pass-through rate applicable to that Floating Rate Class will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that Floating Rate Class will also convert to those of the corresponding REMIC regular interest. ‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the series 2007-C6 pooling and servicing agreement.

The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X Component’’) of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X Components. Each of those Class X Components will be comprised of the total principal balance of one of the classes of series 2007-C6 principal balance certificates.

For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to each Class X Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C6 principal balance certificates that relates to that Class X Component (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The series 2007-C6 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The ‘‘Total Principal Distribution Amount’’ for any distribution date will be an amount equal to the total, without duplication, of the following:

•	payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO

Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

In general, as described under ‘‘—Payments—Priority of Payments’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C6 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in Loan Group 1 or underlying mortgage loans in Loan Group 2.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C6 certificates then outstanding.

Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments— Priority of Payments’’ below, the holders of each class of series 2007-C6 principal balance certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) payments of principal up to the total principal balance of that class of series 2007-C6 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution Amount for such final distribution date.

In the case of each Floating Rate Class, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of the applicable Floating Rate Certificates.

The class X certificates and the series 2007-C6 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2007-C6 principal balance certificates or any such REMIC regular interest, as the case may be, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class or the holders of the Floating Rate Class that corresponds to that REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2007-C6 principal balance certificates (exclusive of a Floating Rate Class) or any REMIC regular interest that corresponds to a Floating Rate Class, for any distribution date, the total amount payable with respect to that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2007-C6 principal balance certificates or of the REMIC regular interest corresponding to a Floating Rate Class, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C6 principal balance certificates or to the trustee’s floating rate account with respect to the subject REMIC regular interest, as the case may be. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class and each such REMIC regular interest on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X certificates, up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes and/or that REMIC regular interest as described above, the Available P&I Funds will be allocated among all those classes and that REMIC regular interest pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal, first, to the holders of the class A-1 certificates, second, to the holders of the class A-2 certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-2 certificates and the class A-2FL REMIC regular interest), third, to the holders of the class A-3 certificates, fourth, to the holders of the class A-AB certificates, fifth, to the holders of the class A-4 certificates and sixth, to the holders of the class A-1A certificates, sequentially among those classes and that REMIC regular interest in that order, in each case until the total principal balance of the subject class of series 2007-C6 certificates and/or REMIC regular interest has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes and REMIC regular interests for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes and the class A-2FL REMIC regular interest will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes and REMIC regular interests then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X certificates and the class A-2FL REMIC regular interest as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-M certificates and to the trustee’s floating rate account with respect to the class A-MFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-M certificates and the class A-MFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-M certificates and the class A-MFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the class A-2FL REMIC regular interest outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the then respective loss reimbursement amounts for the class A-M certificates and the class A-MFL REMIC regular interest;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C6 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, each class of series 2007-C6 principal balance certificates and REMIC regular interest referred to above in this paragraph will represent the right to receive payments of principal sufficient to retire those certificates or that REMIC regular interest, as the case may be, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or the trustee’s floating rate account if the REMIC regular interest corresponding to any Floating Rate Class is) then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C6 certificates or any such REMIC regular interest, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C6 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C6 principal balance certificates or to the trustee’s floating rate account with respect to that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

So long as the interest rate swap agreement relating to any Floating Rate Class remains in effect, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the swap counterparty. If the interest rate swap agreement relating to any Floating Rate Class is no longer in effect, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the holders of the applicable Floating Rate Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Payments on each of the Floating Rate Classes.    All distributions allocable to the REMIC regular interest corresponding to a Floating Class, as well as all payments by the swap counterparty under the related interest rate swap agreement, will be deposited in the applicable sub-account of the trustee’s floating rate account. Payments on each of the Floating Rate Classes, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the applicable sub-account of the trustee’s floating rate account.

In general, the holders of certificates of any Floating Rate Class will be entitled to receive on each distribution date an amount equal to the excess, if any, of (a) the sum of (i) all payments, if any, made with respect to the corresponding REMIC regular interest on that distribution date, plus (ii) all payments, if any, made by the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement, over (b) all regularly scheduled payments, if any, payable to the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C6 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C6 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C6 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C6 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If this occurs following the payments made to the series 2007-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C6 principal balance certificates and REMIC regular interests are to be successively reduced in the following order, until the total principal balance of those classes of certificates and REMIC regular interests equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M and A-MFL, pro rata based on total outstanding principal balances
19th	A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

The references in the foregoing table to ‘‘A-2FL’’ and ‘‘A-MFL’’ means the class A-2FL REMIC regular interest and the class A-MFL REMIC regular interest, respectively. However, any reduction in the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the applicable Floating Rate Class.

The reductions in the total principal balances of the respective classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) those classes of series 2007-C6 principal balance certificates and REMIC regular interests.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C6 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, the total principal balance(s) of one or more classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C6 principal balance certificates and/or REMIC regular interest with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C6 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C6 certificates (exclusive of the Floating Rate Classes) and the various respective REMIC regular interests corresponding to the Floating Rate Classes that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account. (4)	Monthly
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for the Potomac Mills Mortgage Loan will be calculated on a 30/360 Basis, and the outside master servicing fee for the Och-Ziff Retail Portfolio Mortgage Loan will be calculated on a Actual/360 Basis.(5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.(4)	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip that accrues at the related outside special servicing fee rate on the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(5)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable.	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000, multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan), any Serviced Non-Trust Loan or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of (i) 1.00% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000 to the related payment or proceeds (exclusive of Default Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Service Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C6 pooling and servicing agreement, except that, in the case of each Outside Serviced Trust Mortgage Loan, the workout fee rate and liquidation fee rate are both 1.0%.	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (and in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (8)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (9)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account, interest reserve account and floating rate account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account, interest reserve account and floating rate account (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (10)	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (11)	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool, and second, out of any other payments and/or collections on the mortgage pool.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee / trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the series 2007-C6 controlling class representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C6 controlling class certificates)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C6 pooling and servicing agreement, the series 2007-C6 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (12)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C6 pooling and servicing agreement or the series 2007-C6 certificates (12)	Indemnification	Amounts on deposit on the master servicer’s custodial account (13)	Time to time
Servicing Advances Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C6 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination (14)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C6 certificates.
(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2007-6 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.02% per annum to 0.09% per annum. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expense—The Principal Master Servicing Compensation’’ in this prospectus supplement.
(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.
(5)	The outside master servicing fee rate for the Potomac Mills Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Potomac Mills Mortgage Loan will equal 0.35% per annum. The outside master servicing fee rate for the Och-Ziff Retail Portfolio Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Och-Ziff Retail Portfolio Mortgage Loan will equal 0.25% per annum.
(6)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C6 pooling and servicing agreement will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this prospectus supplement.
(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.
(8)	Allocable between the master servicer and the special servicer as provided in the series 2007-C6 pooling and servicing agreement.
(9)	The trustee fee rate will equal 0.00053% per annum. See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Trustee Compensation’’ in this prospectus supplement. The trustee fee will be calculated on a 30/360 Basis.
(10)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Serviced Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer’s custodial account.
(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans (or, in the case of interest on P&I advances, to the holder(s) of any Subordinate Non-Trust Mortgage Loan(s)) comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender

Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2007-C6 pooling and servicing agreement, out of general collections on the mortgage pool.
(12)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C6 pooling and servicing agreement, or allocable overhead.
(13)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Serviced Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan(s) included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Serviced Loan Combination-specific account are insufficient therefor.
(14)	In the case of the Outside Serviced Loan Combinations, the trust must bear its pro rata share of any servicing advance, together with interest thereon, not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C6 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C6 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C6 master servicer is required to aggregate that information with the CMSA reports the series 2007-C6 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C6 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C6 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C6 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C6 certificateholders and beneficial owners of series 2007-C6 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C6 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Manisha Sharma, telephone number (312) 904-8845.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C6 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C6 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C6 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C6 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C6 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C6 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C6 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C6 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C6 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X certificates; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C6 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C6 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C6 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C6 pooling and servicing agreement will be given to each series 2007-C6 certificateholder. The final payment with respect to each series 2007-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C6 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C6 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C6 certificates. However, the rights of any single holder or group of holders of the series 2007-C6 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C6 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C6 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C6 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates and the Floating Rate Certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C6 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C6 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C6 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C6 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C6 principal balance certificates will result in a reduction of the total notional amount of the class X certificates. If you are considering the purchase of class X certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the Class X Components.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C6 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates and the REMIC regular interests corresponding to certain Floating

Rate Classes. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-2FL, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool’’, ‘‘The Series 2007-C6 Pooling and Servicing Agreement’’, ‘‘Servicing of the Potomac Mills Loan Combination’’ and ‘‘Servicing of the Och-Ziff Retail Portfolio Loan Combination’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates —Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

Payments of principal will be made with respect to the various classes of series 2007-C6 principal balance certificates and/or, in the case of the Floating Rate Classes, the various corresponding REMIC regular interests in the order described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C6 principal balance certificates (or, in the case of the Floating Rate Classes, the corresponding REMIC regular interests).

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C6 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C6 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C6 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, with respect to each Floating Rate Class, the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes will evidence or constitute regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the certificates comprising any particular Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account; and

•	each class of the series 2007-C6 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class D, E, F and X certificates will be issued with more than a de minimis amount of original issue discount, the class B and C certificates will be issued with a de minimis amount of original issue discount and the other classes of offered certificates will not be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C6 certificateholders.

See ‘‘The Series 2007-C6 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C6 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C6 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P, Fitch and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an ‘‘Exemption Rating Agency’’) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption specified below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	The direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of securities between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of series 2007-C6 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the offered certificates, no more than

25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2007-C6 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2007-C6 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and X certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. Otherwise, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,674,650,000, plus accrued interest on all offered certificates from August 11, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 30, 2007, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4
Lehman Brothers Inc.	$13,461,000	$291,655,000	$108,329,000	$42,947,000	$583,572,000
UBS Securities LLC	$7,539,000	$163,345,000	$60,671,000	$24,053,000	$326,836,000
Banc of America Securities LLC	0	0	0	0	0
Total	$21,000,000	$455,000,000	$169,000,000	$67,000,000	$910,408,000

Underwriter	Class A-1A	Class A-M	Class A-J	Class B	Class C
Lehman Brothers Inc.	$271,045,000	$146,080,000	$100,250,000	$21,482,000	$23,869,000
UBS Securities LLC	$151,802,000	$81,813,000	$56,145,000	$12,031,000	$13,368,000
Banc of America Securities LLC	0	0	0	0	0
Total	$422,847,000	$227,893,000	$156,395,000	$33,513,000	$37,237,000

Underwriter	Class D	Class E	Class F	Class X
Lehman Brothers Inc.	$21,482,000	$19,095,000	$19,096,000	$1,909,498,714
UBS Securities LLC	$12,031,000	$10,694,000	$10,694,000	$1,069,438,000
Banc of America Securities LLC	0	0	0	0
Total	$33,513,000	$29,789,000	$29,790,000	$2,978,936,714

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

Certain of the underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C6 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C6 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C6 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C6 certificates to the public’’ in relation to any series 2007-C6 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C6 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C6 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses and the prospectus supplement relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and co-bookrunner, UBS Securities LLC is acting as co-lead manager and co-bookrunner and Banc of America Securities LLC is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page S-7 of this prospectus supplement.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, or Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X certificates. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘100 Wall Street Borrower’’ means the borrower under the 100 Wall Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘100 Wall Street Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘100 Wall Street Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘100 Wall Street Mortgage Loan’’ means the underlying mortgage loan secured by the 100 Wall Street Mortgaged Property.

‘‘100 Wall Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 100 Wall Street.

‘‘100 Wall Street Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘A/B Loan Combination’’ means a Loan Combination consisting solely of an underlying mortgage loan and one or more Subordinate Non-Trust Loans.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Addison Tower Co-Lender Agreement’’ means the Co-Lender Agreement for the Addison Tower Loan Combination.

‘‘Addison Tower Loan Combination’’ means, collectively, the Addison Tower Mortgage Loan and the Addison Tower Non-Trust Loan.

‘‘Addison Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Addison Tower Mortgaged Property.

‘‘Addison Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Addison Tower.

‘‘Addison Tower Non-Trust Loan’’ means the Non-Trust Loan secured by the Addison Tower Mortgaged Property.

‘‘Addison Tower Non-Trust Loan Noteholders’’ means the holders of the promissory notes for the Addison Tower Non-Trust Loan.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C6 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2007-C6 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C6 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C6 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis, in the case of the Potomac Mills Mortgage Loan, or an Actual/360 Basis, in the case of the Och-Ziff Retail Portfolio Mortgage Loan) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Aggregate Bridge Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Mortgage Loan—Mezzanine Financing.’’ in this prospectus supplement.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C6 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2007-C1 pooling and servicing agreement with respect to the Och-Ziff Retail Portfolio Loan Combination will be calculated in a manner substantially the same as that described above, and any Appraisal Reduction Amount or the equivalent under the series 2007-C33 pooling and servicing agreement with respect to the Potomac Mills Loan Combination will be calculated in a manner substantially the same as that described above. If a Pari Passu Non-Trust Loan included in a Serviced Loan Combination is securitized, then interest on related delinquency advances will be taken into account in calculating any related Appraisal Reduction Amount.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to each Pari Passu Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and

•	with respect to each Senior/Subordinate Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan(s), up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, on a pro rata basis by balance, between the underlying mortgage loan and any Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Potomac Mills Mortgage Loan will be as set forth in, and appraisals of the Potomac Mills Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C33 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

Appraisal Trigger Events or the equivalent with respect to the Och-Ziff Retail Portfolio Mortgage Loan will be as set forth in, and appraisals of the Och-Ziff Retail Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C6 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Bear Canyon Co-Lender Agreement’’ means the Co-Lender Agreement for the Bear Canyon Loan Combination.

‘‘Bear Canyon Loan Combination’’ means, collectively, the Bear Canyon Mortgage Loan and the Bear Canyon Non-Trust Loan.

‘‘Bear Canyon Mortgage Loan’’ means the underlying mortgage loan secured by the Bear Canyon Mortgaged Property.

‘‘Bear Canyon Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bear Canyon.

‘‘Bear Canyon Non-Trust Loan’’ means the Non-Trust Loan secured by the Bear Canyon Mortgaged Property.

‘‘Bear Canyon Non-Trust Loan Noteholders’’ means the holder of the promissory note for the Bear Canyon Non-Trust Loan.

‘‘Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Mortgage Loan—Mezzanine Financing.’’ in this prospectus supplement.

‘‘Bridge Related Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing.’’

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex E to this prospectus supplement. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2, A-2FL and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the scheduled principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-2FL, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class X Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMBS’’ means commercial and multifamily mortgaged-backed securities.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘CSI’’ means Centerline Servicing Inc.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of any related Pari-Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Underwritten Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the subject mortgage loan at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Excluded Plan’’ means any Plan with respect to which any member of the Restricted Group is a ‘‘plan sponsor’’ within the meaning of section 3(16)(B) of ERISA.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Floating Rate Certificates’’ means, collectively, the class A-2FL and A-MFL certificates.

‘‘Floating Rate Class’’ means a class of Floating Rate Certificates.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Greensboro Park Borrower’’ means the borrower under the Greensboro Park Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Greensboro Park Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Greensboro Park Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Greensboro Park Mortgage Loan’’ means the underlying mortgage loan secured by the Greensboro Park Mortgaged Property.

‘‘Greensboro Park Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greensboro Park.

‘‘Greensboro Park Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Innkeepers Portfolio Borrowers’’ means the borrowers under the Innkeepers Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Innkeepers Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Innkeepers Portfolio Loan Combination.

‘‘Innkeepers Portfolio Loan Combination’’ means, collectively, the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Non-Trust Loan.

‘‘Innkeepers Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Innkeepers Portfolio Mortgaged Property.

‘‘Innkeepers Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio.

‘‘Innkeepers Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Innkeepers Portfolio Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

‘‘Innkeepers Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Innkeepers Portfolio Non-Trust Loan.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Islandia Shopping Center Borrower’’ means the borrower under the Islandia Shopping Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Islandia Shopping Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Islandia Shopping Center Mortgage Loan’’ means the underlying mortgage loan secured by the Islandia Shopping Center Mortgaged Property.

‘‘Islandia Shopping Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Islandia Shopping Center.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C6 certificates, which will be on or about August 30, 2007.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C6 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the ‘‘Loan Combinations’’ described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations— General’’ in this prospectus supplement.

‘‘Loan Combination Controlling Party’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any of the Innkeeper Portfolio Mortgage Loan, the Potomac Mills Mortgage Loan and the Och-Ziff Retail Portfolio Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘McCandless Towers Borrower’’ means the borrower under the McCandless Towers Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan— The Borrower and Sponsor’’ in this prospectus supplement.

‘‘McCandless Towers Mortgage Loan’’ means the underlying mortgage loan secured by the McCandless Towers Mortgaged Property.

‘‘McCandless Towers Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as McCandless Towers.

‘‘McCandless Towers Mezzanine Borrower’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘McCandless Towers Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The McCandless Towers Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C6 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C6 certificates and the REMIC regular interest corresponding to each Floating Rate Class is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Highland Parc, where the borrower is permitted on July 11, 2010 and July 11, 2011 to exercise an option to allow the debt service payments (which would otherwise include amortization after July 11, 2010) due under such loan to remain interest only payments, it is assumed that the related borrower does, in fact, exercise such option on July 11, 2010, and such loan remains an interest-only loan for the term of the loan;

•	payments on the offered certificates are made on the 15th day of each month, commencing in September 2007; and

•	the offered certificates are settled on August 30, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate; and

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Potomac Mills Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an 30/360 Basis under the series 2007-C33 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C6 pooling and servicing agreement;

•	in the case of the Och-Ziff Retail Portfolio Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an Actual/360 Basis under the series 2007-C1 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C6 pooling and servicing agreement.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1— Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Och-Ziff Retail Portfolio Borrower’’ means the borrower under the Och-Ziff Retail Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Och-Ziff Retail Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Och-Ziff Retail Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Och-Ziff Retail Portfolio Loan Combination.

‘‘Och-Ziff Retail Portfolio Loan Combination’’ means, collectively, the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loans.

‘‘Och-Ziff Retail Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Och-Ziff Retail Portfolio Mortgaged Properties.

‘‘Och-Ziff Retail Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Och-Ziff Retail Portfolio.

‘‘Och-Ziff Retail Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Och-Ziff Retail Portfolio Mortgaged Properties, which Non-Trust Loan is, at all times, pari passu in right of payment with the Och-Ziff Retail Portfolio Mortgage Loan.

‘‘Och-Ziff Retail Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Och-Ziff Retail Portfolio Non-Trust Loan.

‘‘One Sansome Street Borrower’’ means the borrower under the One Sansome Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan— The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One Sansome Street Mezzanine Borrowers’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘One Sansome Street Mezzanine Loans’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘One Sansome Street Mortgage Loan’’ means the underlying mortgage loan secured by the One Sansome Street Mortgaged Property.

‘‘One Sansome Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Sansome Street.

‘‘One Sansome Street Senior Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. The Innkeepers Portfolio Loan Combination, the Potomac Mills Loan Combination and the Och-Ziff Retail Portfolio Loan Combination are Pari Passu Loan Combinations.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. The Innkeepers Portfolio Non-Trust Loan, the Potomac Mills Non-Trust Loan and the Och-Ziff Retail Portfolio Non-Trust Loan are Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C6 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘PECO Portfolio Borrower’’ means the borrower under the PECO Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The PECO Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘PECO Portfolio – Eastridge Crossing Loan Borrower’’ means the borrower under the PECO Portfolio – Eastridge Crossing Mortgage Loan

‘‘PECO Portfolio – Eastridge Crossing Mortgage Loan’’ means the underlying mortgage loan secured by the PECO Portfolio – Eastridge Crossing Mortgaged Property.

‘‘PECO Portfolio – Eastridge Crossing Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – Eastridge Crossing

‘‘PECO Portfolio Mortgage Loans’’ means the 39 cross-collateralized and cross-defaulted underlying mortgage loans secured by the PECO Portfolio Mortgaged Properties.

‘‘PECO Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as PECO Portfolio.

‘‘PECO Portfolio – University Plaza Borrower’’ means the borrower under the PECO Portfolio – University Plaza Mortgage Loan

‘‘PECO Portfolio – University Plaza Mortgaged Loan’’ means the underlying mortgage loan secured by the PECO Portfolio – University Plaza Mortgaged Property

‘‘PECO Portfolio – University Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as PECO Portfolio – University Plaza – Amherst

‘‘Potomac Mills Borrower’’ means the borrower under the Potomac Mills Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Potomac Mills Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Potomac Mills Co-Lender Agreement’’ means the Co-Lender Agreement for the Potomac Mills Loan Combination.

‘‘Potomac Mills Loan Combination’’ means, collectively, the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loans.

‘‘Potomac Mills Mortgage Loan’’ means the underlying mortgage loan secured by the Potomac Mills Mortgaged Property.

‘‘Potomac Mills Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Potomac Mills.

‘‘Potomac Mills Non-Trust Loan’’ means the Non-Trust Loan secured by the Potomac Mills Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Potomac Mills Mortgage Loan.

‘‘Potomac Mills Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Potomac Mills Non-Trust Loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on July 17, 2007 and is in a lockout period through July 16, 2008 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	a mortgage loan seller,

8.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

9.	any and all affiliates of any of the aforementioned persons.

‘‘RevPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans and may include one or more Pari Passu Non-Trust Loans.

‘‘Series 2007-C1 Securitization’’ means the securitization that includes an Och-Ziff Retail Portfolio Non-Trust Loan, and in connection with which the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, were issued.

‘‘Series 2006-C33 Securitization’’ means the securitization that includes a Potomac Mills Non-Trust Loan, and in connection with which the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-C33, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to the term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C6 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2007-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C6 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C6 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C6 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2007-C6 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C6 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C6 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C6 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C6 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the Potomac Mills Mortgage Loan, which is being serviced under the series 2007-C33 pooling and servicing agreement, and the Och-Ziff Retail Portfolio Mortgage Loan, which is being serviced under the series 2007-C1 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C6 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C6 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C6 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C6 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C6 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Outside Serviced Loan Combinations are not being serviced under the series 2007-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2007-C33 pooling and servicing agreement (which governs the servicing of the Potomac Mills Loan Combination) and the series 2007-C1 pooling and servicing agreement (which governs the servicing of the Och-Ziff Retail Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising the subject Outside Serviced Loan Combination.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P, Fitch and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount as a result of the reimbursement of nonrecoverable advances or the collection of Recovered Amounts as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement),

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Bridge Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 100 Wall Street Mortgage Loan—Mezzanine Financing’’, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greensboro Park Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Sansome Mortgage Loan—Mezzanine Financing.’’ in this prospectus supplement.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to an Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSRESI’’ each means UBS Real Estate Securities Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Underwritten Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to any underlying mortgage loan that is part of a Loan Combination that also includes one or more Pari Passu Non-Trust Loans, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the subject underlying mortgage loan and the related Pari Passu Pari Passu Non-Trust Loan(s) (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Underwritten Net Cash Flow’’ means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Underwritten Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

In determining the ‘‘revenue’’ component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Underwritten Net Cash Flow.’’

For more detailed information regarding the Underwritten Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Underwritten Net Operating Income’’ means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the Underwritten Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Westview Shopping Center Borrower’’ means the borrower under the Westview Shopping Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westview Shopping Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Westview Shopping Center Mortgage Loan’’ means the underlying mortgage loan secured by the Westview Shopping Center Mortgaged Property.

‘‘Westview Shopping Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westview Shopping Center.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

A-1-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP
  No.       No.     No.   LOAN SELLER                    PROPERTY NAME                                      ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

   1        (1)      1        LB       Innkeepers Portfolio                              Various
  1A1                1        LB       Residence Inn Silicon Valley II                   1080 Stewart Drive
  1A2                1        LB       Residence Inn Silicon Valley I                    750 Lakeway Drive
  1A3                1        LB       Residence Inn Saddle River                        7 Boroline Road
  1A4                1        LB       Residence Inn Ohare Rosemont                      7101 Chestnut Street
-----------------------------------------------------------------------------------------------------------------------------------
  1A5                1        LB       Residence Inn Gaithersburg                        9721 Washingtonian Boulevard
  1A6                1        LB       Residence Inn San Mateo                           2000 Winward Way
  1A7                1        LB       Summerfield Suites El Segundo                     810 South Douglas Street
  1A8                1        LB       Residence Inn Bellevue                            14455 Northeast 29th Place
  1A9                1        LB       Residence Inn San Jose South                      6111 San Ignacio Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 1A10                1        LB       Residence Inn Mountain View                       1854 El Camino Real West
 1A11                1        LB       Summerfield Suites Belmont                        400 Concourse Drive
 1A12                1        LB       Residence Inn Tukwila                             16201 West Valley Highway
 1A13                1        LB       Hampton Inn Willow Grove                          1500 Easton Road
 1A14                1        LB       Residence Inn Addison                             14975 Quorum Drive
-----------------------------------------------------------------------------------------------------------------------------------
 1A15                1        LB       Residence Inn Lynnwood                            18200 Alderwood Mall Parkway
 1A16                1        LB       Courtyard Fort Lauderdale                         3440 West Cypress Creek Road
 1A17                1        LB       Residence Inn Denver Downtown                     2777 Zuni Street
 1A18                1        LB       Residence Inn Atlanta Downtown                    134 Peachtree Street NW
 1A19                1        LB       Summerfield Suites Las Colinas                    59901 N. MacArthur Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
 1A20                1        LB       Residence Inn Altamonte Springs                   270 Douglas Avenue
 1A21                1        LB       Residence Inn Bothell                             11920 Northeast 195th Street
 1A22                1        LB       Residence Inn Arlington                           1050 Brookhollow Plaza Drive
 1A23                1        LB       Hampton Inn Germantown                            20260 Goldenrod Lane
 1A24                1        LB       Residence Inn Denver South                        6565 South Yosemite
-----------------------------------------------------------------------------------------------------------------------------------
 1A25                1        LB       Summerfield Suites Mount Laurel                   3000 Crawford Place
 1A26                1        LB       Residence Inn Richmond NW                         3940 Westerre Parkway
 1A27                1        LB       Hampton Inn Islandia                              1600 Veterans Memorial Highway
 1A28                1        LB       Residence Inn Cherry Hill                         1821 Old Cuthbert Road
 1A29                1        LB       Residence Inn Peachtree Corners                   5500 Triangle Drive
-----------------------------------------------------------------------------------------------------------------------------------
 1A30                1        LB       Hampton Inn Lombard                               222 East 22nd Street
 1A31                1        LB       Residence Inn Richmond                            2121 Dickens Road
 1A32                1        LB       Hampton Inn Westchester                           2222 Enterprise Drive
 1A33                1        LB       Residence Inn San Jose                            2761 South Bascom Avenue
 1A34                1        LB       Residence Inn Louisville                          120 North Hurstbourne Parkway
-----------------------------------------------------------------------------------------------------------------------------------
 1A35                1        LB       Residence Inn Lexington North                     1080 Newtown Pike
 1A36                1        LB       Hampton Inn Schaumburg                            1300 E. Higgins Road
 1A37                1        LB       Residence Inn Livonia                             17250 Fox Drive
 1A38                1        LB       Residence Inn Shelton                             1001 Bridgeport Avenue
 1A39                1        LB       Residence Inn Binghamton                          4610 Vestal Parkway East
-----------------------------------------------------------------------------------------------------------------------------------
 1A40                1        LB       Towneplace Suites Horsham                         198 Precision Drive
 1A41                1        LB       Hampton Inn Naples                                3210 Tamiami Trail North
 1A42                1        LB       Residence Inn Portland                            800 Roundwood Drive
 1A43                1        LB       Residence Inn Windsor                             100 Dunfey Lane
 1A44                1        LB       Hampton Inn Columbia                              8880 Columbia 100 Parkway
-----------------------------------------------------------------------------------------------------------------------------------
 1A45                1        LB       Residence Inn Fremont                             5400 Farwell Place
                              LB       PECO Portfolio                                    Various
  2A                 1        LB       PECO Portfolio - Henrietta Plaza                  1100 Jefferson Road
  2B                 1        LB       PECO Portfolio - Thompson Square Mall             4058 Route 42 North
  2C                 1        LB       PECO Portfolio - Tops Plaza - Cortland Staples    3836 Route 281
-----------------------------------------------------------------------------------------------------------------------------------
  2D                 1        LB       PECO Portfolio - Tops Plaza - Depew               5175 Broadway
  2E                 1        LB       PECO Portfolio - Tops Plaza - Erie                1520 W. 26th Street
  2F                 1        LB       PECO Portfolio - Shoppes at Citiside              4430 The Plaza
  2G                 1        LB       PECO Portfolio - Turfway Plaza                    6825 Burlington Pike
  2H                 1        LB       PECO Portfolio - Eastwood Shopping Center         246 Versailles Road
-----------------------------------------------------------------------------------------------------------------------------------
  2I                 1        LB       PECO Portfolio - University Plaza - Amherst       3500 Main Street
  2J                 1        LB       PECO Portfolio - Montgomery Commons               3801 Eastern Boulevard
  2K                 1        LB       PECO Portfolio - Lake Olympia Square              1489 East Silver Star Road
  2L                 1        LB       PECO Portfolio - Cedar Springs Crossing           2199 Southport Road
  2M                 1        LB       PECO Portfolio - Indian Hills                     429 Highway 53 East
-----------------------------------------------------------------------------------------------------------------------------------
  2N                 1        LB       PECO Portfolio - D&F Plaza                        1170 - 1186 Central Avenue
  2O                 1        LB       PECO Portfolio - Columbia Promenade               1251-1263 West Columbia Avenue
  2P                 1        LB       PECO Portfolio - Holly Springs Plaza              305 Holly Springs Plaza Road
  2Q                 1        LB       PECO Portfolio - Redbud Commons                   2609 S. New Hope Road
  2R                 1        LB       PECO Portfolio - Bi-Lo Center - Asheville         511 Smokey Park Highway
-----------------------------------------------------------------------------------------------------------------------------------
  2S                 1        LB       PECO Portfolio - Habersham Village                1145 Highway 441 North
  2T                 1        LB       PECO Portfolio - Cox Creek                        354 Cox Creek Parkway
  2U                 1        LB       PECO Portfolio - Bridgewater Marketplace          13180 East Colonial Drive
  2V                 1        LB       PECO Portfolio - Kensington Place                 1715 S Rutherford Boulevard
  2W                 1        LB       PECO Portfolio - Crestview Corners                2535 S. Ferdon Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
  2X                 1        LB       PECO Portfolio - Delavan Plaza                    207 - 433 South Wright Street
  2Y                 1        LB       PECO Portfolio - Westdale Plaza                   615 - 625 State Road 136
  2Z                 1        LB       PECO Portfolio - Southside Plaza                  708-744 Foote Avenue
  2AA                1        LB       PECO Portfolio - Richardson Plaza                 543 St. Andrews Road
  2AB                1        LB       PECO Portfolio - North Aiken Bi-Lo Center         1145 York Street NE
-----------------------------------------------------------------------------------------------------------------------------------
  2AC                1        LB       PECO Portfolio - Tellico Plaza                    785 Highway 321 North
  2AD                1        LB       PECO Portfolio - Pulaski Plaza                    1200 East Main Street
  2AE                1        LB       PECO Portfolio - Concord Crossing                 585 Warren C. Coleman Boulevard South
  2AF                1        LB       PECO Portfolio - Lakeview Plaza                   2310 Fortune Road
  2AG                1        LB       PECO Portfolio - Houston Square                   207 Russell Parkway
-----------------------------------------------------------------------------------------------------------------------------------
  2AH                1        LB       PECO Portfolio - Squirewood Village               115 West Highway 25/70
  2AI                1        LB       PECO Portfolio - Eastridge Crossing               200 Thompson Street
  2AJ                1        LB       PECO Portfolio - Silver Hill                      2702 Pine Hills Road
  2AK                1        LB       PECO Portfolio - South Main Street Plaza          2250 S. Main Street
  2AL                1        LB       PECO Portfolio - Irving West                      1407 - 1433  North Belt Line Road
-----------------------------------------------------------------------------------------------------------------------------------
  2AM                1        LB       PECO Portfolio - Palmetto Crossroads              65 Bow Circle
   3        (2)      1        UBS      Potomac Mills                                     2700 Potomac Mills Circle
   4        (3)      1        UBS      Och-Ziff Retail Portfolio                         Various
  4A1                1        UBS      CP at Portofino                                   19075 I-45 South
  4A2                1        UBS      CP Beechwood                                      196 Alps Road
-----------------------------------------------------------------------------------------------------------------------------------
  4A3                1        UBS      CP Trussville                                     5895-5933 Trussville Crossings Pkwy
  4A4                1        UBS      CP Alabaster                                      300 Colonial Promenade Parkway
  4A5                1        UBS      Kingwood Commons                                  600 Kingwood Drive
  4A6                1        UBS      CP Hunter's Creek                                 3900-4112 Town Center Blvd
  4A7                1        UBS      CP Lakewood                                       5620 San Jose Blvd
-----------------------------------------------------------------------------------------------------------------------------------
  4A8                1        UBS      CP Northdale                                      15700-15800 North Dale Mabry Hwy
  4A9                1        UBS      CP Burnt Store                                    3941 Tamiami Trail
 4A10                1        UBS      CP Trussville II                                  Trussville Crossings Parkway
 4A11                1        UBS      CS Clay                                           5100 Old Springville Road
   5        (4)      1        LB       One Sansome Street                                One Sansome Street
-----------------------------------------------------------------------------------------------------------------------------------
   6        (5)      1        LB       100 Wall Street                                   100 Wall Street
   7        (6)      1        LB       McCandless Towers                                 3945-3965 Freedom Circle
   8        (7)      1        LB       Greensboro Park                                   8180-8200 Greensboro Drive
   9        (8)      1        UBS      Islandia Shopping Center                          1750 Veterans Memorial Highway
  10        (9)      1        UBS      Westview Shopping Center                          5748 Baltimore National Pike
-----------------------------------------------------------------------------------------------------------------------------------
  11       (10)      1        LB       One Fair Oaks Plaza                               4114 Legato Road
  12                 2        UBS      Riverchase Apartments                             6900 Aruba Avenue
  13                 1        LB       707 Broad Street                                  707 Broad Street
  14       (11)      1        LB       Texas SLC Portfolio                               Various
 14A1                1        LB       6101 Grand Court                                  6101 Grand Court
-----------------------------------------------------------------------------------------------------------------------------------
 14A2                1        LB       6565 Central Park Boulevard                       6565 Central Park Boulevard
 14A3                1        LB       3908 Kell Boulevard West                          3908 Kell Boulevard West
 14A4                1        LB       435 S. Mesa Hills Drive                           435 S. Mesa Hills Drive
  15                 2        UBS      Bayview Community                                 5100 Coe Avenue
  16       (12)      1        UBS      Irish Hills Plaza                                 1500 Froom Ranch Way
-----------------------------------------------------------------------------------------------------------------------------------
  17                 2        LB       Barons Apartments                                 2101 US-80 East
  18                 1        UBS      Lakeland Town Center                              921 E. Memorial Boulevard
  19                 1        UBS      31 West 47th Street                               31 West 47th Street
  20       (13)      2        LB       Greenhouse on Holcomb Bridge                      8520 Holcomb Bridge Road
  21       (14)      1        UBS      Dolce Norwalk                                     32 Weed Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  22       (15)      2        LB       Bear Canyon                                       9055 East Catalina Highway
  23       (16)      1        LB       Portsmouth Station Shopping Center                10294-10404 Portsmouth Road
  24       (17)      2        UBS      170-178 Thompson Street                           170-178 Thompson Street
  25                 2        UBS      Los Angeles Multifamily Portfolio II              Various
 25A1                2        UBS      861 Fedora Street                                 861 Fedora Street
-----------------------------------------------------------------------------------------------------------------------------------
 25A2                2        UBS      320 Occidental                                    320 South Occidental Boulevard
 25A3                2        UBS      101 N Normandie                                   101 N Normandie Avenue
 25A4                2        UBS      1439 N Curson Avenue                              1439 N Curson Avenue
 25A5                2        UBS      722 S. Manhattan Place                            722 S. Manhattan Place
 25A6                2        UBS      1317 N Bronson Avenue                             1317 N Bronson Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 25A7                2        UBS      1234 N Berendo Street                             1234 N Berendo Street
 25A8                2        UBS      1102 S Elden Avenue                               1102 S Elden Avenue
 25A9                2        UBS      1217 N Berendo St                                 1217 N Berendo St
 25A10               2        UBS      1121 S Normandie Avenue                           1121 S Normandie Avenue
  26                 2        UBS      Camelot at Northlake                              2200 Ranchwood Drive
-----------------------------------------------------------------------------------------------------------------------------------
  27       (18)      2        LB       Highland Parc                                     1113 Powers Ferry Place
  28       (19)      2        UBS      Washington Square Apartments                      415-419 Cedar Bridge Avenue
  29       (20)      1        UBS      Bradford Plaza                                    700 Downington Pike
  30       (21)      1        LB       SawGrass Landing                                  13715-13999 West Sunrise Boulevard
  31                 1        LB       Spring Valley Town Center                         4240 South Rainbow Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
  32       (22)      1        LB       Waxahachie Towne Center                           1316-1440 North Highway 77
  33                 2        LB       Forest Ridge                                      3720 S. Yaqui Drive
  34                 1        LB       Tower Square Retail                               574 & 566 Prairie Center Drive
  35                 1        LB       Hickory Grove                                     419 Paul Huff Parkway
  36                 1        LB       Casa Grande Palm Center                           440-580 N. Camino Mercado
-----------------------------------------------------------------------------------------------------------------------------------
  37                 2        UBS      Fox and Hounds Apartments                         1075 Weybridge Road
  38                 1        UBS      237 West 37th Street                              237 West 37th Street
  39       (23)      1        UBS      The Annex - Las Vegas Outlet Center               7680 S Las Vegas Blvd
  40                 1        LB       Walgreens & Schnucks Anchored Shopping Center     2408-2614 State Street; 2407-2545
                                                                                         State St. & 602-608 25th St.
  41                 2        LB       Pecan Valley Apartments                           3450 Southcross
-----------------------------------------------------------------------------------------------------------------------------------
  42       (24)      1        UBS      Marketplace at Frankford                          3628-3636 Frankford Road
  43                 1        UBS      28-32 West 36th Street                            28-32 West 36th Street
  44                 1        LB       Grand Prairie Home Depot                          1102 West Freeway
  45                 1        LB       Lohman's Crossing                                 2300 Lohman's Crossing Road
  46                 1        UBS      1450 10th Street                                  1450 10th St.
-----------------------------------------------------------------------------------------------------------------------------------
  47       (25)      1        LB       Hampton Inn Memphis Southwind                     3579 Hacks Cross Road
  48                 2        LB       Paradise Vista Apartments                         7102 North 43rd Ave
  49                 1        LB       Addison Tower                                     16415 Addison Road
  50                 1        UBS      Citizens Portfolio 3                              Various
 50A1                1        UBS      285 North Canton Center Road                      285 North Canton Center Road
-----------------------------------------------------------------------------------------------------------------------------------
 50A2                1        UBS      41401 Ford Road                                   41401 Ford Road
 50A3                1        UBS      23455 Eureka Road                                 23455 Eureka Road
 50A4                1        UBS      7205 Wayne Road                                   7205 Wayne Road
 50A5                1        UBS      25700 Goddard Road                                25700 Goddard Road
 50A6                1        UBS      14501 Gratiot Avenue                              14501 Gratiot Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 50A7                1        UBS      123 West Michigan Avenue                          123 West Michigan Avenue
 50A8                1        UBS      7707 Michigan Avenue                              7707 Michigan Avenue
 50A9                1        UBS      7401 Woodward Avenue                              7401 Woodward Avenue
  51                 1        UBS      Harbor Plaza Shopping Center                      1725 South Federal Highway
  52                 1        LB       Belvedere Plaza                                   3100 N. Main Street
-----------------------------------------------------------------------------------------------------------------------------------
  53       (26)      1        LB       Homewood Suites Memphis Southwind                 3583 Hacks Cross Road
  54                 1        LB       Extra Space Storage                               160 John St.
  55                 1        UBS      Citizens Portfolio 2                              Various
 55A1                1        UBS      44815 Five Mile Road                              44815 Five Mile Road
 55A2                1        UBS      13606 Michigan Avenue                             13606 Michigan Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 55A3                1        UBS      3635 West Road                                    3635 West Road
 55A4                1        UBS      215 East Michigan Avenue                          215 East Michigan Avenue
 55A5                1        UBS      27270 Cherry Hill Road                            27270 Cherry Hill Road
 55A6                1        UBS      4300 West Main Street                             4300 West Main Street
 55A7                1        UBS      800 East Allegan Street                           800 East Allegan Street
-----------------------------------------------------------------------------------------------------------------------------------
 55A8                1        UBS      100 West Broad Street                             100 West Broad Street
 55A9                1        UBS      210 North Saginaw Street                          210 North Saginaw Street
  56                 1        LB       29 Commonwealth Ave                               29 Commonwealth Avenue
  57       (27)      1        UBS      315-321 6th Avenue                                315-321 6th Avenue
  58                 1        UBS      Citizens Portfolio 1                              Various
-----------------------------------------------------------------------------------------------------------------------------------
 58A1                1        UBS      27897 Woodward Avenue                             27897 Woodward Avenue
 58A2                1        UBS      27375 23 Mile Road                                27375 23 Mile Road
 58A3                1        UBS      15341 19 Mile Road                                15341 19 Mile Road
 58A4                1        UBS      751 East Big Beaver Road                          751 East Big Beaver Road
 58A5                1        UBS      7130 Allen Road                                   7130 Allen Road
-----------------------------------------------------------------------------------------------------------------------------------
 58A6                1        UBS      23521 Van Dyke Avenue                             23521 Van Dyke Avenue
  59                 2        LB       Dolphin Landing                                   6402 Weber Road
  60       (28)      1        UBS      Torrance Self Storage                             2545 West 190th Street
  61                 2        UBS      Town Park Apartments                              10201 Harwin Drive
  62                 2        UBS      Bristol Square Apts                               10333 East 25th Street
-----------------------------------------------------------------------------------------------------------------------------------
  63                 2        UBS      Los Angeles Multifamily Portfolio I               Various
 63A1                2        UBS      1570 N Edgemont                                   1570 N. Edgemont Avenue
 63A2                2        UBS      5322 Lexington Ave                                5322 Lexington Avenue
 63A3                2        UBS      6040 Barton Avenue                                6040 Barton Avenue
  64                 1        LB       South Plaza                                       1200-1280 South Broad Street
-----------------------------------------------------------------------------------------------------------------------------------
  65                 1        LB       Thunderbird Square                                3507-3555 West Thunderbird Road,
                                                                                         13616 North 35th Avenue
  66                 2        UBS      128 West 13th Street                              128 West 13th Street
  67                 2        UBS      Willowind Apartments                              2301 Broadmoor Drive
  68                 1        LB       13020 Yukon Avenue                                13020 Yukon Avenue
  69                 1        LB       Moorpark Grove Shopping Center                    Wrap SEC Los Angeles Avenue and Park Lane
-----------------------------------------------------------------------------------------------------------------------------------
  70                 1        LB       South Road Square                                 1955 South Road
  71                 1        LB       Barclay Place Shopping Center                     4963 US Highway 98
  72                 1        LB       Mercede Park                                      1371 SW 8 Street
  73                 1        UBS      403 East 91st Street                              403 East 91st Street
  74                 1        LB       Holiday Inn Express - Hillcroft                   6687 Southwest Freeway
-----------------------------------------------------------------------------------------------------------------------------------
  75                 1        LB       1523 Elizabeth                                    1523 Elizabeth Avenue
  76       (29)      1        LB       Kessler Hills Shopping Center                     1050 N. WestMoreland Road
  77                 2        LB       Sun Forest Apartments                             420 Garland Drive
  78       (30)      1        UBS      Walgreens - Little Egg Harbor                     201 Mathistown Road
  79                 1        LB       South City Center                                 4830-4858 South Broadway
-----------------------------------------------------------------------------------------------------------------------------------
  80                 1        LB       221 Progress Parkway                              221 Progress Parkway
  81                 1        LB       NorthPointe                                       100 Fletcher Avenue
  82       (31)      1        UBS      Walgreens - Barnegat                              887 West Bay Avenue
  83                 1        UBS      224 East Olive Street                             224 East Olive Avenue
  84       (32)      2        LB       Sunridge Apartments                               145 East Pioneer Parkway
-----------------------------------------------------------------------------------------------------------------------------------
  85                 2        LB       Franklin Properties Apartments                    Various
 85A1                2        LB       Franklin Woods Apartment Complex                  1792-1800 New London Turnpike
 85A2                2        LB       31-33 Nellie St.                                  31-33 Nellie St.
 85A3                2        LB       Franklin Terrace Apartment Complex                100 Pawtuxet Terrace
 85A4                2        LB       Franklin Manor Apartment Complex                  29-31 Knight Street
-----------------------------------------------------------------------------------------------------------------------------------
  86                 1        LB       Loop 1604 Self Storage                            10507 Schaenfield Road & 8223 Leslie Road
  87                 1        LB       The Ice House Office Building                     231 Riverside Drive
  88                 2        UBS      Cross Creek Apartments                            4298 Rocky River Drive
  89       (33)      1        UBS      Walgreen's Bronx                                  2410 White Plains Road
  90                 1        UBS      CVS Rockville                                     806 West Ohio Street
-----------------------------------------------------------------------------------------------------------------------------------
  91                 2        LB       Dogwood Creek Apartments                          3237 Yanceyville Street
  92                 1        LB       Champion Forest Self Storage                      14850 Cutten Road
  93       (34)      1        LB       North Parkway Mini Storage                        10132 N. Memorial Parkway
  94                 1        UBS      Citizens Portfolio 6                              Various
 94A1                1        UBS      2854 West Cermak Road                             2854 West Cermak Street
-----------------------------------------------------------------------------------------------------------------------------------
 94A2                1        UBS      4231 Joliet Avenue                                4231 Joliet Avenue
 94A3                1        UBS      9244 South Chicago Avenue                         9244 South Chicago Avenue
  95       (35)      1        UBS      Walgreens Wichita                                 9525 E 21st Street
  96                 1        UBS      Nine West Jamaica                                 166-19 Jamaica Avenue
  97                 1        LB       331 State Road Plaza                              331 State Road
-----------------------------------------------------------------------------------------------------------------------------------
  98                 1        LB       South Elm Plaza                                   120 Meadowview Road
  99       (36)      1        LB       Ryan Road Self Storage                            840 West Ryan Road
  100                2        UBS      Palm City Mobile Home Park                        2379 Brandt Road
  101      (37)      1        LB       Our Town Shopping Center                          971 North Main Street
  102                1        LB       Southwood Village                                 1605 Way Street
-----------------------------------------------------------------------------------------------------------------------------------
  103                1        UBS      Tractor Supply Lubbock                            7531 82nd Street
  104                1        LB       Skyline Building                                  2600 9th Street North
  105                2        UBS      Imperial Mobile Home Park & Clarks Run Portfolio  Various
 105A1               2        UBS      Imperial Mobile Home Park                         605 Baughman Avenue
 105A2               2        UBS      Clarks Run                                        115 Michelle Court
-----------------------------------------------------------------------------------------------------------------------------------
  106                1        UBS      Citizens Portfolio 16                             Various
 106A1               1        UBS      31441 Plymouth Road                               31441 Plymouth Road
 106A2               1        UBS      12380 Woodward Avenue                             12380 Woodward Avenue
 106A3               1        UBS      16841 Schaefer Road                               16841 Schaefer Road
  107                2        LB       Blessing Mobile Home Park                         1102 Martin Avenue
-----------------------------------------------------------------------------------------------------------------------------------
  108                1        LB       4931 Riverside Drive                              4931 Riverside Drive
  109                2        LB       Cottages at Northern Hills                        800 North Chowning
  110                2        LB       1738 House Apartments                             489 Main Street
  111                1        LB       Olivera Industrial                                1990 Olivera Road
  112                1        UBS      Citizens Portfolio 29                             Various
-----------------------------------------------------------------------------------------------------------------------------------
 112A1               1        UBS      2200 Wales Avenue                                 2200 Wales Avenue
 112A2               1        UBS      54 Federal Avenue                                 54 Federal Avenue
  113                1        LB       Dakota Marketplace                                2963 Dakota Avenue South
  114                2        LB       Park Place Apartments                             935, 945, 950 West 5th Street
  115                2        LB       363 Ocean Parkway                                 363 Ocean Parkway
-----------------------------------------------------------------------------------------------------------------------------------
  116                2        LB       Sendera Pointe                                    6311 Beverly Hill Street
  117                2        LB       Wellington Apartments                             2102-2105 33rd St. & 2100-2101 34th St.
  118                1        UBS      Tractor Supply Granbury                           2105 W. Highway 377
  119      (38)      1        LB       Lock-Ur-Own Self Storage                          9591 East 22nd  Avenue
  120                1        UBS      Tradewinds                                        749 Saybrook Road
-----------------------------------------------------------------------------------------------------------------------------------
  121      (39)      1        LB       3M Bentonville Office/Warehouse                   SE Otis Corley Drive
  122                1        LB       The Shoppes at Kettering Pointe                   2234-2286 S. Smithville Road
  123                2        LB       Whitsett Apartments                               5261 Whitsett Avenue
  124                2        UBS      Surrey Park Apartments                            7 - 63 Bard Drive
  125                2        UBS      Hidden Creek Apartments                           6000 Jaycox Road
-----------------------------------------------------------------------------------------------------------------------------------
  126                1        UBS      Gateway Retail                                    2010-2016 August Drive and 68 Briggs Drive
  127                1        LB       One Westgate                                      1504 West Expressway 83
  128                1        LB       Newport Plaza                                     4551 New Falls Road
  129                1        UBS      Citizens Portfolio 8                              Various
 129A1               1        UBS      12004 South Pulaski Road (South Crawford Avenue)  12004 South Pulaski Road
-----------------------------------------------------------------------------------------------------------------------------------
 129A2               1        UBS      2917 West 95th Street                             2917 West 95th Street
  130                1        UBS      Tractor Supply Carthage                           2001 W. Panola Street
  131      (40)      1        UBS      Walgreens San Antonio                             19203 Stone Oak Parkway
  132                1        LB       West Oaks Retail Center                           2808 Highway 6 S.
  133                1        UBS      RBC Centura Bank                                  3151 Lawrenceville-Suwanee Road
-----------------------------------------------------------------------------------------------------------------------------------
  134                1        LB       Merrick Crossing                                  2008 Merchant Drive
  135                1        LB       Armenia Professional                              4023 North Armenia Avenue
  136                2        UBS      Rainforest Village                                555 West Jackson Street
  137      (41)      1        LB       Louisiana Purchase Center                         2223-2323 Louisiana Street
  138                1        LB       Flyer Shoppes                                     1822 Brown Street
-----------------------------------------------------------------------------------------------------------------------------------
  139                1        LB       335 Oxford Street                                 335 Oxford Street
  140                1        UBS      Family Dollar Portfolio                           Various
 140A1               1        UBS      Family Dollar - Hammond                           1301 East Chicago Avenue
 140A2               1        UBS      Family Dollar - Chicago                           8908 South Ashland Avenue
  141                1        LB       Shoppes of Moyock                                 105 Currituck Commercial Drive
-----------------------------------------------------------------------------------------------------------------------------------
  142                1        LB       Englewood Crossing                                905 South Main Street
  143                1        LB       Pompano Center                                    2240 N Federal Highway

                                                                                    CROSS        ORIGINAL   CUT-OFF DATE
CONTROL                                                        LOAN            COLLATERALIZED    BALANCE       BALANCE
  NO.              CITY            STATE     ZIP             PURPOSE               GROUPS          ($)           ($)
------------------------------------------------------------------------------------------------------------------------

   1     Various                  Various  Various  Acquisition                  No            412,701,271   412,701,271
  1A1    Sunnyvale                  CA       94086  N/A                          Yes (LB-A)
  1A2    Sunnyvale                  CA       94085  N/A                          Yes (LB-A)
  1A3    Saddle River               NJ       07458  N/A                          Yes (LB-A)
  1A4    Rosemont                   IL       60018  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
  1A5    Gaithersburg               MD       20878  N/A                          Yes (LB-A)
  1A6    San Mateo                  CA       94404  N/A                          Yes (LB-A)
  1A7    El Segundo                 CA       90245  N/A                          Yes (LB-A)
  1A8    Bellevue                   WA       98007  N/A                          Yes (LB-A)
  1A9    San Jose                   CA       95119  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A10    Mountain View              CA       94040  N/A                          Yes (LB-A)
 1A11    Belmont                    CA       94002  N/A                          Yes (LB-A)
 1A12    Tukwila                    WA       98188  N/A                          Yes (LB-A)
 1A13    Willow Grove               PA       19090  N/A                          Yes (LB-A)
 1A14    Dallas                     TX       75240  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A15    Lynnwood                   WA       98037  N/A                          Yes (LB-A)
 1A16    Fort Lauderdale            FL       33309  N/A                          Yes (LB-A)
 1A17    Denver                     CO       80211  N/A                          Yes (LB-A)
 1A18    Atlanta                    GA       30303  N/A                          Yes (LB-A)
 1A19    Irving                     TX       75039  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A20    Alamonte Springs           FL       32714  N/A                          Yes (LB-A)
 1A21    Bothell                    WA       98011  N/A                          Yes (LB-A)
 1A22    Arlington                  TX       76006  N/A                          Yes (LB-A)
 1A23    Germantown                 MD       20876  N/A                          Yes (LB-A)
 1A24    Englewood                  CO       80111  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A25    Mount Laurel               NJ       08054  N/A                          Yes (LB-A)
 1A26    Richmond                   VA       23233  N/A                          Yes (LB-A)
 1A27    Islandia                   NY       11722  N/A                          Yes (LB-A)
 1A28    Cherry Hill                NJ       08034  N/A                          Yes (LB-A)
 1A29    Norcross                   GA       30092  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A30    Lombard                    IL       60148  N/A                          Yes (LB-A)
 1A31    Richmond                   VA       23230  N/A                          Yes (LB-A)
 1A32    Westchester                IL       60154  N/A                          Yes (LB-A)
 1A33    Campbell                   CA       95008  N/A                          Yes (LB-A)
 1A34    Louisville                 KY       40222  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A35    Lexington                  KY       40511  N/A                          Yes (LB-A)
 1A36    Schaumburg                 IL       60173  N/A                          Yes (LB-A)
 1A37    Livonia                    MI       48152  N/A                          Yes (LB-A)
 1A38    Shelton                    CT       06484  N/A                          Yes (LB-A)
 1A39    Vestal                     NY       13850  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A40    Horsham                    PA       19044  N/A                          Yes (LB-A)
 1A41    Naples                     FL       34103  N/A                          Yes (LB-A)
 1A42    Scarborough                ME       04074  N/A                          Yes (LB-A)
 1A43    Windsor                    CT       06095  N/A                          Yes (LB-A)
 1A44    Columbia                   MD       21045  N/A                          Yes (LB-A)
------------------------------------------------------------------------------------------------------------------------
 1A45    Fremont                    CA       94536  N/A                          Yes (LB-A)
         Various                  Various  Various  Various                      N/A           323,860,000  323,860,000
  2A     Rochester                  NY       14467  Acquisition                  Yes (LB-1)     21,792,000   21,792,000
  2B     Thompson                   NY       12701  Acquisition                  Yes (LB-1)     18,400,000   18,400,000
  2C     Cortland                   NY       13045  Acquisition                  Yes (LB-1)     17,424,000   17,424,000
------------------------------------------------------------------------------------------------------------------------
  2D     Depew                      NY       14043  Acquisition                  Yes (LB-1)     16,424,000   16,424,000
  2E     Erie                       PA       16508  Acquisition                  Yes (LB-1)     15,225,000   15,225,000
  2F     Charlotte                  NC       28215  Acquisition                  Yes (LB-1)     10,696,000   10,696,000
  2G     Florence                   KY       41042  Acquisition                  Yes (LB-1)     10,626,000   10,626,000
  2H     Frankfort                  KY       40601  Acquisition                  Yes (LB-1)      9,987,000    9,987,000
------------------------------------------------------------------------------------------------------------------------
  2I     Amherst                    NY       14226  Acquisition                  Yes (LB-1)      9,975,000    9,975,000
  2J     Montgomery                 AL       36116  Refinance                    Yes (LB-1)      9,890,000    9,890,000
  2K     Ocoee                      FL       34761  Acquisition                  Yes (LB-1)      9,837,000    9,837,000
  2L     Spartanburg                SC       29306  Acquisition                  Yes (LB-1)      9,437,000    9,437,000
  2M     Calhoun                    GA       30701  Refinance                    Yes (LB-1)      9,200,000    9,200,000
------------------------------------------------------------------------------------------------------------------------
  2N     Dunkirk                    NY       14048  Refinance                    Yes (LB-1)      9,150,000    9,150,000
  2O     Kissimmee                  FL       34741  Acquisition                  Yes (LB-1)      9,037,000    9,037,000
  2P     Franklin                   NC       28734  Refinance                    Yes (LB-1)      8,870,000    8,870,000
  2Q     Gastonia                   NC       28056  Acquisition                  Yes (LB-1)      8,700,000    8,700,000
  2R     Asheville                  NC       28715  Acquisition                  Yes (LB-1)      6,925,000    6,925,000
------------------------------------------------------------------------------------------------------------------------
  2S     Cornelia                   GA       30531  Refinance                    Yes (LB-1)      6,920,000    6,920,000
  2T     Florence                   AL       35630  Refinance                    Yes (LB-1)      6,720,000    6,720,000
  2U     Orlando                    FL       32826  Acquisition                  Yes (LB-1)      6,688,000    6,688,000
  2V     Mufreesboro                TN       37130  Acquisition                  Yes (LB-1)      6,418,000    6,418,000
  2W     Crestview                  FL       32536  Refinance                    Yes (LB-1)      6,380,000    6,380,000
------------------------------------------------------------------------------------------------------------------------
  2X     Delavan                    WI       53115  Refinance                    Yes (LB-1)      6,280,000    6,280,000
  2Y     Baraboo                    WI       53913  Refinance                    Yes (LB-1)      6,260,000    6,260,000
  2Z     Jamestown                  NY       14701  Acquisition                  Yes (LB-1)      6,088,000    6,088,000
  2AA    Columbia                   SC       29210  Refinance                    Yes (LB-1)      6,080,000    6,080,000
  2AB    Aiken                      SC       29801  Acquisition                  Yes (LB-1)      5,750,000    5,750,000
------------------------------------------------------------------------------------------------------------------------
  2AC    Lenoir City                TN       37771  Refinance                    Yes (LB-1)      5,500,000    5,500,000
  2AD    Pulaski                    VA       24301  Refinance                    Yes (LB-1)      5,120,000    5,120,000
  2AE    Concord                    NC       28025  Acquisition                  Yes (LB-1)      5,098,000    5,098,000
  2AF    Kissimmee                  FL       34744  Acquisition                  Yes (LB-1)      4,968,000    4,968,000
  2AG    Warner Robins              GA       31088  Acquisition                  Yes (LB-1)      4,718,000    4,718,000
------------------------------------------------------------------------------------------------------------------------
  2AH    Dandridge                  TN       37725  Acquisition                  Yes (LB-1)      4,438,000    4,438,000
  2AI    Hendersonville             NC       28792  Acquisition                  Yes (LB-1)      4,250,000    4,250,000
  2AJ    Orlando                    FL       32808  Refinance                    Yes (LB-1)      4,240,000    4,240,000
  2AK    Bellefountaine             OH       43311  Acquisition                  Yes (LB-1)      4,099,000    4,099,000
  2AL    Irving                     TX       75061  Refinance                    Yes (LB-1)      3,410,000    3,410,000
------------------------------------------------------------------------------------------------------------------------
  2AM    Hilton Head Island         SC       29928  Refinance                    Yes (LB-1)      2,840,000    2,840,000
   3     Woodbridge                 VA       22192  Acquisition                  No            246,000,000  246,000,000
   4     Various                  Various  Various  Acquisition                  No            144,000,000  144,000,000
  4A1    Shenandoah                 TX       77385  N/A                          Yes (UBS-A)
  4A2    Athens                     GA       30606  N/A                          Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------
  4A3    Trussville                 AL       35235  N/A                          Yes (UBS-A)
  4A4    Alabaster                  AL       35007  N/A                          Yes (UBS-A)
  4A5    Houston                    TX       77339  N/A                          Yes (UBS-A)
  4A6    Orlando                    FL       32837  N/A                          Yes (UBS-A)
  4A7    Jacksonville               FL       32217  N/A                          Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------
  4A8    Tampa                      FL       33618  N/A                          Yes (UBS-A)
  4A9    Punta Gorda                FL       33950  N/A                          Yes (UBS-A)
 4A10    Trussville                 AL       35235  N/A                          Yes (UBS-A)
 4A11    Trussville                 AL       35215  N/A                          Yes (UBS-A)
   5     San Francisco              CA       94104  Acquisition                  No            139,569,073  139,569,073
------------------------------------------------------------------------------------------------------------------------
   6     New York                   NY       10005  Acquisition                  No            117,399,060  117,399,060
   7     Santa Clara                CA       95054  Acquisition                  No            116,426,461  116,426,461
   8     McLean                     VA       22102  Acquisition                  No            108,926,767  108,926,767
   9     Islandia                   NY       11749  Acquisition                  No             73,600,000   73,600,000
  10     Baltimore                  MD       21228  Acquisition                  No             56,500,000   56,500,000
------------------------------------------------------------------------------------------------------------------------
  11     Fairfax                    VA       22033  Acquisition                  No             52,399,975   52,399,975
  12     Temple Terrance            FL       33716  Acquisition                  No             51,214,000   51,214,000
  13     Newark                     NJ       07102  Refinance                    No             42,000,000   42,000,000
  14     Various                    TX     Various  Acquisition                  No             39,000,000   39,000,000
 14A1    San Angelo                 TX       76901  N/A                          Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------
 14A2    Abilene                    TX       79606  N/A                          Yes (LB-B)
 14A3    Wichita Falls              TX       76309  N/A                          Yes (LB-B)
 14A4    El Paso                    TX       79912  N/A                          Yes (LB-B)
  15     Seaside                    CA       93955  Refinance                    No             32,000,000   32,000,000
  16     San Luis Obispo            CA       93405  Refinance                    No             32,000,000   32,000,000
------------------------------------------------------------------------------------------------------------------------
  17     Mesquite                   TX       75150  Acquisition                  No             30,200,000   30,200,000
  18     Lakeland                   FL       33801  Acquisition                  No             25,100,000   25,100,000
  19     New York                   NY       10036  Acquisition                  No             25,000,000   25,000,000
  20     Roswell                    GA       30022  Acquisition                  No             23,900,000   23,900,000
  21     Norwalk                    CT       06850  Acquisition                  No             23,500,000   23,500,000
------------------------------------------------------------------------------------------------------------------------
  22     Tucson                     AZ       85749  Acquisition                  No             22,500,000   22,500,000
  23     Manassas                   VA       20110  Refinance                    No             20,838,000   20,838,000
  24     New York                   NY       10012  Refinance                    No             20,700,000   20,700,000
  25     Los Angeles                CA     Various  Refinance                    No             20,538,000   20,538,000
 25A1    Los Angeles                CA       90005  N/A                          Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------
 25A2    Los Angeles                CA       90057  N/A                          Yes (UBS-B)
 25A3    Los Angeles                CA       90004  N/A                          Yes (UBS-B)
 25A4    Los Angeles                CA       90046  N/A                          Yes (UBS-B)
 25A5    Los Angeles                CA       90005  N/A                          Yes (UBS-B)
 25A6    Los Angeles                CA       90028  N/A                          Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------
 25A7    Los Angeles                CA       90029  N/A                          Yes (UBS-B)
 25A8    Los Angeles                CA       90006  N/A                          Yes (UBS-B)
 25A9    Los Angeles                CA       90029  N/A                          Yes (UBS-B)
 25A10   Los Angeles                CA       90006  N/A                          Yes (UBS-B)
  26     Atlanta                    GA       30345  Acquisition                  No             20,375,000   20,375,000
------------------------------------------------------------------------------------------------------------------------
  27     Marietta                   GA       30067  Acquisition                  No             20,200,000   20,200,000
  28     Lakewood                   NJ       08701  Refinance                    No             20,000,000   20,000,000
  29     West Chester               PA       19380  Acquisition                  No             19,100,000   19,100,000
  30     Sunrise                    FL       33323  Refinance                    No             18,250,000   18,250,000
  31     Las Vegas                  NV       89103  Refinance                    No             17,575,000   17,575,000
------------------------------------------------------------------------------------------------------------------------
  32     Waxahachie                 TX       75165  Acquisition                  No             16,750,000   16,750,000
  33     Flagstaff                  AZ       86001  Acquisition                  No             16,240,000   16,240,000
  34     Eden Prairie               MN       55344  Refinance                    No             14,894,000   14,894,000
  35     Cleveland                  TN       37312  Acquisition                  No             14,500,000   14,500,000
  36     Casa Grande                AZ       85222  Refinance                    No             14,350,000   14,337,245
------------------------------------------------------------------------------------------------------------------------
  37     Columbus                   OH       43220  Refinance                    No             14,250,000   14,250,000
  38     New York                   NY       10018  Refinance                    No             12,910,000   12,910,000
  39     Las Vegas                  NV       89123  Refinance                    No             12,500,000   12,500,000
  40     East St. Louis             IL       62205  Acquisition                  No             12,100,000   12,100,000
  41     San Antonio                TX       78223  Refinance                    No             12,000,000   12,000,000
------------------------------------------------------------------------------------------------------------------------
  42     Dallas                     TX       75287  Refinance                    No             12,000,000   12,000,000
  43     New York                   NY       10018  Refinance                    No             11,940,000   11,940,000
  44     Grand Prairie              TX       75050  Refinance                    No             11,600,000   11,600,000
  45     Lakeway                    TX       78734  Refinance                    No             11,600,000   11,600,000
  46     Santa Monica               CA       90401  Acquisition                  No             11,525,000   11,525,000
------------------------------------------------------------------------------------------------------------------------
  47     Memphis                    TN       38125  Refinance                    No             11,500,000   11,491,586
  48     Glendale                   AZ       85301  Refinance                    No             11,250,000   11,250,000
  49     Addison                    TX       75001  Acquisition                  No             11,100,000   11,100,000
  50     Various                    MI     Various  Acquisition                  No             10,781,058   10,781,058
 50A1    Canton                     MI       48187  N/A                          Yes (UBS-C)
------------------------------------------------------------------------------------------------------------------------
 50A2    Canton                     MI       48187  N/A                          Yes (UBS-C)
 50A3    Taylor                     MI       48180  N/A                          Yes (UBS-C)
 50A4    Westland                   MI       48185  N/A                          Yes (UBS-C)
 50A5    Taylor                     MI       48180  N/A                          Yes (UBS-C)
 50A6    Detroit                    MI       48205  N/A                          Yes (UBS-C)
------------------------------------------------------------------------------------------------------------------------
 50A7    Ypsilanti                  MI       48197  N/A                          Yes (UBS-C)
 50A8    Detroit                    MI       48210  N/A                          Yes (UBS-C)
 50A9    Detroit                    MI       48202  N/A                          Yes (UBS-C)
  51     Delray Beach               FL       33483  Acquisition                  No             10,500,000   10,500,000
  52     Anderson                   SC       29621  Refinance                    Yes (LB-2)     10,450,000   10,450,000
------------------------------------------------------------------------------------------------------------------------
  53     Memphis                    TN       38125  Refinance                    No             10,000,000    9,992,684
  54     Brooklyn                   NY       11201  Acquisition                  No              9,700,000    9,700,000
  55     Various                    MI     Various  Acquisition                  No              9,613,114    9,613,114
 55A1    Plymouth Township          MI       48170  N/A                          Yes (UBS-D)
 55A2    Dearborn                   MI       48126  N/A                          Yes (UBS-D)
------------------------------------------------------------------------------------------------------------------------
 55A3    Trenton                    MI       48183  N/A                          Yes (UBS-D)
 55A4    Kalamazoo                  MI       49007  N/A                          Yes (UBS-D)
 55A5    Dearborn Heights           MI       48217  N/A                          Yes (UBS-D)
 55A6    Kalamazoo                  MI       49006  N/A                          Yes (UBS-D)
 55A7    Otsego                     MI       49078  N/A                          Yes (UBS-D)
------------------------------------------------------------------------------------------------------------------------
 55A8    Chesaning                  MI       48616  N/A                          Yes (UBS-D)
 55A9    Durand                     MI       48429  N/A                          Yes (UBS-D)
  56     Boston                     MA       02116  Refinance                    No              9,500,000    9,500,000
  57     New York                   NY       10014  Acquisition                  No              9,500,000    9,500,000
  58     Various                    MI     Various  Acquisition                  No              9,430,675    9,430,675
------------------------------------------------------------------------------------------------------------------------
 58A1    Berkley                    MI       48072  N/A                          Yes (UBS-E)
 58A2    Chesterfield Township      MI       48051  N/A                          Yes (UBS-E)
 58A3    Clinton Township           MI       48038  N/A                          Yes (UBS-E)
 58A4    Troy                       MI       48083  N/A                          Yes (UBS-E)
 58A5    Allen Park                 MI       48101  N/A                          Yes (UBS-E)
------------------------------------------------------------------------------------------------------------------------
 58A6    Warren                     MI       48089  N/A                          Yes (UBS-E)
  59     Corpus Christi             TX       78413  Refinance                    No              9,227,000    9,220,174
  60     Torrance                   CA       90504  Refinance                    No              9,000,000    9,000,000
  61     Houston                    TX       77036  Refinance                    No              9,000,000    9,000,000
  62     Indianapolis               IN       46229  Refinance                    No              8,000,000    8,000,000
------------------------------------------------------------------------------------------------------------------------
  63     Los Angeles                CA     Various  Refinance                    No              8,000,000    8,000,000
 63A1    Los Angeles                CA       90027  N/A                          Yes (UBS-F)
 63A2    Los Angeles                CA       90029  N/A                          Yes (UBS-F)
 63A3    Los Angeles                CA       90038  N/A                          Yes (UBS-F)
  64     Brooksville                FL       34601  Refinance                    No              7,500,000    7,500,000
------------------------------------------------------------------------------------------------------------------------
  65     Phoenix                    AZ       85053  Refinance                    No              7,200,000    7,200,000
  66     New York                   NY       10011  Refinance                    No              7,200,000    7,200,000
  67     Bryan                      TX       77802  Acquisition                  No              7,100,000    7,100,000
  68     Hawthorne                  CA       90250  Refinance                    No              7,100,000    7,093,721
  69     Moorpark                   CA       93021  Refinance                    No              7,000,000    7,000,000
------------------------------------------------------------------------------------------------------------------------
  70     Poughkeepsie               NY       12601  Refinance                    No              7,000,000    7,000,000
  71     Lakeland                   FL       33809  Refinance                    Yes (LB-2)      7,000,000    7,000,000
  72     Pompano Beach              FL       33069  Refinance                    No              6,500,000    6,500,000
  73     New York                   NY       10128  Acquisition                  No              6,500,000    6,500,000
  74     Houston                    TX       77074  Acquisition                  No              6,400,000    6,400,000
------------------------------------------------------------------------------------------------------------------------
  75     Charlotte                  NC       28204  Refinance                    No              6,200,000    6,200,000
  76     Dallas                     TX       75211  Refinance                    No              6,000,000    5,960,794
  77     Lake Jackson               TX       77566  Refinance                    No              5,850,000    5,850,000
  78     Little Egg Harbor          NJ       08087  Refinance                    No              5,500,000    5,500,000
  79     Wichita                    KS       67216  Acquisition                  No              5,440,000    5,440,000
------------------------------------------------------------------------------------------------------------------------
  80     Franklin                   VA       23851  Refinance                    No              5,360,000    5,360,000
  81     Tampa                      FL       33612  Refinance                    No              5,300,000    5,300,000
  82     Barnegat                   NJ       08005  Refinance                    No              5,100,000    5,100,000
  83     Burbank                    CA       91502  Acquisition                  No              5,100,000    5,100,000
  84     Grand Prairie              TX       75052  Acquisition                  No              5,050,000    5,050,000
------------------------------------------------------------------------------------------------------------------------
  85     Various                    RI     Various  Refinance                    No              5,000,000    5,000,000
 85A1    West Warwick               RI       02893  N/A                          Yes (LB-C)
 85A2    Providence                 RI       02904  N/A                          Yes (LB-C)
 85A3    West Warwick               RI       02893  N/A                          Yes (LB-C)
 85A4    West Warwick               RI       02893  N/A                          Yes (LB-C)
------------------------------------------------------------------------------------------------------------------------
  86     San Antonio                TX       78254  Acquisition                  No              4,400,000    4,400,000
  87     Macon                      GA       31210  Refinance                    No              4,400,000    4,396,168
  88     Cleveland                  OH       44135  Refinance                    No              4,375,000    4,375,000
  89     Bronx                      NY       11578  Refinance                    No              4,300,000    4,274,298
  90     Rockville                  IN       47872  Refinance                    No              4,200,000    4,200,000
------------------------------------------------------------------------------------------------------------------------
  91     Greensboro                 NC       27405  Refinance                    No              4,175,000    4,175,000
  92     Houston                    TX       77069  Refinance                    No              4,100,000    4,100,000
  93     Huntsville                 AL       35810  Refinance                    No              4,000,000    4,000,000
  94     Various                    IL     Various  Acquisition                  No              3,746,984    3,746,984
 94A1    Chicago                    IL       60623  N/A                          Yes (UBS-G)
------------------------------------------------------------------------------------------------------------------------
 94A2    Lyons                      IL       60534  N/A                          Yes (UBS-G)
 94A3    Chicago                    IL       60617  N/A                          Yes (UBS-G)
  95     Wichita                    KS       67206  Acquisition                  No              3,750,000    3,741,854
  96     New York                   NY       11432  Refinance                    No              3,720,000    3,720,000
  97     Dartmouth                  MA       02747  Acquisition                  No              3,700,000    3,700,000
------------------------------------------------------------------------------------------------------------------------
  98     Greensboro                 NC       27406  Acquisition                  No              3,700,000    3,700,000
  99     Oak Creek                  WI       53154  Refinance                    No              3,600,000    3,577,013
  100    South Annville Township    PA       17003  Acquisition                  No              3,500,000    3,494,017
  101    Mooresville                NC       28115  Acquisition                  No              3,425,000    3,425,000
  102    Reidsville                 NC       27320  Acquisition                  No              3,400,000    3,400,000
------------------------------------------------------------------------------------------------------------------------
  103    Lubbock                    TX       79382  Acquisition                  Yes (UBS-1)     3,153,000    3,153,000
  104    St. Petersburg             FL       33704  Refinance                    No              3,000,000    3,000,000
  105    Danville                   KY       40422  Acquisition and Refinance    No              3,000,000    3,000,000
 105A1   Danville                   KY       40422  N/A                          Yes (UBS-H)
 105A2   Danville                   KY       40422  N/A                          Yes (UBS-H)
------------------------------------------------------------------------------------------------------------------------
  106    Various                    MI     Various  Acquisition                  No              2,962,352    2,962,352
 106A1   Livonia                    MI       48150  N/A                          Yes (UBS-I)
 106A2   Highland Park              MI       48203  N/A                          Yes (UBS-I)
 106A3   Detroit                    MI       48235  N/A                          Yes (UBS-I)
  107    Round Rock                 TX       78681  Refinance                    No              2,930,000    2,928,004
------------------------------------------------------------------------------------------------------------------------
  108    Macon                      GA       31210  Refinance                    No              2,880,000    2,877,725
  109    Edmond                     OK       73034  Refinance                    No              2,800,000    2,800,000
  110    Sturbridge                 MA       01566  Acquisition                  No              2,800,000    2,800,000
  111    Concord                    CA       94520  Refinance                    No              2,800,000    2,800,000
  112    Massillon                  OH       44646  Acquisition                  No              2,785,256    2,785,256
------------------------------------------------------------------------------------------------------------------------
 112A1   Massillon                  OH       44646  N/A                          Yes (UBS-J)
 112A2   Massillon                  OH       44646  N/A                          Yes (UBS-J)
  113    Huron                      SD       57350  Refinance                    No              2,735,000    2,728,287
  114    Corona                     CA       92882  Refinance                    No              2,650,000    2,650,000
  115    Brooklyn                   NY       11218  Refinance                    No              2,650,000    2,650,000
------------------------------------------------------------------------------------------------------------------------
  116    Houston                    TX       77057  Acquisition                  No              2,635,000    2,628,347
  117    Lubbock                    TX       79411  Acquisition                  No              2,600,000    2,600,000
  118    Granbury                   TX       76048  Acquisition                  Yes (UBS-1)     2,586,000    2,586,000
  119    Aurora                     CO       80010  Acquisition                  No              2,550,000    2,550,000
  120    Middletown                 CT       06457  Acquisition                  No              2,520,000    2,515,642
------------------------------------------------------------------------------------------------------------------------
  121    Bentonville                AR       72712  Acquisition                  No              2,450,000    2,450,000
  122    Kettering                  OH       45420  Refinance                    No              2,440,000    2,440,000
  123    Valley Village             CA       91607  Acquisition                  No              2,425,000    2,425,000
  124    Hudson                     OH       44236  Refinance                    No              2,350,000    2,350,000
  125    North Ridgeville           OH       44039  Acquisition                  No              2,336,000    2,325,409
------------------------------------------------------------------------------------------------------------------------
  126    Mansfield                  OH       44906  Refinance                    No              2,300,000    2,295,659
  127    Weslaco                    TX       78596  Acquisition                  No              2,240,000    2,240,000
  128    Levittown                  PA       19056  Refinance                    No              2,200,000    2,200,000
  129    Various                    IL     Various  Acquisition                  No              2,193,306    2,193,306
 129A1   Alsip                      IL       60803  N/A                          Yes (UBS-K)
------------------------------------------------------------------------------------------------------------------------
 129A2   Evergreen Park             IL       60805  N/A                          Yes (UBS-K)
  130    Carthage                   TX       75633  Acquisition                  Yes (UBS-1)     2,192,000    2,192,000
  131    San Antonio                TX       78258  Acquisition                  No              2,100,000    2,098,325
  132    Houston                    TX       77082  Refinance                    No              2,024,000    2,024,000
  133    Suwanee                    GA       30024  Acquisition                  No              2,015,000    2,015,000
------------------------------------------------------------------------------------------------------------------------
  134    Richmond                   KY       40475  Refinance                    No              2,000,000    2,000,000
  135    Tampa                      FL       33607  Acquisition                  No              1,950,000    1,950,000
  136    Painesville                OH       44077  Refinance                    No              1,860,000    1,860,000
  137    Lawrence                   KS       66046  Refinance                    No              1,850,000    1,850,000
  138    Dayton                     OH       45409  Refinance                    No              1,740,000    1,740,000
------------------------------------------------------------------------------------------------------------------------
  139    Dover                      OH       44622  Refinance                    No              1,600,000    1,595,823
  140    Various                  Various  Various  Refinance                    No              1,605,000    1,589,586
 140A1   Hammond                    IN       46327  N/A                          Yes (UBS-L)
 140A2   Chicago                    IL       60620  N/A                          Yes (UBS-L)
  141    Moyock                     NC       27958  Refinance                    No              1,450,000    1,450,000
------------------------------------------------------------------------------------------------------------------------
  142    Englewood                  OH       45322  Refinance                    No              1,110,000    1,110,000
  143    Pompano Beach              FL       33062  Refinance                    No                700,000      700,000

         % OF AGGREGATE   CUMULATIVE %              ADMINISTRATIVE   INTEREST                              ORIGINAL      REMAINING
CONTROL   CUT-OFF DATE   OF INITIAL POOL  MORTGAGE       COST         ACCRUAL        AMORTIZATION       INTEREST-ONLY  INTEREST-ONLY
  NO.        BALANCE         BALANCE      RATE (%)     RATE (%)        BASIS             TYPE           PERIOD (MOS.)  PERIOD (MOS.)
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   1          13.9%           13.9%        6.71250         0.02053  Actual/360  Interest-Only, Balloon        60             59
  1A1
  1A2
  1A3
  1A4
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  1A5
  1A6
  1A7
  1A8
  1A9
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 1A10
 1A11
 1A12
 1A13
 1A14
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 1A15
 1A16
 1A17
 1A18
 1A19
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 1A20
 1A21
 1A22
 1A23
 1A24
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 1A25
 1A26
 1A27
 1A28
 1A29
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 1A30
 1A31
 1A32
 1A33
 1A34
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 1A35
 1A36
 1A37
 1A38
 1A39
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 1A40
 1A41
 1A42
 1A43
 1A44
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 1A45
             10.9%                         6.44998         0.02053  Actual/360  Interest-Only, Balloon
  2A          0.7%            14.6%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2B          0.6%            15.2%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
  2C          0.6%            15.8%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2D          0.6%            16.3%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2E          0.5%            16.9%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2F          0.4%            17.2%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2G          0.4%            17.6%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2H          0.3%            17.9%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2I          0.3%            18.2%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
  2J          0.3%            18.6%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2K          0.3%            18.9%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2L          0.3%            19.2%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2M          0.3%            19.5%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2N          0.3%            19.8%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2O          0.3%            20.1%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2P          0.3%            20.4%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2Q          0.3%            20.7%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
  2R          0.2%            21.0%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
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  2S          0.2%            21.2%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2T          0.2%            21.4%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2U          0.2%            21.6%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2V          0.2%            21.9%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2W          0.2%            22.1%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2X          0.2%            22.3%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2Y          0.2%            22.5%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2Z          0.2%            22.7%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AA         0.2%            22.9%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AB         0.2%            23.1%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
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  2AC         0.2%            23.3%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AD         0.2%            23.4%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AE         0.2%            23.6%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AF         0.2%            23.8%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AG         0.2%            23.9%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2AH         0.1%            24.1%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AI         0.1%            24.2%        6.71000         0.02053  Actual/360  Interest-Only, Balloon        61             61
  2AJ         0.1%            24.4%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AK         0.1%            24.5%        6.38000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  2AL         0.1%            24.6%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  2AM         0.1%            24.7%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             59
   3          8.3%            33.0%        5.82950         0.02053  Actual/360  Interest-Only                 120            119
   4          4.8%            37.8%        6.31200         0.02053  Actual/360  Interest-Only                 85             84
  4A1
  4A2
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  4A3
  4A4
  4A5
  4A6
  4A7
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  4A8
  4A9
 4A10
 4A11
   5          4.7%            42.5%        6.17000         0.02053  Actual/360  Interest-Only                 60             58
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   6          3.9%            46.4%        6.25000         0.02053  Actual/360  Interest-Only                 60             58
   7          3.9%            50.4%        6.53000         0.02053  Actual/360  Interest-Only, Balloon        60             58
   8          3.7%            54.0%        6.30000         0.02053  Actual/360  Interest-Only                 60             58
   9          2.5%            56.5%        5.67900         0.02053  Actual/360  Interest-Only                 120            119
  10          1.9%            58.4%        5.94750         0.03053  Actual/360  Interest-Only                 120            118
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  11          1.8%            60.1%        6.31000         0.02053  Actual/360  Interest-Only                 60             58
  12          1.7%            61.9%        5.88260         0.02053  Actual/360  Interest-Only                 120            117
  13          1.4%            63.3%        5.63600         0.02053  Actual/360  Interest-Only                 121            121
  14          1.3%            64.6%        6.17700         0.02053  Actual/360  Interest-Only                 60             57
 14A1
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 14A2
 14A3
 14A4
  15          1.1%            65.6%        6.09000         0.02053  Actual/360  Interest-Only, Balloon        60             58
  16          1.1%            66.7%        6.00000         0.02053  Actual/360  Interest-Only                 120            118
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  17          1.0%            67.7%        5.84000         0.02053  Actual/360  Interest-Only, Balloon        60             58
  18          0.8%            68.6%        6.27000         0.02053  Actual/360  Interest-Only                 120            118
  19          0.8%            69.4%        6.23000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  20          0.8%            70.2%        6.25000         0.02053  Actual/360  Interest-Only, Balloon        36             34
  21          0.8%            71.0%        6.68000         0.02053  Actual/360  Interest-Only, Balloon        24             23
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  22          0.8%            71.8%        6.23080         0.02053  Actual/360  Interest-Only                 60             59
  23          0.7%            72.5%        6.88000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  24          0.7%            73.2%        6.16700         0.02053  Actual/360  Interest-Only                 120            119
  25          0.7%            73.8%        5.81000         0.02053  Actual/360  Interest-Only                 60             55
 25A1
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 25A2
 25A3
 25A4
 25A5
 25A6
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 25A7
 25A8
 25A9
 25A10
  26          0.7%            74.5%        6.17400         0.02053  Actual/360  Interest-Only                 120            119
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  27          0.7%            75.2%        6.25000         0.02053  Actual/360  Interest-Only, Balloon        36             35
  28          0.7%            75.9%        5.67400         0.02053  Actual/360  Interest-Only, Balloon        36             35
  29          0.6%            76.5%        6.22000         0.02053  Actual/360  Interest-Only, Balloon        35             34
  30          0.6%            77.1%        6.67000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  31          0.6%            77.7%        6.88000         0.02053  Actual/360  Interest-Only, Balloon        60             59
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  32          0.6%            78.3%        6.35000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  33          0.5%            78.8%        6.19000         0.06053  Actual/360  Interest-Only, Balloon        60             58
  34          0.5%            79.3%        6.88000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  35          0.5%            79.8%        6.46000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  36          0.5%            80.3%        5.73000         0.02053  Actual/360  Balloon                        0              0
------------------------------------------------------------------------------------------------------------------------------------
  37          0.5%            80.8%        5.80200         0.02053  Actual/360  Interest-Only                 60             59
  38          0.4%            81.2%        6.44500         0.02053  Actual/360  Interest-Only                 120            120
  39          0.4%            81.6%        5.85000         0.02053  Actual/360  Interest-Only                 60             56
  40          0.4%            82.0%        6.46000         0.02053  Actual/360  Interest-Only, Balloon        36             36
  41          0.4%            82.4%        5.79000         0.08053  Actual/360  Interest-Only, Balloon        60             53
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  42          0.4%            82.8%        5.78000         0.02053  Actual/360  Interest-Only                 120            118
  43          0.4%            83.2%        6.00000         0.02053  Actual/360  Interest-Only                 120            118
  44          0.4%            83.6%        5.84000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  45          0.4%            84.0%        5.86000         0.02053  Actual/360  Interest-Only, Balloon        60             58
  46          0.4%            84.4%        5.90000         0.02053  Actual/360  Interest-Only                 120            118
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  47          0.4%            84.8%        6.46000         0.02053  Actual/360  Balloon                        0              0
  48          0.4%            85.2%        6.47000         0.02053  Actual/360  Interest-Only, Balloon        24             23
  49          0.4%            85.5%        6.53000         0.02053  Actual/360  Interest-Only, Balloon        60             59
  50          0.4%            85.9%        6.19100         0.02053  Actual/360  Interest-Only                 120            108
 50A1
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 50A2
 50A3
 50A4
 50A5
 50A6
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 50A7
 50A8
 50A9
  51          0.4%            86.3%        5.98000         0.02053  Actual/360  Interest-Only                 121            118
  52          0.4%            86.6%        6.11500         0.02053  Actual/360  Interest-Only, Balloon        60             58
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  53          0.3%            86.9%        6.46000         0.02053  Actual/360  Balloon                        0              0
  54          0.3%            87.3%        6.44000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  55          0.3%            87.6%        6.19100         0.02053  Actual/360  Interest-Only                 120            108
 55A1
 55A2
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 55A3
 55A4
 55A5
 55A6
 55A7
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 55A8
 55A9
  56          0.3%            87.9%        6.43000         0.02053  Actual/360  Interest-Only, Balloon        60             60
  57          0.3%            88.2%        6.26000         0.02053  Actual/360  Interest-Only                 120            119
  58          0.3%            88.5%        6.19100         0.02053  Actual/360  Interest-Only                 120            108
------------------------------------------------------------------------------------------------------------------------------------
 58A1
 58A2
 58A3
 58A4
 58A5
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 58A6
  59          0.3%            88.9%        6.42000         0.02053  Actual/360  Balloon                        0              0
  60          0.3%            89.2%        6.48000         0.02053  Actual/360  Interest-Only, Balloon        36             36
  61          0.3%            89.5%        5.72000         0.02053  Actual/360  Interest-Only, Balloon        60             57
  62          0.3%            89.7%        6.01000         0.02053  Actual/360  Interest-Only, Balloon        48             46
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  63          0.3%            90.0%        6.43000         0.02053  Actual/360  Interest-Only                 60             55
 63A1
 63A2
 63A3
  64          0.3%            90.3%        6.89000         0.02053  Actual/360  Interest-Only, Balloon        37             37
------------------------------------------------------------------------------------------------------------------------------------
  65          0.2%            90.5%        5.87000         0.08053  Actual/360  Interest-Only, Balloon        60             57
  66          0.2%            90.7%        6.18000         0.02053  Actual/360  Interest-Only                 84             83
  67          0.2%            91.0%        6.11440         0.02053  Actual/360  Interest-Only, Balloon        24             22
  68          0.2%            91.2%        5.75000         0.02053  Actual/360  Balloon                        0              0
  69          0.2%            91.4%        6.47500         0.02053  Actual/360  Interest-Only, Balloon        36             35
------------------------------------------------------------------------------------------------------------------------------------
  70          0.2%            91.7%        6.39000         0.02053  Actual/360  Interest-Only, Balloon        24             24
  71          0.2%            91.9%        6.11500         0.02053  Actual/360  Interest-Only, Balloon        60             58
  72          0.2%            92.1%        5.84000         0.02053  Actual/360  Interest-Only, Balloon        84             82
  73          0.2%            92.4%        6.16000         0.02053  Actual/360  Interest-Only                 120            118
  74          0.2%            92.6%        6.46000         0.02053  Actual/360  Balloon                        0              0
------------------------------------------------------------------------------------------------------------------------------------
  75          0.2%            92.8%        5.93000         0.02053  Actual/360  Interest-Only, Balloon        36             35
  76          0.2%            93.0%        6.15000         0.07053  Actual/360  Balloon                        0              0
  77          0.2%            93.2%        6.85000         0.02053  Actual/360  Interest-Only, Balloon        25             25
  78          0.2%            93.4%        5.73000         0.02053  Actual/360  Interest-Only                 120            117
  79          0.2%            93.5%        6.44000         0.02053  Actual/360  Interest-Only, Balloon        24             24
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  80          0.2%            93.7%        5.95000         0.02053  Actual/360  Balloon                        0              0
  81          0.2%            93.9%        6.54000         0.02053  Actual/360  Interest-Only, Balloon        36             36
  82          0.2%            94.1%        6.32000         0.02053  Actual/360  Interest-Only                 120            120
  83          0.2%            94.2%        5.75000         0.02053  Actual/360  Interest-Only                 120            116
  84          0.2%            94.4%        6.27000         0.08053  Actual/360  Interest-Only, Balloon        24             22
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  85          0.2%            94.6%        6.77000         0.02053  Actual/360  Balloon                        0              0
 85A1
 85A2
 85A3
 85A4
------------------------------------------------------------------------------------------------------------------------------------
  86          0.1%            94.7%        6.70000         0.02053  Actual/360  Interest-Only, Balloon        25             25
  87          0.1%            94.9%        5.81000         0.02053  Actual/360  Balloon                        0              0
  88          0.1%            95.0%        5.90000         0.02053  Actual/360  Interest-Only, Balloon        48             46
  89          0.1%            95.2%        5.49000         0.02053  Actual/360  Balloon                        0              0
  90          0.1%            95.3%        5.96000         0.02053  Actual/360  Interest-Only                 120            118
------------------------------------------------------------------------------------------------------------------------------------
  91          0.1%            95.4%        6.57000         0.02053  Actual/360  Balloon                        0              0
  92          0.1%            95.6%        6.28000         0.02053  Actual/360  Interest-Only, Balloon        48             47
  93          0.1%            95.7%        6.46000         0.02053  Actual/360  Interest-Only, Balloon        24             23
  94          0.1%            95.8%        6.30000         0.02053  Actual/360  Interest-Only                 60             48
 94A1
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 94A2
 94A3
  95          0.1%            96.0%        5.93000         0.02053  Actual/360  Balloon                        0              0
  96          0.1%            96.1%        6.23000         0.02053  Actual/360  Interest-Only                 120            119
  97          0.1%            96.2%        6.40000         0.02053  Actual/360  Interest-Only, Balloon        36             36
------------------------------------------------------------------------------------------------------------------------------------
  98          0.1%            96.3%        5.96000         0.02053  Actual/360  Interest-Only, Balloon        36             34
  99          0.1%            96.5%        6.08000         0.02053  Actual/360  Balloon                        0              0
  100         0.1%            96.6%        6.30000         0.02053  Actual/360  Balloon                        0              0
  101         0.1%            96.7%        6.58000         0.02053  Actual/360  Interest-Only, Balloon        48             48
  102         0.1%            96.8%        5.80000         0.02053  Actual/360  Interest-Only, Balloon        48             46
------------------------------------------------------------------------------------------------------------------------------------
  103         0.1%            96.9%        5.79000         0.02053  Actual/360  Interest-Only                 120            119
  104         0.1%            97.0%        5.90000         0.04053  Actual/360  Interest-Only                 60             57
  105         0.1%            97.1%        6.18000         0.02053  Actual/360  Interest-Only, Balloon        24             21
 105A1
 105A2
------------------------------------------------------------------------------------------------------------------------------------
  106         0.1%            97.2%        6.30000         0.02053  Actual/360  Interest-Only                 60             48
 106A1
 106A2
 106A3
  107         0.1%            97.3%        6.71000         0.06053  Actual/360  Balloon                        0              0
------------------------------------------------------------------------------------------------------------------------------------
  108         0.1%            97.4%        6.18000         0.02053  Actual/360  Balloon                        0              0
  109         0.1%            97.5%        5.66000         0.02053  Actual/360  Interest-Only, Balloon        36             33
  110         0.1%            97.6%        6.09000         0.08053  Actual/360  Interest-Only, Balloon        24             19
  111         0.1%            97.7%        6.45000         0.02053  Actual/360  Interest-Only, Balloon        24             24
  112         0.1%            97.8%        6.30000         0.02053  Actual/360  Interest-Only                 60             48
------------------------------------------------------------------------------------------------------------------------------------
 112A1
 112A2
  113         0.1%            97.9%        6.13000         0.02053  Actual/360  Balloon                        0              0
  114         0.1%            98.0%        6.79000         0.07053  Actual/360  Interest-Only, Balloon        24             24
  115         0.1%            98.1%        6.60000         0.02053  Actual/360  Interest-Only, Balloon        60             60
------------------------------------------------------------------------------------------------------------------------------------
  116         0.1%            98.1%        6.23000         0.02053  Actual/360  Balloon                        0              0
  117         0.1%            98.2%        5.87000         0.02053  Actual/360  Interest-Only, Balloon        60             56
  118         0.1%            98.3%        5.79000         0.02053  Actual/360  Interest-Only                 120            119
  119         0.1%            98.4%        6.25000         0.09053  Actual/360  Interest-Only, Balloon        24             22
  120         0.1%            98.5%        6.25000         0.02053  Actual/360  Balloon                        0              0
------------------------------------------------------------------------------------------------------------------------------------
  121         0.1%            98.6%        6.69000         0.02053  Actual/360  Interest-Only, Balloon        61             61
  122         0.1%            98.7%        5.77000         0.06053  Actual/360  Interest-Only, Balloon        36             35
  123         0.1%            98.7%        6.47000         0.02053  Actual/360  Interest-Only, Balloon        36             36
  124         0.1%            98.8%        5.90000         0.02053  Actual/360  Interest-Only, Balloon        48             46
  125         0.1%            98.9%        5.99000         0.02053  Actual/360  Balloon                        0              0
------------------------------------------------------------------------------------------------------------------------------------
  126         0.1%            99.0%        5.86000         0.02053  Actual/360  Balloon                        0              0
  127         0.1%            99.0%        6.47000         0.02053  Actual/360  Interest-Only, Balloon        42             41
  128         0.1%            99.1%        5.74000         0.02053  Actual/360  Interest-Only                 120            116
  129         0.1%            99.2%        6.30000         0.02053  Actual/360  Interest-Only                 60             48
 129A1
------------------------------------------------------------------------------------------------------------------------------------
 129A2
  130         0.1%            99.3%        5.79000         0.02053  Actual/360  Interest-Only                 120            117
  131         0.1%            99.3%        6.14500         0.02053  Actual/360  Balloon                        0              0
  132         0.1%            99.4%        6.50000         0.02053  Actual/360  Interest-Only, Balloon        36             35
  133         0.1%            99.5%        6.18000         0.02053  Actual/360  Interest-Only, Balloon        60             58
------------------------------------------------------------------------------------------------------------------------------------
  134         0.1%            99.5%        6.81000         0.02053  Actual/360  Interest-Only, Balloon        25             25
  135         0.1%            99.6%        6.46000         0.02053  Actual/360  Interest-Only, Balloon        36             35
  136         0.1%            99.7%        6.81000         0.02053  Actual/360  Interest-Only, Balloon        12             12
  137         0.1%            99.7%        6.59000         0.02053  Actual/360  Balloon                        0              0
  138         0.1%            99.8%        5.77000         0.06053  Actual/360  Interest-Only, Balloon        36             35
------------------------------------------------------------------------------------------------------------------------------------
  139         0.1%            99.8%        6.09000         0.02053  Actual/360  Balloon                        0              0
  140         0.1%            99.9%        6.20000         0.02053  Actual/360  Balloon                        0              0
 140A1
 140A2
  141         0.0%            99.9%        6.65000         0.02053  Actual/360  Interest-Only, Balloon        36             36
------------------------------------------------------------------------------------------------------------------------------------
  142         0.0%           100.0%        5.77000         0.06053  Actual/360  Interest-Only, Balloon        36             35
  143         0.0%           100.0%        6.36000         0.02053  Actual/360  Interest-Only, Balloon        24             23

             ORIGINAL        REMAINING       ORIGINAL      REMAINING                  MATURITY OR
CONTROL      TERM TO          TERM TO      AMORTIZATION  AMORTIZATION  ORIGINATION    ANTICIPATED     BALLOON          PROPERTY
  NO.    MATURITY (MOS.)  MATURITY (MOS.)  TERM (MOS.)    TERM (MOS.)      DATE     REPAYMENT DATE  BALANCE ($)          TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1           120              119            360            360        6/29/2007        7/9/2017  389,593,207  Hotel
  1A1                                                                                                            Hotel
  1A2                                                                                                            Hotel
  1A3                                                                                                            Hotel
  1A4                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
  1A5                                                                                                            Hotel
  1A6                                                                                                            Hotel
  1A7                                                                                                            Hotel
  1A8                                                                                                            Hotel
  1A9                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A10                                                                                                            Hotel
 1A11                                                                                                            Hotel
 1A12                                                                                                            Hotel
 1A13                                                                                                            Hotel
 1A14                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A15                                                                                                            Hotel
 1A16                                                                                                            Hotel
 1A17                                                                                                            Hotel
 1A18                                                                                                            Hotel
 1A19                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A20                                                                                                            Hotel
 1A21                                                                                                            Hotel
 1A22                                                                                                            Hotel
 1A23                                                                                                            Hotel
 1A24                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A25                                                                                                            Hotel
 1A26                                                                                                            Hotel
 1A27                                                                                                            Hotel
 1A28                                                                                                            Hotel
 1A29                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A30                                                                                                            Hotel
 1A31                                                                                                            Hotel
 1A32                                                                                                            Hotel
 1A33                                                                                                            Hotel
 1A34                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A35                                                                                                            Hotel
 1A36                                                                                                            Hotel
 1A37                                                                                                            Hotel
 1A38                                                                                                            Hotel
 1A39                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A40                                                                                                            Hotel
 1A41                                                                                                            Hotel
 1A42                                                                                                            Hotel
 1A43                                                                                                            Hotel
 1A44                                                                                                            Hotel
------------------------------------------------------------------------------------------------------------------------------------
 1A45                                                                                                            Hotel
                                                                           Various       7/11/2017  304,833,779  Retail
  2A           120              119            360            360        6/28/2007       7/11/2017   20,486,934  Retail
  2B           119              119            360            360        8/15/2007       7/11/2017   17,404,117  Retail
  2C           120              119            360            360        6/28/2007       7/11/2017   16,380,522  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2D           120              119            360            360        6/28/2007       7/11/2017   15,440,410  Retail
  2E           120              119            360            360        6/28/2007       7/11/2017   14,313,215  Retail
  2F           120              119            360            360        6/28/2007       7/11/2017   10,055,445  Retail
  2G           120              119            360            360        6/28/2007       7/11/2017    9,989,637  Retail
  2H           120              119            360            360        6/28/2007       7/11/2017    9,388,905  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2I           119              119            360            360        8/15/2007       7/11/2017    9,435,113  Retail
  2J           120              119            360            360        6/22/2007       7/11/2017    9,303,604  Retail
  2K           120              119            360            360        6/28/2007       7/11/2017    9,247,888  Retail
  2L           120              119            360            360        6/28/2007       7/11/2017    8,871,843  Retail
  2M           120              119            360            360        6/22/2007       7/11/2017    8,654,515  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2N           120              119            360            360        6/22/2007       7/11/2017    8,607,480  Retail
  2O           120              119            360            360        6/28/2007       7/11/2017    8,495,798  Retail
  2P           120              119            360            360        6/22/2007       7/11/2017    8,344,081  Retail
  2Q           119              119            360            360        8/15/2007       7/11/2017    8,229,121  Retail
  2R           119              119            360            360        8/15/2007       7/11/2017    6,550,191  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2S           120              119            360            360        6/22/2007       7/11/2017    6,509,700  Retail
  2T           120              119            360            360        6/22/2007       7/11/2017    6,321,558  Retail
  2U           120              119            360            360        6/28/2007       7/11/2017    6,287,473  Retail
  2V           120              119            360            360        6/28/2007       7/11/2017    6,033,643  Retail
  2W           120              119            360            360        6/22/2007       7/11/2017    6,001,718  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2X           120              119            360            360        6/22/2007       7/11/2017    5,907,647  Retail
  2Y           120              119            360            360        6/22/2007       7/11/2017    5,888,833  Retail
  2Z           120              119            360            360        6/28/2007       7/11/2017    5,723,406  Retail
  2AA          120              119            360            360        6/22/2007       7/11/2017    5,719,505  Retail
  2AB          119              119            360            360        8/15/2007       7/11/2017    5,438,787  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2AC          120              119            360            360        6/22/2007       7/11/2017    5,173,895  Retail
  2AD          120              119            360            360        6/22/2007       7/11/2017    4,816,426  Retail
  2AE          120              119            360            360        6/28/2007       7/11/2017    4,792,694  Retail
  2AF          120              119            360            360        6/28/2007       7/11/2017    4,670,480  Retail
  2AG          120              119            360            360        6/28/2007       7/11/2017    4,435,451  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2AH          120              119            360            360        6/28/2007       7/11/2017    4,172,220  Retail
  2AI          119              119            360            360        8/15/2007       7/11/2017    4,019,973  Retail
  2AJ          120              119            360            360        6/22/2007       7/11/2017    3,988,603  Retail
  2AK          120              119            360            360        6/28/2007       7/11/2017    3,853,522  Retail
  2AL          120              119            360            360        6/22/2007       7/11/2017    3,207,815  Retail
------------------------------------------------------------------------------------------------------------------------------------
  2AM          120              119            360            360        6/22/2007       7/11/2017    2,671,611  Retail
   3           120              119             0              0         6/15/2007       7/11/2017  246,000,000  Retail
   4           85               84              0              0         6/15/2007        8/6/2014  144,000,000  Retail
  4A1                                                                                                            Retail
  4A2                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
  4A3                                                                                                            Retail
  4A4                                                                                                            Retail
  4A5                                                                                                            Retail
  4A6                                                                                                            Retail
  4A7                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
  4A8                                                                                                            Retail
  4A9                                                                                                            Retail
 4A10                                                                                                            Retail
 4A11                                                                                                            Retail
   5           60               58              0              0         5/15/2007       6/11/2012  139,569,073  Office
------------------------------------------------------------------------------------------------------------------------------------
   6           60               58              0              0         5/15/2007       6/11/2012  117,399,060  Office
   7           120              118            360            360         6/5/2007       6/11/2017  109,656,656  Office
   8           60               58              0              0         5/15/2007       6/11/2012  108,926,767  Office
   9           120              119             0              0         6/11/2007        7/9/2017   73,600,000  Retail
  10           120              118             0              0          6/6/2007        6/9/2017   56,500,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
  11           60               58              0              0         5/15/2007       6/11/2012   52,399,975  Office
  12           120              117             0              0         4/16/2007       5/11/2017   51,214,000  Multifamily
  13           121              121             0              0         8/13/2007       9/11/2017   42,000,000  Office
  14           60               57              0              0         4/30/2007       5/11/2012   39,000,000  Assisted Living
 14A1                                                                                                            Assisted Living
------------------------------------------------------------------------------------------------------------------------------------
 14A2                                                                                                            Assisted Living
 14A3                                                                                                            Assisted Living
 14A4                                                                                                            Assisted Living
  15           120              118            360            360        5/16/2007       6/11/2017   29,969,868  Mobile Home Park
  16           120              118             0              0         5/23/2007       6/11/2017   32,000,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
  17           120              118            360            360        5/23/2007       6/11/2017   28,189,510  Multifamily
  18           120              118             0              0          6/8/2007       6/11/2017   25,100,000  Retail
  19           120              120            360            360         8/1/2007        8/9/2017   23,456,573  Office
  20           60               58             360            360        5/15/2007       6/11/2012   23,369,815  Multifamily
  21           60               59             360            360         7/6/2007        7/9/2012   22,761,168  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  22           60               59              0              0         7/11/2007       7/11/2012   22,500,000  Multifamily
  23           180              179            360            360        7/11/2007       7/11/2022   18,115,156  Retail
  24           120              119             0              0          7/3/2007        7/9/2017   20,700,000  Multifamily
  25           60               55              0              0          3/7/2007       3/11/2012   20,538,000  Multifamily
 25A1                                                                                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 25A2                                                                                                            Multifamily
 25A3                                                                                                            Multifamily
 25A4                                                                                                            Multifamily
 25A5                                                                                                            Multifamily
 25A6                                                                                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 25A7                                                                                                            Multifamily
 25A8                                                                                                            Multifamily
 25A9                                                                                                            Multifamily
 25A10                                                                                                           Multifamily
  26           120              119             0              0         6/27/2007       7/10/2017   20,375,000  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  27           60               59             360            360        6/29/2007       7/11/2012   19,752,148  Multifamily
  28           120              119            360            360        6/18/2007        7/9/2017   17,959,358  Multifamily
  29           84               83             360            360        6/21/2007        7/9/2014   18,163,691  Retail
  30           120              120            360            360        7/31/2007       8/11/2017   17,218,337  Retail
  31           180              179            360            360        7/11/2007       7/11/2022   15,278,523  Retail
------------------------------------------------------------------------------------------------------------------------------------
  32           120              120            360            360        7/17/2007       8/11/2017   15,740,142  Retail
  33           120              118            360            360        5/31/2007       6/11/2017   15,229,640  Multifamily
  34           180              179            360            360        7/11/2007       7/11/2022   12,947,842  Retail
  35           120              119            360            360        6/26/2007       7/11/2017   13,645,425  Retail
  36           120              119            360            359        6/27/2007       7/11/2017   12,075,524  Mixed-Use
------------------------------------------------------------------------------------------------------------------------------------
  37           60               59              0              0         6/12/2007        7/9/2012   14,250,000  Multifamily
  38           120              120             0              0         7/25/2007        8/9/2017   12,910,000  Office
  39           60               56              0              0          4/3/2007        4/9/2012   12,500,000  Retail
  40           120              120            360            360        7/12/2007       8/11/2017   11,030,702  Retail
  41           120              113            360            360       12/28/2006       1/11/2017   11,195,133  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  42           120              118             0              0         5/18/2007       6/11/2017   12,000,000  Retail
  43           120              118             0              0          6/6/2007        6/9/2017   11,940,000  Office
  44           120              120            360            360        7/12/2007       8/11/2017   10,827,658  Industrial/
                                                                                                                 Warehouse
  45           120              118            360            360        5/17/2007       6/11/2017   10,830,703  Retail
  46           120              118             0              0         5/17/2007       6/11/2017   11,525,000  Office
------------------------------------------------------------------------------------------------------------------------------------
  47           120              119            360            359        6/28/2007       7/11/2017    9,886,068  Hotel
  48           120              119            360            360        6/26/2007       7/11/2017   10,075,040  Multifamily
  49           120              119            360            360        6/27/2007       7/11/2017   10,454,965  Office
  50           120              108             0              0         7/21/2006       8/11/2016   10,781,058  Retail
 50A1                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 50A2                                                                                                            Retail
 50A3                                                                                                            Retail
 50A4                                                                                                            Retail
 50A5                                                                                                            Retail
 50A6                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 50A7                                                                                                            Retail
 50A8                                                                                                            Retail
 50A9                                                                                                            Retail
  51           121              118             0              0         4/30/2007        6/9/2017   10,500,000  Retail
  52           120              118            360            360         6/6/2007       6/11/2017    9,790,255  Retail
------------------------------------------------------------------------------------------------------------------------------------
  53           120              119            360            359        6/28/2007       7/11/2017    8,596,581  Hotel
  54           120              120            360            360        7/24/2007       8/11/2017    9,125,585  Self-Storage
  55           120              108             0              0         7/21/2006       8/11/2016    9,613,114  Retail
 55A1                                                                                                            Retail
 55A2                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 55A3                                                                                                            Retail
 55A4                                                                                                            Retail
 55A5                                                                                                            Retail
 55A6                                                                                                            Retail
 55A7                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 55A8                                                                                                            Retail
 55A9                                                                                                            Retail
  56           120              120            360            360        7/16/2007       8/11/2017    8,936,303  Office
  57           120              119             0              0         6/28/2007        7/9/2017    9,500,000  Mixed-Use
  58           120              108             0              0         7/21/2006       8/11/2016    9,430,675  Retail
------------------------------------------------------------------------------------------------------------------------------------
 58A1                                                                                                            Retail
 58A2                                                                                                            Retail
 58A3                                                                                                            Retail
 58A4                                                                                                            Retail
 58A5                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 58A6                                                                                                            Retail
  59           120              119            360            359        6/29/2007       7/11/2017    7,923,122  Multifamily
  60           120              120            360            360        8/13/2007        8/9/2017    8,207,669  Self-Storage
  61           120              117            360            360         5/2/2007       5/11/2017    8,387,360  Multifamily
  62           120              118            360            360         6/1/2007       6/11/2017    7,362,745  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  63           60               55              0              0          3/7/2007       3/11/2012    8,000,000  Multifamily
 63A1                                                                                                            Multifamily
 63A2                                                                                                            Multifamily
 63A3                                                                                                            Multifamily
  64           121              121            360            360        8/14/2007       9/11/2017    6,889,540  Retail
------------------------------------------------------------------------------------------------------------------------------------
  65           120              117            360            360        4/18/2007       5/11/2017    6,723,690  Retail
  66           84               83              0              0         6/28/2007       7/10/2014    7,200,000  Multifamily
  67           84               82             360            360         6/1/2007        6/9/2014    6,651,798  Multifamily
  68           120              119            360            359        6/13/2007       7/11/2017    5,978,276  Industrial/
                                                                                                                 Warehouse
  69           120              119            360            360        6/26/2007       7/11/2017    6,383,625  Retail
------------------------------------------------------------------------------------------------------------------------------------
  70           120              120            360            360         8/8/2007       8/11/2017    6,257,563  Retail
  71           120              118            360            360         6/6/2007       6/11/2017    6,558,066  Retail
  72           120              118            360            360        6/11/2007       6/11/2017    6,256,328  Industrial/
                                                                                                                 Warehouse
  73           120              118             0              0         5/23/2007       6/11/2017    6,500,000  Mixed-Use
  74           120              120            300            300         8/2/2007       8/11/2017    5,033,397  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  75           84               83             360            360        6/29/2007       7/11/2014    5,885,930  Office
  76           84               77             360            353       12/28/2006       1/11/2014    5,437,562  Retail
  77           121              121            360            360        8/16/2007       9/11/2017    5,279,954  Multifamily
  78           120              117             0              0         5/10/2007       5/11/2017    5,500,000  Retail
  79           120              120            360            360        7/12/2007       8/11/2017    4,868,270  Retail
------------------------------------------------------------------------------------------------------------------------------------
  80           120              120            360            360        7/19/2007       8/11/2017    4,539,852  Industrial/
                                                                                                                 Warehouse
  81           120              120            360            360         8/3/2007       8/11/2017    4,838,710  Retail
  82           120              120             0              0          8/6/2007        8/9/2017    5,100,000  Retail
  83           120              116             0              0         3/28/2007       4/11/2017    5,100,000  Retail
  84           120              118            360            360        5/31/2007        6/1/2017    4,502,678  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  85           60               60             324            324        7/26/2007       8/11/2012    4,642,347  Multifamily
 85A1                                                                                                            Multifamily
 85A2                                                                                                            Multifamily
 85A3                                                                                                            Multifamily
 85A4                                                                                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  86           121              121            360            360        8/15/2007       9/11/2017    3,958,953  Self-Storage
  87           120              119            360            359         7/2/2007       7/11/2017    3,711,569  Office
  88           120              118            360            360        5/17/2007       6/11/2017    4,019,225  Multifamily
  89           120              116            300            296        3/16/2007       4/11/2017    3,272,693  Retail
  90           120              118             0              0         5/17/2007       6/11/2017    4,200,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
  91           120              120            360            360         8/3/2007       8/11/2017    3,599,681  Multifamily
  92           120              119            360            360        6/12/2007       7/11/2017    3,789,981  Self-Storage
  93           120              119            360            360        6/21/2007       7/11/2017    3,581,467  Self-Storage
  94           60               48              0              0         7/21/2006       8/11/2011    3,746,984  Retail
 94A1                                                                                                            Retail
------------------------------------------------------------------------------------------------------------------------------------
 94A2                                                                                                            Retail
 94A3                                                                                                            Retail
  95           120              118            336            334        5/30/2007        6/9/2017    3,078,065  Retail
  96           120              119             0              0          7/3/2007        7/9/2017    3,720,000  Retail
  97           120              120            360            360        7/31/2007       8/11/2017    3,369,291  Retail
------------------------------------------------------------------------------------------------------------------------------------
  98           120              118            360            360        5/15/2007       6/11/2017    3,341,253  Retail
  99           120              112            360            352       11/15/2006      12/11/2016    3,062,728  Self-Storage
  100          120              118            360            358        5/24/2007       6/11/2017    2,994,889  Mobile Home Park
  101          120              120            360            360         8/9/2007       8/11/2017    3,180,601  Retail
  102          120              118            360            360        5/22/2007       6/11/2017    3,118,314  Retail
------------------------------------------------------------------------------------------------------------------------------------
  103          120              119             0              0         6/29/2007       7/11/2017    3,153,000  Retail
  104          60               57              0              0         4/24/2007       5/11/2012    3,000,000  Office
  105          120              117            360            360        5/10/2007       5/11/2017    2,669,771  Mobile Home Park
 105A1                                                                                                           Mobile Home Park
 105A2                                                                                                           Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
  106          60               48              0              0         7/21/2006       8/11/2011    2,962,352  Retail
 106A1                                                                                                           Retail
 106A2                                                                                                           Retail
 106A3                                                                                                           Retail
  107          84               83             360            359        6/22/2007       7/11/2014    2,683,518  Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
  108          120              119            360            359         7/2/2007       7/11/2017    2,456,095  Office
  109          120              117            360            360        4/30/2007       5/11/2017    2,513,628  Multifamily
  110          120              115            360            360        2/12/2007       3/11/2017    2,486,830  Multifamily
  111          120              120            360            360         8/3/2007       8/11/2017    2,506,266  Industrial/
                                                                                                                 Warehouse
  112          60               48              0              0         7/21/2006       8/11/2011    2,785,256  Retail
------------------------------------------------------------------------------------------------------------------------------------
 112A1                                                                                                           Retail
 112A2                                                                                                           Retail
  113          120              118            312            310         6/6/2007       6/11/2017    2,175,540  Retail
  114          120              120            360            360        7/27/2007       8/11/2017    2,389,058  Multifamily
  115          120              120            360            360         8/7/2007       8/11/2017    2,498,049  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  116          120              117            360            357        4/18/2007       5/11/2017    2,250,458  Multifamily
  117          120              116            360            360         4/5/2007       4/11/2017    2,427,924  Multifamily
  118          120              119             0              0         6/29/2007       7/11/2017    2,586,000  Retail
  119          120              118            360            360         6/1/2007       6/11/2017    2,272,630  Self-Storage
  120          120              118            360            358        5/31/2007       6/11/2017    2,153,232  Retail
------------------------------------------------------------------------------------------------------------------------------------
  121          121              121            360            360        8/17/2007       9/11/2017    2,311,949  Industrial/
                                                                                                                 Warehouse
  122          120              119            360            360        6/22/2007       7/11/2017    2,195,274  Retail
  123          120              120            360            360        7/17/2007       8/11/2017    2,211,105  Multifamily
  124          120              118            360            360        5/17/2007       6/11/2017    2,158,898  Multifamily
  125          120              115            360            355        2/13/2007       3/11/2017    1,981,201  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  126          120              118            360            358        5/17/2007       6/11/2017    1,942,894  Retail
  127          120              119            360            360        6/29/2007       7/11/2017    2,059,029  Retail
  128          120              116             0              0          4/4/2007       4/11/2017    2,200,000  Retail
  129          60               48              0              0         7/21/2006       8/11/2011    2,193,306  Retail
 129A1                                                                                                           Retail
------------------------------------------------------------------------------------------------------------------------------------
 129A2                                                                                                           Retail
  130          120              117             0              0          5/9/2007       5/11/2017    2,192,000  Retail
  131          120              119            360            359        7/10/2007        7/9/2017    1,789,085  Retail
  132          120              119            360            360        6/18/2007       7/11/2017    1,846,627  Retail
  133          120              118            360            360         6/5/2007       6/11/2017    1,889,392  Retail
------------------------------------------------------------------------------------------------------------------------------------
  134          121              121            360            360        8/15/2007       9/11/2017    1,803,630  Retail
  135          120              119            360            360        7/11/2007       7/11/2017    1,777,805  Office
  136          120              120            360            360        7/19/2007        8/9/2017    1,646,678  Multifamily
  137          120              120            360            360         8/7/2007       8/11/2017    1,595,954  Retail
  138          120              119            360            360        6/22/2007       7/11/2017    1,565,481  Retail
------------------------------------------------------------------------------------------------------------------------------------
  139          120              117            360            357        4/13/2007       5/11/2017    1,360,957  Office
  140          120              113            300            293         1/4/2007       1/11/2017    1,251,190  Retail
 140A1                                                                                                           Retail
 140A2                                                                                                           Retail
  141          120              120            360            360        8/10/2007       8/11/2017    1,326,436  Retail
------------------------------------------------------------------------------------------------------------------------------------
  142          120              119            360            360        6/22/2007       7/11/2017      998,669  Retail
  143          120              119            360            360         7/6/2007       7/11/2017      625,403  Retail

                      PROPERTY                                                 MONTHLY       GROSS        TOTAL       U/W NET
CONTROL                 TYPE                          PREPAYMENT                DEBT         INCOME      EXPENSES    OPERATING
  NO.                 SPECIFIC                        PROVISIONS             SERVICE ($)      ($)          ($)       INCOME ($)
-------------------------------------------------------------------------------------------------------------------------------

   1     Various                            L(26),D(91),O(3)                2,666,493.25  189,155,815  109,547,521  79,608,294
  1A1    Limited Service
  1A2    Limited Service
  1A3    Limited Service
  1A4    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  1A5    Limited Service
  1A6    Limited Service
  1A7    Limited Service
  1A8    Limited Service
  1A9    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A10    Limited Service
 1A11    Limited Service
 1A12    Limited Service
 1A13    Limited Service
 1A14    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A15    Limited Service
 1A16    Full Service
 1A17    Limited Service
 1A18    Limited Service
 1A19    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A20    Limited Service
 1A21    Limited Service
 1A22    Limited Service
 1A23    Limited Service
 1A24    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A25    Limited Service
 1A26    Limited Service
 1A27    Limited Service
 1A28    Limited Service
 1A29    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A30    Limited Service
 1A31    Limited Service
 1A32    Limited Service
 1A33    Limited Service
 1A34    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A35    Limited Service
 1A36    Limited Service
 1A37    Limited Service
 1A38    Limited Service
 1A39    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A40    Limited Service
 1A41    Limited Service
 1A42    Limited Service
 1A43    Limited Service
 1A44    Limited Service
-------------------------------------------------------------------------------------------------------------------------------
 1A45    Limited Service
         Various                            Various                         2,036,438.01   40,445,288   12,017,977  28,427,304
  2A     Anchored                           L(26),D(88),O(6)                  136,025.00    2,503,269      619,934   1,883,334
  2B     Anchored                           L(25),D(88),O(6)                  118,853.23    2,503,197      953,317   1,549,879
  2C     Anchored                           L(26),D(88),O(6)                  108,760.08    1,848,215      388,001   1,460,215
-------------------------------------------------------------------------------------------------------------------------------
  2D     Anchored                           L(26),D(88),O(6)                  102,518.11    2,026,298      642,542   1,383,756
  2E     Anchored                           L(26),D(88),O(6)                   95,033.99    1,806,276      531,903   1,274,373
  2F     Anchored                           L(26),D(88),O(6)                   66,764.11    1,135,146      252,847     882,299
  2G     Anchored                           L(26),D(88),O(6)                   66,327.17    1,265,293      319,181     946,111
  2H     Anchored                           L(26),D(88),O(6)                   62,338.55    1,122,720      244,514     878,206
-------------------------------------------------------------------------------------------------------------------------------
  2I     Anchored                           L(25),D(88),O(6)                   64,432.66    1,842,014      895,617     946,396
  2J     Anchored                           L(26),D(88),O(6)                   62,056.93    1,089,033      205,711     883,322
  2K     Anchored                           L(26),D(88),O(6)                   61,402.25    1,298,458      440,829     857,629
  2L     Anchored                           L(26),D(88),O(6)                   58,905.47    1,145,881      369,742     776,138
  2M     Anchored                           L(26),D(88),O(6)                   57,727.38    1,050,605      205,938     844,667
-------------------------------------------------------------------------------------------------------------------------------
  2N     Anchored                           L(26),D(88),O(6)                   57,413.64    1,316,498      450,159     866,339
  2O     Anchored                           L(26),D(88),O(6)                   56,408.68    1,138,572      399,894     738,678
  2P     Anchored                           L(26),D(88),O(6)                   55,656.72      968,585      146,724     821,861
  2Q     Anchored                           L(25),D(88),O(6)                   56,196.91      931,776      204,662     727,114
  2R     Anchored                           L(25),D(88),O(6)                   44,731.44      738,328      160,683     577,645
-------------------------------------------------------------------------------------------------------------------------------
  2S     Anchored                           L(26),D(88),O(6)                   43,421.03      771,944      142,396     629,548
  2T     Anchored                           L(26),D(88),O(6)                   42,166.09      755,315      121,762     633,553
  2U     Anchored                           L(26),D(88),O(6)                   41,746.29      856,075      309,767     546,308
  2V     Anchored                           L(26),D(88),O(6)                   40,060.96      736,240      212,473     523,766
  2W     Anchored                           L(26),D(88),O(6)                   40,032.68      889,858      271,819     618,038
-------------------------------------------------------------------------------------------------------------------------------
  2X     Anchored                           L(26),D(88),O(6)                   39,405.21      905,113      274,406     630,707
  2Y     Anchored                           L(26),D(88),O(6)                   39,279.72      841,872      279,091     562,781
  2Z     Anchored                           L(26),D(88),O(6)                   38,001.11      804,730      265,484     539,246
  2AA    Anchored                           L(26),D(88),O(6)                   38,150.27      781,730      212,438     569,293
  2AB    Anchored                           L(25),D(88),O(6)                   37,141.63      666,498      175,036     491,461
-------------------------------------------------------------------------------------------------------------------------------
  2AC    Anchored                           L(26),D(88),O(6)                   34,510.93      638,685      154,936     483,748
  2AD    Unanchored                         L(26),D(88),O(6)                   32,126.54      665,828      164,001     501,827
  2AE    Anchored                           L(26),D(88),O(6)                   31,821.56      571,450      132,423     439,027
  2AF    Anchored                           L(26),D(88),O(6)                   31,010.10      745,994      310,978     435,016
  2AG    Anchored                           L(26),D(88),O(6)                   29,449.61      542,200      140,276     401,924
-------------------------------------------------------------------------------------------------------------------------------
  2AH    Anchored                           L(26),D(88),O(6)                   27,701.86      487,393      125,102     362,291
  2AI    Anchored                           L(25),D(88),O(6)                   27,452.51      857,321      454,661     402,660
  2AJ    Anchored                           L(26),D(88),O(6)                   26,604.79      662,553      254,252     408,301
  2AK    Anchored                           L(26),D(88),O(6)                   25,585.83      499,264      139,958     359,306
  2AL    Unanchored                         L(26),D(88),O(6)                   21,396.78      614,768      284,992     329,776
-------------------------------------------------------------------------------------------------------------------------------
  2AM    Unanchored                         L(26),D(88),O(6)                   17,820.19      420,293      159,528     260,765
   3     Regional Mall                      L(26),D(85),O(9)                1,211,645.38   41,626,410   12,596,147  29,030,263
   4     Anchored                           L(37),YM0.5%(45),O(3)             767,960.00   34,044,265    9,368,629  24,675,636
  4A1    Anchored
  4A2    Anchored
-------------------------------------------------------------------------------------------------------------------------------
  4A3    Anchored
  4A4    Anchored
  4A5    Anchored
  4A6    Anchored
  4A7    Anchored
-------------------------------------------------------------------------------------------------------------------------------
  4A8    Anchored
  4A9    Anchored
 4A10    Anchored
 4A11    Anchored
   5     N/A                                L(27),D(30),O(3)                  727,584.56   21,529,898   10,358,135  11,171,763
-------------------------------------------------------------------------------------------------------------------------------
   6     N/A                                L(27),D(30),O(3)                  619,945.84   19,480,242    9,940,049   9,540,193
   7     N/A                                L(27),D(87),O(6)                  738,192.97   15,474,822    5,778,383   9,696,439
   8     N/A                                L(27),D(30),O(3)                  579,808.10   14,354,570    5,440,477   8,914,093
   9     Anchored                           L(26),D(91),O(3)                  353,149.67   10,344,177    5,106,799   5,237,378
  10     Anchored                           L(27),D(92),O(1)                  283,917.40    5,641,354    1,357,132   4,284,222
-------------------------------------------------------------------------------------------------------------------------------
  11     N/A                                L(27),D(30),O(3)                  279,363.43    7,132,319    2,177,621   4,954,698
  12     Mid/High Rise                      L(28),D(91),O(1)                  254,546.50    7,177,869    3,465,065   3,712,804
  13     N/A                                L(25),D(93),O(3)                  199,999.72   13,399,306    4,933,991   8,465,315
  14     Skilled Nursing & Assisted Living  L(12),YM1%(35),O(13)              203,540.73   11,805,760    8,344,822   3,460,938
 14A1    Skilled Nursing & Assisted Living
-------------------------------------------------------------------------------------------------------------------------------
 14A2    Skilled Nursing & Assisted Living
 14A3    Skilled Nursing & Assisted Living
 14A4    Skilled Nursing & Assisted Living
  15     N/A                                L(27),D(90),O(3)                  193,711.68    3,418,687      569,153   2,849,534
  16     Anchored                           L(27),D(91),O(2)                  162,222.22    3,454,993      859,436   2,595,557
-------------------------------------------------------------------------------------------------------------------------------
  17     Garden                             L(27),D(93)                       177,969.43    4,329,586    2,087,470   2,242,113
  18     Anchored                           L(27),D(92),O(1)                  132,968.99    3,306,748      963,857   2,342,891
  19     N/A                                L(25),D(92),O(3)                  153,604.26    3,236,679    1,165,414   2,071,264
  20     Garden                             YM1%(57),O(3)                     147,156.42    3,550,164    1,686,681   1,863,483
  21     Full Service                       L(14),YM1%(35),O(11)              151,328.69   11,508,456    8,759,803   2,748,653
-------------------------------------------------------------------------------------------------------------------------------
  22     Garden                             L(26),D(34)                       118,450.10    2,351,242      853,768   1,497,474
  23     Anchored                           L(25),YM1%(143),O(12)             136,960.45    2,221,996      427,784   1,794,212
  24     Mid/High Rise                      L(26),D(91),O(3)                  107,858.26    2,457,353      881,317   1,576,037
  25     Low Rise                           L(30),D(27),O(3)                  100,819.24    2,236,177      613,372   1,622,805
 25A1    Low Rise
-------------------------------------------------------------------------------------------------------------------------------
 25A2    Low Rise
 25A3    Low Rise
 25A4    Low Rise
 25A5    Low Rise
 25A6    Low Rise
-------------------------------------------------------------------------------------------------------------------------------
 25A7    Low Rise
 25A8    Low Rise
 25A9    Low Rise
 25A10   Low Rise
  26     Garden                             L(26),D(91),O(3)                  106,285.34    2,987,625    1,201,773   1,785,852
-------------------------------------------------------------------------------------------------------------------------------
  27     Garden                             YM1%(57),O(3)                     124,374.83    3,457,408    1,880,561   1,576,847
  28     Garden                             L(26),D(91),O(3)                  115,750.77    2,432,858      732,456   1,700,402
  29     Anchored                           L(12),YMw/T+25bps(69),O(3)        117,229.57    2,383,268      626,061   1,757,207
  30     Anchored                           L(25),D(95)                       117,400.29    2,102,888      594,286   1,508,602
  31     Anchored                           L(25),YM1%(143),O(12)             115,513.96    1,885,223      365,360   1,519,863
-------------------------------------------------------------------------------------------------------------------------------
  32     Anchored                           YM1%(117),O(3)                    104,224.48    1,971,989      548,119   1,423,870
  33     Garden                             L(27),D(93)                        99,359.60    2,468,945    1,167,012   1,301,933
  34     Unanchored                         L(25),YM1%(143),O(12)              97,892.74    1,954,943      664,804   1,290,139
  35     Anchored                           L(26),D(94)                        91,268.76    1,463,944      218,480   1,245,465
  36     Office/Retail                      L(48),D(72)                        83,560.47    1,719,816      335,595   1,384,221
-------------------------------------------------------------------------------------------------------------------------------
  37     Garden                             L(26),D(31),O(3)                   69,855.68    3,462,026    2,043,735   1,418,292
  38     N/A                                L(25),D(92),O(3)                   70,300.48    1,783,959      678,698   1,105,262
  39     Shadow Anchored                    L(29),D(30),O(1)                   61,783.85    1,294,669      258,373   1,036,296
  40     Anchored                           L(25),D(95)                        76,162.21    1,460,446      353,242   1,107,204
  41     Garden                             L(32),D(85),O(3)                   70,333.97    2,330,943    1,320,017   1,010,926
-------------------------------------------------------------------------------------------------------------------------------
  42     Anchored                           L(27),D(90),O(3)                   58,602.78    1,307,266      325,426     981,840
  43     N/A                                L(27),D(90),O(3)                   60,529.17    1,445,737      498,671     947,066
  44     N/A                                L(48),D(69),O(3)                   68,359.12    1,010,511       43,488     967,023
  45     Anchored                           L(27),D(93)                        68,507.21    1,548,561      552,359     996,202
  46     N/A                                L(27),D(90),O(3)                   57,451.59    1,178,850      361,731     817,118
-------------------------------------------------------------------------------------------------------------------------------
  47     Limited Service                    L(36),D(81),O(3)                   72,385.57    3,445,938    2,212,840   1,233,098
  48     Garden                             L(48),D(72)                        70,885.84    2,388,081    1,372,951   1,015,130
  49     N/A                                L(24),YM1%(94),O(2)                70,378.69    2,380,211    1,304,469   1,075,742
  50     Single Tenant                      YM(37),DorYM(80),O(3)              56,393.79      856,772       25,703     831,069
 50A1    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 50A2    Single Tenant
 50A3    Single Tenant
 50A4    Single Tenant
 50A5    Single Tenant
 50A6    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 50A7    Single Tenant
 50A8    Single Tenant
 50A9    Single Tenant
  51     Anchored                           L(28),D(90),O(3)                   53,051.74    1,248,368      365,303     883,064
  52     Anchored                           L(27),D(87),O(6)                   63,427.74    1,245,866      254,550     991,316
-------------------------------------------------------------------------------------------------------------------------------
  53     Limited Service                    L(36),D(81),O(3)                   62,943.97    3,223,754    2,159,758   1,063,996
  54     N/A                                L(36),D(81),O(3)                   60,928.35    1,562,193      642,155     920,038
  55     Single Tenant                      YM(37),DorYM(80),O(3)              50,284.49      775,104       23,253     751,851
 55A1    Single Tenant
 55A2    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 55A3    Single Tenant
 55A4    Single Tenant
 55A5    Single Tenant
 55A6    Single Tenant
 55A7    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 55A8    Single Tenant
 55A9    Single Tenant
  56     N/A                                L(25),D(91),O(4)                   59,609.79    1,315,546      492,470     823,076
  57     Multifamily/Retail                 L(26),D(91),O(3)                   50,246.64      880,440      149,592     730,848
  58     Single Tenant                      YM(37),DorYM(80),O(3)              49,330.18      746,340       22,390     723,950
-------------------------------------------------------------------------------------------------------------------------------
 58A1    Single Tenant
 58A2    Single Tenant
 58A3    Single Tenant
 58A4    Single Tenant
 58A5    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 58A6    Single Tenant
  59     Garden                             L(48),D(72)                        57,836.31    1,594,544      795,706     798,838
  60     N/A                                L(25),D(92),O(3)                   56,767.80    1,258,396      416,629     841,767
  61     Garden                             L(28),D(89),O(3)                   52,350.16    1,794,452      919,479     874,973
  62     Garden                             L(27),D(90),O(3)                   48,015.49    1,431,345      690,771     740,574
-------------------------------------------------------------------------------------------------------------------------------
  63     Low Rise                           L(30),3%(12),2%(12),1%(3),O(3)     43,462.04      919,521      248,125     671,396
 63A1    Low Rise
 63A2    Low Rise
 63A3    Low Rise
  64     Anchored                           L(49),D(72)                        49,344.85    1,135,851      353,987     781,864
-------------------------------------------------------------------------------------------------------------------------------
  65     Anchored                           L(48),D(72)                        42,567.71      849,021      277,038     571,983
  66     Mid/High Rise                      L(26),D(55),O(3)                   37,595.00      973,924      335,981     637,944
  67     Garden                             L(25),YM1%(59)                     43,091.69    1,554,538      815,566     738,972
  68     N/A                                L(26),D(94)                        41,433.67    1,005,642      253,304     752,338
  69     Unanchored                         L(36),D(84)                        44,129.74      783,144      183,591     599,553
-------------------------------------------------------------------------------------------------------------------------------
  70     Anchored                           L(25),D(91),O(4)                   43,739.59    1,019,976      316,087     703,889
  71     Anchored                           L(27),D(87),O(6)                   42,487.48      891,795      252,482     639,313
  72     N/A                                L(27),D(93)                        38,304.68      886,366      344,472     541,894
  73     Industrial/Office                  L(27),D(90),O(3)                   33,830.09      817,839      274,757     543,082
  74     Limited Service                    L(25),D(95)                        43,053.43    1,680,582      909,191     771,391
-------------------------------------------------------------------------------------------------------------------------------
  75     N/A                                L(48),YM1%(36)                     36,893.57      844,324      268,717     575,607
  76     Unanchored                         L(48),D(33),0(3)                   36,553.69    1,210,329      518,010     692,319
  77     Garden                             L(49),YM1%(72)                     38,332.66    1,052,215      470,835     581,380
  78     Single Tenant                      L(28),D(90),O(2)                   26,627.26      413,460            0     413,460
  79     Anchored                           L(48),D(72)                        34,170.12      660,966      151,201     509,765
-------------------------------------------------------------------------------------------------------------------------------
  80     N/A                                L(25),D(95)                        31,963.81      530,100       10,602     519,498
  81     Anchored                           L(48),D(72)                        33,639.15      845,744      285,702     560,042
  82     Single Tenant                      L(25),D(93),O(2)                   27,233.06      412,000            0     412,000
  83     Unanchored                         L(29),D(88),O(3)                   24,776.91      621,263      204,786     416,476
  84     Garden                             L(48),D(71),O(1)                   31,159.44    1,506,525      988,775     517,750
-------------------------------------------------------------------------------------------------------------------------------
  85     Garden                             L(48),D(12)                        33,644.58      864,582      370,098     494,484
 85A1    Garden
 85A2    Garden
 85A3    Garden
 85A4    Garden
-------------------------------------------------------------------------------------------------------------------------------
  86     N/A                                L(49),D(72)                        28,392.23      707,510      202,062     505,448
  87     N/A                                L(26),D(88),O(6)                   25,845.16      617,811      192,103     425,708
  88     Garden                             L(28),D(89),O(3)                   25,949.72      861,263      451,609     409,654
  89     Single Tenant                      L(29),D(88),O(3)                   26,380.09      600,000            0     600,000
  90     Single Tenant                      L(27),D(91),O(2)                   21,149.72      322,500            0     322,500
-------------------------------------------------------------------------------------------------------------------------------
  91     Garden                             L(25),D(92),O(3)                   26,581.33      693,940      284,674     409,266
  92     N/A                                L(48),D(72)                        25,324.46      636,972      275,456     361,516
  93     N/A                                L(48),D(72)                        25,177.59      575,497      227,114     348,383
  94     Single Tenant                      YM(37),DorYM(20),O(3)              19,944.88      311,884        9,357     302,528
 94A1    Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 94A2    Single Tenant
 94A3    Single Tenant
  95     Single Tenant                      L(27),D(90),O(3)                   22,901.89      379,500            0     379,500
  96     Single Tenant                      L(26),D(91),O(3)                   19,581.24      342,194       53,519     288,676
  97     Anchored                           L(48),D(68),O(4)                   23,143.72      432,917       60,145     372,772
-------------------------------------------------------------------------------------------------------------------------------
  98     Anchored                           L(48),D(72)                        22,088.31      549,650      149,773     399,877
  99     N/A                                L(48),D(72)                        21,800.71      511,942      192,918     319,024
  100    N/A                                L(27),D(90),O(3)                   21,664.05      695,453      316,582     378,871
  101    Anchored                           L(25),D(95)                        21,828.84      411,614       89,231     322,383
  102    Anchored                           L(27),D(93)                        19,949.60      396,282       88,153     308,128
-------------------------------------------------------------------------------------------------------------------------------
  103    Single Tenant                      YM1%(26),DorYM1%(91),O(3)          15,424.52      265,278        7,958     257,320
  104    N/A                                L(28),D(32)                        14,954.86      491,980      219,513     272,467
  105    N/A                                L(28),D(91),O(1)                   18,335.15      429,837      152,843     276,995
 105A1   N/A
 105A2   N/A
-------------------------------------------------------------------------------------------------------------------------------
  106    Single Tenant                      YM(37),DorYM(20),O(3)              15,768.35      247,298        7,419     239,879
 106A1   Single Tenant
 106A2   Single Tenant
 106A3   Single Tenant
  107    N/A                                L(26),D(52),O(6)                   18,926.08      636,616      315,146     321,470
-------------------------------------------------------------------------------------------------------------------------------
  108    N/A                                L(26),D(88),O(6)                   17,601.75      438,295      128,692     309,603
  109    Duplex                             L(28),D(92)                        16,180.31      465,535      179,264     286,271
  110    Garden                             L(48),YM1%(69),O(3)                16,949.77      429,100      175,696     253,404
  111    N/A                                L(24),YM1%(93),O(3)                17,605.93      429,416      147,737     281,679
  112    Single Tenant                      YM(37),DorYM(20),O(3)              14,825.69      236,986        7,110     229,877
-------------------------------------------------------------------------------------------------------------------------------
 112A1   Single Tenant
 112A2   Single Tenant
  113    Anchored                           L(48),D(72)                        17,551.39      314,956       52,981     261,975
  114    Garden                             L(48),D(72)                        17,258.37      386,165      159,703     226,462
  115    Mid-Rise                           L(48),YM1%(69),O(3)                16,924.46      398,447      172,513     225,934
-------------------------------------------------------------------------------------------------------------------------------
  116    Garden                             L(48),D(72)                        16,189.89      616,932      337,815     279,117
  117    Garden                             L(48),D(72)                        15,371.67      523,773      267,825     255,948
  118    Single Tenant                      YM1%(26),DorYM1%(91),O(3)          12,650.75      217,587        6,528     211,059
  119    N/A                                L(48),YM1%(72)                     15,700.79      414,245      180,398     233,847
  120    Unanchored                         L(27),D(90),O(3)                   15,516.07      425,804      142,290     283,514
-------------------------------------------------------------------------------------------------------------------------------
  121    N/A                                L(49),D(72)                        15,793.06      285,000       51,965     233,035
  122    Unanchored                         L(48),D(72)                        14,270.19      343,111      119,828     223,283
  123    Garden                             L(48),D(72)                        15,279.84      332,196      122,926     209,270
  124    Garden                             L(27),D(90),O(3)                   13,938.71      455,508      239,305     216,203
  125    Garden                             L(30),D(89),O(1)                   13,990.49      377,909      155,852     222,057
-------------------------------------------------------------------------------------------------------------------------------
  126    Unanchored                         L(27),D(92),O(1)                   13,583.33      267,564       52,303     215,261
  127    Anchored                           L(24),YM1%(93),O(3)                14,114.16      268,511       60,227     208,284
  128    Unanchored                         L(48),D(72)                        10,669.49      533,726      165,012     368,714
  129    Single Tenant                      YM(37),DorYM(20),O(3)              11,674.79      182,640        5,479     177,161
 129A1   Single Tenant
-------------------------------------------------------------------------------------------------------------------------------
 129A2   Single Tenant
  130    Single Tenant                      YM1%(28),DorYM1%(89),O(3)          10,723.29      179,616        5,388     174,228
  131    Single Tenant                      L(26),D(94)                        12,786.99      254,461            0     254,461
  132    Unanchored                         L(48),D(72)                        12,793.06      287,998      101,301     186,697
  133    Single Tenant                      L(27),D(90),O(3)                   12,315.11      237,066        7,112     229,954
-------------------------------------------------------------------------------------------------------------------------------
  134    Anchored                           L(25),YM1%(93),O(3)                13,051.83      264,978       58,019     206,959
  135    N/A                                L(48),D(72)                        12,274.07      417,952      212,769     205,183
  136    Low Rise                           L(25),D(92),O(3)                   12,138.20      368,914      177,370     191,544
  137    Unanchored                         L(25),D(95)                        11,802.97      321,519      132,912     188,607
  138    Unanchored                         L(48),D(72)                        10,176.29      258,106       98,095     160,011
-------------------------------------------------------------------------------------------------------------------------------
  139    N/A                                L(48),D(72)                         9,685.58      186,803       37,366     149,437
  140    Various                            L(32),D(85),O(3)                   10,538.14      166,725        5,002     161,723
 140A1   Anchored
 140A2   Single Tenant
  141    Unanchored                         L(25),D(95)                         9,308.49      177,733       36,140     141,593
-------------------------------------------------------------------------------------------------------------------------------
  142    Unanchored                         L(48),D(72)                         6,491.77      162,467       61,672     100,795
  143    Unanchored                         L(26),D(94)                         4,360.22      146,297       68,316      77,981

           U/W NET                                                           2ND                        2ND            3RD
CONTROL     CASH          MOST RECENT        MOST RECENT                 MOST RECENT                MOST RECENT    MOST RECENT
  NO.     FLOW ($)           PERIOD              NOI                         YEAR                       NOI            YEAR
--------------------------------------------------------------------------------------------------------------------------------

   1     70,607,106        TTM (6/07)        78,642,493                     2006                    75,398,334         2005
  1A1
  1A2
  1A3
  1A4
--------------------------------------------------------------------------------------------------------------------------------
  1A5
  1A6
  1A7
  1A8
  1A9
--------------------------------------------------------------------------------------------------------------------------------
 1A10
 1A11
 1A12
 1A13
 1A14
--------------------------------------------------------------------------------------------------------------------------------
 1A15
 1A16
 1A17
 1A18
 1A19
--------------------------------------------------------------------------------------------------------------------------------
 1A20
 1A21
 1A22
 1A23
 1A24
--------------------------------------------------------------------------------------------------------------------------------
 1A25
 1A26
 1A27
 1A28
 1A29
--------------------------------------------------------------------------------------------------------------------------------
 1A30
 1A31
 1A32
 1A33
 1A34
--------------------------------------------------------------------------------------------------------------------------------
 1A35
 1A36
 1A37
 1A38
 1A39
--------------------------------------------------------------------------------------------------------------------------------
 1A40
 1A41
 1A42
 1A43
 1A44
--------------------------------------------------------------------------------------------------------------------------------
 1A45
         26,344,807         Various          27,536,422                   Various                   27,745,154       Various
  2A      1,717,938           2006            1,777,098                     2005                     2,498,347         2004
  2B      1,492,813           2006            1,389,931                     2005                     1,518,499         2004
  2C      1,376,017           2006            1,633,721                     2005                     1,623,441         2004
--------------------------------------------------------------------------------------------------------------------------------
  2D      1,291,611           2006            1,390,397                     2005                     1,344,960         2004
  2E      1,227,017           2006            1,054,511                     2005                     1,204,036         2004
  2F        844,696           2006              887,658                     2005                       884,850         2004
  2G        841,422           2006              900,860                     2005                       833,154         2004
  2H        787,505           2006              744,136                     2005                       606,529         2004
--------------------------------------------------------------------------------------------------------------------------------
  2I        836,755           2006              950,571                     2005                       933,549         2004
  2J        828,696  T-11 Annualized (4/07)     903,201                     2006                       911,062
  2K        775,680           2006              880,593                     2005                       803,788         2004
  2L        743,871           2006              797,531                     2005                       937,081         2004
  2M        798,573        TTM (4/07)           695,379            2007 Annualized (4/07)              743,691         2006
--------------------------------------------------------------------------------------------------------------------------------
  2N        795,145  T-5 Annualized (4/07)      822,842            2007 Annualized (4/07)              955,857
  2O        712,327           2006              614,622                     2005                       696,069         2004
  2P        732,686        TTM (4/07)           829,640                     2006                       730,142
  2Q        705,892           2006              705,394                     2005                       599,757         2004
  2R        561,732           2006              572,393                     2005                       578,489         2004
--------------------------------------------------------------------------------------------------------------------------------
  2S        576,642  T-5 Annualized (4/07)      559,966            2007 Annualized (4/07)              634,533
  2T        584,964        TTM (4/07)           686,866               2007 Annualized                  672,966         2006
  2U        528,688           2006              561,827                     2005                       538,851         2004
  2V        506,115           2006              523,649                     2005                       565,110         2004
  2W        529,272        TTM (4/07)           606,176                     2006                       527,911
--------------------------------------------------------------------------------------------------------------------------------
  2X        573,893        TTM (4/07)           310,244               2007 Annualized                  286,452   2006 Annualized
  2Y        520,068        TTM (4/07)           599,096               2006 Annualized                  601,151
  2Z        480,181           2006              585,104                     2005                       602,299         2004
  2AA       519,924        TTM (4/07)           569,556               2007 Annualized                  590,247         2006
  2AB       468,038           2006              482,838                     2005                       496,174         2004
--------------------------------------------------------------------------------------------------------------------------------
  2AC       455,200        TTM (4/07)           547,802                     2006                       507,808
  2AD       467,524  T-7 Annualized (4/07)      423,475               2007 Annualized                  514,434   2006 Annualized
  2AE       402,157           2006              451,207                     2005                       445,936         2004
  2AF       391,983           2006              485,251                     2005                       497,002         2004
  2AG       372,285           2006              428,230                     2005                       450,818         2004
--------------------------------------------------------------------------------------------------------------------------------
  2AH       349,593           2006              394,856                     2005                       366,149         2004
  2AI       346,128           2006              391,326                     2005                       210,212
  2AJ       355,216  T-5 Annualized (4/07)      356,494            2007 Annualized (4/07)              423,069
  2AK       323,491           2006              392,080                     2005                       410,731         2004
  2AL       285,292  T-4 Annualized (4/07)      431,205
--------------------------------------------------------------------------------------------------------------------------------
  2AM       237,777  T-4 Annualized (4/07)      198,696
   3     28,100,000           2006           27,276,614                     2005                    25,536,320         2004
   4     23,132,153           2006           25,165,834
  4A1
  4A2
--------------------------------------------------------------------------------------------------------------------------------
  4A3
  4A4
  4A5
  4A6
  4A7
--------------------------------------------------------------------------------------------------------------------------------
  4A8
  4A9
 4A10
 4A11
   5     10,227,455           2006           12,401,557                     2005                     8,425,175
--------------------------------------------------------------------------------------------------------------------------------
   6      8,675,300           2006            8,098,489
   7      8,858,316           2006            9,217,860
   8      8,217,367           2006            7,897,701
   9      5,115,338           2006            4,934,087
  10      4,177,356        TTM (3/07)         4,089,911                     2006                     4,197,264         2005
--------------------------------------------------------------------------------------------------------------------------------
  11      4,714,425           2006            4,291,098                     2005                     3,215,010
  12      3,508,716           2006            3,604,214           T-10 Annualized (12/05)            3,120,967
  13      7,740,388           2006           10,020,269                     2005                     7,931,957         2004
  14      3,294,568  T-3 Annualized (3/07)    3,460,938                     2006                     2,683,575         2005
 14A1
--------------------------------------------------------------------------------------------------------------------------------
 14A2
 14A3
 14A4
  15      2,782,634  T-3 Annualized (4/07)    2,921,380                     2006                     2,844,740         2005
  16      2,496,117
--------------------------------------------------------------------------------------------------------------------------------
  17      2,140,513           2006            2,170,403                     2005                     1,830,050         2004
  18      2,109,343           2006            2,377,085                     2005                     2,130,438         2004
  19      1,998,435
  20      1,863,483           2006            1,746,712                     2005                     1,684,861         2004
  21      2,288,315        TTM (5/07)         2,400,481                     2006                     2,383,395
--------------------------------------------------------------------------------------------------------------------------------
  22      1,449,874        TTM (4/07)           795,566                     2006                       601,278      TTM (8/05)
  23      1,697,294           2006            1,782,029                     2005                     1,758,425         2004
  24      1,553,037           2006            1,738,700                     2005                     1,387,718         2004
  25      1,568,055           2006            1,833,371                     2005                     1,583,562
 25A1
--------------------------------------------------------------------------------------------------------------------------------
 25A2
 25A3
 25A4
 25A5
 25A6
--------------------------------------------------------------------------------------------------------------------------------
 25A7
 25A8
 25A9
 25A10
  26      1,721,852
--------------------------------------------------------------------------------------------------------------------------------
  27      1,493,576        TTM (5/07)         1,582,437                     2006                     1,489,683         2005
  28      1,667,205
  29      1,682,693
  30      1,487,040     2007 Annualized       1,028,708
  31      1,444,968           2006            1,566,361                     2005                     1,449,244         2004
--------------------------------------------------------------------------------------------------------------------------------
  32      1,371,055        TTM (3/07)         1,082,571                     2006                       803,782         2005
  33      1,232,433        TTM (4/07)         1,202,467                     2006                     1,153,393         2005
  34      1,223,500           2006            1,389,920                     2005                     1,400,822   2004 Annualized
                                                                                                                   (3/04-12/04)
  35      1,172,226  2007 Annualized (5/07)   1,272,889                     2006                     1,226,966         2005
  36      1,292,406  2007 Annualized (3/07)   1,471,037                     2006                       616,693         2005
--------------------------------------------------------------------------------------------------------------------------------
  37      1,308,996  T-6 Annualized (4/07)    1,598,476               TTM (04/30/2007)               1,146,217         2006
  38      1,047,425        TTM (5/07)           929,420               TTM (05/31/2006)                 746,932      TTM (5/05)
  39        974,481           2006              335,776
  40      1,040,577   TTM & Annualized T-9      806,231
  41        883,476  2007 Annualized (3/07)     976,065                     2006                       988,811         2005
--------------------------------------------------------------------------------------------------------------------------------
  42        912,514        TTM (2/07)           664,967                     2006                       624,294         2005
  43        894,555           2006              969,804
  44        853,052  2007 Annualized (3/07)   1,225,552                     2006                     1,210,393         2005
  45        935,801           2006              921,854                     2005                       894,427         2004
  46        789,061  T-6 Annualized (12/06)     762,341
--------------------------------------------------------------------------------------------------------------------------------
  47      1,095,260        TTM (5/07)         1,179,070                     2006                     1,159,291         2005
  48        927,130        TTM (4/07)         1,030,598                     2006                       937,302   2005 Annualized
                                                                                                                   (6/05-12/05)
  49        901,455           2006              750,816                     2005                       373,575
  50        812,005
 50A1
--------------------------------------------------------------------------------------------------------------------------------
 50A2
 50A3
 50A4
 50A5
 50A6
--------------------------------------------------------------------------------------------------------------------------------
 50A7
 50A8
 50A9
  51        841,786        TTM (9/06)           898,766                     2005                       811,880         2004
  52        912,348           2006            1,001,024
--------------------------------------------------------------------------------------------------------------------------------
  53        935,046        TTM (5/07)           950,920                     2006                       949,483         2005
  54        909,870        TTM (4/07)           743,799                     2006                       729,614         2005
  55        724,039
 55A1
 55A2
--------------------------------------------------------------------------------------------------------------------------------
 55A3
 55A4
 55A5
 55A6
 55A7
--------------------------------------------------------------------------------------------------------------------------------
 55A8
 55A9
  56        788,585        TTM (4/07)           710,936                     2006                       773,637         2005
  57        724,478        TTM (6/07)           887,600
  58        710,299
--------------------------------------------------------------------------------------------------------------------------------
 58A1
 58A2
 58A3
 58A4
 58A5
--------------------------------------------------------------------------------------------------------------------------------
 58A6
  59        730,822  2007 Annualized (4/07)     976,878                     2006                       890,777         2005
  60        822,003  T-3 Annualized (6/07)      872,028               TTM (06/30/2007)                 720,224
  61        789,973  T-3 Annualized (4/07)      902,464                     2006                       945,631         2005
  62        688,574  T-3 Annualized (4/07)      745,164               TTM (04/30/2007)                 675,988         2006
--------------------------------------------------------------------------------------------------------------------------------
  63        655,146           2006              772,799                     2005                       661,429
 63A1
 63A2
 63A3
  64        728,790        TTM (4/07)           822,108                     2006                       811,249         2005
--------------------------------------------------------------------------------------------------------------------------------
  65        513,997           2006              521,650                     2005                       498,678         2004
  66        627,194  2007 Annualized (5/07)     546,024                     2006                       505,942
  67        676,972  T-3 Annualized (3/07)      806,900               TTM (03/31/2007)                 529,320         2006
  68        671,790     2007 Annualized         861,130                     2006                       657,142         2005
  69        578,297
--------------------------------------------------------------------------------------------------------------------------------
  70        673,324  2007 Annualized (5/07)     682,300                     2006                       736,486         2005
  71        614,876           2006              372,895                     2005                       504,317         2004
  72        502,850           2006              603,613                     2005                       337,773
  73        505,600
  74        704,168        TTM (5/07)           871,344                     2006                       863,892         2005
--------------------------------------------------------------------------------------------------------------------------------
  75        548,601     2007 Annualized         431,344                     2006                       421,231
  76        654,079  2007 Annualized (6/07)     614,738                     2006                       689,200         2005
  77        543,110        TTM (6/07)           573,259                     2006                       538,921         2005
  78        413,460
  79        449,686        TTM (3/07)           481,314                     2006                       465,911
--------------------------------------------------------------------------------------------------------------------------------
  80        478,098
  81        528,480        TTM (4/07)           534,982                     2006                       543,469         2005
  82        412,000
  83        384,610       TTM (10/06)           312,154                     2005                       293,641
  84        451,350        TTM (3/07)           388,721                     2006                       331,528         2005
--------------------------------------------------------------------------------------------------------------------------------
  85        469,510           2006              524,529                     2005                       472,130         2004
 85A1
 85A2
 85A3
 85A4
--------------------------------------------------------------------------------------------------------------------------------
  86        498,663        TTM (4/07)           481,341                     2006                       461,772         2005
  87        412,704
  88        375,654        TTM (3/07)           359,453                     2006                       329,533         2005
  89        600,000
  90        322,500
--------------------------------------------------------------------------------------------------------------------------------
  91        377,266  2007 Annualized (5/07)     559,904                     2006                       477,132         2005
  92        355,505           TTM               316,315                     2006                       260,213         2005
  93        333,693           2006              299,759                     2005                       286,125
  94        290,637
 94A1
--------------------------------------------------------------------------------------------------------------------------------
 94A2
 94A3
  95        379,500
  96        278,731
  97        351,209
--------------------------------------------------------------------------------------------------------------------------------
  98        377,346           2006              390,028                     2005                       398,039         2004
  99        312,206           2006              261,169
  100       367,571           2006              296,016                     2005                       301,364         2004
  101       308,152           2006              380,159                     2005                       399,360
  102       286,136           2006              323,090                     2005                       260,437         2004
--------------------------------------------------------------------------------------------------------------------------------
  103       240,506
  104       253,012           2006              217,848         2005 Annualized (6/05-12/05)           200,527
  105       263,445           2006              253,497
 105A1
 105A2
--------------------------------------------------------------------------------------------------------------------------------
  106       227,064
 106A1
 106A2
 106A3
  107       314,550           2006              255,309                     2005                       202,394         2004
--------------------------------------------------------------------------------------------------------------------------------
  108       277,812
  109       271,284           2006              168,416   2005 Annualized (1/05-6/05 & 9/05-12/05)     167,181
  110       242,404           2006              265,327                     2005                       274,073         2004
  111       257,333        TTM (6/07)           273,594                     2006                       284,142         2005
  112       220,573
--------------------------------------------------------------------------------------------------------------------------------
 112A1
 112A2
  113       257,032
  114       214,702     2007 Annualized         234,419                     2006                       261,977   2005 Annualized
  115       214,434        TTM (4/07)           266,559                     2006                       265,308         2005
--------------------------------------------------------------------------------------------------------------------------------
  116       248,867           2006              319,483                     2005                       276,782         2004
  117       232,448        TTM (2/07)           264,436                     2006                       262,404         2005
  118       194,220
  119       223,661        TTM (3/07)           252,448                     2006                       250,981         2005
  120       260,772           2006              300,581
--------------------------------------------------------------------------------------------------------------------------------
  121       228,030
  122       212,323  2007 Annualized (5/07)     226,581
  123       200,813        TTM (5/07)           197,432                     2006                       185,870
  124       199,953        TTM (3/07)           179,363
  125       204,807           2006              183,619                     2005                       197,302         2004
--------------------------------------------------------------------------------------------------------------------------------
  126       199,551           2006              125,947                     2005                       209,402
  127       200,495     2007 Annualized         220,245                     2006                       105,517         2005
  128       337,225           2006              394,070                     2005                       374,806         2004
  129       168,117
 129A1
--------------------------------------------------------------------------------------------------------------------------------
 129A2
  130       160,669
  131       254,461
  132       180,649     2007 Annualized         207,325                     2006                       192,110         2005
  133       228,922
--------------------------------------------------------------------------------------------------------------------------------
  134       189,467     2007 Annualized         184,979                     2006                       140,589
  135       180,823  2007 Annualized (5/07)     220,210                     2006                       142,876         2005
  136       176,544           2006              231,471                     2005                       126,849
  137       167,541  T-5 Annualized (5/07)      206,446                     2006                       213,849         2005
  138       151,921  2007 Annualized (4/07)     167,963                     2006                        99,689
--------------------------------------------------------------------------------------------------------------------------------
  139       142,010           2006              125,993                     2005                       121,295         2004
  140       142,850
 140A1
 140A2
  141       136,597
--------------------------------------------------------------------------------------------------------------------------------
  142        98,505  2007 Annualized (4/07)     162,654                     2006                        90,907         2005
  143        66,782  2007 Annualized (5/07)     124,791                     2006                        60,862         2005

                                 CUT-OFF
                                  DATE
             3RD         U/W       U/W                              CUT-OFF  SCHEDULED    HOSPITALITY
CONTROL  MOST RECENT     NCF       NCF      APPRAISED    APPRAISAL    DATE   MATURITY/     AVERAGE            YEAR
  NO.        NOI      DSCR (X)  DSCR (X)    VALUE ($)       DATE    LTV (%)   LTV (%)   DAILY RATE ($)        BUILT
------------------------------------------------------------------------------------------------------------------------

   1     66,521,046     1.10      1.26    1,173,900,000    Various    70.3      66.4        116.66               Various
  1A1                                        77,700,000   5/1/2007                          132.53                  1985
  1A2                                        74,300,000   5/1/2007                          137.59                  1983
  1A3                                        52,000,000   5/1/2007                          140.99                  2002
  1A4                                        41,000,000  4/25/2007                          116.21                  1998
------------------------------------------------------------------------------------------------------------------------
  1A5                                        37,300,000   5/1/2007                          149.90                  1998
  1A6                                        37,300,000   5/3/2007                          125.01                  1985
  1A7                                        34,500,000  4/27/2007                          129.60                  1995
  1A8                                        34,400,000  4/26/2007                          156.49                  1984
  1A9                                        33,600,000   5/2/2007                          120.30                  1998
------------------------------------------------------------------------------------------------------------------------
 1A10                                        33,500,000   5/2/2007                          154.54                  1985
 1A11                                        33,000,000   5/4/2007                          123.65                  1995
 1A12                                        32,400,000   5/1/2007                          123.38                  1985
 1A13                                        31,100,000  4/23/2007                          119.96                  1991
 1A14                                        30,900,000  4/25/2007                          99.28                   1996
------------------------------------------------------------------------------------------------------------------------
 1A15                                        29,500,000  4/30/2007                          124.02                  1987
 1A16                                        28,600,000  4/25/2007                          115.10                  1988
 1A17                                        28,200,000  4/26/2007                          116.02                  1982
 1A18                                        28,000,000   5/1/2007                          126.80                  1996
 1A19                                        27,400,000  4/26/2007                          102.65                  1996
------------------------------------------------------------------------------------------------------------------------
 1A20                                        27,000,000  4/27/2007                          102.37                  1985
 1A21                                        25,500,000  4/27/2007                          128.43                  1991
 1A22                                        24,800,000  4/26/2007                          100.64                  1995
 1A23                                        23,800,000   5/2/2007                          104.75                  1986
 1A24                                        23,000,000  4/26/2007                          96.64                   1981
------------------------------------------------------------------------------------------------------------------------
 1A25                                        20,800,000  4/24/2007                          100.71                  1996
 1A26                                        19,800,000  4/30/2007                          100.92                  1998
 1A27                                        19,200,000   5/4/2007                          115.05                  1988
 1A28                                        18,200,000  4/24/2007                          112.95                  1989
 1A29                                        18,200,000  4/30/2007                          88.92                   1998
------------------------------------------------------------------------------------------------------------------------
 1A30                                        16,400,000  4/27/2007                          96.58                   1987
 1A31                                        16,300,000  4/30/2007                          111.19                  1985
 1A32                                        16,300,000  4/26/2007                          101.74                  1988
 1A33                                        16,200,000   5/3/2007                          128.01                  1986
 1A34                                        16,000,000   5/2/2007                          91.62                   1984
------------------------------------------------------------------------------------------------------------------------
 1A35                                        15,500,000   5/4/2007                          99.17                   1985
 1A36                                        15,400,000  4/24/2007                          97.71                   1986
 1A37                                        14,500,000  4/30/2007                          98.54                   1998
 1A38                                        14,300,000  4/30/2007                          116.09                  1988
 1A39                                        14,100,000   5/2/2007                          121.34                  1987
------------------------------------------------------------------------------------------------------------------------
 1A40                                        13,100,000  4/23/2007                          90.67                   1999
 1A41                                        13,000,000  4/26/2007                          102.67                  1990
 1A42                                        12,800,000  4/30/2007                          111.31                  1996
 1A43                                        12,800,000   5/1/2007                          111.69                  1986
 1A44                                        11,500,000   5/1/2007                          126.23                  2001
------------------------------------------------------------------------------------------------------------------------
 1A45                                        10,700,000   5/2/2007                          102.43                  1985
         17,089,625     1.08      1.24      419,000,000    Various    77.3      72.8         0.00                Various
  2A      1,261,651     1.05      1.22       27,200,000   5/1/2007    80.1      75.3         0.00                   1966
  2B        748,061     1.05      1.19       26,700,000   5/1/2007    68.9      65.2         0.00                   1975
  2C      1,029,353     1.05      1.22       23,500,000   5/1/2007    74.1      69.7         0.00                   1994
------------------------------------------------------------------------------------------------------------------------
  2D        905,525     1.05      1.22       21,200,000   5/1/2007    77.5      72.8         0.00                   1980
  2E        781,016     1.08      1.25       18,000,000   5/1/2007    84.6      79.5         0.00                   1996
  2F        882,445     1.05      1.22       10,600,000   5/1/2007    100.9     94.9         0.00                   2002
  2G        529,441     1.06      1.22       14,100,000   5/1/2007    75.4      70.8         0.00                   1985
  2H        335,479     1.05      1.22       11,200,000   5/1/2007    89.2      83.8         0.00                   1966
------------------------------------------------------------------------------------------------------------------------
  2I        569,199     1.08      1.23       15,200,000   5/1/2007    65.6      62.1         0.00                   1965
  2J                    1.11      1.29       12,650,000  6/11/2007    78.2      73.5         0.00                   1999
  2K        901,105     1.05      1.22       16,300,000   5/1/2007    60.3      56.7         0.00                   1995
  2L        836,531     1.05      1.22       11,300,000   5/1/2007    83.5      78.5         0.00                   2001
  2M        644,047     1.15      1.33       11,500,000   6/8/2007    80.0      75.3         0.00                   1988
------------------------------------------------------------------------------------------------------------------------
  2N                    1.15      1.33       11,900,000   6/9/2007    76.9      72.3         0.00                   1960
  2O        689,870     1.05      1.22       12,300,000   5/1/2007    73.5      69.1         0.00                   2000
  2P                    1.10      1.27       11,900,000  6/13/2007    74.5      70.1         0.00                   1988
  2Q        361,625     1.05      1.19       10,400,000   5/1/2007    83.7      79.1         0.00                   2004
  2R        646,419     1.05      1.19        7,500,000   5/1/2007    92.3      87.3         0.00                   2002
------------------------------------------------------------------------------------------------------------------------
  2S                    1.11      1.28        8,650,000  6/15/2007    80.0      75.3         0.00                   1985
  2T        642,579     1.16      1.34        8,400,000  6/12/2007    80.0      75.3         0.00                   1984
  2U        523,257     1.06      1.22        8,800,000   5/1/2007    76.0      71.4         0.00                   1998
  2V        651,658     1.05      1.22        9,175,000   5/1/2007    70.0      65.8         0.00                   1999
  2W                    1.10      1.27        8,200,000  6/12/2007    77.8      73.2         0.00                   1986
------------------------------------------------------------------------------------------------------------------------
  2X        322,140     1.21      1.40        7,850,000  6/10/2007    80.0      75.3         0.00                   1989
  2Y                    1.10      1.27        7,830,000  6/10/2007    79.9      75.2         0.00                   1988
  2Z        383,733     1.05      1.22        9,720,000   5/1/2007    62.6      58.9         0.00                   1980
  2AA       562,317     1.14      1.31        7,600,000  6/10/2007    80.0      75.3         0.00              1980-1981
  2AB       505,483     1.05      1.20        6,200,000   5/1/2007    92.7      87.7         0.00                   2002
------------------------------------------------------------------------------------------------------------------------
  2AC                   1.10      1.27        6,900,000   6/8/2007    79.7      75.0         4.00                   1989
  2AD       302,196     1.21      1.40        6,400,000  6/13/2007    80.0      75.3         0.00                   1983
  2AE       407,597     1.05      1.22        5,000,000   5/1/2007    102.0     95.9         0.00                   1994
  2AF       510,111     1.05      1.22        8,100,000   5/1/2007    61.3      57.7         0.00                   1997
  2AG       461,182     1.05      1.22        6,300,000   5/1/2007    74.9      70.4         0.00                   1992
------------------------------------------------------------------------------------------------------------------------
  2AH       283,175     1.05      1.22        4,925,000   5/1/2007    90.1      84.7         0.00                   2002
  2AI                   1.05      1.20        4,500,000   5/1/2007    94.4      89.3         0.00                   1989
  2AJ                   1.11      1.29        5,700,000  6/10/2007    74.4      70.0         0.00       1964, 1971, 1980
  2AK       412,430     1.05      1.22        5,100,000   5/1/2007    80.4      75.6         0.00                   2000
  2AL                   1.11      1.28        6,000,000   6/7/2007    56.8      53.5         0.00                   1986
------------------------------------------------------------------------------------------------------------------------
  2AM                   1.11      1.28        4,200,000   6/6/2007    67.6      63.6         0.00                   1990
   3     24,720,394     1.16      1.16      520,000,000   5/5/2007    78.8      78.8         0.00                   1985
   4                    1.27      1.27      428,100,000    Various    66.3      66.3         0.00                Various
  4A1                                        85,000,000  5/15/2007                           0.00                   2000
  4A2                                        54,500,000  5/24/2007                           0.00                   1963
------------------------------------------------------------------------------------------------------------------------
  4A3                                        51,500,000  5/15/2007                           0.00                   1999
  4A4                                        48,700,000  5/20/2007                           0.00                   2006
  4A5                                        46,300,000  5/15/2007                           0.00                   2000
  4A6                                        36,000,000  5/15/2007                           0.00                   1993
  4A7                                        35,000,000  5/14/2007                           0.00                   1948
------------------------------------------------------------------------------------------------------------------------
  4A8                                        29,000,000  5/15/2007                           0.00                   1985
  4A9                                        17,200,000  5/15/2007                           0.00                   1990
 4A10                                        13,100,000  5/15/2007                           0.00                   2003
 4A11                                        11,800,000  5/26/2007                           0.00                   1984
   5                    1.17      1.17      333,300,000   5/1/2007    41.9      41.9         0.00                   1983
------------------------------------------------------------------------------------------------------------------------
   6                    1.17      1.17      250,000,000   5/1/2007    47.0      47.0         0.00                   1969
   7                    1.00      1.15      223,000,000  5/23/2007    52.2      49.2         0.00             1986, 1998
   8                    1.18      1.18      169,000,000   5/1/2007    64.5      64.5         0.00             1980, 1987
   9                    1.21      1.21       92,000,000  4/19/2007    80.0      80.0         0.00                   1991
  10      4,156,781     1.23      1.23       71,700,000  12/1/2008    78.8      78.8         0.00                   1958
------------------------------------------------------------------------------------------------------------------------
  11                    1.41      1.41       70,000,000   5/1/2007    74.9      74.9         0.00                   1986
  12                    1.15      1.15       70,200,000   4/4/2007    73.0      73.0         0.00                   1987
  13      7,392,220     3.23      3.23      118,100,000   6/6/2007    35.6      35.6         0.00                   1925
  14      2,430,048     1.35      1.35       51,000,000    Various    76.5      76.5         0.00                Various
 14A1                                        16,600,000  3/20/2007                           0.00                   1996
------------------------------------------------------------------------------------------------------------------------
 14A2                                        13,000,000   3/7/2007                           0.00                   1998
 14A3                                        11,700,000   3/6/2007                           0.00                   1997
 14A4                                         9,700,000  3/19/2007                           0.00                   1997
  15      2,740,346     1.20      1.41       45,290,000  4/21/2007    70.7      66.2         0.00                   1985
  16                    1.28      1.28       44,500,000  2/12/2007    71.9      71.9         0.00                   2007
------------------------------------------------------------------------------------------------------------------------
  17      1,586,889     1.00      1.20       37,750,000   4/3/2007    80.0      74.7         0.00             1999, 2002
  18      1,856,007     1.32      1.32       32,200,000  4/25/2007    78.0      78.0         0.00                   1964
  19                    1.08      1.27       41,000,000   6/6/2007    61.0      57.2         0.00                   1930
  20      1,758,427     1.06      1.23       31,225,000  3/29/2007    76.5      74.8         0.00             1986, 1989
  21                    1.26      1.44       34,000,000   6/1/2007    69.1      66.9        243.50                  1982
------------------------------------------------------------------------------------------------------------------------
  22      1,215,148     1.02      1.02       33,300,000  5/23/2007    67.6      67.6         0.00                   1996
  23      1,705,176     1.03      1.17       28,100,000  4/15/2007    74.2      64.5         0.00                   1989
  24      1,323,620     1.20      1.20       37,200,000  5/11/2007    55.6      55.6         0.00                   1900
  25                    1.30      1.30       28,300,000  12/1/2006    72.6      72.6         0.00                Various
 25A1                                         5,400,000  12/1/2006                           0.00                   1930
------------------------------------------------------------------------------------------------------------------------
 25A2                                         4,360,000  12/1/2006                           0.00                   1973
 25A3                                         4,260,000  12/1/2006                           0.00                   1967
 25A4                                         3,120,000  12/1/2006                           0.00                   1928
 25A5                                         2,750,000  12/1/2006                           0.00                   1936
 25A6                                         2,150,000  12/1/2006                           0.00                   1926
------------------------------------------------------------------------------------------------------------------------
 25A7                                         2,010,000  12/1/2006                           0.00                   1924
 25A8                                         2,000,000  12/1/2006                           0.00                   1907
 25A9                                         1,490,000  12/1/2006                           0.00                   1928
 25A10                                          760,000  12/1/2006                           0.00                   1961
  26                    1.35      1.35       30,175,000  5/22/2007    67.5      67.5         0.00                   1999
------------------------------------------------------------------------------------------------------------------------
  27      1,521,615     1.00      1.17       29,775,000  5/29/2007    67.8      66.3         0.00                   1977
  28                    1.20      1.45       30,600,000   5/8/2007    65.4      58.7         0.00                   2006
  29                    1.20      1.40       26,700,000  4/10/2007    71.5      68.0         0.00                   1989
  30                    1.06      1.20       22,100,000   4/3/2007    82.6      77.9         0.00                   2007
  31      1,343,506     1.04      1.18       24,000,000  4/29/2007    73.2      63.7         0.00              1974-2000
------------------------------------------------------------------------------------------------------------------------
  32        110,776     1.10      1.27       21,665,000  5/30/2007    77.3      72.7         0.00                   2005
  33      1,127,244     1.03      1.21       20,300,000  4/20/2007    80.0      75.0         0.00                   1967
  34      1,356,835     1.04      1.18       18,650,000  4/24/2007    79.9      69.4         0.00                   1990
  35      1,267,162     1.07      1.23       18,250,000   4/7/2007    79.5      74.8         0.00                   1999
  36        455,314     1.29      1.29       19,800,000   1/1/2007    72.4      61.0         0.00                   1991
------------------------------------------------------------------------------------------------------------------------
  37        995,357     1.56      1.56       18,000,000  2/13/2007    79.2      79.2         0.00                   1971
  38        805,485     1.24      1.24       22,300,000  5/22/2007    57.9      57.9         0.00                   1922
  39                    1.31      1.31       18,900,000  1/30/2007    66.1      66.1         0.00                   1997
  40                    1.14      1.31       15,560,000  3/27/2007    77.8      70.9         0.00              1989-2007
  41        707,005     1.05      1.25       15,000,000  1/21/2006    80.0      74.6         0.00                   1967
------------------------------------------------------------------------------------------------------------------------
  42        651,098     1.30      1.30       15,275,000   4/4/2007    78.6      78.6         0.00                   1999
  43                    1.23      1.23       18,100,000  4/17/2007    66.0      66.0         0.00                   1911
  44        991,570     1.04      1.24       14,500,000  4/27/2007    80.0      74.7         0.00              1977-1981
  45        640,797     1.14      1.36       14,600,000  2/21/2006    79.5      74.2         0.00                   1984
  46                    1.14      1.14       14,600,000   4/9/2007    78.9      78.9         0.00                   1984
------------------------------------------------------------------------------------------------------------------------
  47      1,126,522     1.26      1.26       17,800,000   6/1/2007    64.6      55.5        89.52                   1999
  48        768,527     1.09      1.26       15,400,000  5/15/2007    73.1      65.4         0.00                   1974
  49                    1.07      1.23       14,550,000   6/7/2007    76.3      71.9         0.00                   1984
  50                    1.20      1.20       12,603,000   7/1/2006    85.5      85.5         0.00                Various
 50A1                                         2,405,000   7/1/2006                           0.00                   2002
------------------------------------------------------------------------------------------------------------------------
 50A2                                         2,374,000   7/1/2006                           0.00                   1975
 50A3                                         1,953,000   7/1/2006                           0.00                   1995
 50A4                                         1,720,000   7/1/2006                           0.00                   1965
 50A5                                         1,125,000   7/1/2006                           0.00                   1971
 50A6                                         1,028,000   7/1/2006                           0.00                   1954
------------------------------------------------------------------------------------------------------------------------
 50A7                                           879,000   7/1/2006                           0.00                   1971
 50A8                                           664,000   7/1/2006                           0.00                   1961
 50A9                                           455,000   7/1/2006                           0.00                   1966
  51        736,235     1.32      1.32       14,800,000  1/14/2006    70.9      70.9         0.00                   1982
  52                    1.20      1.41       13,650,000  3/22/2007    76.6      71.7         0.00                   1961
------------------------------------------------------------------------------------------------------------------------
  53        875,349     1.24      1.24       14,300,000   6/1/2007    69.9      60.1        101.76                  2002
  54        730,262     1.24      1.44       12,600,000   6/7/2007    77.0      72.4         0.00                   1911
  55                    1.20      1.20       11,357,000   7/1/2006    84.6      84.6         0.00                Various
 55A1                                         2,790,000   7/1/2006                           0.00                   2002
 55A2                                         2,613,000   7/1/2006                           0.00                   1938
------------------------------------------------------------------------------------------------------------------------
 55A3                                         1,475,000   7/1/2006                           0.00             1976, 1994
 55A4                                         1,382,000   7/1/2006                           0.00             1886, 1959
 55A5                                         1,180,000   7/1/2006                           0.00                   1961
 55A6                                           756,000   7/1/2006                           0.00                   1985
 55A7                                           443,000   7/1/2006                           0.00                   1976
------------------------------------------------------------------------------------------------------------------------
 55A8                                           444,000   7/1/2006                           0.00                   1975
 55A9                                           274,000   7/1/2006                           0.00                   1972
  56        804,086     1.10      1.27       14,600,000  2/23/2007    65.1      61.2         0.00                   1894
  57                    1.20      1.20       17,500,000   6/5/2007    54.3      54.3         0.00                   1920
  58                    1.20      1.20       10,991,000   7/1/2006    85.8      85.8         0.00                Various
------------------------------------------------------------------------------------------------------------------------
 58A1                                         2,542,000   7/1/2006                           0.00                   1979
 58A2                                         2,339,000   7/1/2006                           0.00                   2003
 58A3                                         2,330,000   7/1/2006                           0.00                   2001
 58A4                                         2,169,000   7/1/2006                           0.00                   1974
 58A5                                           848,000   7/1/2006                           0.00                   1997
------------------------------------------------------------------------------------------------------------------------
 58A6                                           763,000   7/1/2006                           0.00                   1968
  59        853,756     1.05      1.05       12,600,000   4/9/2007    73.2      62.9         0.00                   1973
  60                    1.21      1.39       12,700,000  2/21/2006    70.9      64.6         0.00                   2003
  61        873,592     1.26      1.51       11,250,000  3/15/2007    80.0      74.6         0.00                   1976
  62        581,393     1.20      1.41       10,760,000  4/16/2007    74.3      68.4         0.00                   1975
------------------------------------------------------------------------------------------------------------------------
  63                    1.26      1.26       12,840,000  12/1/2006    62.3      62.3         0.00                Various
 63A1                                         7,480,000  12/1/2006                           0.00                   1959
 63A2                                         3,080,000  12/1/2006                           0.00                   1991
 63A3                                         2,280,000  12/1/2006                           0.00                   1989
  64        721,194     1.23      1.39       10,000,000  5/22/2007    75.0      68.9         0.00              1974-1980
------------------------------------------------------------------------------------------------------------------------
  65        519,478     1.01      1.20        9,000,000   2/5/2007    80.0      74.7         0.00                   1975
  66                    1.39      1.39       11,900,000  5/16/2007    60.5      60.5         0.00                   1910
  67        432,830     1.31      1.54        9,450,000   5/1/2007    75.1      70.4         0.00                   1980
  68        656,229     1.35      1.35       10,300,000   4/1/2007    68.9      58.0         0.00       1969, 1999, 2001
  69                    1.09      1.26       10,150,000  4/30/2007    69.0      62.9         0.00                   2007
------------------------------------------------------------------------------------------------------------------------
  70        660,044     1.28      1.48       11,100,000   6/8/2007    63.1      56.4         0.00                   1989
  71        448,164     1.21      1.42        9,100,000   4/4/2007    76.9      72.1         0.00                   1972
  72                    1.09      1.31        8,200,000  3/26/2007    79.3      76.3         0.00                   1988
  73                    1.25      1.25        9,400,000   3/2/2007    69.1      69.1         0.00                   1920
  74        861,287     1.36      1.36        8,800,000  5/18/2007    72.7      57.2        90.49                   1994
------------------------------------------------------------------------------------------------------------------------
  75                    1.24      1.47        8,145,000   7/1/2007    76.1      72.3         0.00                   2004
  76        327,938     1.49      1.49       10,000,000  9/11/2006    59.6      54.4         0.00                   1986
  77        392,530     1.18      1.34        7,500,000  6/22/2007    78.0      70.4         0.00                   1980
  78                    1.29      1.29        6,900,000  3/29/2007    79.7      79.7         0.00                   2007
  79                    1.10      1.27        6,900,000   4/7/2007    78.8      70.6         0.00                   1976
------------------------------------------------------------------------------------------------------------------------
  80                    1.25      1.25        6,700,000  6/19/2007    80.0      67.8         0.00                   1997
  81        486,102     1.31      1.50        7,400,000  6/18/2007    71.6      65.4         0.00                   1974
  82                    1.26      1.26        6,900,000   6/1/2007    73.9      73.9         0.00                   2007
  83                    1.29      1.29        7,150,000  2/13/2007    71.3      71.3         0.00                   1910
  84        123,882     1.21      1.41        7,570,000  4/26/2007    66.7      59.5         0.00                   1984
------------------------------------------------------------------------------------------------------------------------
  85        491,927     1.16      1.16        6,530,000  4/27/2007    76.6      71.1         0.00              1967-1973
 85A1                                         4,100,000  4/27/2007                           0.00                   1970
 85A2                                         1,140,000  4/27/2007                           0.00                   1973
 85A3                                           774,000  4/27/2007                           0.00                   1967
 85A4                                           516,000  4/27/2007                           0.00                   1970
------------------------------------------------------------------------------------------------------------------------
  86        418,503     1.46      1.67        7,470,000  5/31/2007    58.9      53.0         0.00             1985, 2007
  87                    1.33      1.33        5,500,000   6/1/2007    79.9      67.5         0.00                   1935
  88        312,118     1.21      1.44        5,700,000  3/30/2007    76.8      70.5         0.00                   1965
  89                    1.90      1.90        9,200,000  1/30/2007    46.5      35.6         0.00                   1930
  90                    1.27      1.27        5,300,000  2/28/2007    79.2      79.2         0.00                   2006
------------------------------------------------------------------------------------------------------------------------
  91        422,477     1.18      1.18        5,500,000  5/29/2007    75.9      65.4         0.00                   1988
  92        110,394     1.17      1.36        5,480,000  4/24/2007    74.8      69.2         0.00                   2004
  93                    1.10      1.27        5,600,000   4/3/2007    71.4      64.0         0.00                   2000
  94                    1.21      1.21        4,196,000   7/1/2006    89.3      89.3         0.00                Various
 94A1                                         1,575,000   7/1/2006                           0.00                   1923
------------------------------------------------------------------------------------------------------------------------
 94A2                                         1,496,000   7/1/2006                           0.00                   1956
 94A3                                         1,125,000   7/1/2006                           0.00                   1979
  95                    1.38      1.38        5,800,000   5/4/2007    64.5      53.1         0.00                   2000
  96                    1.19      1.19        5,100,000  3/30/2007    72.9      72.9         0.00                   1931
  97                    1.26      1.46        4,800,000  5/17/2007    77.1      70.2         0.00                   1980
------------------------------------------------------------------------------------------------------------------------
  98        371,128     1.42      1.69        5,350,000   3/6/2007    69.2      62.5         0.00                   1988
  99                    1.19      1.19        4,500,000  0/11/2006    79.5      68.1         0.00                   2004
  100       331,493     1.41      1.41        4,875,000  9/13/2006    71.7      61.4         0.00                   1970
  101                   1.18      1.35        4,418,000   6/5/2007    77.5      72.0         0.00                   1991
  102       285,873     1.20      1.43        4,250,000  3/28/2007    80.0      73.4         0.00                   1993
------------------------------------------------------------------------------------------------------------------------
  103                   1.30      1.30        3,990,000  5/22/2007    79.0      79.0         0.00                   2007
  104                   1.41      1.41        4,200,000  2/13/2007    71.4      71.4         0.00                   1961
  105                   1.20      1.40        4,700,000   1/3/2007    63.8      56.8         0.00                Various
 105A1                                        3,556,333   1/3/2007                           0.00                   1969
 105A2                                        1,143,667   1/3/2007                           0.00                   1997
------------------------------------------------------------------------------------------------------------------------
  106                   1.20      1.20        3,716,000   7/1/2006    79.7      79.7         0.00                Various
 106A1                                        1,856,000   7/1/2006                           0.00                   1959
 106A2                                        1,065,000   7/1/2006                           0.00                   1967
 106A3                                          795,000   7/1/2006                           0.00                   1958
  107       206,733     1.38      1.38        3,780,000   4/9/2007    77.5      71.0         0.00                   1976
------------------------------------------------------------------------------------------------------------------------
  108                   1.32      1.32        3,600,000  2/16/2007    79.9      68.2         0.00       2000, 2001, 2006
  109                   1.40      1.69        3,750,000  1/21/2007    74.7      67.0         0.00                   1979
  110       296,352     1.19      1.40        3,900,000  1/16/2007    71.8      63.8         0.00                   1973
  111       195,150     1.22      1.41        4,500,000  5/17/2007    62.2      55.7         0.00                   1973
  112                   1.24      1.24        3,010,000   7/1/2006    92.5      92.5         0.00                Various
------------------------------------------------------------------------------------------------------------------------
 112A1                                        1,733,000   7/1/2006                           0.00                   1973
 112A2                                        1,277,000   7/1/2006                           0.00                   1958
  113                   1.22      1.22        3,400,000  3/26/2007    80.2      64.0         0.00                   2006
  114       155,903     1.04      1.18        3,800,000  4/26/2007    69.7      62.9         0.00                   1964
  115       275,453     1.06      1.21        4,900,000   6/8/2007    54.1      51.0         0.00                   1924
------------------------------------------------------------------------------------------------------------------------
  116       231,468     1.28      1.28        3,300,000  2/23/2007    79.6      68.2         0.00                   1974
  117       253,321     1.26      1.50        3,270,000  2/12/2007    79.5      74.2         0.00              1947-1954
  118                   1.28      1.28        3,275,000  5/22/2007    79.0      79.0         0.00                   2007
  119       225,180     1.19      1.38        3,350,000   7/1/2007    76.1      67.8         0.00              1973-1974
  120                   1.40      1.40        3,550,000  3/13/2007    70.9      60.7         0.00                   1975
------------------------------------------------------------------------------------------------------------------------
  121                   1.20      1.37        3,200,000  9/20/2007    76.6      72.2         0.00                   2007
  122                   1.24      1.49        3,200,000   4/6/2007    76.3      68.6         0.00                   1973
  123                   1.10      1.26        3,777,000   5/2/2007    64.2      58.5         0.00                   1957
  124                   1.20      1.42        3,250,000  3/30/2007    72.3      66.4         0.00                   1962
  125       166,726     1.22      1.22        2,925,000  11/9/2006    79.5      67.7         0.00                   1975
------------------------------------------------------------------------------------------------------------------------
  126                   1.22      1.22        2,950,000  3/12/2007    77.8      65.9         0.00              2001-2006
  127        77,324     1.18      1.36        2,800,000   5/9/2007    80.0      73.5         0.00                   2004
  128       397,067     2.63      2.63        5,000,000  2/13/2007    44.0      44.0         0.00                   1969
  129                   1.20      1.20        2,745,000   7/1/2006    79.9      79.9         0.00                   1982
 129A1                                        1,581,000   7/1/2006                           0.00                   1982
------------------------------------------------------------------------------------------------------------------------
 129A2                                        1,164,000   7/1/2006                           0.00                   1982
  130                   1.25      1.25        2,740,000   3/3/2007    80.0      80.0         0.00                   2006
  131                   1.66      1.66        4,020,000  5/18/2007    52.2      44.5         0.00                   1999
  132       191,833     1.18      1.35        2,600,000   5/3/2007    77.8      71.0         0.00                   1997
  133                   1.55      1.81        3,870,000  4/26/2007    52.1      48.8         0.00                   2006
------------------------------------------------------------------------------------------------------------------------
  134                   1.21      1.37        2,550,000  6/11/2007    78.4      70.7         0.00                   2004
  135       155,446     1.23      1.42        2,525,000  6/18/2007    77.2      70.4         0.00                   1973
  136                   1.21      1.37        2,500,000   3/8/2006    74.4      65.9         0.00                   1961
  137       198,359     1.18      1.18        2,800,000  2/27/2007    66.1      57.0         0.00                   1986
  138                   1.24      1.49        2,200,000   4/6/2007    79.1      71.2         0.00                   2005
------------------------------------------------------------------------------------------------------------------------
  139       167,383     1.22      1.22        2,300,000   7/1/2007    69.4      59.2         0.00                   2001
  140                   1.13      1.13        2,110,000  9/13/2006    75.3      59.3         0.00                Various
 140A1                                        1,140,000  9/13/2006                           0.00                   1961
 140A2                                          970,000  9/13/2006                           0.00                   1927
  141                   1.22      1.40        1,940,000   6/8/2007    74.7      68.4         0.00                   2007
------------------------------------------------------------------------------------------------------------------------
  142        88,089     1.26      1.52        1,400,000   4/6/2007    79.3      71.3         0.00                   2004
  143        95,352     1.28      1.48        1,500,000   3/7/2007    46.7      41.7         0.00                   1982

                              SQ FEET,      UNIT     LOAN                      RENT
CONTROL         YEAR        PADS, ROOMS      OF       PER     OCCUPANCY        ROLL           OWNERSHIP
  NO.        RENOVATED     UNITS OR ACRE  MEASURE    UNIT   PERCENTAGE (%)     DATE           INTEREST
------------------------------------------------------------------------------------------------------------

   1                  N/A          5,683    Rooms  145,241       76.1        6/30/2007  Fee Simple/Leasehold
  1A1          2003, 2006            247    Rooms  110,593       80.5        6/30/2007            Fee Simple
  1A2                2003            231    Rooms  113,079       74.9        6/30/2007            Fee Simple
  1A3                 N/A            174    Rooms  105,065       79.1        6/30/2007            Fee Simple
  1A4                 N/A            192    Rooms   75,074       75.3        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  1A5          2006, 2007            132    Rooms   99,344       71.8        6/30/2007            Fee Simple
  1A6          2003, 2005            160    Rooms   81,958       82.2        6/30/2007            Fee Simple
  1A7                2003            122    Rooms   99,418       87.5        6/30/2007            Fee Simple
  1A8                2006            120    Rooms  100,782       75.8        6/30/2007            Fee Simple
  1A9     2004, 2006,2007            150    Rooms   78,750       74.7        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A10                2003            112    Rooms  105,155       82.4        6/30/2007            Fee Simple
 1A11                2004            132    Rooms   87,891       82.8        6/30/2007            Fee Simple
 1A12                2006            144    Rooms   79,102       78.1        6/30/2007            Fee Simple
 1A13          2003, 2004            150    Rooms   72,891       68.1        6/30/2007            Fee Simple
 1A14    2003, 2004, 2005            150    Rooms   72,422       83.1        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A15          2005, 2007            120    Rooms   86,426       84.3        6/30/2007            Fee Simple
 1A16          2005, 2006            136    Rooms   73,932       72.2        6/30/2007             Leasehold
 1A17                2002            156    Rooms   63,552       73.1        6/30/2007            Fee Simple
 1A18          2003, 2006            160    Rooms   61,524       71.8        6/30/2007            Fee Simple
 1A19                 N/A            148    Rooms   65,087       78.8        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A20                2006            128    Rooms   74,158       72.5        6/30/2007            Fee Simple
 1A21    2003, 2004, 2006            120    Rooms   74,707       74.9        6/30/2007            Fee Simple
 1A22          2006, 2007            114    Rooms   76,481       79.1        6/30/2007            Fee Simple
 1A23          2005, 2007            178    Rooms   47,007       60.6        6/30/2007            Fee Simple
 1A24          2005, 2006            128    Rooms   63,172       76.5        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A25          2002, 2005            116    Rooms   63,039       86.4        6/30/2007            Fee Simple
 1A26                2007            104    Rooms   66,932       82.4        6/30/2007            Fee Simple
 1A27                2006            120    Rooms   56,250       72.1        6/30/2007            Fee Simple
 1A28          2005, 2007             96    Rooms   66,651       88.0        6/30/2007            Fee Simple
 1A29                2006            120    Rooms   53,321       73.9        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A30    2004, 2005, 2006            128    Rooms   45,044       64.1        6/30/2007            Fee Simple
 1A31                2006             80    Rooms   71,631       79.3        6/30/2007            Fee Simple
 1A32    2004, 2006, 2007            112    Rooms   51,165       71.9        6/30/2007            Fee Simple
 1A33          2004, 2005             80    Rooms   71,192       81.0        6/30/2007            Fee Simple
 1A34          2001, 2006             96    Rooms   58,594       72.0        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A35          2002, 2006             80    Rooms   68,116       86.7        6/30/2007            Fee Simple
 1A36    2004, 2006, 2007            128    Rooms   42,298       66.1        6/30/2007            Fee Simple
 1A37                 N/A            112    Rooms   45,515       72.7        6/30/2007            Fee Simple
 1A38          2005, 2006             96    Rooms   52,368       76.1        6/30/2007            Fee Simple
 1A39    2004, 2006, 2007             72    Rooms   68,848       84.3        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A40          2005, 2006             95    Rooms   48,479       78.7        6/30/2007            Fee Simple
 1A41                2006            107    Rooms   42,713       63.4        6/30/2007            Fee Simple
 1A42          2002, 2006             78    Rooms   57,693       74.4        6/30/2007            Fee Simple
 1A43                2006             96    Rooms   46,875       76.8        6/30/2007            Fee Simple
 1A44                2006             83    Rooms   48,711       69.1        6/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 1A45          2005, 2007             80    Rooms   47,022       76.3        6/30/2007            Fee Simple
                  Various      4,250,370  Sq Feet       76       96.7          Various  Fee Simple/Leasehold
  2A                  N/A        245,426  Sq Feet       89       94.1        6/27/2007            Fee Simple
  2B                 2003        240,135  Sq Feet       77       99.1        6/26/2007            Fee Simple
  2C                  N/A        134,223  Sq Feet      130      100.0        6/26/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2D                 1996        148,245  Sq Feet      111       90.0        6/26/2007            Fee Simple
  2E                 2006        106,331  Sq Feet      143       97.5        7/20/2007            Fee Simple
  2F                  N/A         75,485  Sq Feet      142       97.3        6/26/2007            Fee Simple
  2G                  N/A        133,985  Sq Feet       79       94.8        6/26/2007            Fee Simple
  2H                 1991        155,104  Sq Feet       64       95.9        6/26/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2I                 2002        162,879  Sq Feet       61       97.0        6/26/2007             Leasehold
  2J                  N/A         95,300  Sq Feet      104       96.6        6/21/2007            Fee Simple
  2K                  N/A         87,456  Sq Feet      112       98.6        6/26/2007            Fee Simple
  2L                  N/A         86,102  Sq Feet      110       95.1        7/25/2007            Fee Simple
  2M                  N/A        133,130  Sq Feet       69       97.3        6/21/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2N                 2004        194,457  Sq Feet       47       96.3        6/21/2007            Fee Simple
  2O                  N/A         65,883  Sq Feet      137       98.8        6/26/2007            Fee Simple
  2P                  N/A        155,559  Sq Feet       57       98.5        6/21/2007            Fee Simple
  2Q                  N/A         63,937  Sq Feet      136       96.9        6/26/2007            Fee Simple
  2R                  N/A         54,319  Sq Feet      127       97.4        6/26/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2S                  N/A        147,182  Sq Feet       47       93.3        6/21/2007            Fee Simple
  2T                  N/A        100,501  Sq Feet       67      100.0        6/21/2007            Fee Simple
  2U                  N/A         57,960  Sq Feet      115      100.0        6/26/2007            Fee Simple
  2V                  N/A         70,607  Sq Feet       91       85.0        6/26/2007            Fee Simple
  2W                 2006        116,983  Sq Feet       55       94.4        6/21/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2X                  N/A        140,382  Sq Feet       45       95.2        6/21/2007            Fee Simple
  2Y                  N/A        173,529  Sq Feet       36      100.0        6/21/2007            Fee Simple
  2Z                 1997         63,140  Sq Feet       96       97.7        6/26/2007            Fee Simple
  2AA                 N/A        107,827  Sq Feet       56      100.0        6/21/2007            Fee Simple
  2AB                 N/A         59,204  Sq Feet       97       98.0        6/26/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2AC                 N/A        114,195  Sq Feet       48       94.5        6/21/2007            Fee Simple
  2AD                1992        112,340  Sq Feet       46       97.3        6/21/2007            Fee Simple
  2AE                 N/A         55,930  Sq Feet       91       97.9        7/25/2007            Fee Simple
  2AF                 N/A         54,788  Sq Feet       91       95.3        6/26/2007            Fee Simple
  2AG                 N/A         60,799  Sq Feet       78       98.0        6/26/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2AH                 N/A         46,122  Sq Feet       96      100.0        6/26/2007            Fee Simple
  2AI                2005        159,429  Sq Feet       27      100.0        6/26/2007             Leasehold
  2AJ                1995        109,001  Sq Feet       39      100.0        6/21/2007            Fee Simple
  2AK                 N/A         52,399  Sq Feet       78      100.0        6/26/2007            Fee Simple
  2AL                2004         69,186  Sq Feet       49       92.3        6/21/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  2AM                 N/A         40,910  Sq Feet       69       96.0        7/17/2007            Fee Simple
   3                 2006      1,498,570  Sq Feet      274       97.8         5/1/2007            Fee Simple
   4              Various      2,311,252  Sq Feet      123       90.1        5/16/2007            Fee Simple
  4A1                 N/A        372,502  Sq Feet       78       89.0        5/16/2007            Fee Simple
  4A2                2005        350,091  Sq Feet       54       97.4        5/16/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  4A3                2004        388,302  Sq Feet       46       99.6        5/16/2007            Fee Simple
  4A4                 N/A        218,681  Sq Feet       76       92.7        5/16/2007            Fee Simple
  4A5                 N/A        164,356  Sq Feet       93       86.9        5/16/2007            Fee Simple
  4A6                 N/A        227,536  Sq Feet       52       52.6        5/16/2007            Fee Simple
  4A7                1995        194,487  Sq Feet       56       91.9        5/16/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  4A8                1999        175,917  Sq Feet       55       95.2        5/16/2007            Fee Simple
  4A9                 N/A         95,023  Sq Feet       59       96.4        5/16/2007            Fee Simple
 4A10                 N/A         58,182  Sq Feet       76       97.9        5/16/2007            Fee Simple
 4A11                2003         66,175  Sq Feet       61       95.8        5/16/2007            Fee Simple
   5                  N/A        562,010  Sq Feet      248       87.1         4/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
   6                 2004        482,404  Sq Feet      243       95.1         4/1/2007            Fee Simple
   7                  N/A        418,003  Sq Feet      279       95.5         5/1/2007            Fee Simple
   8                  N/A        485,047  Sq Feet      225       87.4         4/1/2007            Fee Simple
   9                  N/A        376,774  Sq Feet      195       99.2         5/1/2007            Fee Simple
  10                 2003        610,103  Sq Feet       93       92.4        4/24/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  11                 2005        214,214  Sq Feet      245      100.0         4/1/2007            Fee Simple
  12                  N/A            776    Units   65,997       91.6        3/14/2007            Fee Simple
  13                 1990        543,951  Sq Feet       77       95.6         8/7/2007            Fee Simple
  14                  N/A            552     Beds   70,652       88.9        3/31/2007            Fee Simple
 14A1                 N/A            142     Beds   89,395       98.4        3/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 14A2                2005            126     Beds   78,898       97.4        3/31/2007            Fee Simple
 14A3                 N/A            142     Beds   63,007       94.4        3/31/2007            Fee Simple
 14A4                 N/A            142     Beds   52,237       66.4        3/31/2007            Fee Simple
  15                  N/A            223     Pads  143,498      100.0         4/1/2007            Fee Simple
  16                  N/A        139,856  Sq Feet      229      100.0        6/22/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  17                  N/A            508    Units   59,449       89.8        5/21/2007            Fee Simple
  18                 2003        304,375  Sq Feet       82       89.1        3/21/2007            Fee Simple
  19                 1984         40,893  Sq Feet      611       92.4         1/2/2007            Fee Simple
  20                  N/A            437    Units   54,691       96.1        4/24/2007            Fee Simple
  21                 1997            120    Units  195,833       51.9        5/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  22                  N/A            238    Units   94,538       78.2         8/1/2007            Fee Simple
  23                  N/A        147,104  Sq Feet      142       98.9         7/5/2007            Fee Simple
  24                 2004            117    Units  176,923      100.0         8/9/2007            Fee Simple
  25              Various            219    Units   93,781       99.5        12/1/2006            Fee Simple
 25A1                 N/A             39    Units   94,846      100.0        12/1/2006            Fee Simple
------------------------------------------------------------------------------------------------------------
 25A2                 N/A             34    Units  102,588      100.0        12/1/2006            Fee Simple
 25A3                 N/A             37    Units   92,324      100.0        12/1/2006            Fee Simple
 25A4                2005             20    Units  108,600      100.0        12/1/2006            Fee Simple
 25A5                 N/A             19    Units  101,579      100.0        12/1/2006            Fee Simple
 25A6                 N/A             16    Units   93,750      100.0        12/1/2006            Fee Simple
------------------------------------------------------------------------------------------------------------
 25A7                 N/A             14    Units   98,857      100.0        12/1/2006            Fee Simple
 25A8                 N/A             19    Units   73,947      100.0        12/1/2006            Fee Simple
 25A9                 N/A             16    Units   65,688       93.8        12/1/2006            Fee Simple
 25A10                N/A              5    Units   98,600      100.0        12/1/2006            Fee Simple
  26                  N/A            256    Units   79,590       91.8         5/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  27           1998, 1999            420    Units   48,095       93.3        6/12/2007            Fee Simple
  28                  N/A            152    Units  131,579       73.0        7/31/2007            Fee Simple
  29                  N/A        139,859  Sq Feet      137       83.0        6/20/2007            Fee Simple
  30                  N/A         64,506  Sq Feet      283       91.7        7/30/2007            Fee Simple
  31                  N/A         60,105  Sq Feet      292       89.8         7/5/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  32                  N/A         46,439  Sq Feet      361       99.8        7/19/2007            Fee Simple
  33                 1980            278    Units   58,417       94.6        5/18/2007            Fee Simple
  34                  N/A         70,579  Sq Feet      211      100.0         7/5/2007            Fee Simple
  35                  N/A        232,540  Sq Feet       62       96.5        6/25/2007            Fee Simple
  36                 2003        142,900  Sq Feet      100       89.7        6/27/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  37                  N/A            402    Units   35,448       97.0        1/31/2007            Fee Simple
  38                  N/A         62,042  Sq Feet      208      100.0        7/11/2007            Fee Simple
  39                  N/A         51,511  Sq Feet      243       70.5        1/10/2007            Fee Simple
  40            2006-2007        117,810  Sq Feet      103       98.7        6/27/2007            Fee Simple
  41                 2005            379    Units   31,662       88.9        4/19/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  42                  N/A         94,290  Sq Feet      127       93.5        3/31/2007            Fee Simple
  43                 2007         60,000  Sq Feet      199      100.0         6/5/2007            Fee Simple
  44                 2000        322,824  Sq Feet       36      100.0        4/23/2007            Fee Simple
  45                  N/A        102,796  Sq Feet      113       88.4        4/30/2007            Fee Simple
  46                  N/A         26,727  Sq Feet      431      100.0        4/20/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  47                  N/A            133    Rooms   86,403       76.5        5/31/2007            Fee Simple
  48                 2006            352    Units   31,960       94.0        6/22/2007            Fee Simple
  49                  N/A        145,886  Sq Feet       76       91.8        6/22/2007            Fee Simple
  50                  N/A         27,234  Sq Feet      396      100.0        8/11/2007            Fee Simple
 50A1                 N/A          3,476  Sq Feet      595      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 50A2                 N/A          3,956  Sq Feet      515      100.0        8/11/2007            Fee Simple
 50A3                 N/A          4,069  Sq Feet      411      100.0        8/11/2007            Fee Simple
 50A4                 N/A          3,007  Sq Feet      491      100.0        8/11/2007            Fee Simple
 50A5                 N/A          2,084  Sq Feet      463      100.0        8/11/2007            Fee Simple
 50A6                 N/A          3,778  Sq Feet      230      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 50A7                 N/A          2,748  Sq Feet      272      100.0        8/11/2007            Fee Simple
 50A8                 N/A          2,443  Sq Feet      230      100.0        8/11/2007            Fee Simple
 50A9                 N/A          1,673  Sq Feet      230      100.0        8/11/2007            Fee Simple
  51                 2004         45,318  Sq Feet      232       96.9        2/28/2007            Fee Simple
  52                 1999        151,939  Sq Feet       69      100.0         6/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  53                  N/A            123    Rooms   81,241       68.6        5/31/2007            Fee Simple
  54           1999, 2006         89,964  Sq Feet      108      100.0        7/24/2007            Fee Simple
  55                  N/A         39,732  Sq Feet      242      100.0        8/11/2007            Fee Simple
 55A1                 N/A          4,228  Sq Feet      567      100.0        8/11/2007            Fee Simple
 55A2                 N/A         11,264  Sq Feet      195      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 55A3                 N/A          2,578  Sq Feet      491      100.0        8/11/2007            Fee Simple
 55A4                 N/A         10,800  Sq Feet      105      100.0        8/11/2007            Fee Simple
 55A5                 N/A          2,304  Sq Feet      439      100.0        8/11/2007            Fee Simple
 55A6                 N/A          2,700  Sq Feet      237      100.0        8/11/2007            Fee Simple
 55A7                 N/A          1,846  Sq Feet      202      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 55A8                 N/A          2,524  Sq Feet      146      100.0        8/11/2007            Fee Simple
 55A9                 N/A          1,488  Sq Feet      153      100.0        8/11/2007            Fee Simple
  56                 1987         36,698  Sq Feet      259      100.0        7/12/2007            Fee Simple
  57                 2004             17    Units  558,824       94.1        4/23/2007            Fee Simple
  58                  N/A         19,501  Sq Feet      484      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 58A1                 N/A          4,100  Sq Feet      532      100.0        8/11/2007            Fee Simple
 58A2                 N/A          3,502  Sq Feet      573      100.0        8/11/2007            Fee Simple
 58A3                 N/A          3,910  Sq Feet      511      100.0        8/11/2007            Fee Simple
 58A4                 N/A          3,958  Sq Feet      470      100.0        8/11/2007            Fee Simple
 58A5                 N/A          1,226  Sq Feet      593      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 58A6                 N/A          2,805  Sq Feet      233      100.0        8/11/2007            Fee Simple
  59                  N/A            218    Units   42,294       90.8        6/29/2007            Fee Simple
  60                 2005         98,892  Sq Feet       91       94.1        7/16/2007             Leasehold
  61                  N/A            340    Units   26,471       93.2        4/28/2007            Fee Simple
  62                  N/A            208    Units   38,462       90.4         4/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  63                  N/A             65    Units   123077      100.0        12/1/2006            Fee Simple
 63A1                 N/A             44    Units  105,023      100.0        12/1/2006            Fee Simple
 63A2                 N/A             13    Units  151,769      100.0        12/1/2006            Fee Simple
 63A3                 N/A              8    Units  175,750      100.0        12/1/2006            Fee Simple
  64                 1992        127,224  Sq Feet       59      100.0        6/29/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  65                  N/A         79,380  Sq Feet       91      100.0        4/13/2007            Fee Simple
  66                  N/A             43    Units  167,442       95.2        5/15/2007            Fee Simple
  67                  N/A            248    Units   28,629       90.7        4/30/2007            Fee Simple
  68                  N/A        123,174  Sq Feet       58      100.0        5/31/2007            Fee Simple
  69                  N/A         19,806  Sq Feet      353       93.1         5/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  70                  N/A         44,071  Sq Feet      159      100.0         8/1/2007            Fee Simple
  71                  N/A         81,459  Sq Feet       86      100.0         6/1/2007            Fee Simple
  72                  N/A         98,997  Sq Feet       66       87.9        6/11/2007            Fee Simple
  73                  N/A         34,200  Sq Feet      190      100.0         1/1/2007            Fee Simple
  74                 2004            111    Rooms   57,658       45.6        5/31/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  75                  N/A         36,769  Sq Feet      169      100.0        6/28/2007            Fee Simple
  76                  N/A         99,505  Sq Feet       60       87.0        7/18/2007            Fee Simple
  77                  N/A            178    Units   32,865       93.3         8/9/2007            Fee Simple
  78                  N/A         14,820  Sq Feet      371      100.0        8/11/2007            Fee Simple
  79           1992, 2002        129,698  Sq Feet       42       91.8         5/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  80                 2007        138,000  Sq Feet       39      100.0        7/18/2007            Fee Simple
  81                  N/A         64,017  Sq Feet       83       95.9         7/1/2007            Fee Simple
  82                  N/A         14,490  Sq Feet      352      100.0        8/11/2007            Fee Simple
  83                  N/A         24,277  Sq Feet      210       98.7        6/30/2007            Fee Simple
  84                  N/A            332    Units   15,211       85.8        5/22/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  85            1996-1998            100    Units   50,000       96.0          Various            Fee Simple
 85A1                1996             60    Units   52,323       98.3         8/1/2007            Fee Simple
 85A2                1997             20    Units   43,645       95.0        7/23/2007            Fee Simple
 85A3                1998             12    Units   49,387      100.0         8/1/2007            Fee Simple
 85A4                1997              8    Units   49,387       75.0        7/23/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  86                  N/A        178,435  Sq Feet       25       91.2        8/10/2007            Fee Simple
  87                 2007         32,215  Sq Feet      136       91.9        6/25/2007            Fee Simple
  88                 2000            136    Units   32,169       92.6         4/4/2007            Fee Simple
  89                 2007         20,000  Sq Feet      214      100.0        8/11/2007            Fee Simple
  90                  N/A         12,900  Sq Feet      326      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  91                  N/A            128    Units   32,617      100.0        7/12/2007            Fee Simple
  92                  N/A         60,161  Sq Feet       68       83.9         4/2/2007            Fee Simple
  93            2006-2007        146,900  Sq Feet       27       85.2        6/28/2007            Fee Simple
  94                  N/A          9,909  Sq Feet      378      100.0        8/11/2007            Fee Simple
 94A1                 N/A          4,182  Sq Feet      354      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 94A2                 N/A          3,705  Sq Feet      324      100.0        8/11/2007            Fee Simple
 94A3                 N/A          2,022  Sq Feet      527      100.0        8/11/2007            Fee Simple
  95                  N/A         15,120  Sq Feet      247      100.0        8/11/2007            Fee Simple
  96                  N/A          2,000  Sq Feet    1,860      100.0        8/11/2007            Fee Simple
  97                 2002         29,505  Sq Feet      125      100.0        7/30/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  98                  N/A         65,189  Sq Feet       57      100.0        3/19/2007            Fee Simple
  99                  N/A         68,180  Sq Feet       52       83.3        4/30/2007            Fee Simple
  100                 N/A            226     Pads   15,460       98.7        5/11/2007            Fee Simple
  101                1997         50,825  Sq Feet       67      100.0         8/2/2007            Fee Simple
  102                 N/A         50,632  Sq Feet       67       96.0        5/22/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  103                 N/A         24,727  Sq Feet      128      100.0        5/15/2007            Fee Simple
  104                2004         29,477  Sq Feet      102       95.7        4/19/2007            Fee Simple
  105                 N/A            271     Pads   11,070       90.8         2/1/2007            Fee Simple
 105A1                N/A            205     Pads   11,073       95.6         2/1/2007            Fee Simple
 105A2                N/A             66     Pads   11,061       75.8         2/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  106                 N/A         10,679  Sq Feet      277      100.0        8/11/2007            Fee Simple
 106A1                N/A          3,296  Sq Feet      457      100.0        8/11/2007            Fee Simple
 106A2                N/A          4,227  Sq Feet      197      100.0        8/11/2007            Fee Simple
 106A3                N/A          3,156  Sq Feet      197      100.0        8/11/2007            Fee Simple
  107                 N/A            173    Units   16,925       80.9        6/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  108                 N/A         27,400  Sq Feet      105       85.8        6/25/2007            Fee Simple
  109                2006             60    Units   46,667       96.7        4/25/2007            Fee Simple
  110                 N/A             44    Units   63,636      100.0        1/25/2007            Fee Simple
  111                 N/A         37,986  Sq Feet       74      100.0        7/24/2007            Fee Simple
  112                 N/A          7,753  Sq Feet      359      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 112A1                N/A          4,202  Sq Feet      381      100.0        8/11/2007            Fee Simple
 112A2                N/A          3,551  Sq Feet      333      100.0        8/11/2007            Fee Simple
  113                 N/A         27,400  Sq Feet      100       94.2        5/31/2007            Fee Simple
  114                1998             48    Units   55,208      100.0        5/31/2007            Fee Simple
  115                 N/A             46    Units   57,609      100.0        5/21/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  116                 N/A            121    Units   21,722       90.1        4/17/2007            Fee Simple
  117                 N/A             94    Units   27,660       91.5         4/3/2007            Fee Simple
  118                 N/A         24,764  Sq Feet      104      100.0        8/11/2007            Fee Simple
  119                 N/A         78,370  Sq Feet       33       72.2        4/26/2007            Fee Simple
  120                 N/A         33,500  Sq Feet       75      100.0        4/20/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  121                 N/A         30,000  Sq Feet       82      100.0        8/16/2007            Fee Simple
  122           2006-2007         20,607  Sq Feet      118      100.0        6/20/2007            Fee Simple
  123                 N/A             28    Units   86,607       96.4        7/17/2007            Fee Simple
  124                2004             65    Units   36,154       98.5        3/29/2007            Fee Simple
  125                 N/A             69    Units   33,702       92.8       12/14/2006            Fee Simple
------------------------------------------------------------------------------------------------------------
  126                 N/A         20,216  Sq Feet      114       93.8        3/21/2007            Fee Simple
  127                 N/A         12,100  Sq Feet      185      100.0         6/1/2007            Fee Simple
  128                 N/A         23,285  Sq Feet       94       85.7         4/4/2007            Fee Simple
  129                 N/A          7,536  Sq Feet      291      100.0        8/11/2007            Fee Simple
 129A1                N/A          4,850  Sq Feet      259      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
 129A2                N/A          2,686  Sq Feet      349      100.0        8/11/2007            Fee Simple
  130                 N/A         19,097  Sq Feet      115      100.0        8/11/2007            Fee Simple
  131                 N/A         13,905  Sq Feet      151      100.0        8/11/2007            Fee Simple
  132                 N/A          9,600  Sq Feet      211      100.0        5/31/2007            Fee Simple
  133                 N/A          4,128  Sq Feet      488      100.0        8/11/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  134                 N/A         19,500  Sq Feet      103      100.0        8/10/2007            Fee Simple
  135                 N/A         25,642  Sq Feet       76       94.5         7/9/2007            Fee Simple
  136                2006             60    Units   31,000      100.0        6/18/2007            Fee Simple
  137                 N/A         22,958  Sq Feet       81       81.1         8/7/2007            Fee Simple
  138                 N/A          9,800  Sq Feet      178      100.0        6/20/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  139                 N/A         14,134  Sq Feet      113      100.0        1/22/2007            Fee Simple
  140                2006         26,068  Sq Feet       61       80.8        8/11/2007            Fee Simple
 140A1               2006         15,680  Sq Feet       55       68.1        8/11/2007            Fee Simple
 140A2               2006         10,388  Sq Feet       70      100.0        8/11/2007            Fee Simple
  141                 N/A          7,042  Sq Feet      206      100.0         8/1/2007            Fee Simple
------------------------------------------------------------------------------------------------------------
  142                 N/A          8,400  Sq Feet      132      100.0        6/20/2007             Leasehold
  143                 N/A          7,990  Sq Feet       88      100.0         6/1/2007            Fee Simple

                                   LARGEST                              LARGEST         LARGEST
CONTROL                             TENANT                            TENANT AREA    TENANT LEASE
  NO.                                NAME                          LEASED (SQ. FT.)    EXP. DATE
-------------------------------------------------------------------------------------------------

   1     N/A                                                                 N/A            N/A
  1A1    N/A                                                                 N/A            N/A
  1A2    N/A                                                                 N/A            N/A
  1A3    N/A                                                                 N/A            N/A
  1A4    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  1A5    N/A                                                                 N/A            N/A
  1A6    N/A                                                                 N/A            N/A
  1A7    N/A                                                                 N/A            N/A
  1A8    N/A                                                                 N/A            N/A
  1A9    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A10    N/A                                                                 N/A            N/A
 1A11    N/A                                                                 N/A            N/A
 1A12    N/A                                                                 N/A            N/A
 1A13    N/A                                                                 N/A            N/A
 1A14    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A15    N/A                                                                 N/A            N/A
 1A16    N/A                                                                 N/A            N/A
 1A17    N/A                                                                 N/A            N/A
 1A18    N/A                                                                 N/A            N/A
 1A19    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A20    N/A                                                                 N/A            N/A
 1A21    N/A                                                                 N/A            N/A
 1A22    N/A                                                                 N/A            N/A
 1A23    N/A                                                                 N/A            N/A
 1A24    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A25    N/A                                                                 N/A            N/A
 1A26    N/A                                                                 N/A            N/A
 1A27    N/A                                                                 N/A            N/A
 1A28    N/A                                                                 N/A            N/A
 1A29    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A30    N/A                                                                 N/A            N/A
 1A31    N/A                                                                 N/A            N/A
 1A32    N/A                                                                 N/A            N/A
 1A33    N/A                                                                 N/A            N/A
 1A34    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A35    N/A                                                                 N/A            N/A
 1A36    N/A                                                                 N/A            N/A
 1A37    N/A                                                                 N/A            N/A
 1A38    N/A                                                                 N/A            N/A
 1A39    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A40    N/A                                                                 N/A            N/A
 1A41    N/A                                                                 N/A            N/A
 1A42    N/A                                                                 N/A            N/A
 1A43    N/A                                                                 N/A            N/A
 1A44    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 1A45    N/A                                                                 N/A            N/A
         N/A                                                                 N/A            N/A
  2A     Tops Markets                                                     76,006     10/31/2013
  2B     Home Depot                                                      123,108       2/1/2025
  2C     Tops Supermarket                                                 77,000      4/30/2016
-------------------------------------------------------------------------------------------------
  2D     Tops Markets                                                     77,500      9/30/2016
  2E     Tops Markets                                                     77,000     12/31/2016
  2F     Bi-Lo, Inc.                                                      46,904      10/1/2022
  2G     Party Town                                                       31,860      5/31/2016
  2H     Sears                                                            67,895      9/30/2011
-------------------------------------------------------------------------------------------------
  2I     Tops Markets                                                     55,000      3/31/2009
  2J     Marshalls                                                        30,000      8/31/2009
  2K     Winn-Dixie Stores                                                44,000       6/1/2015
  2L     Bi-Lo, Inc.                                                      46,673       9/1/2021
  2M     Ingles                                                           32,000      9/26/2009
-------------------------------------------------------------------------------------------------
  2N     Quality Markets                                                  37,014      5/31/2011
  2O     Publix Supermarket                                               44,270      10/1/2020
  2P     Wal-Mart                                                         92,484     10/28/2008
  2Q     BI-Lo, Inc.                                                      47,980       3/1/2024
  2R     Bi-Lo, Inc.                                                      42,104       6/1/2021
-------------------------------------------------------------------------------------------------
  2S     Kmart                                                            82,832     11/30/2010
  2T     Toys R Us                                                        32,151      1/31/2009
  2U     Winn-Dixie Stores                                                44,000      12/1/2018
  2V     Publix                                                           46,624       2/1/2019
  2W     Big Lots                                                         28,635      1/31/2009
-------------------------------------------------------------------------------------------------
  2X     Pick 'N Save                                                     40,811      3/31/2009
  2Y     K-Mart                                                           86,479     10/31/2013
  2Z     Quality Markets                                                  47,615     10/31/2017
  2AA    Food Lion                                                        31,668      9/30/2013
  2AB    BI-L, Inc.                                                       42,104       7/1/2022
-------------------------------------------------------------------------------------------------
  2AC    Tractor Supply                                                   33,537      5/26/2009
  2AD    Food Lion                                                        29,000      4/30/2012
  2AE    Bi-Lo, Inc.                                                      42,680      11/1/2014
  2AF    Publix Supermarket                                               37,888      12/1/2017
  2AG    Publix Supermarket                                               55,999       2/1/2014
-------------------------------------------------------------------------------------------------
  2AH    Food City                                                        36,355       1/1/2023
  2AI    Epic Theatres                                                    41,060     10/31/2018
  2AJ    Winn-Dixie                                                       44,595      6/26/2010
  2AK    Goody's                                                          26,575      4/30/2010
  2AL    Terry's Supermarket (Ko Mart)                                    45,056      3/31/2014
-------------------------------------------------------------------------------------------------
  2AM    Food Lion                                                        29,000       5/4/2010
   3     Costco Wholesale Corporation                                    148,663      6/19/2031
   4     N/A                                                                 N/A            N/A
  4A1    Oshman's Store (Sports Authority)                                45,500      1/31/2021
  4A2    The TJX Companies, Inc.                                          54,775     10/31/2015
-------------------------------------------------------------------------------------------------
  4A3    Wal-Mart Stores, Inc.                                           203,742      1/31/2020
  4A4    Amstar Entertainment, LLC                                        53,047      5/31/2025
  4A5    Randall's Food & Drugs, Inc.                                     63,990     11/15/2020
  4A6    Publix Super Markets, Inc.                                       56,000     11/18/2012
  4A7    Winn Dixie                                                       47,840     11/29/2015
-------------------------------------------------------------------------------------------------
  4A8    Bealls Outlet Stores, Inc.                                       64,000      4/30/2011
  4A9    Publix Super Markets, Inc.                                       42,112      4/25/2010
 4A10    Petsmart                                                         19,108      9/30/2014
 4A11    Publix Super Markets, Inc.                                       44,840      1/31/2024
   5     Citigroup North America                                         156,236        Various
-------------------------------------------------------------------------------------------------
   6     GFI Group Inc.                                                   86,775      9/30/2013
   7     McAfee, Inc.                                                    208,368      3/31/2013
   8     Innovative Concepts                                              37,732     10/31/2011
   9     Wal-Mart Real Estate Business Trust                             128,755     11/30/2027
  10     Value City Department Stores, Inc.                              187,974      9/28/2023
-------------------------------------------------------------------------------------------------
  11     CACI                                                            214,214     12/31/2016
  12     N/A                                                                 N/A            N/A
  13     State of New Jersey, Department of Treasury                     323,915     10/31/2010
  14     N/A                                                                 N/A            N/A
 14A1    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 14A2    N/A                                                                 N/A            N/A
 14A3    N/A                                                                 N/A            N/A
 14A4    N/A                                                                 N/A            N/A
  15     N/A                                                                 N/A            N/A
  16     Circuit City Stores West Coast, Inc.                             31,406      1/31/2017
-------------------------------------------------------------------------------------------------
  17     N/A                                                                 N/A            N/A
  18     State of Florida Department of Health                            48,384     12/31/2011
  19     Asd Casting, Inc.                                                 3,060      5/31/2008
  20     N/A                                                                 N/A            N/A
  21     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  22     N/A                                                                 N/A            N/A
  23     Toys R Us                                                        45,183      1/31/2015
  24     N/A                                                                 N/A            N/A
  25     N/A                                                                 N/A            N/A
 25A1    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 25A2    N/A                                                                 N/A            N/A
 25A3    N/A                                                                 N/A            N/A
 25A4    N/A                                                                 N/A            N/A
 25A5    N/A                                                                 N/A            N/A
 25A6    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 25A7    N/A                                                                 N/A            N/A
 25A8    N/A                                                                 N/A            N/A
 25A9    N/A                                                                 N/A            N/A
 25A10   N/A                                                                 N/A            N/A
  26     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  27     N/A                                                                 N/A            N/A
  28     N/A                                                                 N/A            N/A
  29     Giant Food Stores, LLC                                           69,630     11/30/2026
  30     L.A. Fitness                                                     35,000     11/30/2021
  31     University Medical Center of Southern Nevada                      9,990      6/30/2010
-------------------------------------------------------------------------------------------------
  32     Lowe's (Ground Lease)                                           134,563      9/16/2025
  33     N/A                                                                 N/A            N/A
  34     Pier 1 Imports                                                    9,235      6/30/2013
  35     Lowe's                                                          114,000      1/29/2019
  36     Central Arizona College                                          27,400      6/30/2011
-------------------------------------------------------------------------------------------------
  37     N/A                                                                 N/A            N/A
  38     Crossland Mechanical, Inc.                                        5,159      8/31/2011
  39     Saks & Company                                                   21,875      3/31/2012
  40     Schnuck Markets                                                  31,830      8/31/2015
  41     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  42     99 Cents Only Stores Texas, Inc.                                 20,000      1/31/2012
  43     Garys Loft, Inc.                                                  7,550      9/30/2017
  44     Home Depot USA, Inc.                                            322,824      1/31/2011
  45     Chair King                                                       29,586      6/30/2014
  46     William B. Gurfield, M.D., Jeffrey L. Wasson, M.D.,
         James Varga, M.D., Harvey Karp, M.D., Cara F. Natterson,
         M.D. and Lisa C. Stern, M.D.                                      5,440      6/30/2010
-------------------------------------------------------------------------------------------------
  47     N/A                                                                 N/A            N/A
  48     N/A                                                                 N/A            N/A
  49     US Specialty Insurance                                           28,060      8/31/2013
  50     N/A                                                                 N/A            N/A
 50A1    Charter One Bank, N.A.                                            3,476      6/30/2021
-------------------------------------------------------------------------------------------------
 50A2    Charter One Bank, N.A.                                            3,956      6/30/2021
 50A3    Charter One Bank, N.A.                                            4,069      6/30/2021
 50A4    Charter One Bank, N.A.                                            3,007      6/30/2021
 50A5    Charter One Bank, N.A.                                            2,084      6/30/2021
 50A6    Charter One Bank, N.A.                                            3,778      6/30/2021
-------------------------------------------------------------------------------------------------
 50A7    Charter One Bank, N.A.                                            2,748      6/30/2021
 50A8    Charter One Bank, N.A.                                            2,443      6/30/2021
 50A9    Charter One Bank, N.A.                                            1,673      6/30/2021
  51     Carrabba's/South Florida-I, Limited Partnership                   6,442     11/30/2007
  52     Hamrick's                                                        40,860      8/31/2010
-------------------------------------------------------------------------------------------------
  53     N/A                                                                 N/A            N/A
  54     N/A                                                                 N/A            N/A
  55     N/A                                                                 N/A            N/A
 55A1    Charter One Bank, N.A.                                            4,228      6/30/2021
 55A2    Charter One Bank, N.A.                                           11,264      6/30/2021
-------------------------------------------------------------------------------------------------
 55A3    Charter One Bank, N.A.                                            2,578      6/30/2021
 55A4    Charter One Bank, N.A.                                           10,800      6/30/2021
 55A5    Charter One Bank, N.A.                                            2,304      6/30/2021
 55A6    Charter One Bank, N.A.                                            2,700      6/30/2021
 55A7    Charter One Bank, N.A.                                            1,846      6/30/2021
-------------------------------------------------------------------------------------------------
 55A8    Charter One Bank, N.A.                                            2,524      6/30/2021
 55A9    Charter One Bank, N.A.                                            1,488      6/30/2021
  56     Rose & Associates                                                 5,941      8/31/2008
  57     Shama & Shama                                                     1,350      7/31/2019
  58     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 58A1    Charter One Bank, N.A.                                            4,100      6/30/2021
 58A2    Charter One Bank, N.A.                                            3,502      6/30/2021
 58A3    Charter One Bank, N.A.                                            3,910      6/30/2021
 58A4    Charter One Bank, N.A.                                            3,958      6/30/2021
 58A5    Charter One Bank, N.A.                                            1,226      6/30/2021
-------------------------------------------------------------------------------------------------
 58A6    Charter One Bank, N.A.                                            2,805      6/30/2021
  59     N/A                                                                 N/A            N/A
  60     N/A                                                                 N/A            N/A
  61     N/A                                                                 N/A            N/A
  62     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  63     N/A                                                                 N/A            N/A
 63A1    N/A                                                                 N/A            N/A
 63A2    N/A                                                                 N/A            N/A
 63A3    N/A                                                                 N/A            N/A
  64     Winn-Dixie Stores, Inc. Winn-Dixie Marketplace                   51,700       9/9/2012
-------------------------------------------------------------------------------------------------
  65     Mac Frugal-Cons.Stores Corp Dept 10051                           26,650      5/31/2012
  66     N/A                                                                 N/A            N/A
  67     N/A                                                                 N/A            N/A
  68     Gentle Giant                                                     77,433      8/31/2011
  69     Don Cuco Mexican Restaurant                                       5,395     10/22/2016
-------------------------------------------------------------------------------------------------
  70     Auto Zone                                                         9,000      9/30/2010
  71     Lifestyle Family Fitness                                         29,000     11/30/2016
  72     Schroth Safety                                                   23,300      5/31/2012
  73     Eli's Bread (Eli Zabar), Inc.                                    13,680      5/31/2022
  74     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  75     Clark Nexsen                                                     13,185      5/31/2013
  76     Department of Family and Protective Services                     44,000      1/21/2016
  77     N/A                                                                 N/A            N/A
  78     Walgreen Eastern Co., Inc.                                       14,820      4/30/2082
  79     K Mart Corporation                                               84,180      7/31/2011
-------------------------------------------------------------------------------------------------
  80     Money Mailer LLC                                                138,000       6/1/2019
  81     Food Lion (subleased to Beall's and Harbor Freight)              29,000     12/31/2010
  82     Walgreen Eastern Co., Inc.                                       14,490      4/30/2082
  83     RadioShack Corporation                                            3,542      3/31/2012
  84     N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  85     N/A                                                                 N/A            N/A
 85A1    N/A                                                                 N/A            N/A
 85A2    N/A                                                                 N/A            N/A
 85A3    N/A                                                                 N/A            N/A
 85A4    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  86     N/A                                                                 N/A            N/A
  87     James, Bates, Pope & Spivey, LLP                                 22,573     12/31/2021
  88     N/A                                                                 N/A            N/A
  89     Walgreen Eastern Co., Inc.                                       20,000     12/31/2046
  90     Hook-SupeRX, Inc.                                                12,900      1/31/2032
-------------------------------------------------------------------------------------------------
  91     N/A                                                                 N/A            N/A
  92     N/A                                                                 N/A            N/A
  93     N/A                                                                 N/A            N/A
  94     N/A                                                                 N/A            N/A
 94A1    Charter One Bank, N.A.                                            4,182      7/31/2011
-------------------------------------------------------------------------------------------------
 94A2    Charter One Bank, N.A.                                            3,705      7/31/2011
 94A3    Charter One Bank, N.A.                                            2,022      7/31/2011
  95     Walgreen Co.                                                     15,120      9/30/2060
  96     Jones Retail Corporation (Nine West)                              2,000      5/31/2017
  97     J.D. Byrider                                                     10,000      7/31/2012
-------------------------------------------------------------------------------------------------
  98     Food Lion                                                        35,316     11/27/2018
  99     N/A                                                                 N/A            N/A
  100    N/A                                                                 N/A            N/A
  101    Food Lion, Inc.                                                  36,440      9/30/2019
  102    Food Lion, Inc.                                                  29,000     12/14/2013
-------------------------------------------------------------------------------------------------
  103    Tractor Supply Co. of Texas, LP                                  24,727      6/30/2022
  104    MacDill Federal Credit Union                                      7,856      6/30/2010
  105    N/A                                                                 N/A            N/A
 105A1   N/A                                                                 N/A            N/A
 105A2   N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  106    N/A                                                                 N/A            N/A
 106A1   Charter One Bank, N.A.                                            3,296      6/30/2011
 106A2   Charter One Bank, N.A.                                            4,227      6/30/2011
 106A3   Charter One Bank, N.A.                                            3,156      6/30/2011
  107    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  108    State Farm Insurance                                              9,144      2/28/2011
  109    N/A                                                                 N/A            N/A
  110    N/A                                                                 N/A            N/A
  111    Acro Associates                                                  15,282      9/30/2010
  112    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
 112A1   Charter One Bank, N.A.                                            4,202      6/30/2011
 112A2   Charter One Bank, N.A.                                            3,551      6/30/2011
  113    Dollar Tree                                                       8,000      5/31/2011
  114    N/A                                                                 N/A            N/A
  115    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  116    N/A                                                                 N/A            N/A
  117    N/A                                                                 N/A            N/A
  118    Tractor Supply Co. of Texas, L.P.                                24,764     10/31/2021
  119    N/A                                                                 N/A            N/A
  120    Ravi Sagar, LLC                                                   3,600      6/30/2009
-------------------------------------------------------------------------------------------------
  121    3M ESPE OMNI Preventive Care                                     30,000      7/31/2014
  122    Cardinal Fitness                                                  9,150      3/31/2017
  123    N/A                                                                 N/A            N/A
  124    N/A                                                                 N/A            N/A
  125    N/A                                                                 N/A            N/A
-------------------------------------------------------------------------------------------------
  126    Robert Faranso, dba Video Star                                    4,720            MTM
  127    Cash America                                                      4,300      1/31/2012
  128    Blockbuster Video                                                 6,935      4/30/2016
  129    N/A                                                                 N/A            N/A
 129A1   Charter One Bank, N.A.                                            4,850      7/31/2011
-------------------------------------------------------------------------------------------------
 129A2   Charter One Bank, N.A.                                            2,686      7/31/2011
  130    Tractor Supply Co. of Texas, L.P.                                19,097       1/2/2022
  131    Walgreens Co.                                                    13,905      7/31/2059
  132    Pearle Vision                                                     3,000     10/31/2007
  133    RBC Centura Bank                                                  4,128      3/31/2022
-------------------------------------------------------------------------------------------------
  134    Central Bank & Trust                                              3,750     11/30/2007
  135    Hillsborough County                                               7,404      7/31/2010
  136    N/A                                                                 N/A            N/A
  137    Scarlet Orchid                                                    2,777     12/31/2008
  138    Milanos                                                           5,600     12/31/2015
-------------------------------------------------------------------------------------------------
  139    Tuscarawas Valley Physical Therapy                                5,208      1/31/2009
  140    N/A                                                                 N/A            N/A
 140A1   Family Dollar Stores of Indiana, L.P.                            10,680      6/30/2016
 140A2   Family Dollar, Inc.                                              10,388     12/31/2016
  141    The Java Deli, LLC                                                2,576      8/31/2012
-------------------------------------------------------------------------------------------------
  142    Buffalo Wild Wings                                                5,600      9/30/2019
  143    Mattress Giant                                                    4,800      9/14/2011

                       2ND LARGEST                    2ND LARGEST     2ND LARGEST                    3RD LARGEST
CONTROL                   TENANT                      TENANT AREA    TENANT LEASE                       TENANT
  NO.                      NAME                    LEASED (SQ. FT.)    EXP. DATE                         NAME
---------------------------------------------------------------------------------------------------------------------------------

   1     N/A                                               N/A               N/A   N/A
  1A1    N/A                                               N/A               N/A   N/A
  1A2    N/A                                               N/A               N/A   N/A
  1A3    N/A                                               N/A               N/A   N/A
  1A4    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  1A5    N/A                                               N/A               N/A   N/A
  1A6    N/A                                               N/A               N/A   N/A
  1A7    N/A                                               N/A               N/A   N/A
  1A8    N/A                                               N/A               N/A   N/A
  1A9    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A10    N/A                                               N/A               N/A   N/A
 1A11    N/A                                               N/A               N/A   N/A
 1A12    N/A                                               N/A               N/A   N/A
 1A13    N/A                                               N/A               N/A   N/A
 1A14    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A15    N/A                                               N/A               N/A   N/A
 1A16    N/A                                               N/A               N/A   N/A
 1A17    N/A                                               N/A               N/A   N/A
 1A18    N/A                                               N/A               N/A   N/A
 1A19    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A20    N/A                                               N/A               N/A   N/A
 1A21    N/A                                               N/A               N/A   N/A
 1A22    N/A                                               N/A               N/A   N/A
 1A23    N/A                                               N/A               N/A   N/A
 1A24    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A25    N/A                                               N/A               N/A   N/A
 1A26    N/A                                               N/A               N/A   N/A
 1A27    N/A                                               N/A               N/A   N/A
 1A28    N/A                                               N/A               N/A   N/A
 1A29    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A30    N/A                                               N/A               N/A   N/A
 1A31    N/A                                               N/A               N/A   N/A
 1A32    N/A                                               N/A               N/A   N/A
 1A33    N/A                                               N/A               N/A   N/A
 1A34    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A35    N/A                                               N/A               N/A   N/A
 1A36    N/A                                               N/A               N/A   N/A
 1A37    N/A                                               N/A               N/A   N/A
 1A38    N/A                                               N/A               N/A   N/A
 1A39    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A40    N/A                                               N/A               N/A   N/A
 1A41    N/A                                               N/A               N/A   N/A
 1A42    N/A                                               N/A               N/A   N/A
 1A43    N/A                                               N/A               N/A   N/A
 1A44    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 1A45    N/A                                               N/A               N/A   N/A
         N/A                                               N/A               N/A   N/A
  2A     Big Lots                                       32,211         1/31/2010   Office Depot
  2B     Shop Rite                                      54,300          2/1/2025   Staples
  2C     Staples                                        20,388         9/30/2017   Dollar Tree
---------------------------------------------------------------------------------------------------------------------------------
  2D     Big Lots                                       25,400         1/31/2011   Dollar Tree
  2E     Hollywood Video                                 7,500         5/14/2014   Family Dollar Store
  2F     Rainbow Women's                                 5,094          1/1/2008   Simply Fashions
  2G     Office Depot                                   31,140         6/30/2011   Big Lots
  2H     Save-A-Lot Food                                18,000         3/31/2010   Jo-Ann Stores
---------------------------------------------------------------------------------------------------------------------------------
  2I     A.J. Wright                                    25,000         9/30/2012   Amherst Theatre
  2J     Michaels                                       23,800         8/30/2009   Shoe Carnival
  2K     Tutor time Child Care                          10,000         1/31/2008   Froggers
  2L     Eckerd's Drugs                                 10,908          9/1/2021   Dollar Tree Store
  2M     Tractor Supply Company                         29,970        12/31/2011   Goody's
---------------------------------------------------------------------------------------------------------------------------------
  2N     Big Lots                                       34,000        11/30/2008   J.C. Penney
  2O     La Bella Napoli                                 2,400          5/1/2011   Hair Depot
  2P     Ingles Markets                                 32,000         9/27/2008   Cato
  2Q     Johnny B's                                      4,028         12/1/2011   Tan I Am, Inc.
  2R     Blockbuster Video                               6,315          4/1/2010   Ultra Tan
---------------------------------------------------------------------------------------------------------------------------------
  2S     Piggly Wiggly                                  35,100         1/31/2009   Hibbett Sporting Goods
  2T     Goody's                                        30,715        11/12/2009   Old Navy
  2U     Pasquale's Italia                               2,000          8/1/2009   Montessori School
  2V     Direct General In                               2,000          1/1/2010   Papa Johns
  2W     Bealls                                         26,060         6/13/2011   Ashley Home Center
---------------------------------------------------------------------------------------------------------------------------------
  2X     Tractor Supply                                 26,290         4/30/2016   Slumberland Furniture
  2Y     Pierce's Markets                               47,385         6/14/2027   JC Penney
  2Z     Blockbuster Video                               5,600               MTM   McDonald's
  2AA    Goodwill Industries                            26,539         2/28/2011   Harbor Freight Tools
  2AB    Dollar General                                  7,500          2/1/2012   Household Rentals
---------------------------------------------------------------------------------------------------------------------------------
  2AC    Dollar General                                 28,875         8/31/2015   Bon and Grand Furniture
  2AD    Goodwill Industries                            20,250        10/31/2011   Peebles
  2AE    CVS Pharmacy, Inc.                              8,450         11/1/2009   Dryclean
  2AF    Nick's Cafe                                     1,300         10/1/2011   Modern Nails Salon
  2AG    Cuts by U.S.                                    1,200          1/1/2011   Telepage Communications
---------------------------------------------------------------------------------------------------------------------------------
  2AH    Lake N Log                                      2,100          9/1/2008   Grandslam Pizza
  2AI    Burke's Outlet                                 35,842         4/30/2011   Big Lots (Ground Lease)
  2AJ    Buddy's Home Furnishings                       17,475         9/30/2010   Auto Zone
  2AK    Staples                                        25,824         4/30/2010   N/A
  2AL    El Comal Restaurant                             2,400         9/30/2009   Ka Ya Korea
---------------------------------------------------------------------------------------------------------------------------------
  2AM    Mars Real Estate                                5,110        11/30/2008   Resort Outfitters
   3     J.C. Penney Company, Inc.                     107,021         3/31/2008   American Multi-Cinema, Inc.
   4     N/A                                               N/A               N/A   N/A
  4A1    Steinmart, Inc.                                36,000         9/30/2010   Old Navy
  4A2    Steinmart, Inc.                                38,422         5/14/2012   Georgia Theatre Co - II
---------------------------------------------------------------------------------------------------------------------------------
  4A3    Regal Cinemas, Inc.                            63,260         5/31/2020   Marshalls
  4A4    Ross Stores, Inc                               30,187         1/31/2016   Bed Bath & Beyond
  4A5    Bombay/Bombay Kids                              8,496         9/30/2013   Carrabba's
  4A6    Frank's Place                                   7,700        12/31/2011   Crispers
  4A7    Bealls Outlet Stores, Inc.                     20,050         4/30/2012   The Book Nook
---------------------------------------------------------------------------------------------------------------------------------
  4A8    The TJX Companies, Inc.                        30,000         1/31/2010   Lifestyle Family Fitness, Inc
  4A9    Holiday CVS                                     9,504         4/15/2010   Dollar General
 4A10    Muk Tsing Yam and Chi Lun Ho                    6,000         3/31/2009   Catherine's
 4A11    Ming Garden                                     3,058        10/31/2008   Trussville Health & Wellness
   5     Bear Stearns                                   65,932         9/30/2009   Smith Barney
---------------------------------------------------------------------------------------------------------------------------------
   6     NY Fix, Inc.                                   47,399         9/30/2014   Harris Beach
   7     Amkor Technology, Inc.                         27,149         8/31/2008   Wayne Mascia Associates
   8     Bechtel National                               32,655         8/31/2008   Nixon Peabody
   9     The Stop & Shop Supermarket Company LLC        68,696         5/20/2011   Dave & Buster's, Inc.
  10     Lowe's Home Centers, Inc.                     135,197          1/7/2020   Sam's Real Estate Business Trust
---------------------------------------------------------------------------------------------------------------------------------
  11     N/A                                               N/A               N/A   N/A
  12     N/A                                               N/A               N/A   N/A
  13     State Operated School District of
         the City of Newark                            188,190         7/31/2014   Citibank
  14     N/A                                               N/A               N/A   N/A
 14A1    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 14A2    N/A                                               N/A               N/A   N/A
 14A3    N/A                                               N/A               N/A   N/A
 14A4    N/A                                               N/A               N/A   N/A
  15     N/A                                               N/A               N/A   N/A
  16     LNT West, Inc. (Linens 'n Things)              28,000         1/31/2017   OfficeMax North America, Inc.
---------------------------------------------------------------------------------------------------------------------------------
  17     N/A                                               N/A               N/A   N/A
  18     Semperian, LLC                                 32,902        12/31/2007   Corinthian Colleges, Inc.
  19     Ar & Ar Jewelry Inc.                            2,900         3/31/2010   Alexander Matatov
  20     N/A                                               N/A               N/A   N/A
  21     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  22     N/A                                               N/A               N/A   N/A
  23     The Party Company                              25,288        11/30/2015   Home Family Furniture
  24     N/A                                               N/A               N/A   N/A
  25     N/A                                               N/A               N/A   N/A
 25A1    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 25A2    N/A                                               N/A               N/A   N/A
 25A3    N/A                                               N/A               N/A   N/A
 25A4    N/A                                               N/A               N/A   N/A
 25A5    N/A                                               N/A               N/A   N/A
 25A6    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 25A7    N/A                                               N/A               N/A   N/A
 25A8    N/A                                               N/A               N/A   N/A
 25A9    N/A                                               N/A               N/A   N/A
 25A10   N/A                                               N/A               N/A   N/A
  26     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  27     N/A                                               N/A               N/A   N/A
  28     N/A                                               N/A               N/A   N/A
  29     Dollar Tree Stores, Inc.                        7,800               MTM   Commonwealth of Pennsylvania
  30     Panera Bread                                    4,524         3/30/2017   Alfred Angelo
  31     Leslie's Poolmart                               4,250         9/30/2012   Baja Fresh
---------------------------------------------------------------------------------------------------------------------------------
  32     Belk Texas, LP (Ground Lease)                  65,927         6/16/2025   CiCi Pizza
  33     N/A                                               N/A               N/A   N/A
  34     Party America                                   8,500         2/28/2010   Anchor Bank
  35     Goody's                                        30,000        11/30/2009   T.J. Maxx
  36     Casa Grande Community Hospital                 15,250         9/30/2012   Southwestern Eye Center
---------------------------------------------------------------------------------------------------------------------------------
  37     N/A                                               N/A               N/A   N/A
  38     Star Funding Inc.                               5,159        10/31/2011   Mont DOR of America LLC
  39     Asset Management and Sales, LLC (Disney)        6,500         9/30/2011   Jones Retail Corporation (Nine West)
  40     Moran Foods dba Save A Lot                     14,482         4/30/2015   Bond Drug dba Walgreen Co.
  41     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  42     Aldi (Texas) L.L.C.                            17,034         3/31/2020   Leighking, LP
  43     A&A Wholesale Inc.                              5,000         2/28/2009   KB Thirty Corp., d/b/a Tri-State
                                                                                   Bartender's Association
  44     N/A                                               N/A               N/A   N/A
  45     Tuesday Morning, Inc.                           6,500         1/15/2011   Ferguson Enterprises, Inc.
  46     William H. Parker, M.D., Amy Rosenman,
         M.D. and Ingrid Rodi, M.D.                      4,480         6/30/2010   Janice Miyakawa, M.D. and Ruth Sorotzkin, M.D.
---------------------------------------------------------------------------------------------------------------------------------
  47     N/A                                               N/A               N/A   N/A
  48     N/A                                               N/A               N/A   N/A
  49     Omniflight Helicopters                         10,772         1/15/2009   Fidelity Mortgage
  50     N/A                                               N/A               N/A   N/A
 50A1    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 50A2    N/A                                               N/A               N/A   N/A
 50A3    N/A                                               N/A               N/A   N/A
 50A4    N/A                                               N/A               N/A   N/A
 50A5    N/A                                               N/A               N/A   N/A
 50A6    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 50A7    N/A                                               N/A               N/A   N/A
 50A8    N/A                                               N/A               N/A   N/A
 50A9    N/A                                               N/A               N/A   N/A
  51     Delray Beach Bread, LLC                         4,182         1/18/2008   Delray Harbor Medical Center, Inc.
  52     Rugged Warehouse                               23,500          3/1/2013   Farmers Furniture
---------------------------------------------------------------------------------------------------------------------------------
  53     N/A                                               N/A               N/A   N/A
  54     N/A                                               N/A               N/A   N/A
  55     N/A                                               N/A               N/A   N/A
 55A1    N/A                                               N/A               N/A   N/A
 55A2    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 55A3    N/A                                               N/A               N/A   N/A
 55A4    N/A                                               N/A               N/A   N/A
 55A5    N/A                                               N/A               N/A   N/A
 55A6    N/A                                               N/A               N/A   N/A
 55A7    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 55A8    N/A                                               N/A               N/A   N/A
 55A9    N/A                                               N/A               N/A   N/A
  56     Weiss Capital, LLC                              5,402         5/31/2014   Creative Realities
  57     6th Avenue Pizza Corp.                          1,320         5/31/2015   Subway Real Estate Corp.
  58     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 58A1    N/A                                               N/A               N/A   N/A
 58A2    N/A                                               N/A               N/A   N/A
 58A3    N/A                                               N/A               N/A   N/A
 58A4    N/A                                               N/A               N/A   N/A
 58A5    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 58A6    N/A                                               N/A               N/A   N/A
  59     N/A                                               N/A               N/A   N/A
  60     N/A                                               N/A               N/A   N/A
  61     N/A                                               N/A               N/A   N/A
  62     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  63     N/A                                               N/A               N/A   N/A
 63A1    N/A                                               N/A               N/A   N/A
 63A2    N/A                                               N/A               N/A   N/A
 63A3    N/A                                               N/A               N/A   N/A
  64     Bealls Outlet Stores, Inc.                     14,910         4/30/2010   Goodwill Industries-Suncoast, Inc.
---------------------------------------------------------------------------------------------------------------------------------
  65     Only Oak Furniture                             15,480        10/31/2009   Family Christian Stores
  66     N/A                                               N/A               N/A   N/A
  67     N/A                                               N/A               N/A   N/A
  68     Ryan Express                                   23,300         6/30/2012   Southern Calif Cuisine
  69     Milan Nail Spa                                  2,214        12/11/2011   Viva La Pasta
---------------------------------------------------------------------------------------------------------------------------------
  70     Bugaboo Creek                                   8,620         3/31/2011   Mother Earth's
  71     Buckwild Pub                                   11,548         8/31/2014   Dollar General
  72     Precision Metal                                14,135        10/14/2010   Elliot's Bakery
  73     Edge Gyms New York, LLC                        10,260        12/31/2012   The I. Grace Company, Inc.
  74     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  75     Grubb Management, Inc.                         11,156        12/31/2017   American Wellness, Inc.
  76     Isidro M Juarez                                 7,500         2/28/2011   Washeteria
  77     N/A                                               N/A               N/A   N/A
  78     N/A                                               N/A               N/A   N/A
  79     Dollar Tree Stores, Inc.                       11,900         8/31/2011   New China Super Buffet
---------------------------------------------------------------------------------------------------------------------------------
  80     N/A                                               N/A               N/A   N/A
  81     Family Dollar                                  10,571         6/30/2012   Proud Lion Pub
  82     N/A                                               N/A               N/A   N/A
  83     Giorlando Castronovo, Liberty Maxwell,
         dba Gio's Brooklyn Boxing Club                  3,539        12/31/2013   Ary, Hamilton, Jackson and Associates,
                                                                                   dba L.A. Architects
  84     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  85     N/A                                               N/A               N/A   N/A
 85A1    N/A                                               N/A               N/A   N/A
 85A2    N/A                                               N/A               N/A   N/A
 85A3    N/A                                               N/A               N/A   N/A
 85A4    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  86     N/A                                               N/A               N/A   N/A
  87     Patton, Albertson & Miller, LLP                 4,413        12/31/2017   Baldschun, Cable & Jones, LLC
  88     N/A                                               N/A               N/A   N/A
  89     N/A                                               N/A               N/A   N/A
  90     N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  91     N/A                                               N/A               N/A   N/A
  92     N/A                                               N/A               N/A   N/A
  93     N/A                                               N/A               N/A   N/A
  94     N/A                                               N/A               N/A   N/A
 94A1    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 94A2    N/A                                               N/A               N/A   N/A
 94A3    N/A                                               N/A               N/A   N/A
  95     N/A                                               N/A               N/A   N/A
  96     N/A                                               N/A               N/A   N/A
  97     Sylvan's Learning Center                        3,800         2/28/2008   Hot Bodeez Tanning Salon
---------------------------------------------------------------------------------------------------------------------------------
  98     Family Dollar                                   6,000        12/31/2008   Rent-A-Center
  99     N/A                                               N/A               N/A   N/A
  100    N/A                                               N/A               N/A   N/A
  101    Master Lease                                    5,700         7/31/2010   Rajan P. Patel Little Spaghetti House Deli
                                                                                   & Grill
  102    Dollar General                                  9,182         8/31/2012   CVS
---------------------------------------------------------------------------------------------------------------------------------
  103    N/A                                               N/A               N/A   N/A
  104    Drug Free America                               7,382         3/31/2009   Print 2 Web
  105    N/A                                               N/A               N/A   N/A
 105A1   N/A                                               N/A               N/A   N/A
 105A2   N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  106    N/A                                               N/A               N/A   N/A
 106A1   N/A                                               N/A               N/A   N/A
 106A2   N/A                                               N/A               N/A   N/A
 106A3   N/A                                               N/A               N/A   N/A
  107    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  108    Reeves Construction Company                     5,451        12/31/2009   WellCare Comprehensive Health Management
  109    N/A                                               N/A               N/A   N/A
  110    N/A                                               N/A               N/A   N/A
  111    NuWest Textile Group                           10,393        10/31/2010   Renaissance Precision Manufacturing
  112    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 112A1   N/A                                               N/A               N/A   N/A
 112A2   N/A                                               N/A               N/A   N/A
  113    Panda Garden Buffet                             5,000         3/31/2011   Maurice's
  114    N/A                                               N/A               N/A   N/A
  115    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  116    N/A                                               N/A               N/A   N/A
  117    N/A                                               N/A               N/A   N/A
  118    N/A                                               N/A               N/A   N/A
  119    N/A                                               N/A               N/A   N/A
  120    Middletown Kenpo Karate, L.L.C.                 3,600         4/30/2009   Raymond and Vincent Inferrera
---------------------------------------------------------------------------------------------------------------------------------
  121    N/A                                               N/A               N/A   N/A
  122    Laundry Express                                 3,266        10/30/2021   Sun Terrific Tanning
  123    N/A                                               N/A               N/A   N/A
  124    N/A                                               N/A               N/A   N/A
  125    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  126    RDJ Bedding, Inc.                               3,500         9/30/2011   United Telephone Company of Ohio, Inc.
  127    T-Mobile                                        3,000         9/17/2016   Wingstop
  128    Rite Aid                                        5,800         3/31/2010   Citizens Bank
  129    N/A                                               N/A               N/A   N/A
 129A1   N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
 129A2   N/A                                               N/A               N/A   N/A
  130    N/A                                               N/A               N/A   N/A
  131    N/A                                               N/A               N/A   N/A
  132    Radio Shack Corporation Unit                    2,400         4/30/2008   Cingular Wireless
  133    N/A                                               N/A               N/A   N/A
---------------------------------------------------------------------------------------------------------------------------------
  134    Ally Inc.                                       3,375           Various   Merle Norman
  135    Ricardo A. Roig, PA                             3,491         7/31/2009   Rehab & Healthcare of Tampa, Inc
  136    N/A                                               N/A               N/A   N/A
  137    Schlosky's                                      2,121        10/31/2009   Endless Summer Tan
  138    The Boston Stoker                               1,750         9/30/2011   Three Witt
---------------------------------------------------------------------------------------------------------------------------------
  139    Garren, MD & Hartman, MD                        5,120         6/30/2009   Linn Hert Geib
  140    N/A                                               N/A               N/A   N/A
 140A1   N/A                                               N/A               N/A   N/A
 140A2   N/A                                               N/A               N/A   N/A
  141    Navy Federal Credit Union                       2,025         7/31/2012   Subway Real Estate Corp.
---------------------------------------------------------------------------------------------------------------------------------
  142    Penn Station                                    1,700        12/31/2014   UPS Store
  143    Pearle Vision                                   1,745         8/31/2011   T&T Realty Sales, Inc.

            3RD LARGEST     3RD LARGEST
CONTROL     TENANT AREA    TENANT LEASE  CONTROL  FOOTNOTE
  NO.    LEASED (SQ. FT.)    EXP. DATE     NO.       NO.
----------------------------------------------------------

   1             N/A               N/A      1        (1)
  1A1            N/A               N/A     1A1
  1A2            N/A               N/A     1A2
  1A3            N/A               N/A     1A3
  1A4            N/A               N/A     1A4
----------------------------------------------------------
  1A5            N/A               N/A     1A5
  1A6            N/A               N/A     1A6
  1A7            N/A               N/A     1A7
  1A8            N/A               N/A     1A8
  1A9            N/A               N/A     1A9
----------------------------------------------------------
 1A10            N/A               N/A    1A10
 1A11            N/A               N/A    1A11
 1A12            N/A               N/A    1A12
 1A13            N/A               N/A    1A13
 1A14            N/A               N/A    1A14
----------------------------------------------------------
 1A15            N/A               N/A    1A15
 1A16            N/A               N/A    1A16
 1A17            N/A               N/A    1A17
 1A18            N/A               N/A    1A18
 1A19            N/A               N/A    1A19
----------------------------------------------------------
 1A20            N/A               N/A    1A20
 1A21            N/A               N/A    1A21
 1A22            N/A               N/A    1A22
 1A23            N/A               N/A    1A23
 1A24            N/A               N/A    1A24
----------------------------------------------------------
 1A25            N/A               N/A    1A25
 1A26            N/A               N/A    1A26
 1A27            N/A               N/A    1A27
 1A28            N/A               N/A    1A28
 1A29            N/A               N/A    1A29
----------------------------------------------------------
 1A30            N/A               N/A    1A30
 1A31            N/A               N/A    1A31
 1A32            N/A               N/A    1A32
 1A33            N/A               N/A    1A33
 1A34            N/A               N/A    1A34
----------------------------------------------------------
 1A35            N/A               N/A    1A35
 1A36            N/A               N/A    1A36
 1A37            N/A               N/A    1A37
 1A38            N/A               N/A    1A38
 1A39            N/A               N/A    1A39
----------------------------------------------------------
 1A40            N/A               N/A    1A40
 1A41            N/A               N/A    1A41
 1A42            N/A               N/A    1A42
 1A43            N/A               N/A    1A43
 1A44            N/A               N/A    1A44
----------------------------------------------------------
 1A45            N/A               N/A    1A45
                 N/A               N/A
  2A          27,943        12/31/2009     2A
  2B          15,000          6/1/2019     2B
  2C           8,808         3/31/2012     2C
----------------------------------------------------------
  2D           9,567        12/31/2016     2D
  2E           7,110        12/31/2010     2E
  2F           3,000          2/1/2008     2F
  2G          29,000        12/31/2008     2G
  2H          13,071         1/31/2010     2H
----------------------------------------------------------
  2I          14,340         3/31/2011     2I
  2J          12,000         1/31/2010     2J
  2K           6,000         10/1/2011     2K
  2L          10,000         11/1/2011     2L
  2M          25,200        10/31/2014     2M
----------------------------------------------------------
  2N          18,750         1/31/2010     2N
  2O           2,400          4/1/2009     2O
  2P           5,200         1/31/2011     2P
  2Q           2,276         12/1/2009     2Q
  2R           1,900          4/1/2008     2R
----------------------------------------------------------
  2S           8,450         5/31/2008     2S
  2T          30,035         7/31/2010     2T
  2U           1,710         11/1/2008     2U
  2V           2,000          1/1/2010     2V
  2W          24,908         5/13/2009     2W
----------------------------------------------------------
  2X          25,500        11/30/2016     2X
  2Y          22,380         8/31/2009     2Y
  2Z           3,200         3/31/2023     2Z
  2AA         12,000         8/31/2008     2AA
  2AB          3,000          8/1/2008     2AB
----------------------------------------------------------
  2AC         18,946         5/31/2019     2AC
  2AD         20,250         9/30/2017     2AD
  2AE          1,200          8/1/2011     2AE
  2AF          1,300         11/1/2010     2AF
  2AG          1,200         10/1/2009     2AG
----------------------------------------------------------
  2AH          2,100         12/1/2007     2AH
  2AI         34,997         1/31/2013     2AI
  2AJ         11,907         4/30/2011     2AJ
  2AK            N/A               N/A     2AK
  2AL          2,400         7/31/2009     2AL
----------------------------------------------------------
  2AM          2,290         7/31/2011     2AM
   3          75,274         2/24/2019      3        (2)
   4             N/A               N/A      4        (3)
  4A1         25,451        11/30/2010     4A1
  4A2         37,573         8/31/2008     4A2
----------------------------------------------------------
  4A3         30,000         4/30/2010     4A3
  4A4         25,000         1/31/2016     4A4
  4A5          6,363        11/30/2013     4A5
  4A6          5,400        10/31/2015     4A6
  4A7          7,271         6/30/2009     4A7
----------------------------------------------------------
  4A8         24,269         6/30/2015     4A8
  4A9          7,284         2/28/2010     4A9
 4A10          3,600         1/31/2010    4A10
 4A11          2,442         9/30/2011    4A11
   5          46,843           Various      5        (4)
----------------------------------------------------------
   6          46,171         3/31/2017      6        (5)
   7          10,653         8/31/2012      7        (6)
   8          25,118        10/31/2008      8        (7)
   9          47,500         8/31/2022      9        (8)
  10         130,345         3/31/2026     10        (9)
----------------------------------------------------------
  11             N/A               N/A     11       (10)
  12             N/A               N/A     12
  13           5,000         5/31/2020     13
  14             N/A               N/A     14       (11)
 14A1            N/A               N/A    14A1
----------------------------------------------------------
 14A2            N/A               N/A    14A2
 14A3            N/A               N/A    14A3
 14A4            N/A               N/A    14A4
  15             N/A               N/A     15
  16          20,059         8/31/2017     16       (12)
----------------------------------------------------------
  17             N/A               N/A     17
  18          30,428         8/31/2012     18
  19           1,900         12/1/2007     19
  20             N/A               N/A     20       (13)
  21             N/A               N/A     21       (14)
----------------------------------------------------------
  22             N/A               N/A     22       (15)
  23          20,088        12/31/2015     23       (16)
  24             N/A               N/A     24       (17)
  25             N/A               N/A     25
 25A1            N/A               N/A    25A1
----------------------------------------------------------
 25A2            N/A               N/A    25A2
 25A3            N/A               N/A    25A3
 25A4            N/A               N/A    25A4
 25A5            N/A               N/A    25A5
 25A6            N/A               N/A    25A6
----------------------------------------------------------
 25A7            N/A               N/A    25A7
 25A8            N/A               N/A    25A8
 25A9            N/A               N/A    25A9
 25A10           N/A               N/A    25A10
  26             N/A               N/A     26
----------------------------------------------------------
  27             N/A               N/A     27       (18)
  28             N/A               N/A     28       (19)
  29           6,958         9/30/2015     29       (20)
  30           3,490        10/31/2012     30       (21)
  31           2,957         1/31/2012     31
----------------------------------------------------------
  32           4,810         8/31/2015     32       (22)
  33             N/A               N/A     33
  34           8,000         9/30/2010     34
  35          30,000        10/31/2009     35
  36          14,765        12/31/2016     36
----------------------------------------------------------
  37             N/A               N/A     37
  38           4,938        12/31/2007     38
  39           4,000         2/29/2008     39       (23)
  40          13,905         7/31/2059     40
  41             N/A               N/A     41
----------------------------------------------------------
  42          12,250         5/15/2013     42       (24)
  43           2,500         5/31/2014     43
  44             N/A               N/A     44
  45           4,822        10/31/2008     45
  46           3,853         6/30/2010     46
----------------------------------------------------------
  47             N/A               N/A     47       (25)
  48             N/A               N/A     48
  49          10,569         4/30/2011     49
  50             N/A               N/A     50
 50A1            N/A               N/A    50A1
----------------------------------------------------------
 50A2            N/A               N/A    50A2
 50A3            N/A               N/A    50A3
 50A4            N/A               N/A    50A4
 50A5            N/A               N/A    50A5
 50A6            N/A               N/A    50A6
----------------------------------------------------------
 50A7            N/A               N/A    50A7
 50A8            N/A               N/A    50A8
 50A9            N/A               N/A    50A9
  51           3,950         5/31/2008     51
  52          17,400         1/31/2012     52
----------------------------------------------------------
  53             N/A               N/A     53       (26)
  54             N/A               N/A     54
  55             N/A               N/A     55
 55A1            N/A               N/A    55A1
 55A2            N/A               N/A    55A2
----------------------------------------------------------
 55A3            N/A               N/A    55A3
 55A4            N/A               N/A    55A4
 55A5            N/A               N/A    55A5
 55A6            N/A               N/A    55A6
 55A7            N/A               N/A    55A7
----------------------------------------------------------
 55A8            N/A               N/A    55A8
 55A9            N/A               N/A    55A9
  56           3,450         5/31/2009     56
  57             810         1/31/2013     57       (27)
  58             N/A               N/A     58
----------------------------------------------------------
 58A1            N/A               N/A    58A1
 58A2            N/A               N/A    58A2
 58A3            N/A               N/A    58A3
 58A4            N/A               N/A    58A4
 58A5            N/A               N/A    58A5
----------------------------------------------------------
 58A6            N/A               N/A    58A6
  59             N/A               N/A     59
  60             N/A               N/A     60       (28)
  61             N/A               N/A     61
  62             N/A               N/A     62
----------------------------------------------------------
  63             N/A               N/A     63
 63A1            N/A               N/A    63A1
 63A2            N/A               N/A    63A2
 63A3            N/A               N/A    63A3
  64          10,800         1/31/2008     64
----------------------------------------------------------
  65          11,400         5/31/2012     65
  66             N/A               N/A     66
  67             N/A               N/A     67
  68           7,500         4/30/2011     68
  69           2,000         2/12/2017     69
----------------------------------------------------------
  70           5,200         5/31/2008     70
  71           8,880        11/30/2007     71
  72          12,545        10/31/2014     72
  73          10,260         1/31/2012     73
  74             N/A               N/A     74
----------------------------------------------------------
  75           4,484         5/31/2017     75
  76           6,000        11/30/2012     76       (29)
  77             N/A               N/A     77
  78             N/A               N/A     78       (30)
  79           7,968         8/31/2011     79
----------------------------------------------------------
  80             N/A               N/A     80
  81           5,200        10/31/2011     81
  82             N/A               N/A     82       (31)
  83           1,843         6/30/2009     83
  84             N/A               N/A     84       (32)
----------------------------------------------------------
  85             N/A               N/A     85
 85A1            N/A               N/A    85A1
 85A2            N/A               N/A    85A2
 85A3            N/A               N/A    85A3
 85A4            N/A               N/A    85A4
----------------------------------------------------------
  86             N/A               N/A     86
  87           2,624        12/31/2012     87
  88             N/A               N/A     88
  89             N/A               N/A     89       (33)
  90             N/A               N/A     90
----------------------------------------------------------
  91             N/A               N/A     91
  92             N/A               N/A     92
  93             N/A               N/A     93       (34)
  94             N/A               N/A     94
 94A1            N/A               N/A    94A1
----------------------------------------------------------
 94A2            N/A               N/A    94A2
 94A3            N/A               N/A    94A3
  95             N/A               N/A     95       (35)
  96             N/A               N/A     96
  97           3,000        10/31/2009     97
----------------------------------------------------------
  98           5,250         5/31/2009     98
  99             N/A               N/A     99       (36)
  100            N/A               N/A     100
  101          2,400         5/31/2017     101      (37)
  102          8,450        10/31/2009     102
----------------------------------------------------------
  103            N/A               N/A     103
  104          2,309         4/30/2010     104
  105            N/A               N/A     105
 105A1           N/A               N/A    105A1
 105A2           N/A               N/A    105A2
----------------------------------------------------------
  106            N/A               N/A     106
 106A1           N/A               N/A    106A1
 106A2           N/A               N/A    106A2
 106A3           N/A               N/A    106A3
  107            N/A               N/A     107
----------------------------------------------------------
  108          3,130         2/28/2011     108
  109            N/A               N/A     109
  110            N/A               N/A     110
  111          5,605        12/31/2010     111
  112            N/A               N/A     112
----------------------------------------------------------
 112A1           N/A               N/A    112A1
 112A2           N/A               N/A    112A2
  113          4,500         1/31/2017     113
  114            N/A               N/A     114
  115            N/A               N/A     115
----------------------------------------------------------
  116            N/A               N/A     116
  117            N/A               N/A     117
  118            N/A               N/A     118
  119            N/A               N/A     119      (38)
  120          3,000               MTM     120
----------------------------------------------------------
  121            N/A               N/A     121      (39)
  122          2,785         1/31/2012     122
  123            N/A               N/A     123
  124            N/A               N/A     124
  125            N/A               N/A     125
----------------------------------------------------------
  126          2,500        10/31/2011     126
  127          1,700         1/31/2011     127
  128          3,900         7/31/2010     128
  129            N/A               N/A     129
 129A1           N/A               N/A    129A1
----------------------------------------------------------
 129A2           N/A               N/A    129A2
  130            N/A               N/A     130
  131            N/A               N/A     131      (40)
  132          1,700         7/31/2008     132
  133            N/A               N/A     133
----------------------------------------------------------
  134          3,000         5/31/2010     134
  135          2,255         2/28/2009     135
  136            N/A               N/A     136
  137          1,900        11/15/2009     137      (41)
  138          1,250         3/31/2012     138
----------------------------------------------------------
  139          2,089         2/28/2012     139
  140            N/A               N/A     140
 140A1           N/A               N/A    140A1
 140A2           N/A               N/A    140A2
  141          1,441         7/31/2012     141
----------------------------------------------------------
  142          1,100         3/31/2010     142
  143            745         8/31/2007     143

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated unit of measure.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

(1)	Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W NOI and U/W NCF reflect aggregate in-place U/W NOI and U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties, respectively. The aggregate U/W NOI and U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,270,637 and $83,265,131, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

1

Annex A-1 Footnotes — continued

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

(2)	Potomac Mills	The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes the Potomac Mills Non-Trust Loan in the cut-off date principal amount of $164,000,000. The Potomac Mills Loan Combination has a cut-off date principal balance of $410,000,000.

The Mills Limited Partnership has provided a payment guaranty of $60,000,000 with respect to the Potomac Mills Loan Combination, which may be reduced on a quarterly basis during the term of the Potomac Mills Mortgage Loan under the conditions set forth in the related loan documents. The guaranty terminates upon the earlier of (i) payment in full of the mortgage loan, (ii) defeasance pursuant to the terms of the loan agreement or (iii) the adjusted guaranty amount being reduced to $0.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan, totaling $410,000,000.

U/W NCF DSCR is based on the initial principal balance of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan and an interest rate of 5.8295%, calculated on an Actual/360 Basis.

Total square footage and Occupancy Percentage includes Costco Wholesale Corporation, comprising of 148,663 square feet, which owns its own improvements and ground leases its pad from the related borrower. The total square footage excluding Costco Wholesale Corporation is 1,349,907.

(3)	Och-Ziff Retail Portfolio	The Och-Ziff Retail Portfolio Mortgage Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes the Och-Ziff Retail Portfolio Non-Trust Loan in the cut-off date principal amount of $140,000,000. The Och-Ziff Retail Portfolio Loan Combination has a cut-off date principal balance of $284,000,000.

Loan Per Unit, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loan, totaling $284,000,000.

The Och-Ziff Retail Portfolio Mortgage Loan is comprised of eleven properties with an aggregate of 2,535,761 square feet of total space, of which approximately 2,311,252 square feet are collateral and 224,509 square feet are occupied by Sam’s Club (136,103 square feet at the CP Trussville mortgaged real property) and Kohl’s (88,406 square feet at the CP Trussville mortgaged real property), which own their pads and improvements and are not part of the collateral.

Occupancy Percentage excludes 107,806 square feet of dark space leased to Ian Stewart and Ken Gillich (‘‘America’s Custom Design Center’’) through9/30/2011. Including the 107,806 square foot dark space, the Och-Ziff Retail Portfolio is 94.8% leased.

U/W NCF DSCR is based on the initial principal balance of the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Non-Trust Loan and an interest rate of 6.312%, calculated on an Actual/360 Basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011. The UW NCF DSCR excluding the Ian Stewart and Ken Gillich Lease is approximately 1.26x.

2

Annex A-1 Footnotes — continued

(4)	One Sansome Street	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $17,274,227 and $16,233,764, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 are each 1.86x.

Largest Tenant Citigroup North America’s lease expiration includes 109,478 square feet expiring 12/31/2011 and 46,758 square feet expiring 6/30/2013.

3rd Largest Tenant Smith Barney’s lease expiration includes 31,148 square feet expiring 4/30/2015 and 15,695 square feet expiring 9/30/2010.

(5)	100 Wall Street	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $12,516,865 and $11,651,972, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 are each 1.57x.

(6)	McCandless Towers	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. The U/W NOI and U/W NCF are projected to be $11,274,915 and $10,440,573, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W NCF DSCR based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.

Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.

3

Annex A-1 Footnotes — continued

Appraised Value reflects the aggregrate appraised value of McCandless Towers I with an appraised value of $100,000,000 as of May 23, 2007 and McCandless Towers II with an appraised value $123,000,000 as of May 23, 2007.

3rd Largest Tenant Wayne Mascia Associates lease provides for one, five year renewal option at market rent but no less than prior base rent.

(7)	Greensboro Park	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $10,031,194 and $9,292,422, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building re-measurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $9,292,422 are each 1.34x.

Appraised Value reflects the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV and the Scheduled Maturity LTV are each 63.0%.

(8)	Islandia Shopping Center	Total square footage and Occupancy Percentage includes Wal-Mart Real Estate Business Trust, comprising of 128,755 square feet, which owns its own improvements and leases its pad from the related borrower. The total square footage excluding Wal-Mart Real Estate Business Trust is 248,019.

U/W NCF and U/W NCF DSCR includes base rent for the Wal-Mart Real Estate Business Trust Lease calculated by averaging actual rental payments over the term of the lease.

(9)	Westview Shopping Center	Occupancy Percentage excludes 46,176 square feet of space under master leases. Inclusive of the master leases, the Mortgaged Property is 100% leased.

Total square footage includes Lowe’s Home Centers, Inc., comprising of 135,197 square feet, and Sam’s Club, comprising of 130,345 square feet, which lease their pads from the related borrower and own their respective improvements; therefore, the improvements are not part of the collateral.

Appraised Value, Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. The ‘‘As-Is’’ Appraised Value as of May 1, 2007 is $66,100,000. The Original LTV and Cut-Off Date LTV based on the ‘‘As-Is’’ value is 85.5%.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master leases. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883,

4

Annex A-1 Footnotes — continued

representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year rent for space leased as a management office). U/W NCF and U/W NCF DSCR were calculated to include $603,970 of annual base rent plus $140,728 of recoveries associated with the master leases.

(10)	One Fair Oaks Plaza	U/W NCF reflects in-place U/W NCF. The U/W NCF is projected to be $4,509,906.

The U/W NCF DSCR based on the projected U/W NCF of $4,509,906 is 1.35x.

(11)	Texas SLC Portfolio	U/W NCF reflects in-place U/W NCF. The U/W NCF is projected to be $3,750,740.

The U/W NCF DSCR based on the projected U/W NCF of $3,750,740 is 1.54x.

(12)	Irish Hills Plaza	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 11,254 square feet of recently executed leases for tenants Vitamin Shoppe, One Way Board Shops, Specialized Restaurants, Inc., and Artistic Nails & Spa Corporation that are not yet in occupancy. Actual in-place occupancy excluding such space is 92.0%. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants takes occupancy, pay rent, and are open for business.

(13)	Greenhouse on Holcomb Bridge	Appraised Value reflects the As-Is Appraised Value. The as completed and stabilized Appraised Value as of April 1, 2009 is $38,850,000 representing an LTV of 61.5%.

(14)	Dolce Norwalk	U/W NCF DSCR and U/W NCF were calculated based on projected occupancy and average daily rate levels. The amount of $1,800,000 was escrowed at closing, representing capital improvements to be implemented at the mortgaged property. The U/W NCF DSCR based on the in-place U/W NCF of $1,966,668 is 1.08x. The Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF is 1.24x.

(15)	Bear Canyon	At closing, Michael J. Sauter and Carol Sauter, principals of the borrowing entity with a combined net worth of $46,739,134 as of March 22, 2007, have delivered a guaranty of payment of the related mortgage loan with liability thereunder limited to $4,500,000 as well as a guaranty of payment of the full Note B amount of $5,600,000.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(16)	Portsmouth Station Shopping Center	20,088 square feet, representing 13.7% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(17)	170-178 Thompson Street	Total number of units and Occupany Percentage includes 115 multifamily units and 2 commercial units.

5

Annex A-1 Footnotes — continued

(18)	Highland Parc	Appraised Value reflects the As-Is Appraisal Value. The as completed and stabilized Appraisal Value as of May 29, 2009 is $34,000,000, representing an LTV of 59.4%.

(19)	Washington Square Apartments	Total number of units and Occupancy Percentage includes 144 multifamily units and 8 commercial units.

U/W NCF and U/W NCF DSCR were calculated based on stabilized occupancy of 95% at the mortgaged property, which was constructed in 2006. Joseph Orbach, the mortgage loan sponsor, provided a master lease for all vacant units to be released upon the property achieving a DSCR of 1.20x on an amortizing basis. At closing, the borrower deposited $575,675 into the debt service reserve.

(20)	Bradford Plaza	Occupancy Percentage excludes 21,337 square feet of space under a master lease. Inclusive of the master lease, the Mortgaged Property is 98.3% leased.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 21,337 square feet of space under a master lease. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $664,269, representing approximately one year of base rent and reimbursements for the space under the master lease. Furthermore, U/W NCF and U/W NCF DSCR were calculated to include $239,966 of base rent plus an additional $51,637 of recoveries associated with four vacant spaces covered under the master lease, which account for a total of 11,453 square feet at the mortgaged property.

The yield maintenance charge for the mortgage loan is based on the applicable U.S. Treasury Security rate plus twenty-five basis points.

(21)	SawGrass Landing	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of October 1, 2007 is $23,800,000 representing an LTV of 76.7%.

(22)	Waxahachie Towne Center	Sq Feet, Pads, Rooms or Units reflect 46,439 sf of collateral square footage only. Does not include 203,306 sf of tenant-owned improvements located on ground-leased outparcels consisting of 134,563 sf occupied by Lowe’s, 65,927 sf occupied by Belk’s, and 2,816 sf occupied by Long John Silver’s/A&W.

10,806 square feet, representing 23.3% of the collateral square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 30, 2008 is $22,175,000, representing an LTV of 75.5%.

(23)	The Annex – Las Vegas Outlet Center	U/W NCF DSCR and U/W NCF were calculated based on stabilized occupancy levels. At closing, the related borrower escrowed $1,310,140, representing two years of rent and estimated reimbursements, and $113,895, representing tenant improvement and leasing commissions. Monthly contractual tenant improvement and leasing commission escrows commence on the thirteenth payment date of the loan term. The U/W NCF DSCR based on the in-place U/W NCF of $430,027 is 0.58x. At closing, $717,994 was deposited into the debt service reserve.

(24)	Marketplace at Frankford	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 17,034 square feet under an executed lease with Aldi (Texas) L.L.C. , which tenant is not yet

6

Annex A-1 Footnotes — continued

in occupancy but has commenced paying rent. The amount of $119,000 was escrowed at closing, representing approximately 1 years rent for the Aldi (Texas) L.L.C. space.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date to and including payment date in May 2017, in the approximate amount of $13,465 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $794,433 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through May 2017, would result in a Balloon Balance of $11,205,567 and a Balloon LTV of 73.4%.

(25)	Hampton Inn Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $19,000,000 representing an LTV of 60.5%.

(26)	Homewood Suites Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $15,300,000 representing an LTV of 65.4%.

(27)	315-321 6th Avenue	Total number of units and Occupany Percentage includes 13 multifamily units and 4 commercial units.

(28)	Torrance Self Storage	The Torrance Self Storage Mortgaged Property is a leasehold interest pursuant to a space lease expiring June 10, 2044.

(29)	Kessler Hills Shopping Center	Appraised Value reflects the As-Is Appraisal Value. The stabilized Appraisal Value as of August 1, 2007 is $10,250,000, representing an LTV of 58.5%.

(30)	Walgreens – Little Egg Harbor	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2032), and every five years thereafter, pursuant to the lease.

(31)	Walgreens – Barnegat	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2032), and every five years thereafter, pursuant to the lease.

Pursuant to the mortgage loan documents, in the event the credit rating for Walgreen Co. is reduced to ‘‘BB’’ by S&P (or equivalent of such rating by Moody’s), the related borrower shall, in addition to monthly interest-only payments, commence monthly principal payments sufficient to fully amortize the outstanding principal balance based upon a thirty-year amortization schedule.

(32)	Sunridge Apartments	Appraised Value reflects the As-Is Appraised Value. The completed and stabilized Appraised Value as of April 2009 is $8,900,000 representing an LTV of 56.7%.

(33)	Walgreen’s Bronx	Walgreen Eastern Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2026), and every five years thereafter, pursuant to the lease.

7

Annex A-1 Footnotes — continued

(34)	North Parkway Mini Storage	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 3, 2009 is $5,725,000, resulting in an LTV of 69.9%.

(35)	Walgreens Wichita	Walgreen Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2020), and every five years thereafter, pursuant to the lease.

(36)	Ryan Road Self Storage	On June 1, 2007, the related borrower obtained an earn-out advance in the amount of $700,000 which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $3,583,713.57 as of June 11, 2007, at the mortgage rate and a Remaining Amortization Term of 354 months.

(37)	Our Town Shopping Center	5,700 square feet, representing 11.2% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of August 1, 2008 is $4,500,000 representing an LTV of 76.1%.

(38)	Lock-Ur-Own Self Storage	Appraised Value reflects the Appraised Value upon upgrading and expansion. The upgrade & expansion Appraised Value as of July 1, 2007 is $3,350,000 representing an LTV of 76.1%. The stabilized Appraised Value as of July 1, 2008 is $3,635,000 representing an LTV of 70.1%.

(39)	3M Bentonville Office/Warehouse	Appraised Value reflects the As Complete/Stabilized Appraised Value based on completion of the property.

(40)	Walgreens San Antonio	Walgreen Co., Inc. has the option to terminate its lease on the last day of the 240th month of the lease term (August 2019), and every five years thereafter, pursuant to the lease.

(41)	Louisiana Purchase Center	2,777 square feet, representing 12.1% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

8

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	136	$1,572,026,094	52.8%	$11,559,015	$412,701,271	72.0%	1.12	x	94.8%	6.442%
Interest Only	45	1,406,910,620	47.2	31,264,680	246,000,000	66.7	1.28		93.7	6.064
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 48.6% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 16.0% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$42,000,000	1.4%	$42,000,000	$42,000,000	35.6%	3.23	x	95.6%	5.636%
40.1 - 45.0	2	141,769,073	4.8	70,884,537	139,569,073	41.9	1.19		87.1	6.163
45.1 - 50.0	3	122,373,358	4.1	40,791,119	117,399,060	47.0	1.20		95.3	6.224
50.1 - 55.0	5	132,689,786	4.5	26,537,957	116,426,461	52.4	1.03		95.6	6.501
55.1 - 60.0	5	47,380,794	1.6	9,476,159	20,700,000	57.1	1.27		97.0	6.309
60.1 - 65.0	13	200,478,207	6.7	15,421,401	108,926,767	63.4	1.18		91.1	6.308
65.1 - 70.0	22	367,580,228	12.3	16,708,192	144,000,000	67.1	1.21		89.7	6.288
70.1 - 75.0	36	826,452,324	27.7	22,957,009	412,701,271	71.6	1.16		96.0	6.469
75.1 - 80.0	75	934,480,570	31.4	12,459,741	246,000,000	78.6	1.17		95.7	6.047
80.1 >=	19	163,732,374	5.5	8,617,493	21,792,000	86.8	1.09		96.8	6.422
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%
Weighted Average Cut-off Date LTV Ratio: 69.5%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	19	$622,370,773	20.9%	$32,756,356	$139,569,073	59.8%	1.21	x	91.1%	6.230%	60
73 - 84	6	48,488,798	1.6	8,081,466	19,100,000	69.9	1.30		88.5	6.183	84
85 - 108	1	144,000,000	4.8	144,000,000	144,000,000	66.3	1.27		90.1	6.312	85
109 - 120	145	2,036,070,143	68.3	14,041,863	412,701,271	73.2	1.14		95.8	6.265	120
121 - 144	7	74,700,000	2.5	10,671,429	42,000,000	51.7	2.38		96.0	6.034	121
169 - 180	3	53,307,000	1.8	17,769,000	20,838,000	75.5	1.04		96.2	6.880	180
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%	106
Weighted Average Original Term to Maturity: 106 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	4	$11,687,898	0.4%	$2,921,975	$3,746,984	85.9%	1.21	x	100.0%	6.300%	48
49 - 60	15	610,682,875	20.5	40,712,192	139,569,073	59.3	1.21		90.9	6.228	58
73 - 84	7	192,488,798	6.5	27,498,400	144,000,000	67.2	1.28		89.7	6.279	84
85 - 108	3	29,824,847	1.0	9,941,616	10,781,058	85.3	1.20		100.0	6.191	108
109 - 120	143	2,016,745,296	67.7	14,103,114	412,701,271	73.0	1.14		95.7	6.264	119
121 - 144	6	64,200,000	2.2	10,700,000	42,000,000	48.6	2.55		95.9	6.043	121
169 - 180	3	53,307,000	1.8	17,769,000	20,838,000	75.5	1.04		96.2	6.880	179
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%	105
Weighted Average Remaining Term to Maturity: 105 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type (1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	141	$1,270,819,193	42.7%	$9,012,902	$246,000,000	76.2%	1.18	x	95.7%	6.187%
Office	18	678,716,052	22.8	37,706,447	139,569,073	54.3	1.29		92.9	6.249
Hotel	49	464,085,541	15.6	9,471,133	27,316,542	70.1	1.12		—	6.696
Multifamily	48	381,425,930	12.8	7,946,374	51,214,000	72.1	1.16		91.9	6.078
Mobile Home Park	5	41,422,020	1.4	8,284,404	32,000,000	70.8	1.23		97.9	6.158
Assisted Living	4	39,000,000	1.3	9,750,000	12,694,118	76.5	1.35		91.1	6.177
Self Storage	7	37,327,013	1.3	5,332,430	9,700,000	72.7	1.23		90.7	6.417
Industrial/Warehouse	6	35,803,721	1.2	5,967,287	11,600,000	76.0	1.17		97.8	5.945
Mixed Use	3	30,337,245	1.0	10,112,415	14,337,245	66.0	1.25		93.3	5.988
Total/Avg/Max/Wtd Avg:	281	$2,978,936,714	100.0%	$10,601,198	$246,000,000	69.5%	1.20	x	94.2%	6.264%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	10	$15,845,409	0.5%	$1,584,541	$2,000,000	73.5%	1.21	x	95.2%	6.386%
2,000,001 - 4,000,000	43	122,018,180	4.1	2,837,632	4,000,000	73.1	1.27		95.7	6.195
4,000,001 - 6,000,000	27	131,762,261	4.4	4,880,084	5,960,794	76.3	1.22		95.8	6.306
6,000,001 - 8,000,000	24	163,452,721	5.5	6,810,530	8,000,000	74.1	1.18		96.5	6.292
8,000,001 - 10,000,000	19	179,039,646	6.0	9,423,139	9,992,684	75.0	1.13		96.9	6.383
10,000,001 - 15,000,000	21	253,050,889	8.5	12,050,042	14,894,000	76.0	1.18		94.8	6.159
15,000,001 - 20,000,000	10	175,388,000	5.9	17,538,800	20,000,000	75.2	1.09		91.4	6.377
20,000,001 - 25,000,000	10	219,343,000	7.4	21,934,300	25,000,000	69.2	1.13		93.7	6.308
25,000,001 - 50,000,000	6	200,300,000	6.7	33,383,333	42,000,000	67.0	1.65		94.0	5.982
50,000,001 - 75,000,000	4	233,713,975	7.8	58,428,494	73,600,000	77.0	1.25		96.1	5.930
100,000,001 - 125,000,000	3	342,752,288	11.5	114,250,763	117,399,060	54.3	1.12		92.8	6.361
125,000,001 - 150,000,000	2	283,569,073	9.5	141,784,537	144,000,000	54.3	1.22		88.6	6.242
150,000,001 >=	2	658,701,271	22.1	329,350,636	412,701,271	73.5	1.12		97.8	6.383
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%
Average Cut-off Date Principal Balance: $16,458,214

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	86	$1,926,204,405	64.7%	$22,397,726	$412,701,271	68.9%	1.11	x	94.0%	6.350%
1.20 - 1.29	64	717,420,785	24.1	11,209,700	144,000,000	72.1	1.24		94.8	6.133
1.30 - 1.39	17	190,203,472	6.4	11,188,440	39,000,000	73.2	1.33		91.2	6.082
1.40 - 1.49	8	78,270,429	2.6	9,783,804	52,399,975	72.2	1.42		98.2	6.262
1.50 - 1.59	2	16,265,000	0.5	8,132,500	14,250,000	75.8	1.56		97.4	5.849
1.60 - 1.69	1	2,098,325	0.1	2,098,325	2,098,325	52.2	1.66		100.0	6.145
1.90 - 1.99	1	4,274,298	0.1	4,274,298	4,274,298	46.5	1.90		100.0	5.490
2.00 >=	2	44,200,000	1.5	22,100,000	42,000,000	36.0	3.20		95.1	5.641
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%

Weighted Average U/W NCF DSCR:    1.20x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$11,791,808	0.4%	$11,791,808	$11,791,808	66.3%	1.27	x	52.6%	6.312%
65.1 - 70.0	2	8,284,244	0.3	4,142,122	7,417,647	76.4	1.33		66.6	6.179
70.1 - 75.0	4	35,445,100	1.2	8,861,275	20,000,000	66.5	1.24		72.1	5.790
75.1 - 80.0	2	23,230,000	0.8	11,615,000	22,500,000	67.5	1.03		78.1	6.229
80.1 - 85.0	6	37,973,017	1.3	6,328,836	19,100,000	72.6	1.18		83.2	6.296
85.1 - 90.0	17	446,594,245	15.0	26,270,250	139,569,073	61.5	1.18		87.9	6.199
90.1 - 95.0	39	433,017,668	14.5	11,103,017	56,500,000	73.7	1.17		92.7	6.195
95.1 >=	161	1,518,515,093	51.0	9,431,771	246,000,000	70.5	1.23		98.0	6.181
Total/Avg/Max/Wtd Avg:	232	$2,514,851,174	84.4%	$10,839,876	$246,000,000	69.4%	1.21	x	94.2%	6.184%

Weighted Average Occupancy Rate:    94.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	45	$1,406,910,620	47.2%	$31,264,680	$246,000,000	66.7%	1.28	x	93.7%	6.064%	—
289 - 300	3	12,263,885	0.4	4,087,962	6,400,000	63.9	1.52		94.8	6.088	298
301 - 312	1	2,728,287	0.1	2,728,287	2,728,287	80.2	1.22		94.2	6.130	310
313 - 324	1	5,000,000	0.2	5,000,000	5,000,000	76.6	1.16		96.0	6.770	324
325 - 336	1	3,741,854	0.1	3,741,854	3,741,854	64.5	1.38		100.0	5.930	334
349 - 360	130	1,548,292,069	52.0	11,909,939	412,701,271	72.1	1.11		94.8	6.445	360
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%	359

Weighted Average Remaining Amortization Term:    359 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$4,274,298	0.1%	$4,274,298	$4,274,298	46.5%	1.90	x	100.0%	5.490%
5.501 - 5.750	10	181,630,966	6.1	18,163,097	73,600,000	66.3	1.72		94.3	5.681
5.751 - 6.000	36	619,232,091	20.8	17,200,891	246,000,000	77.0	1.19		95.6	5.865
6.001 - 6.250	35	611,714,523	20.5	17,477,558	139,569,073	60.0	1.19		92.1	6.191
6.251 - 6.500	70	819,312,101	27.5	11,704,459	144,000,000	72.3	1.18		94.1	6.364
6.501 - 6.750	20	664,605,736	22.3	33,230,287	412,701,271	68.2	1.09		95.5	6.671
6.751 - 7.000	9	78,167,000	2.6	8,685,222	20,838,000	75.5	1.08		96.7	6.865
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	69.5%	1.20	x	94.2%	6.264%

Weighted Average Mortgage Rate:    6.264%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$46,274,298	1.6%	$23,137,149	$42,000,000	35.6%	3.11	x	96.0%	5.623%
40.1 - 45.0	4	144,567,398	4.9	36,141,850	139,569,073	42.0	1.20		87.3	6.164
45.1 - 50.0	3	235,840,521	7.9	78,613,507	117,399,060	48.1	1.09		95.3	6.388
50.1 - 55.0	6	29,662,648	1.0	4,943,775	9,500,000	53.6	1.30		93.3	6.311
55.1 - 60.0	18	149,798,717	5.0	8,322,151	25,000,000	57.3	1.18		92.8	6.210
60.1 - 65.0	20	256,292,815	8.6	12,814,641	108,926,767	63.4	1.17		91.6	6.398
65.1 - 70.0	36	872,964,593	29.3	24,249,016	412,701,271	66.7	1.15		91.9	6.499
70.1 - 75.0	51	528,689,979	17.7	10,366,470	52,399,975	73.0	1.17		95.9	6.161
75.1 - 80.0	29	631,344,658	21.2	21,770,505	246,000,000	78.4	1.19		96.1	5.989
80.1 - 85.0	3	24,038,114	0.8	8,012,705	9,987,000	84.3	1.11		98.3	6.304
85.1 >=	9	59,462,973	2.0	6,606,997	10,781,058	89.4	1.12		98.8	6.401
Total/Avg/Max/Wtd Avg:	181	$2,978,936,714	100.0%	$16,458,214	$412,701,271	66.8%	1.20	x	94.2%	6.264%

Weighted Average Maturity Date LTV Ratio:    66.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	34	$519,455,994	17.4%
VA	8	451,336,211	15.2
NY	23	423,053,448	14.2
TX	35	300,679,274	10.1
FL	24	240,226,522	8.1
GA	12	129,649,524	4.4
NJ	7	104,592,347	3.5
MD	4	82,023,565	2.8
AZ	5	71,527,245	2.4
NC	12	66,889,000	2.2
AL	7	63,585,782	2.1
PA	6	55,558,156	1.9
TN	6	52,340,270	1.8
IL	11	50,087,653	1.7
WA	4	42,820,526	1.4
OH	13	41,226,147	1.4
MI	28	37,884,881	1.3
KY	7	36,687,274	1.2
CT	4	35,543,033	1.2
SC	5	34,557,000	1.2
NV	2	30,075,000	1.0
CO	3	20,550,090	0.7
WI	3	16,117,013	0.5
MA	3	16,000,000	0.5
MN	1	14,894,000	0.5
IN	3	13,066,597	0.4
KS	3	11,031,854	0.4
RI	4	5,000,000	0.2
ME	1	4,500,023	0.2
OK	1	2,800,000	0.1
SD	1	2,728,287	0.1
AR	1	2,450,000	0.1
Total:	281	$2,978,936,714	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	106	$1,313,955,144	51.4%	$12,395,803	$412,701,271	71.7%	1.11	x	95.6%	6.504%
Interest Only	37	1,242,133,620	48.6	33,571,179	246,000,000	66.4	1.29		93.8	6.070
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 47.7% of the loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 10.6% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$42,000,000	1.6%	$42,000,000	$42,000,000	35.6%	3.23	x	95.6%	5.636%
40.1 - 45.0	2	141,769,073	5.5	70,884,537	139,569,073	41.9	1.19		87.1	6.163
45.1 - 50.0	3	122,373,358	4.8	40,791,119	117,399,060	47.0	1.20		95.3	6.224
50.1 - 55.0	4	130,039,786	5.1	32,509,947	116,426,461	52.4	1.03		95.5	6.499
55.1 - 60.0	4	26,680,794	1.0	6,670,199	12,910,000	58.3	1.32		94.7	6.419
60.1 - 65.0	9	179,853,207	7.0	19,983,690	108,926,767	63.5	1.16		90.4	6.308
65.1 - 70.0	16	276,805,228	10.8	17,300,327	144,000,000	67.1	1.23		91.6	6.344
70.1 - 75.0	25	680,926,134	26.6	27,237,045	412,701,271	71.5	1.15		96.3	6.564
75.1 - 80.0	60	791,908,810	31.0	13,198,480	246,000,000	78.6	1.18		96.2	6.043
80.1 >=	19	163,732,374	6.4	8,617,493	21,792,000	86.8	1.09		96.8	6.422
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average Cut-off Date LTV Ratio: 69.1%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	12	$507,982,773	19.9%	$42,331,898	$139,569,073	57.0%	1.22	x	90.6%	6.248%	60
73 - 84	3	31,260,794	1.2	10,420,265	19,100,000	70.1	1.26		87.1	6.149	84
85 - 108	1	144,000,000	5.6	144,000,000	144,000,000	66.3	1.27		90.1	6.312	85
109 - 120	118	1,750,688,197	68.5	14,836,341	412,701,271	73.4	1.14		96.5	6.302	120
121 - 144	6	68,850,000	2.7	11,475,000	42,000,000	49.5	2.48		96.3	5.965	121
169 - 180	3	53,307,000	2.1	17,769,000	20,838,000	75.5	1.04		96.2	6.880	180
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	107
Weighted Average Original Term to Maturity: 107 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	4	$11,687,898	0.5%	$2,921,975	$3,746,984	85.9%	1.21	x	100.0%	6.300%	48
49 - 60	8	496,294,875	19.4	62,036,859	139,569,073	56.3	1.22		90.3	6.247	58
73 - 84	4	175,260,794	6.9	43,815,199	144,000,000	67.0	1.27		89.6	6.283	84
85 - 108	3	29,824,847	1.2	9,941,616	10,781,058	85.3	1.20		100.0	6.191	108
109 - 120	116	1,731,363,350	67.7	14,925,546	412,701,271	73.2	1.14		96.4	6.302	119
121 - 144	5	58,350,000	2.3	11,670,000	42,000,000	45.6	2.68		96.2	5.962	121
169 - 180	3	53,307,000	2.1	17,769,000	20,838,000	75.5	1.04		96.2	6.880	179
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	105
Weighted Average Remaining Term to Maturity: 105 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	141	$1,270,819,192	49.7%	$9,012,902	$246,000,000	76.2%	1.18	x	95.7%	6.187%
Office	18	678,716,052	26.6	37,706,447	139,569,073	54.3	1.29		92.9	6.249
Hotel	49	464,085,541	18.2	9,471,133	27,316,542	70.1	1.12		—	6.696
Assisted Living	4	39,000,000	1.5	9,750,000	12,694,118	76.5	1.35		91.1	6.177
Self Storage	7	37,327,013	1.5	5,332,430	9,700,000	72.7	1.23		90.7	6.417
Industrial/Warehouse	6	35,803,721	1.4	5,967,287	11,600,000	76.0	1.17		97.8	5.945
Mixed Use	3	30,337,245	1.2	10,112,415	14,337,245	66.0	1.25		93.3	5.988
Total/Avg/Max/Wtd Avg:	228	$2,556,088,764	100.0%	$11,210,916	$246,000,000	69.1%	1.20	x	94.6%	6.293%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	9	$13,985,409	0.5%	$1,553,934	$2,000,000	73.4%	1.21	x	94.6%	6.330%
2,000,001 - 4,000,000	31	89,367,404	3.5	2,882,819	4,000,000	73.7	1.29		96.0	6.179
4,000,001 - 6,000,000	22	107,312,261	4.2	4,877,830	5,960,794	76.6	1.22		96.4	6.262
6,000,001 - 8,000,000	20	133,152,721	5.2	6,657,636	7,500,000	75.4	1.16		97.1	6.317
8,000,001 - 10,000,000	17	160,819,473	6.3	9,459,969	9,992,684	74.8	1.13		97.5	6.418
10,000,001 - 15,000,000	18	215,550,889	8.4	11,975,049	14,894,000	75.7	1.17		95.1	6.187
15,000,001 - 20,000,000	8	139,148,000	5.4	17,393,500	19,100,000	76.0	1.08		93.7	6.499
20,000,001 - 25,000,000	4	91,130,000	3.6	22,782,500	25,000,000	70.7	1.11		95.0	6.531
25,000,001 - 50,000,000	4	138,100,000	5.4	34,525,000	42,000,000	63.3	1.90		93.5	5.988
50,000,001 - 75,000,000	3	182,499,975	7.1	60,833,325	73,600,000	78.2	1.27		97.3	5.943
100,000,001 - 125,000,000	3	342,752,288	13.4	114,250,763	117,399,060	54.3	1.12		92.8	6.361
125,000,001 - 150,000,000	2	283,569,073	11.1	141,784,537	144,000,000	54.3	1.22		88.6	6.242
150,000,001 >=	2	658,701,271	25.8	329,350,636	412,701,271	73.5	1.12		97.8	6.383
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Average Cut-off Date Principal Balance: $17,874,747

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	70	$1,703,930,232	66.7%	$24,341,860	$412,701,271	68.2%	1.11	x	94.4%	6.377%
1.20 - 1.29	50	595,532,029	23.3	11,910,641	144,000,000	72.9	1.24		95.3	6.153
1.30 - 1.39	12	132,062,468	5.2	11,005,206	39,000,000	74.7	1.33		89.8	6.089
1.40 - 1.49	6	71,976,412	2.8	11,996,069	52,399,975	72.1	1.42		98.2	6.283
1.50 - 1.59	1	2,015,000	0.1	2,015,000	2,015,000	52.1	1.55		100.0	6.180
1.60 - 1.69	1	2,098,325	0.1	2,098,325	2,098,325	52.2	1.66		100.0	6.145
1.90 - 1.99	1	4,274,298	0.2	4,274,298	4,274,298	46.5	1.90		100.0	5.490
2.00 >=	2	44,200,000	1.7	22,100,000	42,000,000	36.0	3.20		95.1	5.641
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average U/W NCF DSCR: 1.20x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$11,791,808	0.5%	$11,791,808	$11,791,808	66.3%	1.27	x	52.6%	6.312%
65.1 - 70.0	2	8,284,244	0.3	4,142,122	7,417,647	76.4	1.33		66.6	6.179
70.1 - 75.0	2	15,050,000	0.6	7,525,000	12,500,000	67.8	1.29		70.8	5.918
80.1 - 85.0	5	35,045,013	1.4	7,009,003	19,100,000	72.1	1.17		83.4	6.262
85.1 - 90.0	14	399,344,244	15.6	28,524,589	139,569,073	59.5	1.20		87.8	6.238
90.1 - 95.0	23	260,715,844	10.2	11,335,471	56,500,000	73.8	1.17		92.9	6.253
95.1 >=	132	1,361,772,071	53.3	10,316,455	246,000,000	70.6	1.23		98.0	6.185
Total/Avg/Max/Wtd Avg:	179	$2,092,003,223	81.8%	$11,687,169	$246,000,000	68.9%	1.22	x	94.6%	6.204%
Weighted Average Occupancy Rate: 94.6%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	37	$1,242,133,620	48.6%	$33,571,179	$246,000,000	66.4%	1.29	x	93.8%	6.070%	—
289 - 300	3	12,263,885	0.5	4,087,962	6,400,000	63.9	1.52		94.8	6.088	298
301 - 312	1	2,728,287	0.1	2,728,287	2,728,287	80.2	1.22		94.2	6.130	310
325 - 336	1	3,741,854	0.1	3,741,854	3,741,854	64.5	1.38		100.0	5.930	334
349 - 360	101	1,295,221,119	50.7	12,823,971	412,701,271	71.7	1.11		95.6	6.510	360
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%	359
Weighted Average Remaining Amortization Term: 359 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$4,274,298	0.2%	$4,274,298	$4,274,298	46.5%	1.90	x	100.0%	5.490%
5.501 - 5.750	7	149,830,966	5.9	21,404,424	73,600,000	65.5	1.82		97.1	5.680
5.751 - 6.000	27	479,379,682	18.8	17,754,803	246,000,000	77.3	1.20		96.4	5.870
6.001 - 6.250	22	425,071,176	16.6	19,321,417	139,569,073	55.9	1.20		91.5	6.198
6.251 - 6.500	64	779,872,910	30.5	12,185,514	144,000,000	72.4	1.18		94.1	6.362
6.501 - 6.750	17	654,852,732	25.6	38,520,749	412,701,271	68.1	1.09		95.6	6.672
6.751 - 7.000	5	62,807,000	2.5	12,561,400	20,838,000	75.5	1.06		96.8	6.879
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	69.1%	1.20	x	94.5%	6.293%
Weighted Average Mortgage Rate: 6.293%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$46,274,298	1.8%	$23,137,149	$42,000,000	35.6%	3.11	x	96.0%	5.623%
40.1 - 45.0	4	144,567,398	5.7	36,141,850	139,569,073	42.0	1.20		87.3	6.164
45.1 - 50.0	3	235,840,521	9.2	78,613,507	117,399,060	48.1	1.09		95.3	6.388
50.1 - 55.0	5	27,012,648	1.1	5,402,530	9,500,000	53.8	1.32		92.7	6.283
55.1 - 60.0	13	98,623,717	3.9	7,586,440	25,000,000	57.2	1.18		96.2	6.319
60.1 - 65.0	14	222,928,625	8.7	15,923,473	108,926,767	63.6	1.16		90.9	6.403
65.1 - 70.0	24	724,500,836	29.0	30,937,535	412,701,271	66.7	1.15		91.7	6.552
70.1 - 75.0	38	337,744,975	13.2	8,888,026	52,399,975	72.8	1.19		97.7	6.251
75.1 - 80.0	28	617,094,658	24.1	22,039,095	246,000,000	78.3	1.18		96.1	5.994
80.1 - 85.0	3	24,038,114	0.9	8,012,705	9,987,000	84.3	1.11		98.3	6.304
85.1 >=	9	59,462,973	2.3	6,606,997	10,781,058	89.3	1.12		98.8	6.401
Total/Avg/Max/Wtd Avg:	143	$2,556,088,764	100.0%	$17,874,747	$412,701,271	66.6%	1.20	x	94.5%	6.293%
Weighted Average Maturity Date LTV Ratio: 66.6%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	18	$453,842,994	17.8%
VA	8	451,336,211	17.7
NY	20	392,503,448	15.4
TX	25	214,102,749	8.4
FL	23	189,012,522	7.4
NJ	6	84,592,347	3.3
MD	4	82,023,565	3.2
GA	9	65,174,524	2.5
AL	7	63,585,782	2.5
NC	11	62,714,000	2.5
TN	6	52,340,270	2.0
PA	5	52,064,140	2.0
IL	11	50,087,653	2.0
WA	4	42,820,526	1.7
MI	28	37,884,881	1.5
CT	4	35,543,033	1.4
SC	5	34,557,000	1.4
KY	5	33,687,274	1.3
NV	2	30,075,000	1.2
AZ	2	21,537,245	0.8
CO	3	20,550,090	0.8
WI	3	16,117,013	0.6
OH	8	16,065,738	0.6
MN	1	14,894,000	0.6
MA	2	13,200,000	0.5
KS	3	11,031,854	0.4
IN	2	5,066,597	0.2
ME	1	4,500,023	0.2
SD	1	2,728,287	0.1
AR	1	2,450,000	0.1
Total:	228	$2,556,088,764	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Amortizing Balloon(1)	30	$258,070,950	61.0%	$8,602,365	$32,000,000	74.0%	1.13	x	92.3%	6.124%
Interest Only	8	164,777,000	39.0	20,597,125	51,214,000	68.8	1.23		92.9	6.025
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%

(1)	Includes mortgage loans, representing 54.0% of the loan group no. 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 45.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,650,000	0.6%	$2,650,000	$2,650,000	54.1%	1.06	x	100.0%	6.600%
55.1 - 60.0	1	20,700,000	4.9	20,700,000	20,700,000	55.6	1.20		100.0	6.167
60.1 - 65.0	4	20,625,000	4.9	5,156,250	8,000,000	62.1	1.28		96.6	6.311
65.1 - 70.0	6	90,775,000	21.5	15,129,167	22,500,000	67.1	1.14		84.5	6.118
70.1 - 75.0	11	145,526,190	34.4	13,229,654	51,214,000	72.5	1.19		95.3	6.026
75.1 - 80.0	15	142,571,760	33.7	9,504,784	30,200,000	78.6	1.15		93.0	6.072
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average Cut-off Date LTV Ratio: 72.0%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	7	$114,388,000	27.1%	$16,341,143	$23,900,000	71.9%	1.17	x	93.1%	6.147%	60
73 - 84	3	17,228,004	4.1	5,742,668	7,200,000	69.4	1.36		90.9	6.243	84
109 - 120	27	285,381,946	67.5	10,569,702	51,214,000	72.0	1.16		92.4	6.036	120
121 - 144	1	5,850,000	1.4	5,850,000	5,850,000	78.0	1.18		93.3	6.850	121
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	102
Weighted Average Original Term to Maturity: 102 months

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	7	$114,388,000	27.1%	$16,341,143	$23,900,000	71.9%	1.17	x	93.1%	6.147%	58
73 - 84	3	17,228,004	4.1	5,742,668	7,200,000	69.4	1.36		90.9	6.243	83
109 - 120	27	285,381,946	67.5	10,569,702	51,214,000	72.0	1.16		92.4	6.036	118
121 - 144	1	5,850,000	1.4	5,850,000	5,850,000	78.0	1.18		93.3	6.850	121
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	100
Weighted Average Remaining Term to Maturity: 100 months

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	48	$381,425,930	90.2%	$7,946,374	$51,214,000	72.1%	1.16	x	91.9%	6.078%
Mobile Home Park	5	41,422,020	9.8	8,284,404	32,000,000	70.8	1.23		97.9	6.158
Total/Avg/Max/Wtd Avg:	53	$422,847,950	100.0%	$7,978,263	$51,214,000	72.0%	1.17	x	92.5%	6.086%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	1	$1,860,000	0.4%	$1,860,000	$1,860,000	74.4%	1.21	x	100.0%	6.810%
2,000,001 - 4,000,000	12	32,650,776	7.7	2,720,898	3,494,017	71.5	1.24		94.7	6.239
4,000,001 - 6,000,000	5	24,450,000	5.8	4,890,000	5,850,000	74.8	1.19		93.3	6.496
6,000,001 - 8,000,000	4	30,300,000	7.2	7,575,000	8,000,000	68.0	1.29		94.1	6.186
8,000,001 - 10,000,000	2	18,220,174	4.3	9,110,087	9,220,174	76.6	1.15		92.0	6.074
10,000,001 - 15,000,000	3	37,500,000	8.9	12,500,000	14,250,000	77.6	1.26		93.5	5.999
15,000,001 - 20,000,000	2	36,240,000	8.6	18,120,000	20,000,000	71.9	1.12		82.7	5.905
20,000,001 - 25,000,000	6	128,213,000	30.3	21,368,833	23,900,000	68.1	1.15		93.0	6.151
25,000,001 - 50,000,000	2	62,200,000	14.7	31,100,000	32,000,000	75.2	1.10		95.0	5.969
50,000,001 - 75,000,000	1	51,214,000	12.1	51,214,000	51,214,000	73.0	1.15		91.6	5.883
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Average Cut-off Date Principal Balance: $11,127,578

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	16	$222,274,174	52.6%	$13,892,136	$51,214,000	74.1%	1.07	x	91.5%	6.141%
1.20 - 1.29	14	121,888,756	28.8	8,706,340	32,000,000	68.2	1.21		92.8	6.031
1.30 - 1.39	5	58,141,004	13.7	11,628,201	20,538,000	69.9	1.33		94.3	6.066
1.40 - 1.49	2	6,294,017	1.5	3,147,008	3,494,017	73.0	1.41		97.8	6.015
1.50 - 1.59	1	14,250,000	3.4	14,250,000	14,250,000	79.2	1.56		97.0	5.802
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average U/W NCF DSCR: 1.17x

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	2	$20,395,100	4.8%	$10,197,550	$20,000,000	65.6%	1.20x	73.0%	5.695%
75.1 - 80.0	2	23,230,000	5.5	11,615,000	22,500,000	67.5	1.03	78.1	6.229
80.1 - 85.0	1	2,928,004	0.7	2,928,004	2,928,004	77.5	1.38	80.9	6.710
85.1 - 90.0	3	47,250,000	11.2	15,750,000	30,200,000	78.6	1.04	89.1	5.873
90.1 - 95.0	16	172,301,824	40.7	10,768,864	51,214,000	73.5	1.16	92.3	6.107
95.1 >=	29	156,743,023	37.1	5,404,932	32,000,000	69.7	1.24	98.6	6.144
Total/Avg/Max/Wtd Avg:	53	$422,847,950	100.0%	$7,978,263	$51,214,000	72.0%	1.17x	92.5%	6.086%
Weighted Average Occupancy Rate: 92.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	8	$164,777,000	39.0%	$20,597,125	$51,214,000	68.8%	1.23	x	92.9%	6.025%	—
313 - 324	1	5,000,000	1.2	5,000,000	5,000,000	76.6	1.16		96.0	6.770	324
349 - 360	29	253,070,950	59.8	8,726,584	32,000,000	73.9	1.13		92.2	6.112	360
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%	359
Weighted Average Remaining Amortization Term: 359 months(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$31,800,000	7.5%	$10,600,000	$20,000,000	70.4%	1.23	x	80.8%	5.686%
5.751 - 6.000	9	139,852,409	33.1	15,539,157	51,214,000	76.0	1.18		92.9	5.849
6.001 - 6.250	13	186,643,347	44.1	14,357,181	32,000,000	69.5	1.15		93.5	6.176
6.251 - 6.500	6	39,439,190	9.3	6,573,198	11,250,000	69.4	1.16		94.0	6.410
6.501 - 6.750	3	9,753,004	2.3	3,251,001	4,175,000	70.5	1.21		94.3	6.620
6.751 - 7.000	4	15,360,000	3.6	3,840,000	5,850,000	75.7	1.15		96.1	6.809
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	72.0%	1.17	x	92.5%	6.086%
Weighted Average Mortgage Rate: 6.086%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,650,000	0.6%	$2,650,000	$2,650,000	51.0%	1.06	x	100.0%	6.600%
55.1 - 60.0	5	51,175,000	12.1	10,235,000	20,700,000	57.4	1.20		87.3	6.000
60.1 - 65.0	6	33,364,190	7.9	5,560,698	9,220,174	62.2	1.22		96.3	6.360
65.1 - 70.0	12	130,463,756	30.9	10,871,980	32,000,000	66.8	1.16		92.4	6.194
70.1 - 75.0	13	190,945,004	45.2	14,688,077	51,214,000	73.5	1.13		92.9	6.001
75.1 - 80.0	1	14,250,000	3.4	14,250,000	14,250,000	79.2	1.56		97.0	5.802
Total/Avg/Max/Wtd Avg:	38	$422,847,950	100.0%	$11,127,578	$51,214,000	68.6%	1.17	x	92.5%	6.086%
Weighted Average Maturity Date LTV Ratio: 68.6%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TX	10	$86,576,524	20.5%
CA	16	65,613,000	15.5
GA	3	64,475,000	15.2
FL	1	51,214,000	12.1
AZ	3	49,990,000	11.8
NY	3	30,550,000	7.2
OH	5	25,160,409	6.0
NJ	1	20,000,000	4.7
IN	1	8,000,000	1.9
RI	4	5,000,000	1.2
NC	1	4,175,000	1.0
PA	1	3,494,017	0.8
KY	2	3,000,000	0.7
MA	1	2,800,000	0.7
OK	1	2,800,000	0.7
Total:	53	$422,847,950	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

A-5-1

                                                                       Annex A-5

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

                                                                        ORIGINAL      REMAINING
CONTROL  FOOTNOTE                                                    INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION
  NO.      NO.                        PROPERTY NAME                  PERIOD (MOS.)  PERIOD (MOS.)           TYPE
---------------------------------------------------------------------------------------------------------------------------

   1       (1)     Innkeepers Portfolio                                         60             59  Interest-Only, Balloon
                   PECO Portfolio                                                                  Interest-Only, Balloon
   2A              PECO Portfolio - Henrietta Plaza                             60             59  Interest-Only, Balloon
   2B              PECO Portfolio - Thompson Square Mall                        61             61  Interest-Only, Balloon
   2C              PECO Portfolio - Tops Plaza - Cortland Staples               60             59  Interest-Only, Balloon
   2D              PECO Portfolio - Tops Plaza - Depew                          60             59  Interest-Only, Balloon
   2E              PECO Portfolio - Tops Plaza - Erie                           60             59  Interest-Only, Balloon
   2F              PECO Portfolio - Shoppes at Citiside                         60             59  Interest-Only, Balloon
   2G              PECO Portfolio - Turfway Plaza                               60             59  Interest-Only, Balloon
   2H              PECO Portfolio - Eastwood Shopping Center                    60             59  Interest-Only, Balloon
   2I              PECO Portfolio - University Plaza - Amherst                  61             61  Interest-Only, Balloon
   2J              PECO Portfolio - Montgomery Commons                          60             59  Interest-Only, Balloon
   2K              PECO Portfolio - Lake Olympia Square                         60             59  Interest-Only, Balloon
   2L              PECO Portfolio - Cedar Springs Crossing                      60             59  Interest-Only, Balloon
   2M              PECO Portfolio - Indian Hills                                60             59  Interest-Only, Balloon
   2N              PECO Portfolio - D&F Plaza                                   60             59  Interest-Only, Balloon
   2O              PECO Portfolio - Columbia Promenade                          60             59  Interest-Only, Balloon
   2P              PECO Portfolio - Holly Springs Plaza                         60             59  Interest-Only, Balloon
   2Q              PECO Portfolio - Redbud Commons                              61             61  Interest-Only, Balloon
   2R              PECO Portfolio - Bi-Lo Center - Asheville                    61             61  Interest-Only, Balloon
   2S              PECO Portfolio - Habersham Village                           60             59  Interest-Only, Balloon
   2T              PECO Portfolio - Cox Creek                                   60             59  Interest-Only, Balloon
   2U              PECO Portfolio - Bridgewater Marketplace                     60             59  Interest-Only, Balloon
   2V              PECO Portfolio - Kensington Place                            60             59  Interest-Only, Balloon
   2W              PECO Portfolio - Crestview Corners                           60             59  Interest-Only, Balloon
   2X              PECO Portfolio - Delavan Plaza                               60             59  Interest-Only, Balloon
   2Y              PECO Portfolio - Westdale Plaza                              60             59  Interest-Only, Balloon
   2Z              PECO Portfolio - Southside Plaza                             60             59  Interest-Only, Balloon
  2AA              PECO Portfolio - Richardson Plaza                            60             59  Interest-Only, Balloon
  2AB              PECO Portfolio - North Aiken Bi-Lo Center                    61             61  Interest-Only, Balloon
  2AC              PECO Portfolio - Tellico Plaza                               60             59  Interest-Only, Balloon
  2AD              PECO Portfolio - Pulaski Plaza                               60             59  Interest-Only, Balloon
  2AE              PECO Portfolio - Concord Crossing                            60             59  Interest-Only, Balloon
  2AF              PECO Portfolio - Lakeview Plaza                              60             59  Interest-Only, Balloon
  2AG              PECO Portfolio - Houston Square                              60             59  Interest-Only, Balloon
  2AH              PECO Portfolio - Squirewood Village                          60             59  Interest-Only, Balloon
  2AI              PECO Portfolio - Eastridge Crossing                          61             61  Interest-Only, Balloon
  2AJ              PECO Portfolio - Silver Hill                                 60             59  Interest-Only, Balloon
  2AK              PECO Portfolio - South Main Street Plaza                     60             59  Interest-Only, Balloon
  2AL              PECO Portfolio - Irving West                                 60             59  Interest-Only, Balloon
  2AM              PECO Portfolio - Palmetto Crossroads                         60             59  Interest-Only, Balloon
   3       (2)     Potomac Mills                                               120            119  Interest-Only
   4       (3)     Och-Ziff Retail Portfolio                                    85             84  Interest-Only
   5       (4)     One Sansome Street                                           60             58  Interest-Only
   6       (5)     100 Wall Street                                              60             58  Interest-Only
   7       (6)     McCandless Towers                                            60             58  Interest-Only, Balloon
   8       (7)     Greensboro Park                                              60             58  Interest-Only
   9       (8)     Islandia Shopping Center                                    120            119  Interest-Only
   10      (9)     Westview Shopping Center                                    120            118  Interest-Only
   11      (10)    One Fair Oaks Plaza                                          60             58  Interest-Only
   12              Riverchase Apartments                                       120            117  Interest-Only
   13              707 Broad Street                                            121            121  Interest-Only
   14      (11)    Texas SLC Portfolio                                          60             57  Interest-Only
   15              Bayview Community                                            60             58  Interest-Only, Balloon
   16      (12)    Irish Hills Plaza                                           120            118  Interest-Only
   17              Barons Apartments                                            60             58  Interest-Only, Balloon
   18              Lakeland Town Center                                        120            118  Interest-Only
   19              31 West 47th Street                                          60             60  Interest-Only, Balloon
   20      (13)    Greenhouse on Holcomb Bridge                                 36             34  Interest-Only, Balloon
   21      (14)    Dolce Norwalk                                                24             23  Interest-Only, Balloon
   22      (15)    Bear Canyon                                                  60             59  Interest-Only
   23      (16)    Portsmouth Station Shopping Center                           60             59  Interest-Only, Balloon
   24              170-178 Thompson Street                                     120            119  Interest-Only
   25              Los Angeles Multifamily Portfolio II                         60             55  Interest-Only
   26              Camelot at Northlake                                        120            119  Interest-Only
   27      (17)    Highland Parc                                                36             35  Interest-Only, Balloon
   28      (18)    Washington Square Apartments                                 36             35  Interest-Only, Balloon
   29      (19)    Bradford Plaza                                               35             34  Interest-Only, Balloon
   30      (20)    SawGrass Landing                                             60             60  Interest-Only, Balloon
   31              Spring Valley Town Center                                    60             59  Interest-Only, Balloon
   32      (21)    Waxahachie Towne Center                                      60             60  Interest-Only, Balloon
   33              Forest Ridge                                                 60             58  Interest-Only, Balloon
   34              Tower Square Retail                                          60             59  Interest-Only, Balloon
   35              Hickory Grove                                                60             59  Interest-Only, Balloon
   36              Casa Grande Palm Center                                       0              0  Balloon
   37              Fox and Hounds Apartments                                    60             59  Interest-Only
   38              237 West 37th Street                                        120            120  Interest-Only
   39      (22)    The Annex - Las Vegas Outlet Center                          60             56  Interest-Only
   40              Walgreens & Schnucks Anchored Shopping Center                36             36  Interest-Only, Balloon
   41              Pecan Valley Apartments                                      60             53  Interest-Only, Balloon
   42      (23)    Marketplace at Frankford                                    120            118  Interest-Only
   43              28-32 West 36th Street                                      120            118  Interest-Only
   44              Grand Prairie Home Depot                                     60             60  Interest-Only, Balloon
   45              Lohman's Crossing                                            60             58  Interest-Only, Balloon
   46              1450 10th Street                                            120            118  Interest-Only
   47      (24)    Hampton Inn Memphis Southwind                                 0              0  Balloon
   48              Paradise Vista Apartments                                    24             23  Interest-Only, Balloon
   49              Addison Tower                                                60             59  Interest-Only, Balloon
   50              Citizens Portfolio 3                                        120            108  Interest-Only
   51              Harbor Plaza Shopping Center                                121            118  Interest-Only
   52              Belvedere Plaza                                              60             58  Interest-Only, Balloon
   53      (25)    Homewood Suites Memphis Southwind                             0              0  Balloon
   54              Extra Space Storage                                          60             60  Interest-Only, Balloon
   55              Citizens Portfolio 2                                        120            108  Interest-Only
   56              29 Commonwealth Ave                                          60             60  Interest-Only, Balloon
   57              315-321 6th Avenue                                          120            119  Interest-Only
   58              Citizens Portfolio 1                                        120            108  Interest-Only
   59              Dolphin Landing                                               0              0  Balloon
   60              Torrance Self Storage                                        36             36  Interest-Only, Balloon
   61              Town Park Apartments                                         60             57  Interest-Only, Balloon
   62              Bristol Square Apts                                          48             46  Interest-Only, Balloon
   63              Los Angeles Multifamily Portfolio I                          60             55  Interest-Only
   64              South Plaza                                                  37             37  Interest-Only, Balloon
   65              Thunderbird Square                                           60             57  Interest-Only, Balloon
   66              128 West 13th Street                                         84             83  Interest-Only
   67              Willowind Apartments                                         24             22  Interest-Only, Balloon
   68              13020 Yukon Avenue                                            0              0  Balloon
   69              Moorpark Grove Shopping Center                               36             35  Interest-Only, Balloon
   70              South Road Square                                            24             24  Interest-Only, Balloon
   71              Barclay Place Shopping Center                                60             58  Interest-Only, Balloon
   72              Mercede Park                                                 84             82  Interest-Only, Balloon
   73              403 East 91st Street                                        120            118  Interest-Only
   74              Holiday Inn Express - Hillcroft                               0              0  Balloon
   75              1523 Elizabeth                                               36             35  Interest-Only, Balloon
   76      (26)    Kessler Hills Shopping Center                                 0              0  Balloon
   77              Sun Forest Apartments                                        25             25  Interest-Only, Balloon
   78              Walgreens - Little Egg Harbor                               120            117  Interest-Only
   79              South City Center                                            24             24  Interest-Only, Balloon
   80              221 Progress Parkway                                          0              0  Balloon
   81              NorthPointe                                                  36             36  Interest-Only, Balloon
   82      (27)    Walgreens - Barnegat                                        120            120  Interest-Only
   83              224 East Olive Street                                       120            116  Interest-Only
   84      (28)    Sunridge Apartments                                          24             22  Interest-Only, Balloon
   85              Franklin Properties Apartments                                0              0  Balloon
   86              Loop 1604 Self Storage                                       25             25  Interest-Only, Balloon
   87              The Ice House Office Building                                 0              0  Balloon
   88              Cross Creek Apartments                                       48             46  Interest-Only, Balloon
   89              Walgreen's Bronx                                              0              0  Balloon
   90              CVS Rockville                                               120            118  Interest-Only
   91              Dogwood Creek Apartments                                      0              0  Balloon
   92              Champion Forest Self Storage                                 48             47  Interest-Only, Balloon
   93      (29)    North Parkway Mini Storage                                   24             23  Interest-Only, Balloon
   94              Citizens Portfolio 6                                         60             48  Interest-Only
   95              Walgreens Wichita                                             0              0  Balloon
   96              Nine West Jamaica                                           120            119  Interest-Only
   97              331 State Road Plaza                                         36             36  Interest-Only, Balloon
   98              South Elm Plaza                                              36             34  Interest-Only, Balloon
   99      (30)    Ryan Road Self Storage                                        0              0  Balloon
  100              Palm City Mobile Home Park                                    0              0  Balloon
  101      (31)    Our Town Shopping Center                                     48             48  Interest-Only, Balloon
  102              Southwood Village                                            48             46  Interest-Only, Balloon
  103              Tractor Supply Lubbock                                      120            119  Interest-Only
  104              Skyline Building                                             60             57  Interest-Only
  105              Imperial Mobile Home Park & Clarks Run Portfolio             24             21  Interest-Only, Balloon
  106              Citizens Portfolio 16                                        60             48  Interest-Only
  107              Blessing Mobile Home Park                                     0              0  Balloon
  108              4931 Riverside Drive                                          0              0  Balloon
  109              Cottages at Northern Hills                                   36             33  Interest-Only, Balloon
  110              1738 House Apartments                                        24             19  Interest-Only, Balloon
  111              Olivera Industrial                                           24             24  Interest-Only, Balloon
  112              Citizens Portfolio 29                                        60             48  Interest-Only
  113              Dakota Marketplace                                            0              0  Balloon
  114              Park Place Apartments                                        24             24  Interest-Only, Balloon
  115              363 Ocean Parkway                                            60             60  Interest-Only, Balloon
  116              Sendera Pointe                                                0              0  Balloon
  117              Wellington Apartments                                        60             56  Interest-Only, Balloon
  118              Tractor Supply Granbury                                     120            119  Interest-Only
  119      (32)    Lock-Ur-Own Self Storage                                     24             22  Interest-Only, Balloon
  120              Tradewinds                                                    0              0  Balloon
  121      (33)    3M Bentonville Office/Warehouse                              61             61  Interest-Only, Balloon
  122              The Shoppes at Kettering Pointe                              36             35  Interest-Only, Balloon
  123              Whitsett Apartments                                          36             36  Interest-Only, Balloon
  124              Surrey Park Apartments                                       48             46  Interest-Only, Balloon
  125              Hidden Creek Apartments                                       0              0  Balloon
  126              Gateway Retail                                                0              0  Balloon
  127              One Westgate                                                 42             41  Interest-Only, Balloon
  128              Newport Plaza                                               120            116  Interest-Only
  129              Citizens Portfolio 8                                         60             48  Interest-Only
  130              Tractor Supply Carthage                                     120            117  Interest-Only
  131              Walgreens San Antonio                                         0              0  Balloon
  132              West Oaks Retail Center                                      36             35  Interest-Only, Balloon
  133              RBC Centura Bank                                             60             58  Interest-Only, Balloon
  134              Merrick Crossing                                             25             25  Interest-Only, Balloon
  135              Armenia Professional                                         36             35  Interest-Only, Balloon
  136              Rainforest Village                                           12             12  Interest-Only, Balloon
  137              Louisiana Purchase Center                                     0              0  Balloon
  138              Flyer Shoppes                                                36             35  Interest-Only, Balloon
  139              335 Oxford Street                                             0              0  Balloon
  140              Family Dollar Portfolio                                       0              0  Balloon
  141              Shoppes of Moyock                                            36             36  Interest-Only, Balloon
  142              Englewood Crossing                                           36             35  Interest-Only, Balloon
  143              Pompano Center                                               24             23  Interest-Only, Balloon

                                                              ORIGINAL     REMAINING         REMAINING          U/W       CUT-OFF
CONTROL    ANTICIPATED    MATURITY   MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE     NCF        DATE
  NO.    REPAYMENT DATE     DATE      RATE(%)  TERM (MOS.)     (MOS.)   MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)  NCF DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------

   1                N/A    7/9/2017   6.71250           360          1              119                 116      1.10          1.26
                    N/A   7/11/2017   6.44998           360                         119                 113      1.08          1.24
   2A               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2B               N/A   7/11/2017   6.71000           360          0              119                 113      1.05          1.19
   2C               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2D               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2E               N/A   7/11/2017   6.38000           360          1              119                 113      1.08          1.25
   2F               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2G               N/A   7/11/2017   6.38000           360          1              119                 113      1.06          1.22
   2H               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2I               N/A   7/11/2017   6.71000           360          0              119                 113      1.08          1.23
   2J               N/A   7/11/2017   6.43000           360          1              119                 113      1.11          1.29
   2K               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2L               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2M               N/A   7/11/2017   6.43000           360          1              119                 113      1.15          1.33
   2N               N/A   7/11/2017   6.43000           360          1              119                 113      1.15          1.33
   2O               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2P               N/A   7/11/2017   6.43000           360          1              119                 113      1.10          1.27
   2Q               N/A   7/11/2017   6.71000           360          0              119                 113      1.05          1.19
   2R               N/A   7/11/2017   6.71000           360          0              119                 113      1.05          1.19
   2S               N/A   7/11/2017   6.43000           360          1              119                 113      1.11          1.28
   2T               N/A   7/11/2017   6.43000           360          1              119                 113      1.16          1.34
   2U               N/A   7/11/2017   6.38000           360          1              119                 113      1.06          1.22
   2V               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
   2W               N/A   7/11/2017   6.43000           360          1              119                 113      1.10          1.27
   2X               N/A   7/11/2017   6.43000           360          1              119                 113      1.21          1.40
   2Y               N/A   7/11/2017   6.43000           360          1              119                 113      1.10          1.27
   2Z               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AA               N/A   7/11/2017   6.43000           360          1              119                 113      1.14          1.31
  2AB               N/A   7/11/2017   6.71000           360          0              119                 113      1.05          1.20
  2AC               N/A   7/11/2017   6.43000           360          1              119                 113      1.10          1.27
  2AD               N/A   7/11/2017   6.43000           360          1              119                 113      1.21          1.40
  2AE               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AF               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AG               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AH               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AI               N/A   7/11/2017   6.71000           360          0              119                 113      1.05          1.20
  2AJ               N/A   7/11/2017   6.43000           360          1              119                 113      1.11          1.29
  2AK               N/A   7/11/2017   6.38000           360          1              119                 113      1.05          1.22
  2AL               N/A   7/11/2017   6.43000           360          1              119                 113      1.11          1.28
  2AM               N/A   7/11/2017   6.43000           360          1              119                 113      1.11          1.28
   3                N/A   7/11/2017   5.82950             0          1              119                 110      1.16          1.16
   4                N/A    8/6/2014   6.31200             0          1               84                  36      1.27          1.27
   5                N/A   6/11/2012   6.17000             0          2               58                  55      1.17          1.17
   6                N/A   6/11/2012   6.25000             0          2               58                  55      1.17          1.17
   7                N/A   6/11/2017   6.53000           360          2              118                 112      1.00          1.15
   8                N/A   6/11/2012   6.30000             0          2               58                  55      1.18          1.18
   9                N/A    7/9/2017   5.67900             0          1              119                 116      1.21          1.21
   10               N/A    6/9/2017   5.94750             0          2              118                 117      1.23          1.23
   11               N/A   6/11/2012   6.31000             0          2               58                  55      1.41          1.41
   12               N/A   5/11/2017   5.88260             0          3              117                 116      1.15          1.15
   13               N/A   9/11/2017   5.63600             0          0              121                 118      3.23          3.23
   14               N/A   5/11/2012   6.17700             0          3               57                   9      1.35          1.35
   15               N/A   6/11/2017   6.09000           360          2              118                 115      1.20          1.41
   16               N/A   6/11/2017   6.00000             0          2              118                 116      1.28          1.28
   17               N/A   6/11/2017   5.84000           360          2              118                 118      1.00          1.20
   18               N/A   6/11/2017   6.27000             0          2              118                 117      1.32          1.32
   19               N/A    8/9/2017   6.23000           360          0              120                 117      1.08          1.27
   20               N/A   6/11/2012   6.25000           360          2               58                   0      1.06          1.23
   21               N/A    7/9/2012   6.68000           360          1               59                  13      1.26          1.44
   22               N/A   7/11/2012   6.23080             0          1               59                  59      1.02          1.02
   23               N/A   7/11/2022   6.88000           360          1              179                  24      1.03          1.17
   24               N/A    7/9/2017   6.16700             0          1              119                 116      1.20          1.20
   25               N/A   3/11/2012   5.81000             0          5               55                  52      1.30          1.30
   26               N/A   7/10/2017   6.17400             0          1              119                 116      1.35          1.35
   27               N/A   7/11/2012   6.25000           360          1               59                   0      1.00          1.17
   28               N/A    7/9/2017   5.67400           360          1              119                 116      1.20          1.45
   29               N/A    7/9/2014   6.22000           360          1               83                  11      1.20          1.40
   30               N/A   8/11/2017   6.67000           360          0              120                 120      1.06          1.20
   31               N/A   7/11/2022   6.88000           360          1              179                  24      1.04          1.18
   32               N/A   8/11/2017   6.35000           360          0              120                   0      1.10          1.27
   33               N/A   6/11/2017   6.19000           360          2              118                 118      1.03          1.21
   34               N/A   7/11/2022   6.88000           360          1              179                  24      1.04          1.18
   35               N/A   7/11/2017   6.46000           360          1              119                 119      1.07          1.23
   36               N/A   7/11/2017   5.73000           360          1              119                 119      1.29          1.29
   37               N/A    7/9/2012   5.80200             0          1               59                  56      1.56          1.56
   38               N/A    8/9/2017   6.44500             0          0              120                 117      1.24          1.24
   39               N/A    4/9/2012   5.85000             0          4               56                  55      1.31          1.31
   40               N/A   8/11/2017   6.46000           360          0              120                 120      1.14          1.31
   41               N/A   1/11/2017   5.79000           360          7              113                 110      1.05          1.25
   42               N/A   6/11/2017   5.78000             0          2              118                 115      1.30          1.30
   43               N/A    6/9/2017   6.00000             0          2              118                 115      1.23          1.23
   44               N/A   8/11/2017   5.84000           360          0              120                 117      1.04          1.24
   45               N/A   6/11/2017   5.86000           360          2              118                 118      1.14          1.36
   46               N/A   6/11/2017   5.90000             0          2              118                 115      1.14          1.14
   47               N/A   7/11/2017   6.46000           360          1              119                 116      1.26          1.26
   48               N/A   7/11/2017   6.47000           360          1              119                 119      1.09          1.26
   49               N/A   7/11/2017   6.53000           360          1              119                  23      1.07          1.23
   50               N/A   8/11/2016   6.19100             0         12              108                   0      1.20          1.20
   51               N/A    6/9/2017   5.98000             0          3              118                 115      1.32          1.32
   52               N/A   6/11/2017   6.11500           360          2              118                 112      1.20          1.41
   53               N/A   7/11/2017   6.46000           360          1              119                 116      1.24          1.24
   54               N/A   8/11/2017   6.44000           360          0              120                 117      1.24          1.44
   55               N/A   8/11/2016   6.19100             0         12              108                   0      1.20          1.20
   56               N/A   8/11/2017   6.43000           360          0              120                 116      1.10          1.27
   57               N/A    7/9/2017   6.26000             0          1              119                 116      1.20          1.20
   58               N/A   8/11/2016   6.19100             0         12              108                   0      1.20          1.20
   59               N/A   7/11/2017   6.42000           360          1              119                 119      1.05          1.05
   60               N/A    8/9/2017   6.48000           360          0              120                 117      1.21          1.39
   61               N/A   5/11/2017   5.72000           360          3              117                 114      1.26          1.51
   62               N/A   6/11/2017   6.01000           360          2              118                 115      1.20          1.41
   63               N/A   3/11/2012   6.43000             0          5               55                  25      1.26          1.26
   64               N/A   9/11/2017   6.89000           360          0              121                 121      1.23          1.39
   65               N/A   5/11/2017   5.87000           360          3              117                 117      1.01          1.20
   66               N/A   7/10/2014   6.18000             0          1               83                  80      1.39          1.39
   67               N/A    6/9/2014   6.11440           360          2               82                  23      1.31          1.54
   68               N/A   7/11/2017   5.75000           360          1              119                 119      1.35          1.35
   69               N/A   7/11/2017   6.47500           360          1              119                 119      1.09          1.26
   70               N/A   8/11/2017   6.39000           360          0              120                 116      1.28          1.48
   71               N/A   6/11/2017   6.11500           360          2              118                 112      1.21          1.42
   72               N/A   6/11/2017   5.84000           360          2              118                 118      1.09          1.31
   73               N/A   6/11/2017   6.16000             0          2              118                 115      1.25          1.25
   74               N/A   8/11/2017   6.46000           300          0              120                 120      1.36          1.36
   75               N/A   7/11/2014   5.93000           360          1               83                  47      1.24          1.47
   76               N/A   1/11/2014   6.15000           360          7               77                  74      1.49          1.49
   77               N/A   9/11/2017   6.85000           360          0              121                 118      1.18          1.34
   78               N/A   5/11/2017   5.73000             0          3              117                 115      1.29          1.29
   79               N/A   8/11/2017   6.44000           360          0              120                 120      1.10          1.27
   80               N/A   8/11/2017   5.95000           360          0              120                 120      1.25          1.25
   81               N/A   8/11/2017   6.54000           360          0              120                 120      1.31          1.50
   82               N/A    8/9/2017   6.32000             0          0              120                 118      1.26          1.26
   83               N/A   4/11/2017   5.75000             0          4              116                 113      1.29          1.29
   84               N/A    6/1/2017   6.27000           360          2              118                 117      1.21          1.41
   85               N/A   8/11/2012   6.77000           324          0               60                  60      1.16          1.16
   86               N/A   9/11/2017   6.70000           360          0              121                 118      1.46          1.67
   87               N/A   7/11/2017   5.81000           360          1              119                 113      1.33          1.33
   88               N/A   6/11/2017   5.90000           360          2              118                 115      1.21          1.44
   89               N/A   4/11/2017   5.49000           300          4              116                 113      1.90          1.90
   90               N/A   6/11/2017   5.96000             0          2              118                 116      1.27          1.27
   91               N/A   8/11/2017   6.57000           360          0              120                 117      1.18          1.18
   92               N/A   7/11/2017   6.28000           360          1              119                 119      1.17          1.36
   93               N/A   7/11/2017   6.46000           360          1              119                 119      1.10          1.27
   94               N/A   8/11/2011   6.30000             0         12               48                   0      1.21          1.21
   95               N/A    6/9/2017   5.93000           336          2              118                 115      1.38          1.38
   96               N/A    7/9/2017   6.23000             0          1              119                 116      1.19          1.19
   97               N/A   8/11/2017   6.40000           360          0              120                 116      1.26          1.46
   98               N/A   6/11/2017   5.96000           360          2              118                 118      1.42          1.69
   99               N/A  12/11/2016   6.08000           360          8              112                 112      1.19          1.19
  100               N/A   6/11/2017   6.30000           360          2              118                 115      1.41          1.41
  101               N/A   8/11/2017   6.58000           360          0              120                 120      1.18          1.35
  102               N/A   6/11/2017   5.80000           360          2              118                 118      1.20          1.43
  103               N/A   7/11/2017   5.79000             0          1              119                   0      1.30          1.30
  104               N/A   5/11/2012   5.90000             0          3               57                  57      1.41          1.41
  105               N/A   5/11/2017   6.18000           360          3              117                 116      1.20          1.40
  106               N/A   8/11/2011   6.30000             0         12               48                   0      1.20          1.20
  107               N/A   7/11/2014   6.71000           360          1               83                  77      1.38          1.38
  108               N/A   7/11/2017   6.18000           360          1              119                 113      1.32          1.32
  109               N/A   5/11/2017   5.66000           360          3              117                 117      1.40          1.69
  110               N/A   3/11/2017   6.09000           360          5              115                  43      1.19          1.40
  111               N/A   8/11/2017   6.45000           360          0              120                  24      1.22          1.41
  112               N/A   8/11/2011   6.30000             0         12               48                   0      1.24          1.24
  113               N/A   6/11/2017   6.13000           312          2              118                 118      1.22          1.22
  114               N/A   8/11/2017   6.79000           360          0              120                 120      1.04          1.18
  115               N/A   8/11/2017   6.60000           360          0              120                  48      1.06          1.21
  116               N/A   5/11/2017   6.23000           360          3              117                 117      1.28          1.28
  117               N/A   4/11/2017   5.87000           360          4              116                 116      1.26          1.50
  118               N/A   7/11/2017   5.79000             0          1              119                   0      1.28          1.28
  119               N/A   6/11/2017   6.25000           360          2              118                  46      1.19          1.38
  120               N/A   6/11/2017   6.25000           360          2              118                 115      1.40          1.40
  121               N/A   9/11/2017   6.69000           360          0              121                 121      1.20          1.37
  122               N/A   7/11/2017   5.77000           360          1              119                 119      1.24          1.49
  123               N/A   8/11/2017   6.47000           360          0              120                 120      1.10          1.26
  124               N/A   6/11/2017   5.90000           360          2              118                 115      1.20          1.42
  125               N/A   3/11/2017   5.99000           360          5              115                 114      1.22          1.22
  126               N/A   6/11/2017   5.86000           360          2              118                 117      1.22          1.22
  127               N/A   7/11/2017   6.47000           360          1              119                  23      1.18          1.36
  128               N/A   4/11/2017   5.74000             0          4              116                 116      2.63          2.63
  129               N/A   8/11/2011   6.30000             0         12               48                   0      1.20          1.20
  130               N/A   5/11/2017   5.79000             0          3              117                   0      1.25          1.25
  131               N/A    7/9/2017   6.14500           360          1              119                 119      1.66          1.66
  132               N/A   7/11/2017   6.50000           360          1              119                 119      1.18          1.35
  133               N/A   6/11/2017   6.18000           360          2              118                 115      1.55          1.81
  134               N/A   9/11/2017   6.81000           360          0              121                  25      1.21          1.37
  135               N/A   7/11/2017   6.46000           360          1              119                 119      1.23          1.42
  136               N/A    8/9/2017   6.81000           360          0              120                 117      1.21          1.37
  137               N/A   8/11/2017   6.59000           360          0              120                 120      1.18          1.18
  138               N/A   7/11/2017   5.77000           360          1              119                 119      1.24          1.49
  139               N/A   5/11/2017   6.09000           360          3              117                 117      1.22          1.22
  140               N/A   1/11/2017   6.20000           300          7              113                 110      1.13          1.13
  141               N/A   8/11/2017   6.65000           360          0              120                 120      1.22          1.40
  142               N/A   7/11/2017   5.77000           360          1              119                 119      1.26          1.52
  143               N/A   7/11/2017   6.36000           360          1              119                 119      1.28          1.48

         CUT-OFF   SCHEDULED
CONTROL    DATE     MATURITY/
  NO.    LTV (%)  ARD LTV (%)
-----------------------------

   1        70.3         66.4
            77.3         72.8
   2A       80.1         75.3
   2B       68.9         65.2
   2C       74.1         69.7
   2D       77.5         72.8
   2E       84.6         79.5
   2F      100.9         94.9
   2G       75.4         70.8
   2H       89.2         83.8
   2I       65.6         62.1
   2J       78.2         73.5
   2K       60.3         56.7
   2L       83.5         78.5
   2M       80.0         75.3
   2N       76.9         72.3
   2O       73.5         69.1
   2P       74.5         70.1
   2Q       83.7         79.1
   2R       92.3         87.3
   2S       80.0         75.3
   2T       80.0         75.3
   2U       76.0         71.4
   2V       70.0         65.8
   2W       77.8         73.2
   2X       80.0         75.3
   2Y       79.9         75.2
   2Z       62.6         58.9
  2AA       80.0         75.3
  2AB       92.7         87.7
  2AC       79.7         75.0
  2AD       80.0         75.3
  2AE      102.0         95.9
  2AF       61.3         57.7
  2AG       74.9         70.4
  2AH       90.1         84.7
  2AI       94.4         89.3
  2AJ       74.4         70.0
  2AK       80.4         75.6
  2AL       56.8         53.5
  2AM       67.6         63.6
   3        78.8         78.8
   4        66.3         66.3
   5        41.9         41.9
   6        47.0         47.0
   7        52.2         49.2
   8        64.5         64.5
   9        80.0         80.0
   10       78.8         78.8
   11       74.9         74.9
   12       73.0         73.0
   13       35.6         35.6
   14       76.5         76.5
   15       70.7         66.2
   16       71.9         71.9
   17       80.0         74.7
   18       78.0         78.0
   19       61.0         57.2
   20       76.5         74.8
   21       69.1         66.9
   22       67.6         67.6
   23       74.2         64.5
   24       55.6         55.6
   25       72.6         72.6
   26       67.5         67.5
   27       67.8         66.3
   28       65.4         58.7
   29       71.5         68.0
   30       82.6         77.9
   31       73.2         63.7
   32       77.3         72.7
   33       80.0         75.0
   34       79.9         69.4
   35       79.5         74.8
   36       72.4         61.0
   37       79.2         79.2
   38       57.9         57.9
   39       66.1         66.1
   40       77.8         70.9
   41       80.0         74.6
   42       78.6         78.6
   43       66.0         66.0
   44       80.0         74.7
   45       79.5         74.2
   46       78.9         78.9
   47       64.6         55.5
   48       73.1         65.4
   49       76.3         71.9
   50       85.5         85.5
   51       70.9         70.9
   52       76.6         71.7
   53       69.9         60.1
   54       77.0         72.4
   55       84.6         84.6
   56       65.1         61.2
   57       54.3         54.3
   58       85.8         85.8
   59       73.2         62.9
   60       70.9         64.6
   61       80.0         74.6
   62       74.3         68.4
   63       62.3         62.3
   64       75.0         68.9
   65       80.0         74.7
   66       60.5         60.5
   67       75.1         70.4
   68       68.9         58.0
   69       69.0         62.9
   70       63.1         56.4
   71       76.9         72.1
   72       79.3         76.3
   73       69.1         69.1
   74       72.7         57.2
   75       76.1         72.3
   76       59.6         54.4
   77       78.0         70.4
   78       79.7         79.7
   79       78.8         70.6
   80       80.0         67.8
   81       71.6         65.4
   82       73.9         73.9
   83       71.3         71.3
   84       66.7         59.5
   85       76.6         71.1
   86       58.9         53.0
   87       79.9         67.5
   88       76.8         70.5
   89       46.5         35.6
   90       79.2         79.2
   91       75.9         65.4
   92       74.8         69.2
   93       71.4         64.0
   94       89.3         89.3
   95       64.5         53.1
   96       72.9         72.9
   97       77.1         70.2
   98       69.2         62.5
   99       79.5         68.1
  100       71.7         61.4
  101       77.5         72.0
  102       80.0         73.4
  103       79.0         79.0
  104       71.4         71.4
  105       63.8         56.8
  106       79.7         79.7
  107       77.5         71.0
  108       79.9         68.2
  109       74.7         67.0
  110       71.8         63.8
  111       62.2         55.7
  112       92.5         92.5
  113       80.2         64.0
  114       69.7         62.9
  115       54.1         51.0
  116       79.6         68.2
  117       79.5         74.2
  118       79.0         79.0
  119       76.1         67.8
  120       70.9         60.7
  121       76.6         72.2
  122       76.3         68.6
  123       64.2         58.5
  124       72.3         66.4
  125       79.5         67.7
  126       77.8         65.9
  127       80.0         73.5
  128       44.0         44.0
  129       79.9         79.9
  130       80.0         80.0
  131       52.2         44.5
  132       77.8         71.0
  133       52.1         48.8
  134       78.4         70.7
  135       77.2         70.4
  136       74.4         65.9
  137       66.1         57.0
  138       79.1         71.2
  139       69.4         59.2
  140       75.3         59.3
  141       74.7         68.4
  142       79.3         71.3
  143       46.7         41.7

Annex A5 Footnotes

(1) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W NOI and U/W NCF reflect aggregate in-place U/W NOI and U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties, respectively. The aggregate U/W NOI and U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,270,637 and $83,265,131, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending June 30, 2007.

(2) Potomac Mills	The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes the Potomac Mills Non-Trust Loan in the cut-off date principal amount of $164,000,000. The Potomac Mills Loan Combination has a cut-off date principal balance of $410,000,000.

Loan Per Unit, Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan, totaling $410,000,000.

U/W NCF DSCR is based on the initial principal balance of the Potomac Mills Mortgage Loan and the Potomac Mills Non-Trust Loan and an interest rate of 5.8295%, calculated on an Actual/360 Basis.

1

Annex A5 Footnotes — continued

(3) Och Ziff Retail Portfolio	The Och-Ziff Retail Portfolio Mortgage Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes the Och-Ziff Retail Portfolio Non-Trust Loan in the cut-off date principal amount of $140,000,000. The Och-Ziff Retail Portfolio Loan Combination has a cut-off date principal balance of $284,000,000.

Loan Per Unit, Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Portfolio Non-Trust Loan, totaling $284,000,000.

U/W NCF DSCR is based on the initial principal balance of the Och-Ziff Retail Portfolio Mortgage Loan and the Och-Ziff Retail Non-Trust Loan and an interest rate of 6.312%, calculated on an Actual/360 Basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011. The UW NCF DSCR excluding the Ian Stewart and Ken Gillich Lease is approximately 1.26x.

(4) One Sansome Street	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $17,274,227 and $16,233,764, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $16,233,764 are each 1.86x.

(5) 100 Wall Street	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $12,516,865 and $11,651,972, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $11,651,972 are each 1.57x.

(6) McCandless Towers	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. The U/W NOI and U/W NCF are projected to be $11,274,915 and $10,440,573, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W NCF DSCR based on in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the

2

Annex A5 Footnotes — continued

payment date in July 2012. The U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in July 2012 is 1.18x.

Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530% calculated on an Actual/360 Basis. The Cut-off Date U/W NCF DSCR for the McCandless Towers Mortgage Loan based on the projected U/W NCF of $10,440,573 and calculated based on the annual interest-only payments at the mortgage interest rate of 6.530%, on an Actual/360 Basis, is 1.35x.

Appraised Value reflects the aggregrate appraised value of McCandless Towers I with an Appraised Value of $100,000,000 as of May 23, 2007 and McCandless Towers II with an Appraised Value $123,000,000 as of May 23, 2007.

(7) Greensboro Park	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF, respectively. U/W NOI and U/W NCF are projected to be $10,031,194 and $9,292,422, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building re-measurement and additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $9,292,422 are each 1.34x.

Appraised value reflects the as-is appraised market value. The stabilized appraised market value as of November 1, 2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-off Date LTV and the Scheduled Maturity LTV are each 63.0%.

(8) Islandia Shopping Center	U/W NCF and U/W NCF DSCR includes base rent for the Wal-Mart Real Estate Business Trust Lease calculated by averaging actual rental payments over the term of the lease.

(9) Westview Shopping Center	Appraised Value, Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. The ‘‘As-Is’’ Appraised Value as of May 1, 2007 is $66,100,000. The Original LTV and Cut-off Date LTV based on the ‘‘As-Is’’ value is 85.5%.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master leases. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year rent for space leased as a

3

Annex A5 Footnotes — continued

management office). U/W NCF and U/W NCF DSCR were calculated to include $603,970 of annual base rent plus $140,728 of recoveries associated with the master leases.

(10) One Fair Oaks Plaza	U/W NCF reflects in-place U/W NCF. The U/W NCF is projected to be $4,509,906.

The U/W NCF DSCR based on the projected U/W NCF of $4,509,906 is 1.35x.

(11) Texas SLC Portfolio	U/W NCF reflects in-place U/W NCF. The U/W NCF is projected to be $3,750,740.

The U/W NCF DSCR based on the projected U/W NCF of $3,750,740 is 1.54x.

(12) Irish Hills Plaza	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 11,254 square feet of recently executed leases for tenants Vitamin Shoppe, One Way Board Shops, Specialized Restaurants, Inc., and Artistic Nails & Spa Corporation that are not yet in occupancy. Actual in-place occupancy excluding such space is 92.0%. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants takes occupancy, pay rent, and are open for business.

(13) Greenhouse on Holcomb Bridge	Appraised Value reflects the As-Is Appraised Value. The as completed and stabilized Appraised Value as of April 1, 2009 is $38,850,000 representing an LTV of 61.5%.

(14) Dolce Norwalk	U/W NCF DSCR and U/W NCF were calculated based on projected occupancy and average daily rate levels. The amount of $1,800,000 was escrowed at closing, representing capital improvements to be implemented at the mortgaged property. The U/W NCF DSCR based on the in-place U/W NCF of $1,966,668 is 1.08x. The Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF is 1.24x.

(15) Bear Canyon	At closing, Michael J. Sauter and Carol Sauter, principals of the borrowing entity with a combined net worth of $46,739,134 as of March 22, 2007, have delivered a guaranty of payment of the related mortgage loan with liability thereunder limited to $4,500,000 as well as a guaranty of payment of the full Note B amount of $5,600,000.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(16)	Portsmouth Station Shopping Center	20,088 square feet, representing 13.7% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(17) Highland Parc	Appraised Value reflects the As-Is Appraisal Value. The as completed and stabilized Appraisal Value as of May 29, 2009 is $34,000,000, representing an LTV of 59.4%.

(18) Washington Square Apartments	U/W NCF and U/W NCF DSCR were calculated based on stabilized occupancy of 95% at the mortgaged property, which was constructed in 2006. Joseph Orbach, the mortgage loan sponsor, provided a master lease for all vacant units

4

Annex A5 Footnotes — continued

to be released upon the property achieving a DSCR of 1.20x on an amortizing basis. At closing, the borrower deposited $575,675 into the debt service reserve.

(19) Bradford Plaza	U/W NCF and U/W NCF DSCR reflect underwritten occupancy which includes 21,337 square feet of space under a master lease. At closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $664,269, representing approximately one year of base rent and reimbursements for the space under the master lease. Furthermore, U/W NCF and U/W NCF DSCR were calculated to include $239,966 of base rent plus an additional $51,637 of recoveries associated with four vacant spaces covered under the master lease, which account for a total of 11,453 square feet at the mortgaged property.

The yield maintenance charge for the mortgage loan is based on the applicable U.S. Treasury Security rate plus twenty-five basis points.

(20) SawGrass Landing	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of October 1, 2007 is $23,800,000 representing an LTV of 76.7%.

(21) Waxahachie Towne Center	10,806 square feet, representing 23.3% of the collateral square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 30, 2008 is $22,175,000, representing an LTV of 75.5%.

(22)	The Annex – Las Vegas Outlet Center	U/W NCF DSCR and U/W NCF were calculated based on stabilized occupancy levels. At closing, the related borrower escrowed $1,310,140, representing two years of rent and estimated reimbursements, and $113,895, representing tenant improvement and leasing commissions. Monthly contractual tenant improvement and leasing commission escrows commence on the thirteenth payment date of the loan term. The U/W NCF DSCR based on the in-place U/W NCF of $430,027 is 0.58x. At closing, $717,994 was deposited into the debt service reserve.

(23) Marketplace at Frankford	Occupancy Percentage, U/W NCF and U/W NCF DSCR include 17,034 square feet under an executed lease with Aldi (Texas) L.L.C., which tenant is not yet in occupancy but has commenced paying rent. The amount of $119,000 was escrowed at closing, representing approximately 1 year’s rent for the Aldi (Texas) L.L.C. space.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date to and including payment date in May 2017, in the approximate amount of $13,465 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $794,433 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through May 2017, would result in a Balloon Balance of $11,205,567 and a Balloon LTV of 73.4%.

5

Annex A5 Footnotes — continued

(24)	Hampton Inn Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $19,000,000 representing an LTV of 60.5%.

(25)	Homewood Suites Memphis Southwind	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of June 1, 2009 is $15,300,000 representing an LTV of 65.4%.

(26) Kessler Hills Shopping Center	Appraised Value reflects the As-Is Appraisal Value. The stabilized Appraisal Value as of August 1, 2007 is $10,250,000, representing an LTV of 58.5%.

(27) Walgreens – Barnegat	Pursuant to the mortgage loan documents, in the event the credit rating for Walgreen Co. is reduced to ‘‘BB’’ by S&P (or equivalent of such rating by Moody’s), the related borrower shall, in addition to monthly interest-only payments, commence monthly principal payments sufficient to fully amortize the outstanding principal balance based upon a thirty-year amortization schedule.

(28) Sunridge Apartments	Appraised Value reflects the As-Is Appraised Value. The completed and stabilized Appraised Value as of April 2009 is $8,900,000 representing an LTV of 56.7%.

(29) North Parkway Mini Storage	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 3, 2009 is $5,725,000, resulting in an LTV of 69.9%.

(30) Ryan Road Self Storage	On June 1, 2007, the related borrower obtained an earn-out advance in the amount of $700,000 which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $3,583,713.57 as of June 11, 2007, at the mortgage rate and a Remaining Amortization Term of 354 months.

(31) Our Town Shopping Center	5,700 square feet, representing 11.2% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of August 1, 2008 is $4,500,000 representing an LTV of 76.1%.

(32) Lock-Ur-Own Self Storage	Appraised Value reflects the Appraised Value upon upgrading and expansion. The upgrade & expansion Appraised Value as of July 1, 2007 is $3,350,000 representing an LTV of 76.1%. The stabilized Appraised Value as of July 1, 2008 is $3,635,000 representing an LTV of 70.1%.

(33) 3M Bentonville Office/Warehouse	Appraised Value reflects the As Complete/Stabilized Appraised Value based on completion of the property.

6

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

A-6-1

                                                                       Annex A-6

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

                                                                                           INITIAL DEPOSIT    ANNUAL DEPOSIT
                                                                                           TO THE DEFERRED  TO THE REPLACEMENT
CONTROL  FOOTNOTE                                                          PROPERTY          MAINTENANCE         RESERVE
  NO.      NO.                       PROPERTY NAME                           TYPE             ACCOUNT ($)       ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------

   1       (1)     Innkeepers Portfolio                                     Hotel                1,495,411                   0
                   PECO Portfolio                                           Retail                 720,840             522,927
   2A              PECO Portfolio - Henrietta Plaza                         Retail                   6,250              36,814
   2B              PECO Portfolio - Thompson Square Mall                    Retail                       0              24,014
   2C              PECO Portfolio - Tops Plaza - Cortland Staples           Retail                       0              28,187
   2D              PECO Portfolio - Tops Plaza - Depew                      Retail                       0              14,825
   2E              PECO Portfolio - Tops Plaza - Erie                       Retail                       0              10,369
   2F              PECO Portfolio - Shoppes at Citiside                     Retail                  13,900               7,548
   2G              PECO Portfolio - Turfway Plaza                           Retail                   1,250              22,777
   2H              PECO Portfolio - Eastwood Shopping Center                Retail                       0              15,510
   2I              PECO Portfolio - University Plaza - Amherst              Retail                  12,500              21,174
   2J              PECO Portfolio - Montgomery Commons                      Retail                       0               9,530
   2K              PECO Portfolio - Lake Olympia Square                     Retail                   5,000               8,746
   2L              PECO Portfolio - Cedar Springs Crossing                  Retail                       0               8,657
   2M              PECO Portfolio - Indian Hills                            Retail                       0              13,313
   2N              PECO Portfolio - D&F Plaza                               Retail                 300,000              19,446
   2O              PECO Portfolio - Columbia Promenade                      Retail                       0               6,588
   2P              PECO Portfolio - Holly Springs Plaza                     Retail                       0              29,556
   2Q              PECO Portfolio - Redbud Commons                          Retail                       0               6,394
   2R              PECO Portfolio - Bi-Lo Center - Asheville                Retail                       0               5,432
   2S              PECO Portfolio - Habersham Village                       Retail                 120,000              14,708
   2T              PECO Portfolio - Cox Creek                               Retail                       0              10,050
   2U              PECO Portfolio - Bridgewater Marketplace                 Retail                       0               5,796
   2V              PECO Portfolio - Kensington Place                        Retail                       0               7,061
   2W              PECO Portfolio - Crestview Corners                       Retail                       0              11,698
   2X              PECO Portfolio - Delavan Plaza                           Retail                       0              14,038
   2Y              PECO Portfolio - Westdale Plaza                          Retail                       0              17,353
   2Z              PECO Portfolio - Southside Plaza                         Retail                   5,000              17,679
  2AA              PECO Portfolio - Richardson Plaza                        Retail                       0              10,783
  2AB              PECO Portfolio - North Aiken Bi-Lo Center                Retail                       0               5,920
  2AC              PECO Portfolio - Tellico Plaza                           Retail                       0              11,420
  2AD              PECO Portfolio - Pulaski Plaza                           Retail                  93,350              11,234
  2AE              PECO Portfolio - Concord Crossing                        Retail                       0              12,305
  2AF              PECO Portfolio - Lakeview Plaza                          Retail                       0               5,479
  2AG              PECO Portfolio - Houston Square                          Retail                       0              12,160
  2AH              PECO Portfolio - Squirewood Village                      Retail                   2,500               4,612
  2AI              PECO Portfolio - Eastridge Crossing                      Retail                   1,875              15,943
  2AJ              PECO Portfolio - Silver Hill                             Retail                  12,500              23,980
  2AK              PECO Portfolio - South Main Street Plaza                 Retail                   2,500               6,288
  2AL              PECO Portfolio - Irving West                             Retail                 144,215               8,994
  2AM              PECO Portfolio - Palmetto Crossroads                     Retail                       0               6,546
   3               Potomac Mills                                            Retail                       0                   0
   4               Och-Ziff Retail Portfolio                                Retail                       0                   0
   5       (2)     One Sansome Street                                       Office                       0                   0
   6       (3)     100 Wall Street                                          Office                       0                   0
   7       (4)     McCandless Towers                                        Office                  76,950              62,688
   8       (5)     Greensboro Park                                          Office                       0                   0
   9               Islandia Shopping Center                                 Retail                       0                   0
   10      (6)     Westview Shopping Center                                 Retail                 126,594              51,684
   11              One Fair Oaks Plaza                                      Office                       0                   0
   12              Riverchase Apartments                                 Multifamily                50,000             204,088
   13              707 Broad Street                                         Office                       0             135,988
   14              Texas SLC Portfolio                                        AL                   232,803             166,370
   15              Bayview Community                                   Mobile Home Park                  0              66,677
   16      (7)     Irish Hills Plaza                                        Retail                       0              21,000
   17              Barons Apartments                                     Multifamily                15,875                   0
   18      (8)     Lakeland Town Center                                     Retail                       0                   0
   19      (9)     31 West 47th Street                                      Office                       0                   0
   20      (10)    Greenhouse on Holcomb Bridge                          Multifamily                64,406                   0
   21      (11)    Dolce Norwalk                                            Hotel                  103,750             466,010
   22      (12)    Bear Canyon                                           Multifamily                18,750              47,600
   23      (13)    Portsmouth Station Shopping Center                       Retail                   8,375              29,421
   24              170-178 Thompson Street                               Multifamily                     0                   0
   25              Los Angeles Multifamily Portfolio II                  Multifamily               154,469              45,975
   26              Camelot at Northlake                                  Multifamily                     0              57,600
   27      (14)    Highland Parc                                         Multifamily                24,156              83,269
   28              Washington Square Apartments                          Multifamily                     0              28,800
   29              Bradford Plaza                                           Retail                       0                   0
   30      (15)    SawGrass Landing                                         Retail                       0               6,455
   31      (16)    Spring Valley Town Center                                Retail                  15,000              10,218
   32              Waxahachie Towne Center                                  Retail                       0               4,634
   33              Forest Ridge                                          Multifamily                10,000              69,500
   34      (17)    Tower Square Retail                                      Retail                       0              10,587
   35              Hickory Grove                                            Retail                       0              34,881
   36              Casa Grande Palm Center                                Mixed Use                  2,875              31,152
   37              Fox and Hounds Apartments                             Multifamily                46,250             109,296
   38      (18)    237 West 37th Street                                     Office                       0              12,408
   39      (19)    The Annex - Las Vegas Outlet Center                      Retail                       0               7,727
   40      (20)    Walgreens & Schnucks Anchored Shopping Center            Retail                       0              17,567
   41              Pecan Valley Apartments                               Multifamily               113,238             127,450
   42              Marketplace at Frankford                                 Retail                       0              13,652
   43              28-32 West 36th Street                                   Office                       0              12,000
   44      (21)    Grand Prairie Home Depot                          Industrial/Warehouse                0                   0
   45              Lohman's Crossing                                        Retail                   3,750              10,280
   46              1450 10th Street                                         Office                  50,000               5,404
   47              Hampton Inn Memphis Southwind                            Hotel                        0             137,844
   48              Paradise Vista Apartments                             Multifamily                 3,750              88,000
   49              Addison Tower                                            Office                       0              23,004
   50              Citizens Portfolio 3                                     Retail                       0                   0
   51              Harbor Plaza Shopping Center                             Retail                       0                   0
   52      (22)    Belvedere Plaza                                          Retail                       0              22,791
   53              Homewood Suites Memphis Southwind                        Hotel                        0             128,952
   54              Extra Space Storage                                   Self Storage                    0              10,168
   55              Citizens Portfolio 2                                     Retail                       0                   0
   56      (23)    29 Commonwealth Ave                                      Office                       0                   0
   57              315-321 6th Avenue                                     Mixed Use                      0               3,970
   58              Citizens Portfolio 1                                     Retail                       0                   0
   59              Dolphin Landing                                       Multifamily               143,375              68,020
   60              Torrance Self Storage                                 Self Storage                3,750              19,440
   61              Town Park Apartments                                  Multifamily               173,125              85,000
   62              Bristol Square Apts                                   Multifamily               113,081              52,000
   63              Los Angeles Multifamily Portfolio I                   Multifamily                 3,125              16,250
   64      (24)    South Plaza                                              Retail                       0              12,722
   65              Thunderbird Square                                       Retail                  37,813               7,978
   66              128 West 13th Street                                  Multifamily                     0              10,750
   67      (25)    Willowind Apartments                                  Multifamily                 1,250                   0
   68              13020 Yukon Avenue                                Industrial/Warehouse                0              12,317
   69              Moorpark Grove Shopping Center                           Retail                       0               1,981
   70              South Road Square                                        Retail                       0                   0
   71              Barclay Place Shopping Center                            Retail                  12,500               8,146
   72              Mercede Park                                      Industrial/Warehouse           11,375              14,850
   73              403 East 91st Street                                   Mixed Use                  7,970               8,550
   74      (26)    Holiday Inn Express - Hillcroft                          Hotel                        0              67,223
   75              1523 Elizabeth                                           Office                       0               3,677
   76              Kessler Hills Shopping Center                            Retail                   3,000               9,990
   77              Sun Forest Apartments                                 Multifamily                 4,000              38,270
   78              Walgreens - Little Egg Harbor                            Retail                       0                   0
   79              South City Center                                        Retail                  63,875              12,970
   80              221 Progress Parkway                              Industrial/Warehouse                0              13,800
   81      (27)    NorthPointe                                              Retail                  54,395               9,603
   82              Walgreens - Barnegat                                     Retail                  40,000                   0
   83              224 East Olive Street                                    Retail                       0               5,255
   84              Sunridge Apartments                                   Multifamily                     0              66,400
   85              Franklin Properties Apartments                        Multifamily               279,563              25,000
   86              Loop 1604 Self Storage                                Self Storage                    0              90,527
   87              The Ice House Office Building                            Office                       0               3,222
   88              Cross Creek Apartments                                Multifamily                     0              34,000
   89              Walgreen's Bronx                                         Retail                       0                   0
   90              CVS Rockville                                            Retail                   6,250                   0
   91              Dogwood Creek Apartments                              Multifamily                60,469              32,000
   92              Champion Forest Self Storage                          Self Storage                    0               6,011
   93              North Parkway Mini Storage                            Self Storage                    0              14,685
   94              Citizens Portfolio 6                                     Retail                       0                   0
   95              Walgreens Wichita                                        Retail                       0                   0
   96              Nine West Jamaica                                        Retail                       0                 900
   97              331 State Road Plaza                                     Retail                       0                   0
   98              South Elm Plaza                                          Retail                       0               9,778
   99              Ryan Road Self Storage                                Self Storage                    0               6,818
  100              Palm City Mobile Home Park                          Mobile Home Park              6,250              11,300
  101              Our Town Shopping Center                                 Retail                   9,775               5,082
  102              Southwood Village                                        Retail                 128,202               9,114
  103              Tractor Supply Lubbock                                   Retail                       0               2,473
  104              Skyline Building                                         Office                       0               5,895
  105              Imperial Mobile Home Park & Clarks Run Portfolio    Mobile Home Park                  0              13,550
  106              Citizens Portfolio 16                                    Retail                       0                   0
  107              Blessing Mobile Home Park                           Mobile Home Park              4,375               6,920
  108              4931 Riverside Drive                                     Office                       0               2,740
  109              Cottages at Northern Hills                            Multifamily                48,750              15,000
  110              1738 House Apartments                                 Multifamily                 5,150              11,000
  111              Olivera Industrial                                Industrial/Warehouse                0               3,799
  112              Citizens Portfolio 29                                    Retail                       0                   0
  113              Dakota Marketplace                                       Retail                       0               2,740
  114              Park Place Apartments                                 Multifamily                 2,000              11,760
  115              363 Ocean Parkway                                     Multifamily                12,875              11,500
  116              Sendera Pointe                                        Multifamily                 8,750              29,960
  117              Wellington Apartments                                 Multifamily                12,500              23,500
  118              Tractor Supply Granbury                                  Retail                       0               2,476
  119      (28)    Lock-Ur-Own Self Storage                              Self Storage              700,000              10,186
  120              Tradewinds                                               Retail                       0               6,625
  121              3M Bentonville Office/Warehouse                   Industrial/Warehouse                0               1,800
  122              The Shoppes at Kettering Pointe                          Retail                       0               3,091
  123              Whitsett Apartments                                   Multifamily                 9,000               8,456
  124              Surrey Park Apartments                                Multifamily                 6,250              16,250
  125              Hidden Creek Apartments                               Multifamily                     0              17,250
  126              Gateway Retail                                           Retail                       0               3,032
  127              One Westgate                                             Retail                   3,750               1,210
  128              Newport Plaza                                            Retail                  37,750               8,150
  129              Citizens Portfolio 8                                     Retail                       0                   0
  130              Tractor Supply Carthage                                  Retail                       0               1,910
  131              Walgreens San Antonio                                    Retail                       0               2,086
  132      (29)    West Oaks Retail Center                                  Retail                       0                 960
  133              RBC Centura Bank                                         Retail                       0               1,032
  134              Merrick Crossing                                         Retail                       0               1,950
  135              Armenia Professional                                     Office                  53,500               3,846
  136              Rainforest Village                                    Multifamily                     0              15,000
  137              Louisiana Purchase Center                                Retail                       0               2,296
  138              Flyer Shoppes                                            Retail                       0               1,470
  139              335 Oxford Street                                        Office                       0               2,120
  140              Family Dollar Portfolio                                  Retail                       0                   0
  141              Shoppes of Moyock                                        Retail                       0                 704
  142              Englewood Crossing                                       Retail                       0               1,260
  143              Pompano Center                                           Retail                       0               1,199

                                        CURRENT
         REPLACEMENT      ANNUAL        BALANCE     TI & LC     AS OF
           RESERVE    DEPOSIT TO THE     OF THE     RESERVE    DATE OF
CONTROL    ACCOUNT        TI & LC       TI & LC     ACCOUNT    RESERVE
  NO.      CAP ($)      ACCOUNT ($)   ACCOUNT ($)   CAP ($)    ACCOUNT
-----------------------------------------------------------------------

   1               0               0            0          0  8/11/2007
           1,568,779       1,631,193      247,077  4,672,908  8/11/2007
   2A        110,442         127,622       21,270    269,969  8/11/2007
   2B         72,041          36,020        3,002    264,149  8/11/2007
   2C         84,560          59,058        9,843    147,645  8/11/2007
   2D         44,474          74,123       12,354    163,070  8/11/2007
   2E         31,107          35,255        5,876    114,060  8/11/2007
   2F         22,646          30,194        5,032     83,034  8/11/2007
   2G         68,332          85,750       14,292    147,384  8/11/2007
   2H         46,531          76,001       12,667    170,614  8/11/2007
   2I         63,523          76,553        6,379    179,167  8/11/2007
   2J         28,590          58,133        9,689    104,830  8/11/2007
   2K         26,237          69,965       11,661     96,202  8/11/2007
   2L         25,971          23,374        3,896     95,227  8/11/2007
   2M         39,939          33,282        2,774    146,443  8/11/2007
   2N         58,337          89,450       14,908    213,903  8/11/2007
   2O         19,765          19,765        3,294     72,471  8/11/2007
   2P         88,669          62,224        5,185    171,115  8/11/2007
   2Q         19,181          14,706        1,225     70,331  8/11/2007
   2R         16,296          10,321          860     59,751  8/11/2007
   2S         44,125          38,241        6,374    161,790  8/11/2007
   2T         30,150          39,195        6,533    110,551  8/11/2007
   2U         17,388          11,592        1,932     63,756  8/11/2007
   2V         21,182          10,591        1,765     77,668  8/11/2007
   2W         35,095          93,586       15,598    128,681  8/11/2007
   2X         42,115          43,518        7,253    154,420  8/11/2007
   2Y         52,059          26,029        4,338    190,882  8/11/2007
   2Z         53,038          41,672        6,945     69,454  8/11/2007
  2AA         32,348          38,818        6,470    118,610  8/11/2007
  2AB         17,761          18,353        1,529     65,124  8/11/2007
  2AC         34,259          17,129        2,854    125,615  8/11/2007
  2AD         33,702          23,592        3,932    123,574  8/11/2007
  2AE         36,914          24,609        4,102     61,523  8/11/2007
  2AF         16,436          37,804        6,301     60,267  8/11/2007
  2AG         36,479          17,632        2,959     66,879  8/11/2007
  2AH         13,837           8,302        1,384     50,734  8/11/2007
  2AI         47,829          46,234        3,853    175,372  8/11/2007
  2AJ         71,941          29,430        4,905    119,901  8/11/2007
  2AK         18,864          29,343        4,891     57,639  8/11/2007
  2AL         26,983          37,360        6,227     76,105  8/11/2007
  2AM         19,637          16,364        2,727     45,001  8/11/2007
   3               0               0            0          0  8/11/2007
   4               0               0            0          0  8/11/2007
   5               0               0    9,562,455          0  8/11/2007
   6               0               0    4,185,662          0  8/11/2007
   7               0               0    7,500,925          0  8/11/2007
   8               0               0    7,843,561          0  8/11/2007
   9               0               0            0          0  8/11/2007
   10        258,421               0            0          0  8/11/2007
   11              0               0    1,451,891          0  8/11/2007
   12              0               0            0          0  8/11/2007
   13              0               0            0          0  8/11/2007
   14              0               0            0          0  8/11/2007
   15              0               0            0          0  8/11/2007
   16         62,000          80,000        7,335          0  8/11/2007
   17              0               0            0          0  8/11/2007
   18              0               0            0          0  8/11/2007
   19              0               0            0          0  8/11/2007
   20              0               0            0          0  8/11/2007
   21              0               0            0          0  8/11/2007
   22              0               0            0          0  8/11/2007
   23         88,263          10,000          833     90,000  8/11/2007
   24              0               0            0          0  8/11/2007
   25              0               0            0          0  8/11/2007
   26              0               0            0          0  8/11/2007
   27              0               0            0          0  8/11/2007
   28              0               0            0          0  8/11/2007
   29              0               0            0          0  8/11/2007
   30         12,910          12,901        1,075     38,715  8/11/2007
   31         51,090          25,000        2,083     75,000  8/11/2007
   32          9,268          32,439            0     64,877  8/11/2007
   33              0               0            0          0  8/11/2007
   34         31,761          35,000        2,917    105,000  8/11/2007
   35              0         200,000      300,432    750,000  8/11/2007
   36         62,304          75,000       31,250    225,000  8/11/2007
   37              0               0            0          0  8/11/2007
   38              0               0      200,000    200,000  8/11/2007
   39         23,180               0            0    154,533  8/11/2007
   40         10,000          46,844      190,000    190,000  8/11/2007
   41              0               0            0          0  8/11/2007
   42         13,652          23,000        3,834    115,000  8/11/2007
   43         24,000               0            0          0  8/11/2007
   44              0               0            0          0  8/11/2007
   45         20,559          71,957       11,995    143,914  8/11/2007
   46              0          22,121       25,831    100,000  8/11/2007
   47              0               0            0          0  8/11/2007
   48              0               0            0          0  8/11/2007
   49              0         175,000      139,583    300,000  8/11/2007
   50              0               0            0          0  8/11/2007
   51              0               0            0          0  8/11/2007
   52         68,373          53,179       13,295    167,133  8/11/2007
   53              0               0            0          0  8/11/2007
   54              0               0            0          0  8/11/2007
   55              0               0            0          0  8/11/2007
   56              0          34,863       27,875    124,773  8/11/2007
   57         11,910               0            0          0  8/11/2007
   58              0               0            0          0  8/11/2007
   59              0               0            0          0  8/11/2007
   60         58,320               0            0          0  8/11/2007
   61              0               0            0          0  8/11/2007
   62        156,000               0            0          0  8/11/2007
   63              0               0            0          0  8/11/2007
   64              0          44,528        3,711    220,000  8/11/2007
   65         15,956          44,597       11,149     89,194  8/11/2007
   66         21,500               0            0          0  8/11/2007
   67              0               0            0          0  8/11/2007
   68         61,560          36,000        3,000    108,000  8/11/2007
   69          5,942          19,174        1,598     57,522  8/11/2007
   70              0               0            0          0  8/11/2007
   71         24,438          16,292        4,074     89,605  8/11/2007
   72         29,699          25,000        4,167     75,000  8/11/2007
   73              0          40,000        6,668          0  8/11/2007
   74              0               0            0          0  8/11/2007
   75          3,677               0       20,009     20,000  8/11/2007
   76              0          49,953       79,340    149,858  8/11/2007
   77              0               0            0          0  8/11/2007
   78              0               0            0          0  8/11/2007
   79         38,909          83,000            0    400,000  8/11/2007
   80         27,600          27,600            0          0  8/11/2007
   81              0          28,000        2,333    112,000  8/11/2007
   82              0               0            0          0  8/11/2007
   83              0          30,000       90,144    140,000  8/11/2007
   84        132,800               0            0          0  8/11/2007
   85              0               0            0          0  8/11/2007
   86              0               0            0          0  8/11/2007
   87          6,450          10,000          833     40,000  8/11/2007
   88         68,000               0            0          0  8/11/2007
   89              0               0            0          0  8/11/2007
   90              0               0            0          0  8/11/2007
   91              0               0            0          0  8/11/2007
   92         12,023               0            0          0  8/11/2007
   93         14,685               0            0          0  8/11/2007
   94              0               0            0          0  8/11/2007
   95              0               0            0          0  8/11/2007
   96              0           9,045        1,508          0  8/11/2007
   97              0               0            0          0  8/11/2007
   98          4,074          13,038       27,173          0  8/11/2007
   99         13,375               0            0          0  8/11/2007
  100              0               0            0          0  8/11/2007
  101              0          10,165          847          0  8/11/2007
  102              0          11,806        2,951          0  8/11/2007
  103              0               0            0          0  8/11/2007
  104              0          11,791        2,456     35,373  8/11/2007
  105              0               0            0          0  8/11/2007
  106              0               0            0          0  8/11/2007
  107              0               0            0          0  8/11/2007
  108          5,480          34,250        2,854     68,500  8/11/2007
  109              0               0            0          0  8/11/2007
  110         11,000               0            0          0  8/11/2007
  111              0          18,993       50,000     56,979  8/11/2007
  112              0               0            0          0  8/11/2007
  113          5,480           5,480          913     10,960  8/11/2007
  114              0               0            0          0  8/11/2007
  115              0               0            0          0  8/11/2007
  116              0               0            0          0  8/11/2007
  117              0               0            0          0  8/11/2007
  118              0               0            0          0  8/11/2007
  119         20,372               0            0          0  8/11/2007
  120              0          16,119        2,687     80,595  8/11/2007
  121              0           3,300            0     16,500  8/11/2007
  122              0          12,364       50,000     50,000  8/11/2007
  123              0               0            0          0  8/11/2007
  124         32,500               0            0          0  8/11/2007
  125              0               0            0          0  8/11/2007
  126              0          12,677       52,113     75,000  8/11/2007
  127              0           3,025          252      6,050  8/11/2007
  128              0          23,285        7,762     69,855  8/11/2007
  129              0               0            0          0  8/11/2007
  130              0               0            0          0  8/11/2007
  131              0               0            0          0  8/11/2007
  132              0           2,400       80,248      4,800  8/11/2007
  133              0               0            0          0  8/11/2007
  134              0           4,875      100,000     14,625  8/11/2007
  135              0          12,821        1,068     38,463  8/11/2007
  136              0               0            0          0  8/11/2007
  137              0          21,581            0          0  8/11/2007
  138              0           5,880       50,000     50,000  8/11/2007
  139              0           5,936        1,979          0  8/11/2007
  140              0               0            0          0  8/11/2007
  141              0           4,277          356          0  8/11/2007
  142              0           5,040       50,000     50,000  8/11/2007
  143              0          10,000          833     50,000  8/11/2007

Annex A6 Footnotes

(1) Innkeepers Portfolio	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.

At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date.

At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. A cash management period occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.

The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of a cash management period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.

During the continuance of a cash management period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known

1

Annex A6 Footnotes — continued

as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

(2) One Sansome Street	At closing, the One Sansome Street Borrower deposited $1,349,798 into a tax and insurance escrow account to pay for real estate taxes on the One Sansome Street Mortgaged Property.

At closing, the One Sansome Street Borrower deposited $9,550,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the One Sansome Street Mortgage Loan, required repairs, and replacements at the One Sansome Street Mortgaged Property.

At closing, the One Sansome Street Borrower deposited $1,663,800 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the One Sansome Street Mortgage Loan.

At closing, the One Sansome Street Borrower deposited $4,245,243 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses including but not limited to debt service payments for the One Sansome Street Mortgage Loan and the One Sansome Street Senior Mezzanine Loan.

The One Sansome Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the One Sansome Street Borrower provides evidence of a blanket or umbrella insurance policy covering the One Sansome Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the One Sansome Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the One Sansome Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the One Sansome Street Bridge Mezzanine Loan is not outstanding, if the One Sansome Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

The One Sansome Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for replacements and repairs required to be made to the One Sansome Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the One Sansome Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the One Sansome Street Borrower. Notwithstanding the foregoing, if the One Sansome Street Borrower delivers to

2

Annex A6 Footnotes — continued

the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(3) 100 Wall Street	At closing, the 100 Wall Street Borrower deposited $1,851,952 into a tax and insurance escrow account to pay for real estate taxes on the 100 Wall Street Mortgaged Property.

At closing, the 100 Wall Street Borrower deposited $4,280,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 100 Wall Street Mortgage Loan, required repairs, and replacements at the 100 Wall Street Mortgaged Property.

At closing, the 100 Wall Street Borrower deposited $3,491,002 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 100 Wall Street Mortgage Loan.

At closing, the 100 Wall Street Borrower deposited $4,004,167 into a debt service shortfall account to pay for budgeted shortfalls in in operating expenses including but not limited to debt service payments for the 100 Wall Street Mortgage Loan and the 100 Wall Street Senior Mezzanine Loan.

The 100 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 100 Wall Street Borrower provides evidence of a blanket or umbrella insurance policy covering the 100 Wall Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 100 Wall Street Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the 100 Wall Street Bridge Mezzanine Loan is not outstanding, if the 100 Wall Street Borrower delivers an acceptable guarantee of the payment of all taxes and/or premiums when due.

The 100 Wall Street Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for replacements and repairs required to be made to the 100 Wall Street Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 100 Wall Street Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 100 Wall Street Borrower. Notwithstanding the foregoing, if the 100 Wall Street Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

3

Annex A6 Footnotes — continued

(4) McCandless Towers	At closing, the McCandless Towers Borrower deposited $7,500,000 into a leasing reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions, legal expenses and capital improvements at the McCandless Towers Mortgaged Property. In addition, the McCandless Towers Borrower is required to deposit into the leasing reserve account all lease termination payments in excess of $500,000. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit in lieu of making required deposits to the leasing reserve account.

At closing, the McCandless Towers Borrower deposited $76,950 into a required repairs reserve account to pay for costs related required repairs at the McCandless Towers Mortgaged Property.

The McCandless Towers Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the amount of taxes that lender reasonably estimates will be payable during the next ensuing 12 months and, if the McCandless Towers Mortgaged Property is not covered by an approved blanket or umbrella insurance policy, an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of insurance policies.

The McCandless Towers Borrower is required to make monthly deposits in the amount of $5,224 into a replacement reserve account to pay for the costs of replacements and repairs at the McCandless Towers Mortgaged Property.

Commencing with the payment date occurring on July 11, 2009 through and including July 11, 2012, all excess cash flow shall be deposited into a rollover reserve account until such time as the amount on deposit equals $7,500,000 to pay for costs related to the releasing of the McAfee, Inc. space. Provided no uncured event of default exists, the McCandless Towers Borrower may deliver a letter of credit or a rollover reserve guaranty from the sponsor in lieu of depositing excess cash flow into the rollover reserve account.

(5) Greensboro Park	At closing, the Greensboro Park Borrower deposited $7,975,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Greensboro Park Mortgage Loan, required repairs, and replacements at the Greensboro Park Mortgaged Property.

At closing, the Greensboro Park Borrower deposited $682,687 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the Greensboro Park Mortgage Loan.

At closing, the Greensboro Park Borrower deposited $24,616 into a debt service shortfall account to pay for budgeted shortfalls in operating expenses including but not limited to debt service payments for the Greensboro Park Mortgage Loan and the Greensboro Park Senior Mezzanine Loan.

The Greensboro Park Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Greensboro Park Borrower provides evidence of a blanket or umbrella insurance policy

4

Annex A6 Footnotes — continued

covering the Greensboro Park Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Greensboro Park Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) in the event the Greensboro Park Bridge Mezzanine Loan is not outstanding, the Greensboro Park Borrower may deliver a guaranty by an acceptable guarantor guaranteeing the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.

The Greensboro Park Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date commencing on the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for replacements and repairs required to be made to the Greensboro Park Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Greensboro Park Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the Greensboro Park Borrower. Notwithstanding the foregoing, if the Greensboro Park Borrower delivers to the lender a letter of credit in the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(6) Westview Shopping Center	At the closing of the mortgage loan, the related borrower deposited 4 letter of credits totaling $4,874,232, which is allocated as follows (1) $600,000 for general tenant improvement and leasing commissions, (2) $1,749,850 for tenant improvemens and leasing commissions associated with the former theatre space, (3) $2,246,882 for, among others, 3 years of rent and reimbursements for 46,176 square feet of vacant space, and (4) $277,500 for estimated environmental costs.

(7) Irish Hills Plaza	At the closing of the mortgage loan, the related borrower deposited $8,045,000 into the construction reserve to complete the buildout of the mortgaged property. A master lease was executed at closing for tenants that have not yet taken possession of their respective spaces until such tenants take occupancy, pay rent, and are open for business.

(8) Lakeland Town Center	At the closing of the mortgage loan, the related borrower deposited 4 letters of credit totaling $2,574,120, which are allocated as follows (1) $270,000 for general tenant improvement and leasing commissions, (2) $300,000 for insurance, (3) $30,000 for capital improvements, and (4) $1,974,120 allocated for the Semperian, LLC Lease, expiring on December 31, 2007, which will be used in the event such tenant does not exercise its renewal option.

(9) 31 West 47th Street	At closing of the mortgage loan, a $2,200,000 holdback was established. The related borrower may request a release of $1,100,000 of the holdback provided the DSCR for the trailing twelve month period is no less than 1.15x. The related borrower may request the remaining $1,100,000 hold back to be released provided the DSCR for the trailing twelve month period is no less than 1.20x.

5

Annex A6 Footnotes — continued

(10) Greenhouse on Holcomb Bridge	At closing, the borrower deposited $1,000,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(11) Dolce Norwalk	At closing of the mortgage loan, the related borrower deposited $1,800,000 into the improvement hold back reserve, representing capital expenditures at the mortgaged property.

(12) Bear Canyon	At closing, the borrower deposited $734,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

At closing, the borrower deposited $480,000 into an interest reserve account to pay for the amount by which the interest that has accrued on the outstanding balance of the mortgage loan during the preceding accrual period exceeds the net cash flow with respect to that period.

(13)	Portsmouth Station Shopping Center	The Annual Deposit to the TI & LC Account shall equal $20,000 and the TI & LC Reserve Account Cap shall increase to $90,000 commencing on July 11, 2013. Upon confirmation that Toys ‘‘R’’ Us, occupying 45,183 sf, has renewed its lease for a term no less than five years or a substitute tenant shall have commenced paying its entire base rent and conducting its normal business operations in such premises then the Annual Deposit to the TI & LC Account shall be reduced to $10,000, the TI & LC Reserve Account Cap shall be reduced to $50,000 and all funds in excess of $45,000 shall be released to the borrower

At closing, the borrower deposited $141,523 into a leasing condition account which funds will be released when Home Family Furniture or an acceptable replacement tenant is in possession of the leased premises and is conducting normal business operations.

(14) Highland Parc	At closing, the borrower deposited $1,000,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

The borrower has an option to make interest only payments in place of amortizing payments during the 4th loan year and/or 5th loan year, as applicable, with the delivery of a Letter of Credit in the amount equal to the aggregate amount by which the principal balance of the note would be reduced during such loan year if the interest-only option had not been exercised.

(15) SawGrass Landing	At closing, the borrower deposited $336,818 into a tenant improvement reserve account to pay for certain tenant improvements to the mortgaged property.

At closing, the borrower deposited $121,570 into a leasing condition account which funds will be released given Supercuts Inc, ESS Salads Inc, AA Florida Bridal Retail Company LLC, or acceptable replacement tenants are in possession of their respective leased premises and are conducting normal business operations.

(16) Spring Valley Town Center	The Annual Deposit to the TI & LC Account shall be $0, the TI & LC Reserve Account Cap shall equal $25,000, and all funds in excess of $25,000 shall be released to the borrower commencing in the 2011 calendar year upon confirmation that at least ninety-three percent (93%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent under their respective leases.

6

Annex A6 Footnotes — continued

The Annual Deposit to the Replacement Reserve Account shall be reduced to $9,015.72 and the Replacement Reserve Account Cap shall be reduced to $27,047.25 upon receipt of evidence that the roof at the property has been repaired in a good and workmanlike manner.

At closing, the borrower deposited $70,219 into a leasing condition account which funds will be released given Pizza Express, Neon Sun, Nail Experts, and The Self Defense or acceptable replacement tenants are paying full base rent and are conducting normal business operations.

(17) Tower Square Retail	The Annual Deposit to the TI & LC Account shall be reduced to $24,999.96, the TI & LC Reserve Account Cap shall be reduced to $65,000 and all amounts in the TI & LC Account in excess of $50,000 shall be released to the borrower commencing in the 2012 calendar year upon confirmation that at least ninety-three percent (93%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent.

(18) 237 West 37th Street	Ongoing reserves for tenant improvements and leasing commissions are collected at a rate of $3,786 on a monthly basis upon the TI & LC reserve falling below $200,000.

(19)	The Annex – Las Vegas Outlet Center	Ongoing reserves for tenant improvements and leasing commissions are collected at a rate of $3,219 on a monthly basis commencing on the thirteenth payment date of the loan term, subject to a cap of $154,533.

(20)	Walgreens & Schnucks Anchored Shopping Center	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall equal zero commencing from and after December, 31, 2011 upon confirmation that at least ninety percent (90%) of the gross leaseable area of the mortgaged property is leased to tenants who are conducting normal business operations and paying full base rent under their respective leases.

At closing, the borrower deposited $11,136 into a leasing condition account which funds will be released given US Cellular has taken occupancy, is paying full base rent and is conducting its normal business operations.

(21) Grand Prairie Home Depot	The borrower shall deliver an unconditional, irrevocable letter of credit in the face amount of $1,600,000 within one business day of the termination of the Home Depot lease or any replacement lease. In the event that Home Depot or a replacement tenant renews its lease, the related mortgaged property DSCR is not less than 1.25x, and the LTV is not greater than 80%, the lender shall return the letter of credit and any proceeds thereof to the borrower.

(22) Belvedere Plaza	At closing, the borrower deposited $150,000 into a environmental condition reserve account to pay for certain environmental work at the mortgaged property.

(23) 29 Commonwealth Ave	At closing, the borrower deposited $500,000 into a leasing condition account which funds will be released given the renewal of the Kortenhaus Communications, Inc. lease or a replacement tenant suitable to the lender is in occupancy.

7

Annex A6 Footnotes — continued

(24) South Plaza	At closing, the borrower deposited $250,000 into a leasing condition account which funds will be released once Winn-Dixie renews its lease for a period of not less than 5 years or when all of the space under the Winn-Dixie lease has been leased to one or more replacement tenants, each for a term of not less than 5 years.

At closing, the borrower deposited $300,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(25) Willowind Apartments	Ongoing reserves for capital expenditures are collected at a rate of $5,167 on a monthly basis commencing on the twelfth payment date of the loan term.

(26) Holiday Inn Express – Hillcroft	At closing, the borrower deposited $60,000 for renovations and capital improvements as a part of a property improvement plan.

(27) NorthPointe	At closing, the borrower deposited $350,000 into a reserve account for renovations, capital improvements, tenant improvements and leasing commissions.

(28) Lock-Ur-Own Self Storage	At closing, the borrower deposited $700,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(29) West Oaks Retail Center	At closing, the borrower deposited $80,000 into a leasing condition account which funds will be released given the renewal of the Pearle Vision, Cingular Wireless, Radio Shack, and EZ Money Payday Loan leases or replacement tenants are in occupancy.

8

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

B-1

                                                                       ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL  FOOTNOTE                       PROPERTY                                   CUT-OFF DATE  UTILITIES PAID
  NO.      NO.                            NAME                          COUNTY      BALANCE ($)     BY TENANT
---------------------------------------------------------------------------------------------------------------

   12              Riverchase Apartments                             Hillsborough    51,214,000        Yes
   15              Bayview Community                                 Monterey        32,000,000        Yes
   17              Barons Apartments                                 Dallas          30,200,000        Yes
   20              Greenhouse on Holcomb Bridge                      Fulton          23,900,000        Yes
   22              Bear Canyon                                       Pima            22,500,000        Yes
   24      (1)     170-178 Thompson Street                           New York        20,700,000        Yes
   25              Los Angeles Multifamily Portfolio II              Los Angeles     20,538,000        Yes
  25A1             861 Fedora Street                                 Los Angeles                       Yes
  25A2             320 Occidental                                    Los Angeles                       Yes
  25A3             101 N Normandie                                   Los Angeles                       Yes
  25A4             1439 N Curson Avenue                              Los Angeles                       Yes
  25A5             722 S. Manhattan Place                            Los Angeles                       Yes
  25A6             1317 N Bronson Avenue                             Los Angeles                       Yes
  25A7             1234 N Berendo Street                             Los Angeles                       Yes
  25A8             1102 S Elden Avenue                               Los Angeles                       Yes
  25A9             1217 N Berendo St                                 Los Angeles                       Yes
 25A10             1121 S Normandie Avenue                           Los Angeles                       Yes
   26              Camelot at Northlake                              Dekalb          20,375,000        Yes
   27              Highland Parc                                     Cobb            20,200,000        Yes
   28      (2)     Washington Square Apartments                      Ocean           20,000,000        Yes
   33              Forest Ridge                                      Coconino        16,240,000        Yes
   37              Fox and Hounds Apartments                         Franklin        14,250,000        Yes
   41              Pecan Valley Apartments                           Bexar           12,000,000        Yes
   48              Paradise Vista Apartments                         Maricopa        11,250,000        Yes
   59              Dolphin Landing                                   Nueces           9,220,174        Yes
   61              Town Park Apartments                              Harris           9,000,000        Yes
   62              Bristol Square Apts                               Marion           8,000,000        Yes
   63              Los Angeles Multifamily Portfolio I               Los Angeles      8,000,000        Yes
  63A1             1570 N Edgemont                                   Los Angeles                       Yes
  63A2             5322 Lexington Ave                                Los Angeles                       Yes
  63A3             6040 Barton Avenue                                Los Angeles                       Yes
   66      (3)     128 West 13th Street                              New York         7,200,000        Yes
   67              Willowind Apartments                              Brazos           7,100,000        Yes
   77              Sun Forest Apartments                             Brazoria         5,850,000        Yes
   84              Sunridge Apartments                               Dallas           5,050,000        Yes
   85              Franklin Properties Apartments                    Various          5,000,000        No
  85A1             Franklin Woods Apartment Complex                  Kent                              No
  85A2             31-33 Nellie St.                                  Providence                        No
  85A3             Franklin Terrace Apartment Complex                Kent                              No
  85A4             Franklin Manor Apartment Complex                  Kent                              No
   88              Cross Creek Apartments                            Cuyahoga         4,375,000        Yes
   91              Dogwood Creek Apartments                          Guilford         4,175,000        Yes
  100              Palm City Mobile Home Park                        Lebanon          3,494,017        Yes
  105              Imperial Mobile Home Park & Clarks Run Portfolio  Boyle            3,000,000        Yes
 105A1             Imperial Mobile Home Park                         Boyle                             Yes
 105A2             Clarks Run                                        Boyle                             Yes
  107              Blessing Mobile Home Park                         Williamson       2,928,004        Yes
  109              Cottages at Northern Hills                        Oklahoma         2,800,000        Yes
  110              1738 House Apartments                             Worcester        2,800,000        No
  114              Park Place Apartments                             Riverside        2,650,000        No
  115              363 Ocean Parkway                                 Kings            2,650,000        Yes
  116              Sendera Pointe                                    Harris           2,628,347        Yes
  117              Wellington Apartments                             Lubbock          2,600,000        Yes
  123              Whitsett Apartments                               Los Angeles      2,425,000        Yes
  124              Surrey Park Apartments                            Summit           2,350,000        No
  125              Hidden Creek Apartments                           Lorain           2,325,409        Yes
  136              Rainforest Village                                Lake             1,860,000        Yes

CONTROL             UTILITIES PAID           # OF  AVG. RENT  MAX. RENT    # OF    AVG. RENT    MAX. RENT    # OF 1      AVG. RENT
  NO.                 BY TENANT              PADS   PADS ($)   PADS ($)  STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------------

   12    Water, Sewer                           0          0          0        0            0            0       381             688
   15    Water, Sewer, Electric, Gas          223      1,316      1,650        0            0            0         0               0
   17    Electric, Sewer, Water                 0          0          0        0            0            0       324             661
   20    Electric, Gas, Sewer, Water            0          0          0        0            0            0       115             606
   22    Electric, Sewer, Water                 0          0          0        0            0            0        72             768
   24    Electric, Gas, Water, Sewer, Trash     0          0          0       27        1,639        2,475        79           1,652
   25    Electric, Gas                          0          0          0      164          791        1,209        47             998
  25A1   Electric, Gas                          0          0          0       29          820        1,209         9           1,073
  25A2   Electric, Gas                          0          0          0       25          773          915         9             900
  25A3   Electric, Gas                          0          0          0       31          811          959         6           1,032
  25A4   Electric, Gas                          0          0          0       16          916        1,064         4           1,252
  25A5   Electric, Gas                          0          0          0       13          793          907         4           1,006
  25A6   Electric, Gas                          0          0          0       12          761          964         4           1,153
  25A7   Electric, Gas                          0          0          0       10          804          909         4           1,064
  25A8   Electric, Gas                          0          0          0       17          724          964         2             870
  25A9   Electric, Gas                          0          0          0       11          637          726         5             665
 25A10   Electric, Gas                          0          0          0        0            0            0         0               0
   26    Electric, Water, Sewer                 0          0          0        0            0            0       136             857
   27    Electric, Gas, Sewer, Water            0          0          0       64          521          635       146             612
   28    Electric, Gas, Water                   0          0          0        0            0            0        48           1,047
   33    Electric, Gas, Sewer, Water            0          0          0       88          525          659        80             626
   37    Electric                               0          0          0        6          489          490       158             595
   41    Electric, Water                        0          0          0        0            0            0       184             508
   48    Electric                               0          0          0      136          493          519       130             593
   59    Electric                               0          0          0        0            0            0        47             505
   61    Electric                               0          0          0        2          350          355       246             424
   62    Electric                               0          0          0        0            0            0        60             524
   63    Electric, Gas, Trash                   0          0          0       16          777          978        17           1,009
  63A1   Electric, Gas, Trash                   0          0          0       16          777          978        13             974
  63A2   Electric, Gas, Trash                   0          0          0        0            0            0         4           1,124
  63A3   Electric, Gas, Trash                   0          0          0        0            0            0         0               0
   66    Electric, Gas                          0          0          0       31        1,640        2,595         6           1,817
   67    Electric                               0          0          0        0            0            0        84             517
   77    Electric, Sewer, Water                 0          0          0        0            0            0       130             452
   84    Electric, Sewer, Water                 0          0          0        0            0            0       184             373
   85    N/A                                    0          0          0        2          595          595        33             704
  85A1   N/A                                    0          0          0        0            0            0        11             670
  85A2   N/A                                    0          0          0        2          595          595        18             747
  85A3   N/A                                    0          0          0        0            0            0         2             638
  85A4   N/A                                    0          0          0        0            0            0         2             575
   88    Electric                               0          0          0        3          413          415        62             473
   91    Electric                               0          0          0       19          356          375        98             495
  100    Electric, Gas, Water, Sewer          226        229        235        0            0            0         0               0
  105    Various                              271        145        181        0            0            0         0               0
 105A1   Gas, Electric                        205        142        181        0            0            0         0               0
 105A2   Gas, Electric, Water                  66        155        155        0            0            0         0               0
  107    Electric                             173        298        325        0            0            0         0               0
  109    Electric, Sewer, Water                 0          0          0        0            0            0         0               0
  110    N/A                                    0          0          0       12          663          670        20             825
  114    N/A                                    0          0          0        8          538          550        39             709
  115    Electric                               0          0          0        0            0            0        38             783
  116    Water                                  0          0          0       64          467          490        57             611
  117    Electric, Gas                          0          0          0        0            0            0         0               0
  123    Electric, Gas                          0          0          0        0            0            0        21             860
  124    N/A                                    0          0          0        1          475          475        25             559
  125    Electric                               0          0          0        3          325          325        30             445
  136    Electric                               0          0          0        0            0            0        30             456

CONTROL       MAX. RENT     # OF 2      AVG. RENT        MAX. RENT     # OF 3     AVG. RENT       MAX. RENT      # OF 4
  NO.      1 BEDROOMS ($)  BEDROOMS  2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS  3 BEDROOMS ($)  3 BEDROOMS ($)  BEDROOMS
-----------------------------------------------------------------------------------------------------------------------

   12                 870       371             852             960        24           1,126           1,209         0
   15                   0         0               0               0         0               0               0         0
   17                 931       184             901           1,233         0               0               0         0
   20               1,006       282             655             893        40             844           1,195         0
   22                 888       118             980           1,067        48           1,145           1,283         0
   24               2,600         9           2,257           2,650         0               0               0         0
   25               1,332         8           1,134           1,877         0               0               0         0
  25A1              1,289         1           1,239           1,239         0               0               0         0
  25A2              1,189         0               0               0         0               0               0         0
  25A3              1,082         0               0               0         0               0               0         0
  25A4              1,332         0               0               0         0               0               0         0
  25A5              1,082         2           1,742           1,877         0               0               0         0
  25A6              1,189         0               0               0         0               0               0         0
  25A7              1,107         0               0               0         0               0               0         0
  25A8                942         0               0               0         0               0               0         0
  25A9                823         0               0               0         0               0               0         0
 25A10                  0         5             870           1,207         0               0               0         0
   26                 995       108           1,221           1,380        12           1,527           1,600         0
   27                 790       194             775             984        16             961           1,185         0
   28               1,150        60           1,107           1,300        36           1,304           1,450         0
   33                 759        96             697             949        14             936           1,064         0
   37                 624       238             696             729         0               0               0         0
   41                 595       156             645             810        39             776             830         0
   48                 619        86             634             659         0               0               0         0
   59                 525       147             620             655        23             745             775         1
   61                 530        67             585             625        25             622             705         0
   62                 625       100             654             715        48             782             795         0
   63               1,189        30           1,502           1,964         2           1,784           1,784         0
  63A1              1,189        15           1,371           1,838         0               0               0         0
  63A2              1,184         7           1,512           1,599         2           1,784           1,784         0
  63A3                  0         8           1,738           1,964         0               0               0         0
   66               2,450         5           2,293           3,095         0               0               0         0
   67                 605       156             602             695         8             800             850         0
   77                 525        48             630             765         0               0               0         0
   84                 470       148             500             705         0               0               0         0
   85                 795        65             782             820         0               0               0         0
  85A1                795        49             792             820         0               0               0         0
  85A2                750         0               0               0         0               0               0         0
  85A3                675        10             753             775         0               0               0         0
  85A4                600         6             738             750         0               0               0         0
   88                 545        60             599             670        11             749             765         0
   91                 575        11             596             625         0               0               0         0
  100                   0         0               0               0         0               0               0         0
  105                   0         0               0               0         0               0               0         0
 105A1                  0         0               0               0         0               0               0         0
 105A2                  0         0               0               0         0               0               0         0
  107                   0         0               0               0         0               0               0         0
  109                   0        56             669             745         4             708             800         0
  110                 825        12             923             925         0               0               0         0
  114                 750         1             500             500         0               0               0         0
  115               1,004         8             798           1,267         0               0               0         0
  116                 860         0               0               0         0               0               0         0
  117                   0        94             479             650         0               0               0         0
  123               1,050         7           1,230           1,375         0               0               0         0
  124                 640        39             632             725         0               0               0         0
  125                 545        36             546             600         0               0               0         0
  136                 515        30             573             615         0               0               0         0

CONTROL     AVG. RENT       MAX. RENT    # OF COMMERCIAL        AVG. RENT            MAX. RENT                  TOTAL
  NO.    4 BEDROOMS ($)  4 BEDROOMS ($)       UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)  ELEVATOR  UNITS
---------------------------------------------------------------------------------------------------------------------

   12                 0               0                0                     0                     0      N       776
   15                 0               0                0                     0                     0      N       223
   17                 0               0                0                     0                     0      N       508
   20                 0               0                0                     0                     0      N       437
   22                 0               0                0                     0                     0      N       238
   24                 0               0                2                 7,982                10,791      N       117
   25                 0               0                0                     0                     0      N       219
  25A1                0               0                0                     0                     0      N        39
  25A2                0               0                0                     0                     0      N        34
  25A3                0               0                0                     0                     0      N        37
  25A4                0               0                0                     0                     0      N        20
  25A5                0               0                0                     0                     0      N        19
  25A6                0               0                0                     0                     0      N        16
  25A7                0               0                0                     0                     0      N        14
  25A8                0               0                0                     0                     0      N        19
  25A9                0               0                0                     0                     0      N        16
 25A10                0               0                0                     0                     0      N         5
   26                 0               0                0                     0                     0      N       256
   27                 0               0                0                     0                     0      N       420
   28                 0               0                8                 3,375                 4,550      Y       152
   33                 0               0                0                     0                     0      N       278
   37                 0               0                0                     0                     0      N       402
   41                 0               0                0                     0                     0      N       379
   48                 0               0                0                     0                     0      N       352
   59               850             850                0                     0                     0      N       218
   61                 0               0                0                     0                     0      N       340
   62                 0               0                0                     0                     0      N       208
   63                 0               0                0                     0                     0      N        65
  63A1                0               0                0                     0                     0      N        44
  63A2                0               0                0                     0                     0      N        13
  63A3                0               0                0                     0                     0      N         8
   66                 0               0                1                 2,501                 2,501      Y        43
   67                 0               0                0                     0                     0      N       248
   77                 0               0                0                     0                     0      N       178
   84                 0               0                0                     0                     0      N       332
   85                 0               0                0                     0                     0      N       100
  85A1                0               0                0                     0                     0      N        60
  85A2                0               0                0                     0                     0      N        20
  85A3                0               0                0                     0                     0      N        12
  85A4                0               0                0                     0                     0      N         8
   88                 0               0                0                     0                     0      Y       136
   91                 0               0                0                     0                     0      N       128
  100                 0               0                0                     0                     0      N       226
  105                 0               0                0                     0                     0      N       271
 105A1                0               0                0                     0                     0      N       205
 105A2                0               0                0                     0                     0      N        66
  107                 0               0                0                     0                     0      N       173
  109                 0               0                0                     0                     0      N        60
  110                 0               0                0                     0                     0      Y        44
  114                 0               0                0                     0                     0      N        48
  115                 0               0                0                     0                     0      Y        46
  116                 0               0                0                     0                     0      N       121
  117                 0               0                0                     0                     0      N        94
  123                 0               0                0                     0                     0      N        28
  124                 0               0                0                     0                     0      N        65
  125                 0               0                0                     0                     0      N        69
  136                 0               0                0                     0                     0      N        60

Annex B Footnotes

(1) 170-178 Thompson Street	In addition to the 115 multifamily units, the collateral also includes 2 commercial units totaling 3,750 square feet. The commercial space represents approximately 8.1% of the property’s total revenues.

(2) Washington Square Apartments	In addition to the 144 multifamly units, the collateral also includes 8 commercial units totaling 17,589 square feet. The commercial space represents approximately 13.0% of the property’s total revenues.

(3) 128 West 13th Street	In addition to the 42 multifamily units, the collateral also includes 1 commercial unit totaling 569 square feet. The commercial space represents approximately 3.1% of the property’s total revenues.

ANNEX C-1

PRICE/YIELD TABLES

C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-1-1

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          5.82%      3.04        5.90%      2.13        5.99%      1.58       6.08%      1.27        6.27%      0.88
     99-16          5.78%      3.04        5.84%      2.13        5.91%      1.59       5.98%      1.27        6.13%      0.88
     99-20          5.74%      3.05        5.78%      2.13        5.83%      1.59       5.88%      1.27        5.99%      0.88
     99-24          5.70%      3.05        5.72%      2.13        5.75%      1.59       5.78%      1.27        5.85%      0.88
     99-28          5.66%      3.05        5.66%      2.13        5.67%      1.59       5.68%      1.27        5.71%      0.88
    100-00          5.61%      3.05        5.61%      2.13        5.60%      1.59       5.59%      1.27        5.56%      0.88
    100-04          5.57%      3.05        5.55%      2.13        5.52%      1.59       5.49%      1.27        5.42%      0.89
    100-08          5.53%      3.05        5.49%      2.13        5.44%      1.59       5.39%      1.27        5.28%      0.89
    100-12          5.49%      3.05        5.43%      2.14        5.36%      1.59       5.29%      1.28        5.14%      0.89
    100-16          5.45%      3.05        5.37%      2.14        5.28%      1.59       5.20%      1.28        5.00%      0.89
    100-20          5.41%      3.06        5.31%      2.14        5.21%      1.59       5.10%      1.28        4.86%      0.89

WEIGHTED AVERAGE
LIFE (YRS.)              3.47                   2.36                    1.72                  1.36                   0.93

FIRST PRINCIPAL
PAYMENT DATE           9/15/2007              9/15/2007               9/15/2007             9/15/2007              9/15/2007

LAST PRINCIPAL
PAYMENT DATE           4/15/2012              6/15/2011               9/15/2010             11/15/2009             8/15/2008

                                                                     ANNEX C-1-2

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.06%      4.05        6.06%      4.01        6.06%      3.97       6.06%      3.93        6.07%      3.75
     99-16          6.02%      4.05        6.03%      4.01        6.03%      3.98       6.03%      3.93        6.03%      3.75
     99-20          5.99%      4.05        5.99%      4.01        5.99%      3.98       6.00%      3.93        6.00%      3.75
     99-24          5.96%      4.05        5.96%      4.01        5.96%      3.98       5.96%      3.94        5.97%      3.75
     99-28          5.93%      4.05        5.93%      4.02        5.93%      3.98       5.93%      3.94        5.93%      3.76
    100-00          5.90%      4.06        5.90%      4.02        5.90%      3.98       5.90%      3.94        5.90%      3.76
    100-04          5.87%      4.06        5.87%      4.02        5.87%      3.98       5.87%      3.94        5.87%      3.76
    100-08          5.84%      4.06        5.84%      4.02        5.84%      3.98       5.84%      3.94        5.83%      3.76
    100-12          5.81%      4.06        5.81%      4.02        5.81%      3.98       5.81%      3.94        5.80%      3.76
    100-16          5.78%      4.06        5.78%      4.02        5.78%      3.98       5.77%      3.94        5.77%      3.76
    100-20          5.75%      4.06        5.75%      4.02        5.74%      3.99       5.74%      3.94        5.73%      3.76

WEIGHTED AVERAGE
LIFE (YRS.)              4.78                   4.73                    4.68                  4.63                   4.39

FIRST PRINCIPAL
PAYMENT DATE           4/15/2012              6/15/2011               9/15/2010             11/15/2009             8/15/2008

LAST PRINCIPAL
PAYMENT DATE           7/15/2012              7/15/2012               6/15/2012             6/15/2012              3/15/2012

                                                                     ANNEX C-1-3

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.11%      5.52        6.11%      5.38        6.11%      5.33       6.11%      5.30        6.12%      5.16
     99-16          6.09%      5.52        6.09%      5.38        6.09%      5.33       6.09%      5.31        6.09%      5.16
     99-20          6.06%      5.53        6.06%      5.38        6.07%      5.33       6.07%      5.31        6.07%      5.16
     99-24          6.04%      5.53        6.04%      5.38        6.04%      5.33       6.04%      5.31        6.04%      5.16
     99-28          6.02%      5.53        6.02%      5.38        6.02%      5.33       6.02%      5.31        6.02%      5.17
    100-00          6.00%      5.53        6.00%      5.39        5.99%      5.34       5.99%      5.31        5.99%      5.17
    100-04          5.97%      5.53        5.97%      5.39        5.97%      5.34       5.97%      5.31        5.97%      5.17
    100-08          5.95%      5.53        5.95%      5.39        5.95%      5.34       5.95%      5.32        5.95%      5.17
    100-12          5.93%      5.53        5.93%      5.39        5.93%      5.34       5.92%      5.32        5.92%      5.17
    100-16          5.91%      5.54        5.90%      5.39        5.90%      5.34       5.90%      5.32        5.90%      5.17
    100-20          5.88%      5.54        5.88%      5.39        5.88%      5.34       5.88%      5.32        5.87%      5.17

WEIGHTED AVERAGE
LIFE (YRS.)              6.95                   6.73                    6.66                  6.63                   6.41

FIRST PRINCIPAL
PAYMENT DATE           7/15/2014              7/15/2012               6/15/2012             6/15/2012              3/15/2012

LAST PRINCIPAL
PAYMENT DATE           8/15/2014              8/15/2014               8/15/2014             8/15/2014              8/15/2014

                                                                     ANNEX C-1-4

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.03%      5.50        6.03%      5.50        6.03%      5.50       6.03%      5.50        6.03%      5.53
     99-16          6.01%      5.51        6.01%      5.50        6.01%      5.50       6.01%      5.51        6.01%      5.53
     99-20          5.98%      5.51        5.98%      5.51        5.98%      5.51       5.98%      5.51        5.98%      5.53
     99-24          5.96%      5.51        5.96%      5.51        5.96%      5.51       5.96%      5.51        5.96%      5.53
     99-28          5.94%      5.51        5.94%      5.51        5.94%      5.51       5.94%      5.51        5.94%      5.53
    100-00          5.92%      5.51        5.92%      5.51        5.92%      5.51       5.92%      5.51        5.92%      5.54
    100-04          5.89%      5.51        5.89%      5.51        5.89%      5.51       5.89%      5.51        5.89%      5.54
    100-08          5.87%      5.52        5.87%      5.51        5.87%      5.51       5.87%      5.52        5.87%      5.54
    100-12          5.85%      5.52        5.85%      5.52        5.85%      5.52       5.85%      5.52        5.85%      5.54
    100-16          5.83%      5.52        5.83%      5.52        5.83%      5.52       5.83%      5.52        5.83%      5.54
    100-20          5.80%      5.52        5.80%      5.52        5.80%      5.52       5.80%      5.52        5.80%      5.54

WEIGHTED AVERAGE
LIFE (YRS.)              6.93                   6.93                    6.93                  6.93                   6.97

FIRST PRINCIPAL
PAYMENT DATE           7/15/2012              7/15/2012               7/15/2012             7/15/2012              7/15/2012

LAST PRINCIPAL
PAYMENT DATE           8/15/2016              7/15/2016               6/15/2016             6/15/2016              5/15/2016

                                                                     ANNEX C-1-5

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.01%      7.23        6.01%      7.21        6.01%      7.17       6.01%      7.12        6.01%      6.97
     99-16          5.99%      7.24        5.99%      7.21        5.99%      7.17       5.99%      7.13        5.99%      6.97
     99-20          5.97%      7.24        5.97%      7.21        5.97%      7.18       5.97%      7.13        5.97%      6.97
     99-24          5.96%      7.24        5.96%      7.21        5.96%      7.18       5.96%      7.13        5.96%      6.97
     99-28          5.94%      7.24        5.94%      7.22        5.94%      7.18       5.94%      7.13        5.94%      6.97
    100-00          5.92%      7.25        5.92%      7.22        5.92%      7.18       5.92%      7.14        5.92%      6.98
    100-04          5.90%      7.25        5.90%      7.22        5.90%      7.19       5.90%      7.14        5.90%      6.98
    100-08          5.89%      7.25        5.89%      7.22        5.89%      7.19       5.89%      7.14        5.89%      6.98
    100-12          5.87%      7.25        5.87%      7.22        5.87%      7.19       5.87%      7.14        5.87%      6.98
    100-16          5.85%      7.26        5.85%      7.23        5.85%      7.19       5.85%      7.14        5.85%      6.99
    100-20          5.84%      7.26        5.84%      7.23        5.83%      7.19       5.83%      7.15        5.83%      6.99

WEIGHTED AVERAGE
LIFE (YRS.)              9.80                   9.75                    9.69                  9.60                   9.31

FIRST PRINCIPAL
PAYMENT DATE           8/15/2016              7/15/2016               6/15/2016             6/15/2016              5/15/2016

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              4/15/2017

                                                                     ANNEX C-1-6

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          5.98%      6.22        5.98%      6.21        5.98%      6.21       5.98%      6.20        5.98%      6.10
     99-16          5.96%      6.22        5.96%      6.22        5.96%      6.21       5.96%      6.20        5.96%      6.11
     99-20          5.94%      6.22        5.94%      6.22        5.94%      6.21       5.94%      6.20        5.94%      6.11
     99-24          5.92%      6.22        5.92%      6.22        5.92%      6.21       5.92%      6.21        5.92%      6.11
     99-28          5.90%      6.23        5.90%      6.22        5.90%      6.22       5.90%      6.21        5.90%      6.11
    100-00          5.87%      6.23        5.87%      6.23        5.87%      6.22       5.87%      6.21        5.87%      6.12
    100-04          5.85%      6.23        5.85%      6.23        5.85%      6.22       5.85%      6.21        5.85%      6.12
    100-08          5.84%      6.23        5.84%      6.23        5.83%      6.22       5.83%      6.22        5.83%      6.12
    100-12          5.82%      6.24        5.82%      6.23        5.82%      6.23       5.81%      6.22        5.81%      6.12
    100-16          5.80%      6.24        5.80%      6.23        5.80%      6.23       5.79%      6.22        5.79%      6.13
    100-20          5.78%      6.24        5.78%      6.24        5.78%      6.23       5.78%      6.22        5.77%      6.13

WEIGHTED AVERAGE
LIFE (YRS.)              8.17                   8.17                    8.16                  8.14                   7.99

FIRST PRINCIPAL
PAYMENT DATE           9/15/2007              9/15/2007               9/15/2007             9/15/2007              9/15/2007

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              4/15/2017

                                                                     ANNEX C-1-7

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.27%      7.18        6.27%      7.18        6.27%      7.18       6.27%      7.18        6.27%      7.05
     99-16          6.25%      7.19        6.25%      7.19        6.25%      7.19       6.25%      7.19        6.25%      7.05
     99-20          6.24%      7.19        6.24%      7.19        6.24%      7.19       6.24%      7.19        6.24%      7.06
     99-24          6.22%      7.19        6.22%      7.19        6.22%      7.19       6.22%      7.19        6.22%      7.06
     99-28          6.20%      7.19        6.20%      7.19        6.20%      7.19       6.20%      7.19        6.20%      7.06
    100-00          6.18%      7.20        6.18%      7.20        6.18%      7.20       6.18%      7.20        6.18%      7.06
    100-04          6.17%      7.20        6.17%      7.20        6.17%      7.20       6.17%      7.20        6.17%      7.07
    100-08          6.15%      7.20        6.15%      7.20        6.15%      7.20       6.15%      7.20        6.15%      7.07
    100-12          6.13%      7.20        6.13%      7.20        6.13%      7.20       6.13%      7.20        6.13%      7.07
    100-16          6.11%      7.21        6.11%      7.21        6.11%      7.21       6.11%      7.21        6.11%      7.07
    100-20          6.10%      7.21        6.10%      7.21        6.10%      7.21       6.10%      7.21        6.10%      7.07

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.63

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              4/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              4/15/2017

                                                                     ANNEX C-1-8

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     99-12          6.47%      7.12        6.47%      7.12        6.47%      7.12       6.47%      7.12        6.47%      7.01
     99-16          6.45%      7.12        6.45%      7.12        6.46%      7.12       6.46%      7.12        6.46%      7.01
     99-20          6.44%      7.12        6.44%      7.12        6.44%      7.12       6.44%      7.12        6.44%      7.01
     99-24          6.42%      7.12        6.42%      7.12        6.42%      7.12       6.42%      7.12        6.42%      7.02
     99-28          6.40%      7.13        6.40%      7.13        6.40%      7.13       6.40%      7.13        6.40%      7.02
    100-00          6.38%      7.13        6.38%      7.13        6.38%      7.13       6.39%      7.13        6.39%      7.02
    100-04          6.37%      7.13        6.37%      7.13        6.37%      7.13       6.37%      7.13        6.37%      7.02
    100-08          6.35%      7.13        6.35%      7.13        6.35%      7.13       6.35%      7.13        6.35%      7.03
    100-12          6.33%      7.14        6.33%      7.14        6.33%      7.14       6.33%      7.14        6.33%      7.03
    100-16          6.31%      7.14        6.31%      7.14        6.32%      7.14       6.32%      7.14        6.31%      7.03
    100-20          6.30%      7.14        6.30%      7.14        6.30%      7.14       6.30%      7.14        6.30%      7.03

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.67

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              4/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

                                                                     ANNEX C-1-9

                                  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     98-12          6.64%      7.09        6.64%      7.09        6.64%      7.09       6.64%      7.09        6.64%      7.00
     98-16          6.62%      7.09        6.62%      7.09        6.62%      7.09       6.62%      7.09        6.63%      7.00
     98-20          6.61%      7.09        6.61%      7.09        6.61%      7.09       6.61%      7.09        6.61%      7.01
     98-24          6.59%      7.09        6.59%      7.09        6.59%      7.09       6.59%      7.09        6.59%      7.01
     98-28          6.57%      7.10        6.57%      7.10        6.57%      7.10       6.57%      7.10        6.57%      7.01
     99-00          6.55%      7.10        6.55%      7.10        6.55%      7.10       6.55%      7.10        6.55%      7.01
     99-04          6.53%      7.10        6.53%      7.10        6.53%      7.10       6.54%      7.10        6.54%      7.02
     99-08          6.52%      7.10        6.52%      7.10        6.52%      7.10       6.52%      7.10        6.52%      7.02
     99-12          6.50%      7.11        6.50%      7.11        6.50%      7.11       6.50%      7.11        6.50%      7.02
     99-16          6.48%      7.11        6.48%      7.11        6.48%      7.11       6.48%      7.11        6.48%      7.02
     99-20          6.46%      7.11        6.46%      7.11        6.46%      7.11       6.46%      7.11        6.47%      7.02

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.71

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

                                                                    ANNEX C-1-10

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     97-12          6.78%      7.07        6.78%      7.07        6.79%      7.07       6.79%      7.07        6.79%      6.98
     97-16          6.77%      7.07        6.77%      7.07        6.77%      7.07       6.77%      7.07        6.77%      6.98
     97-20          6.75%      7.07        6.75%      7.07        6.75%      7.07       6.75%      7.07        6.75%      6.99
     97-24          6.73%      7.07        6.73%      7.07        6.73%      7.07       6.73%      7.07        6.74%      6.99
     97-28          6.71%      7.08        6.71%      7.08        6.71%      7.08       6.71%      7.08        6.72%      6.99
     98-00          6.69%      7.08        6.69%      7.08        6.70%      7.08       6.70%      7.08        6.70%      6.99
     98-04          6.68%      7.08        6.68%      7.08        6.68%      7.08       6.68%      7.08        6.68%      7.00
     98-08          6.66%      7.08        6.66%      7.08        6.66%      7.08       6.66%      7.08        6.66%      7.00
     98-12          6.64%      7.09        6.64%      7.09        6.64%      7.09       6.64%      7.09        6.64%      7.00
     98-16          6.62%      7.09        6.62%      7.09        6.62%      7.09       6.62%      7.09        6.63%      7.00
     98-20          6.61%      7.09        6.61%      7.09        6.61%      7.09       6.61%      7.09        6.61%      7.01

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.71

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

                                                                    ANNEX C-1-11

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     96-12          6.93%      7.05        6.93%      7.05        6.93%      7.05       6.93%      7.05        6.94%      6.96
     96-16          6.91%      7.05        6.91%      7.05        6.91%      7.05       6.91%      7.05        6.92%      6.96
     96-20          6.89%      7.05        6.89%      7.05        6.89%      7.05       6.89%      7.05        6.90%      6.97
     96-24          6.88%      7.05        6.88%      7.05        6.88%      7.05       6.88%      7.05        6.88%      6.97
     96-28          6.86%      7.06        6.86%      7.06        6.86%      7.06       6.86%      7.06        6.86%      6.97
     97-00          6.84%      7.06        6.84%      7.06        6.84%      7.06       6.84%      7.06        6.85%      6.97
     97-04          6.82%      7.06        6.82%      7.06        6.82%      7.06       6.82%      7.06        6.83%      6.98
     97-08          6.80%      7.06        6.80%      7.06        6.80%      7.06       6.80%      7.06        6.81%      6.98
     97-12          6.78%      7.07        6.78%      7.07        6.79%      7.07       6.79%      7.07        6.79%      6.98
     97-16          6.77%      7.07        6.77%      7.07        6.77%      7.07       6.77%      7.07        6.77%      6.98
     97-20          6.75%      7.07        6.75%      7.07        6.75%      7.07       6.75%      7.07        6.75%      6.99

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.71

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

                                                                    ANNEX C-1-12

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     95-12          7.08%      7.03        7.08%      7.03        7.08%      7.03       7.08%      7.03        7.09%      6.97
     95-16          7.06%      7.03        7.06%      7.03        7.06%      7.03       7.06%      7.03        7.07%      6.97
     95-20          7.04%      7.03        7.04%      7.03        7.04%      7.03       7.04%      7.03        7.05%      6.97
     95-24          7.02%      7.03        7.02%      7.03        7.02%      7.03       7.02%      7.03        7.03%      6.97
     95-28          7.00%      7.04        7.00%      7.04        7.00%      7.04       7.01%      7.04        7.01%      6.98
     96-00          6.99%      7.04        6.99%      7.04        6.99%      7.04       6.99%      7.04        6.99%      6.98
     96-04          6.97%      7.04        6.97%      7.04        6.97%      7.04       6.97%      7.04        6.97%      6.98
     96-08          6.95%      7.04        6.95%      7.04        6.95%      7.04       6.95%      7.04        6.96%      6.98
     96-12          6.93%      7.05        6.93%      7.05        6.93%      7.05       6.93%      7.05        6.94%      6.99
     96-16          6.91%      7.05        6.91%      7.05        6.91%      7.05       6.91%      7.05        6.92%      6.99
     96-20          6.89%      7.05        6.89%      7.05        6.89%      7.05       6.89%      7.05        6.90%      6.99

WEIGHTED AVERAGE
LIFE (YRS.)              9.88                   9.88                    9.88                  9.88                   9.76

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              5/15/2017

LAST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              6/15/2017

                                                                    ANNEX C-1-13

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

     94-12          7.23%      7.02        7.23%      7.01        7.23%      7.01       7.23%      7.01        7.23%      6.96
     94-16          7.21%      7.02        7.21%      7.01        7.21%      7.01       7.21%      7.01        7.22%      6.97
     94-20          7.19%      7.02        7.19%      7.01        7.19%      7.01       7.19%      7.01        7.20%      6.97
     94-24          7.17%      7.03        7.17%      7.01        7.17%      7.01       7.17%      7.01        7.18%      6.97
     94-28          7.15%      7.03        7.15%      7.02        7.15%      7.02       7.15%      7.02        7.16%      6.97
     95-00          7.13%      7.03        7.13%      7.02        7.13%      7.02       7.14%      7.02        7.14%      6.98
     95-04          7.11%      7.04        7.12%      7.02        7.12%      7.02       7.12%      7.02        7.12%      6.98
     95-08          7.10%      7.04        7.10%      7.02        7.10%      7.02       7.10%      7.02        7.10%      6.98
     95-12          7.08%      7.04        7.08%      7.03        7.08%      7.03       7.08%      7.03        7.08%      6.98
     95-16          7.06%      7.04        7.06%      7.03        7.06%      7.03       7.06%      7.03        7.07%      6.99
     95-20          7.04%      7.05        7.04%      7.03        7.04%      7.03       7.04%      7.03        7.05%      6.99

WEIGHTED AVERAGE
LIFE (YRS.)              9.90                   9.88                    9.88                  9.88                   9.79

FIRST PRINCIPAL
PAYMENT DATE           7/15/2017              7/15/2017               7/15/2017             7/15/2017              6/15/2017

LAST PRINCIPAL
PAYMENT DATE           8/15/2017              7/15/2017               7/15/2017             7/15/2017              6/15/2017

                                                                    ANNEX C-1-14

                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ----------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)           0% CPR                  25% CPR               50% CPR               75% CPR               100% CPR
----------------  ---------------------  ---------------------  --------------------  ---------------------  ---------------------
                     CBE     Modified       CBE     Modified       CBE     Modified      CBE     Modified       CBE     Modified
                    Yield    Duration      Yield    Duration      Yield    Duration     Yield    Duration      Yield    Duration
                     (%)      (Years)       (%)      (Years)       (%)      (Years)      (%)      (Years)       (%)      (Years)
                    -----------------      -----------------      -----------------     -----------------      -----------------

      2-11          10.13%     3.70        9.97%      3.70        9.85%      3.70       9.71%      3.70        9.19%      3.67
      2-12           9.78%     3.73        9.62%      3.73        9.49%      3.73       9.36%      3.73        8.84%      3.71
      2-13           9.43%     3.76        9.27%      3.77        9.15%      3.77       9.02%      3.76        8.49%      3.74
      2-14           9.10%     3.79        8.94%      3.80        8.81%      3.80       8.68%      3.79        8.15%      3.77
      2-15           8.77%     3.83        8.61%      3.83        8.48%      3.83       8.35%      3.82        7.82%      3.80
      2-16           8.44%     3.86        8.28%      3.86        8.16%      3.86       8.02%      3.86        7.49%      3.83
      2-17           8.12%     3.89        7.97%      3.89        7.84%      3.89       7.71%      3.89        7.17%      3.86
      2-18           7.81%     3.92        7.66%      3.92        7.53%      3.92       7.40%      3.92        6.86%      3.89
      2-19           7.51%     3.95        7.35%      3.95        7.22%      3.95       7.09%      3.95        6.55%      3.92
      2-20           7.21%     3.98        7.05%      3.98        6.93%      3.98       6.79%      3.98        6.25%      3.95
      2-21           6.92%     4.01        6.76%      4.01        6.63%      4.01       6.50%      4.01        5.96%      3.98

ANNEX C-2

DECREMENT TABLES

C-2

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................           95                 92                 89                 83                  0
August 2009 .......................           89                 61                 34                  9                  0
August 2010 .......................           80                 33                  1                  0                  0
August 2011 .......................           10                  0                  0                  0                  0
August 2012 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         3.47               2.36               1.72               1.36               0.93

                                                                     ANNEX C-2-2

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                 99
August 2010 .......................          100                100                100                 99                 99
August 2011 .......................          100                 97                 94                 92                 84
August 2012 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         4.78               4.73               4.68               4.63               4.39

                                                                     ANNEX C-2-3

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                 91                 88                 87                 87
August 2013 .......................          100                 90                 88                 87                 87
August 2014 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         6.95               6.73               6.66               6.63               6.41

                                                                     ANNEX C-2-4

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................           97                 97                 97                 97                 98
August 2013 .......................           76                 76                 76                 76                 77
August 2014 .......................           47                 47                 47                 47                 47
August 2015 .......................           24                 24                 24                 24                 24
August 2016 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         6.93               6.93               6.93               6.93               6.97

                                                                     ANNEX C-2-5

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................           97                 97                 97                 97                 97
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.80               9.75               9.69               9.60               9.31

                                                                     ANNEX C-2-6

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................           99                 99                 99                 99                 99
August 2012 .......................           72                 72                 72                 72                 72
August 2013 .......................           71                 71                 71                 71                 71
August 2014 .......................           67                 67                 67                 67                 67
August 2015 .......................           66                 66                 66                 66                 66
August 2016 .......................           65                 65                 65                 65                 65
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         8.17               8.17               8.16               8.14               7.99

                                                                     ANNEX C-2-7

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.63

                                                                     ANNEX C-2-8

                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.67

                                                                     ANNEX C-2-9

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.71

                                                                    ANNEX C-2-10

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.71

                                                                    ANNEX C-2-11

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.71

                                                                    ANNEX C-2-12

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.88               9.88               9.88               9.88               9.76

                                                                    ANNEX C-2-13

                           PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                        ----------------------------------------------------------------------------------------

DISTRIBUTION DATE                          0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
---------------------                   -------------      -------------      -------------      -------------      ------------

Initial Percentage ................          100%               100%               100%               100%               100%
August 2008 .......................          100                100                100                100                100
August 2009 .......................          100                100                100                100                100
August 2010 .......................          100                100                100                100                100
August 2011 .......................          100                100                100                100                100
August 2012 .......................          100                100                100                100                100
August 2013 .......................          100                100                100                100                100
August 2014 .......................          100                100                100                100                100
August 2015 .......................          100                100                100                100                100
August 2016 .......................          100                100                100                100                100
August 2017 and thereafter ........            0                  0                  0                  0                  0

Weighted Average Life (in years) ..         9.90               9.88               9.88               9.88               9.79

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07
Chicago, IL 60603
USA

                                                           ABN AMRO ACCT:
Administrator:                                                                                            Analyst:
Manisha Sharma 312.904.8845                     REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
manisha.sharma@abnamro.com                                                                                patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------  -----------------------------------------------------------  -----------------------------
                                                                                          Page(s)
                                                                                          -------
Issue Id:                     LUBS07C6  Statements to Certificateholders                  Page 2     Closing Date:         31-Aug-07
                                        Cash Recon                                        Page 3
Monthly Data File                       Bond Interest Reconciliation                      Page 4
Name:            LUBS07C6_200706_3.ZIP  Bond Interest Reconciliation                      Page 5     First Payment Date:   17/Sep-07
                                        Shortfall Summary Report                          Page 6
--------------------------------------  Asset-Backed Facts ~ 15 Month Loan
                                         Status Summary                                   Page 7     Rated Final Payment Date:
                                        Asset-Backed Facts ~ 15 Month Loan
                                         Payoff/Loss Summary                              Page 8
                                        Mortgage Loan Characteristics                     Page 9-11  Determination Date:
                                        Delinquent Loan Detail                            Page 12
                                        Loan Level Detail                                 Page 13    -------------------------
                                        Realized Loss Detail                              Page 14     Trust Collection Period
                                        Collateral Realized Loss                          Page 15    -------------------------
                                        Appraisal Reduction Detail                        Page 16
                                        Material Breaches Detail                          Page 17    -----------------------------
                                        Historical Collateral Prepayment                  Page 18
                                        Specially Serviced (Part I) - Loan Detail         Page 19
                                        Specially Serviced (Part II) - Servicer Comments  Page 20
                                        Summary of Loan Maturity Extensions               Page 21
                                        Rating Information                                Page 22
                                        Other Related Information                         Page 23
                                        -----------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                         Depositor:   Structured Asset Securities Corporation II
                   Master Servicer:   Wachovia Bank, National Association
                     Rating Agency:   Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Rating Services
                  Special Servicer:   Midland Loan Services, Inc.
                       Underwriter:   Lehman Brothers Inc./UBS Securities LLC/Ban of America Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Servicer Web Site                                          www.wachovia.com

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                 0.00   SCHEDULED PRINCIPAL:                    Current Servicing Fees                0.00
Less Deferred Interest                     0.00   Current Scheduled Principal       0.00  Plus Fees Advanced for PPIS           0.00
Less PPIS Reducing Scheduled Int           0.00   Advanced Scheduled Principal      0.00  Less Reduction for PPIS               0.00
Plus Gross Advance Interest                0.00   --------------------------------------  Plus Delinquent Servicing Fees        0.00
Less ASER Interest Adv Reduction           0.00   Scheduled Principal               0.00  ------------------------------------------
Less Other Interest Not Advanced           0.00   --------------------------------------  Total Servicing Fees                  0.00
Less Other Adjustment                      0.00   UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments                      0.00
Total                                      0.00   Prepayments in Full               0.00  ------------------------------------------
-----------------------------------------------   Liquidation Proceeds              0.00             CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                             Repurchase Proceeds               0.00  ------------------------------------------
-----------------------------------------------   Other Principal Proceeds          0.00  Accretion Amt                         0.00
Prepayment Penalties                       0.00   --------------------------------------  Distributable Interest                0.00
Yield Maintenance Penalties                0.00   Total Unscheduled Principal       0.00  Distributable Principal               0.00
Other Interest Proceeds                    0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Remittance Principal              0.00
Total                                      0.00   --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust          0.00
Less Fee Paid To Servicer                  0.00   --------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs          0.00
-----------------------------------------------   --------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00   --------------------------------------  ------------------------------------------
Liquidation Fees                           0.00            POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances              0.00   --------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                         Balance    Count
Misc. Fees & Expenses                      0.00   --------------------------------------  Gross PPIS                            0.00
-----------------------------------------------   Beginning Pool           0.00        0  Reduced by PPIE                       0.00
                                                  Scheduled Principal      0.00        0  Reduced by Shortfalls in Fees         0.00
-----------------------------------------------   Unscheduled              0.00        0  Reduced by Other Amounts              0.00
Total Unscheduled Fees & Expenses          0.00   Principal                0.00        0  ------------------------------------------
-----------------------------------------------   Deferred Interest        0.00           PPIS Reducing Scheduled Interest      0.00
                                                  Liquidations             0.00        0  ------------------------------------------
-----------------------------------------------   Repurchases              0.00        0  PPIS Reducing Servicing Fee           0.00
Total Interest Due Trust                   0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Ending Pool              0.00        0  PPIS Due Certificate                  0.00
                                                  --------------------------------------  ------------------------------------------
-----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST             --------------------------------------  ------------------------------------------
-----------------------------------------------         Servicing Advance Summary         ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                0.00   --------------------------------------  ------------------------------------------
Fee Strips                                 0.00                                 Amount                          Principal   Interest
Misc. Fees                                 0.00   --------------------------------------  ------------------------------------------
Interest Reserve Withholding               0.00   Prior Outstanding                       Prior Outstanding          0.00       0.00
Plus Interest Reserve Deposit              0.00   Plus Current Period                     Plus Current Period        0.00       0.00
-----------------------------------------------   Less Recovered                          Less Recovered             0.00       0.00
Total                                      0.00   Less Non Recovered                      Less Non Recovered         0.00       0.00
-----------------------------------------------   Ending Outstanding                      Ending Outstanding         0.00       0.00
                                                  --------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                   INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life            Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES

----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                   0           0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
              0              0    0.00%                                Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance     0

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
              0              0    0.00%                                            0           0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Location    Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR    0.000

Minimum DSCR    0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000                                              ----------------------------------------------------------------
                                                                                   0           0     0.00%
Minimum DSCR     0.000                                              ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Months      Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   PFY DSCR         Year    Loans   Balance   Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2007        0          0     0.00%     0    0.00%     0.00
                                                                         2008        0          0     0.00%     0    0.00%     0.00
                                                                         2009        0          0     0.00%     0    0.00%     0.00
                                                                         2010        0          0     0.00%     0    0.00%     0.00
                                                                         2011        0          0     0.00%     0    0.00%     0.00
                                                                         2012        0          0     0.00%     0    0.00%     0.00
                                                                         2013        0          0     0.00%     0    0.00%     0.00
                                                                         2014        0          0     0.00%     0    0.00%     0.00
                                                                         2015        0          0     0.00%     0    0.00%     0.00
                                                                         2016        0          0     0.00%     0    0.00%     0.00
                                                                         2017        0          0     0.00%     0    0.00%     0.00
                                                                    2018 & Greater   0          0     0.00%     0    0.00%     0.00
----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                      DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1): LEGEND:  A. IN GRACE PERIOD       1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

              B. LATE PAYMENT BUT < 1  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
                 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
                                                                                                     Matured Ballon
              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured        7. Foreclosure
                 month delinq                                           Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                        A                       B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value        Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                            Material breaches of pool asset representation or warranties or transaction covenants.     PAGE 17 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT

                                      CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

------------------------------------
                              NOI
   NOI           DSCR        Date
------------------------------------

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                          ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6                     Statement Date:  17-Sep-07
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Sep-07
                                                          SERIES 2007-C6                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Oct-07
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
September-07	$67,000,000.00
October-07	67,000,000.00
November-07	67,000,000.00
December-07	67,000,000.00
January-08	67,000,000.00
February-08	67,000,000.00
March-08	67,000,000.00
April-08	67,000,000.00
May-08	67,000,000.00
June-08	67,000,000.00
July-08	67,000,000.00
August-08	67,000,000.00
September-08	67,000,000.00
October-08	67,000,000.00
November-08	67,000,000.00
December-08	67,000,000.00
January-09	67,000,000.00
February-09	67,000,000.00
March-09	67,000,000.00
April-09	67,000,000.00
May-09	67,000,000.00
June-09	67,000,000.00
July-09	67,000,000.00
August-09	67,000,000.00
September-09	67,000,000.00
October-09	67,000,000.00
November-09	67,000,000.00
December-09	67,000,000.00
January-10	67,000,000.00
February-10	67,000,000.00
March-10	67,000,000.00
April-10	67,000,000.00
May-10	67,000,000.00
June-10	67,000,000.00
July-10	67,000,000.00
August-10	67,000,000.00
September-10	67,000,000.00
October-10	67,000,000.00
November-10	67,000,000.00
December-10	67,000,000.00
January-11	67,000,000.00
February-11	67,000,000.00
March-11	67,000,000.00
April-11	67,000,000.00
May-11	67,000,000.00
June-11	67,000,000.00
July-11	$67,000,000.00
August-11	67,000,000.00
September-11	67,000,000.00
October-11	67,000,000.00
November-11	67,000,000.00
December-11	67,000,000.00
January-12	67,000,000.00
February-12	67,000,000.00
March-12	67,000,000.00
April-12	67,000,000.00
May-12	67,000,000.00
June-12	67,000,000.00
July-12	65,551,054.98
August-12	64,671,000.00
September-12	63,717,000.00
October-12	62,489,000.00
November-12	61,485,000.00
December-12	60,245,000.00
January-13	59,228,000.00
February-13	58,206,000.00
March-13	56,491,000.00
April-13	55,453,000.00
May-13	54,181,000.00
June-13	53,130,000.00
July-13	51,845,000.00
August-13	50,782,000.00
September-13	49,712,000.00
October-13	48,409,000.00
November-13	47,326,000.00
December-13	46,010,000.00
January-14	39,476,000.00
February-14	38,382,000.00
March-14	36,605,000.00
April-14	35,494,000.00
May-14	34,152,000.00
June-14	33,028,000.00
July-14	32,000,000.00
August-14	31,500,109.57
September-14	30,376,000.00
October-14	29,026,000.00
November-14	27,889,000.00
December-14	26,525,000.00
January-15	25,374,000.00
February-15	24,217,000.00
March-15	22,394,000.00
April-15	21,220,000.00

E-1

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
May-15	$19,820,000.00
June-15	18,632,000.00
July-15	17,218,000.00
August-15	16,015,000.00
September-15	14,806,000.00
October-15	13,371,000.00
November-15	12,147,000.00
December-15	10,698,000.00
January-16	$9,459,000.00
February-16	8,213,000.00
March-16	6,526,000.00
April-16	5,263,000.00
May-16	3,777,000.00
June-16	2,500,000.00
July-16	999,000.00
August-16	0.00

E-2

ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, Class X, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including August 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including August 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•have its own series designation, and

•consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2007.

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	42
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	46
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	47
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	49
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	50
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	52
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	53
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	54
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

Page
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	55
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	55
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	55
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	56
Potential Conflicts of Interest Can Affect a Person’s Performance	57
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	58
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	58
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	59
Limited Information Causes Uncertainty	59
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	59
Problems with Book-Entry Registration	59
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	60
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	61
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	61
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	62
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	62
CAPITALIZED TERMS USED IN THIS PROSPECTUS	62
THE TRUST FUND	63
Description of the Trust Assets	63
Mortgage Loans	63
Mortgage-Backed Securities	67
Substitution, Acquisition and Removal of Mortgage Assets	67
Cash, Accounts and Permitted Investments	69
Credit Support	69
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	70

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141638. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants —The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

•	Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

•	The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

•	If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

•	The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

•	If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

•	Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

•	In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

•	Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

•	The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

•	Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

•	Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

•	In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

•	We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

•	The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

•	See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

•	In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement —following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

•	If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

•	1. conform to the description of mortgage assets in this prospectus, and

•	2. satisfy the criteria set forth in the related prospectus supplement.

•	In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

•	Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

•	If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

•	No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

•	Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

•	A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

•	Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

•	We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

•	See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

•	We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

•	See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

•	Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

•	If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

•	See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

•	See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which

There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or ‘‘granny cams’’, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 (‘‘DRA’’) is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit (‘‘MFCU’’), which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•    individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action,’’ ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action,’’ ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans —not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences —REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives—the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe and identify any obligor under, any of the agreements described in the preceding four bullets designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets.

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program.    Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither

Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘Transaction Participants—The Sponsor.’’ We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors —With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days —generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund —Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities,’’ which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DRA’’ means the Deficit Reduction Act of 2006.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LB-UBS07C6.xls.’’ The spreadsheet file ‘‘LB-UBS07C6.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Until November 26, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,593,385,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C6

Commercial Mortgage Pass-Through
Certificates, Series 2007-C6

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D,
Class E, Class F and Class X

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

UBS Securities LLC

BANC OF AMERICA SECURITIES LLC

August 24, 2007

Diskette
Dated August 24, 2007
to the Prospectus Supplement

LB-UBS Commercial Mortgage Trust 2007-C6

Commercial Mortgage
Pass-Through Certificates
Series 2007-C6

LBUBS07C6.XLS
(Microsoft Excel Version 5.0)

$2,593,385,000 LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6